Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

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In re:	)	Chapter 11
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LINN ENERGY, LLC, et al.,[1]	)	Case No. 16-60040 (DRJ)
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Debtors.	) )	(Jointly Administered)

ORDER CONFIRMING (I) AMENDED JOINT CHAPTER 11

PLAN OF REORGANIZATION OF LINN ENERGY, LLC AND ITS DEBTOR

AFFILIATES OTHER THAN LINN ACQUISITION COMPANY, LLC AND

BERRY PETROLEUM COMPANY, LLC AND (II) AMENDED JOINT CHAPTER 11

PLAN OF REORGANIZATION OF LINN ACQUISITION COMPANY, LLC

AND BERRY PETROLEUM COMPANY, LLC

(Docket Nos. 1624, 1625)

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2

a.	commenced, on May 11, 2016 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

[1]	The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number are as follows: Linn Energy, LLC (7591); Berry Petroleum Company, LLC (9387); LinnCo, LLC (6623); Linn Acquisition Company, LLC (4791); Linn Energy Finance Corp. (5453); Linn Energy Holdings, LLC (6517); Linn Exploration & Production Michigan LLC (0738); Linn Exploration Midcontinent, LLC (3143); Linn Midstream, LLC (9707); Linn Midwest Energy LLC (1712); Linn Operating, Inc. (3530); Mid-Continent I, LLC (1812); Mid-Continent II, LLC (1869); Mid-Continent Holdings I, LLC (1686); and Mid-Continent Holdings II, LLC (7129). The Debtors’ principal offices are located at JPMorgan Chase Tower, 600 Travis Street, Houston, Texas 77002.
[2]	Capitalized terms used but not otherwise defined in these amended findings of fact, conclusions of law, and order (collectively, the “Confirmation Order”) shall have the meaning ascribed to them in (a) with respect to the LINN Debtors, in the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “LINN Plan”) and (b) with respect to the Berry Debtors, in the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, attached hereto as Exhibit B (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Berry Plan,” and together with the LINN Plan, the “Plans”), as applicable. The rules of interpretation set forth in Article I.B of the LINN Plan and Article I.B of the Berry Plan apply to this Confirmation Order.

b.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.	filed, on October 21, 2016, the Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates [Docket No. 1092];

d.	filed, on December 3, 2016, the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1255];

e.	filed, on December 7, 2016, the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1305];

f.	filed, on December 12, 2016, the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1333];

g.	filed, on December 13, 2016, the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1341];

h.	obtained, on December 13, 2016, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Amended Joint Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Approving the Linn Rights Offering Procedures and Related Material, (V) Scheduling Certain Dates with Respect Thereto, and (VI) Granting Related Relief [Docket No. 1348] (the “LINN Disclosure Statement Order”) approving the Disclosure Statement for the LINN Debtors (the “LINN Disclosure Statement”), solicitation procedures (the “LINN Solicitation Procedures”), and related notices, forms, and ballots (collectively, the “LINN Solicitation Packages”);

i.	filed, on December 14, 2016, the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1352];

j.	filed, on December 21, 2016, the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1390];

k.	obtained, on December 21, 2016, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Amended Joint Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, (III) Approving the Forms of Ballots and Notices in Connection Therewith, and (IV) Granting Related Relief [Docket No. 1399] (the “Berry Disclosure Statement Order,” and together with the LINN Disclosure Statement Order, the “Disclosure Statement Orders”) approving the Disclosure Statement for the Berry Debtors (the “Berry Disclosure Statement”), solicitation procedures (the “Berry Solicitation Procedures,” and together with the LINN Solicitation Procedures, the “Solicitation Procedures”), and related notices, forms, and ballots (collectively, the “Berry Solicitation Packages,” and together with the LINN Solicitation Packages, the “Solicitation Packages”);

l.	caused the LINN Solicitation Packages and notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan to be distributed beginning on or about December 19, 2016 (the “LINN Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the LINN Disclosure Statement Order, and the LINN Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service [Docket No. 1411] (the “LINN Solicitation Affidavit”);

m.	caused the Berry Solicitation Packages and notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan to be distributed beginning on or about December 28, 2016 (the “Berry Solicitation Date,” and together with the LINN Solicitation Date, the “Solicitation Dates”), in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Berry Disclosure Statement Order, and the Berry Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 1422] (the “Berry Solicitation Affidavit,” and together with the LINN Solicitation Affidavit, the “Solicitation Affidavits”);

n.	caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published on December 19, 2016, in The Wall Street Journal (national edition), the Corpus Christi Caller-Times and the Houston Chronicle, as evidenced by the Affidavits of Publication for the Notice of Hearing to Consider Confirmation of the Chapter 11 Plan Filed by the Debtors and Related Voting and Objection Deadlines [Docket No. 1406] and the Notice of Filing Affidavits of Publication [Docket No. 1441] (collectively, the “Publication Affidavits”);

o.	filed on January 6, 2017, the Plan Supplement [Docket No. 1457] and amendments to exhibits to the Plan Supplement filed thereafter [Docket Nos. 1495, 1512, 1580, 1610] (as the same may have been subsequently modified, supplemented, or otherwise amended from time to time, the “Plan Supplement”);

p.	filed on January 20, 2017, the Declaration of Christina Pullo of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1579] (the “LINN Voting Report”);

q.	filed on January 20, 2017, the Debtors’ Memorandum of Law in Support of Confirmation of the Joint Plans of Reorganization [Docket No. 1581] (the “Confirmation Brief”); and

r.	filed on January 23, 2017, the Declaration of Christina Pullo of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1585] (the “Berry Voting Report,” and together with the LINN Voting Report, the “Voting Reports”).

This Court having:

a.	entered the LINN Disclosure Statement Order on December 13, 2016, and the Berry Disclosure Statement Order on December 21, 2016;

b.	set January 12, 2017, at 4:00 p.m. (prevailing Central Time) as the deadline for voting on the LINN Plan;

c.	set January 20, 2017, at 4:00 p.m. (prevailing Central Time) as the deadline for voting on the Berry Plan;

d.	set January 17, 2017, at 4:00 p.m. (prevailing Central Time) as the deadline for filing objections in opposition to the Plans;

e.	set January 24, 2017, at 9:00 a.m. (prevailing Central Time) as the date and time for the commencement of the Confirmation Hearing in accordance with Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

f.	reviewed the Plans, the Disclosure Statements, the Confirmation Brief, the Voting Reports, and all pleadings, exhibits, declarations, affidavits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of these Chapter 11 Cases;

g.	held the Confirmation Hearing;

h.	heard the statements and arguments made by counsel in respect of Confirmation;

i.	considered all oral representations, live testimony, written direct testimony, designated deposition testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing;

j.	made rulings on the record at the Confirmation Hearing held on January 24, 2017 (the “Confirmation Ruling”);

k.	overruled any and all objections to the Plans and to Confirmation, except as otherwise stated or indicated on the record, and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and

l.	taken judicial notice of all papers and pleadings filed in these Chapter 11 Cases.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plans and the transactions contemplated thereby, and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A. Jurisdiction and Venue.

1. Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of each Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Court has subject matter jurisdiction over this matter under 28 U.S.C. § 1334. The Court has exclusive jurisdiction to determine whether the Plans comply with the applicable provisions of the Bankruptcy Code and should be confirmed and to enter a final order with respect thereto.

B. Eligibility for Relief.

2. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

C. Commencement and Joint Administration of these Chapter 11 Cases.

3. On the Petition Date, the Debtors commenced these Chapter 11 Cases. On May 12, 2016, the Court entered an order [Docket No. 45] authorizing the joint administration of these Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases.

D. Appointment of Committee.

4. On May 23, 2016, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”) to represent the interests of the unsecured creditors of the Debtors in these Chapter 11 Cases [Docket No. 159].

E. Plan Supplement.

5. On January 6, 2017 [Docket No. 1457], the Debtors filed the Plan Supplement with the Court, as amended and supplemented on January 13, 2017 [Docket No. 1495], January 16, 2017 [Docket No. 1512], January 20, 2017 [Docket No. 1580], and January 24, 2017 [Docket No. 1610]. The Plan Supplement complies with the terms of each respective Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Orders, and the facts and circumstances of these Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement or any of the documents contained therein or related thereto. Subject to the terms of the Plans, the LINN RSA and the Berry RSA, the Debtors are authorized to modify the Plan Supplement before the Effective Date of the applicable Plan.

F. Modifications to the Plans.

6. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plans described or set forth in this Confirmation Order constitute technical changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statements and solicitation materials served pursuant to the Disclosure Statement Orders, and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases.

7. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims and Interests be afforded an opportunity to change previously cast acceptances or rejections of either Plan. Accordingly, each Plan, as modified, is properly before this Court and all votes cast with respect to each Plan prior to such modification shall be binding, and shall apply with respect to each such Plan.

G. Objections Overruled.

8. Any resolution or disposition of objections to Confirmation of either of the Plans explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights with respect to Confirmation are hereby overruled on the merits.

H. Disclosure Statement Orders.

9. On December 13, 2016, the Court entered the LINN Disclosure Statement Order [Docket No. 1348], and on December 21, 2016, the Court entered the Berry Disclosure Statement Order. The LINN Disclosure Statement Order, among other things, fixed January 12, 2017, at 4:00 p.m. (prevailing Central Time), as the deadline for voting to accept or reject the LINN Plan (the “LINN Voting Deadline”), and January 17, 2017, at 4:00 p.m. (prevailing Central Time) as the deadline for objecting to the LINN Plan (the “LINN Plan Objection Deadline”). The Berry Disclosure Statement Order, among other things, fixed January 20, 2017, at 4:00 p.m. (prevailing Central Time), as the deadline for voting to accept or reject the Berry Plan (the “Berry Voting Deadline,” and together with the LINN Voting Deadline, the “Voting Deadlines”), and January 17, 2017, at 4:00 p.m. (prevailing Central Time) as the deadline for objecting to the Berry Plan (the “Berry Plan Objection Deadline,” and together with the LINN Plan Objection Deadline, the “Plan Objection Deadline”).

I. Transmittal and Mailing of Materials; Notice.

10. As evidenced by the Solicitation Affidavits, the Publication Affidavits, and the Voting Reports, the Debtors provided due, adequate, and sufficient notice of each Plan, each Disclosure Statement, each Disclosure Statement Order, each Solicitation Package, the Confirmation Hearing Notice, the Plan Supplement, and all the other materials distributed by the Debtors in connection with the Confirmation of the Plans in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002, 3017, 3019, and 3020(b), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), and the procedures set forth in the Disclosure Statement Orders. The Debtors provided due, adequate, and sufficient notice of the Voting Deadlines and Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable hearings described in the Disclosure Statement Orders in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Orders. No other or further notice is or shall be required.

J. Solicitation.

11. The Debtors solicited votes for acceptance and rejection of each Plan in good faith, and such solicitation complied with sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 2002, 3017, 3018, and 3019, the Disclosure Statement Orders, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. The Solicitation Packages provided the opportunity for voting creditors to opt out of the releases.

K.	Voting Reports.

12. Before the Confirmation Hearing, the Debtors filed the Voting Reports. The Voting Reports were admitted into evidence during the Confirmation Hearing without objection. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Orders, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations.

13. As set forth in the respective Plans and Disclosure Statements, Holders of Claims in Classes A3, A4, A5, and A6 of the LINN Plan and Holders of Claims in Classes B3, B4, and B5 of the Berry Plan (collectively, the “Voting Classes”) were eligible to vote to accept or reject the applicable Plans in accordance with the Solicitation Procedures. Holders of Claims and Interests in Classes A1, A2, and A7 of the LINN Plan and Holders of Claims in Classes B1 and B2 of the Berry Plan (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the applicable Plans and, therefore, did not vote to accept or reject the applicable Plans. Holders of Claims or Interests in Classes A10 and A12 of the LINN Plan and Holders of Claims or Interests in Classes B7 and B8 of the Berry Plan (collectively, the “Deemed Rejecting Classes”) are Impaired under the applicable Plans, are entitled to no recovery under the applicable Plans, and are therefore deemed to have rejected the Plan. Holders of Intercompany Claims in Class A9 of the LINN Plan and Holders of Intercompany Claims in Class B6 of the Berry Plan, as well as Holders of Intercompany Interests in Class A11 of the LINN Plan, are Unimpaired and conclusively presumed to have accepted the applicable Plans (to the extent reinstated), or are Impaired and deemed to reject the applicable Plans (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the applicable Plans. Holders of LINN Intercompany Settled Claims in Class A8 of the LINN Plan are Impaired under the LINN Plan and are presumed to accept the LINN Plan.

14. As evidenced by the LINN Voting Report, each Voting Class in the LINN Plan, other than Class A6 of the LINN Plan with respect to Debtors LINN and Mid-Continent II, LLC, voted to accept the LINN Plan. As evidenced by the Berry Voting Report, each Voting Class in the Berry Plan voted to accept the Berry Plan.

L. Bankruptcy Rule 3016.

15. The Plans and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statements and Plans with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statements and Plans describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

M. Burden of Proof.

16. The Debtors, as proponents of the Plans, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have surpassed that standard and have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

N. Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

17. Each Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plans with Applicable Provisions of the Bankruptcy Code.

18. Each Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification.

19. The classification of Claims and Interests under the Plans are proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the LINN Plan and Article III of the Berry Plan each provide for the separate classification of Claims and Interests into twelve different Classes for the LINN Plan and eight different Classes for the Berry Plan, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which are each addressed in Article II of the LINN Plan and Article II of the Berry Plan and are required not to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plans, the classifications were not implemented for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims and Interests.

20. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests substantially similar to the other Claims or Interests within that Class. Accordingly, each Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Sections 1123(a)(2)—Specification of Unimpaired Classes.

21. Article III of the LINN Plan and Article III of the Berry Plan each specify that Claims in the Deemed Accepting Classes are Unimpaired under the Plan. In addition, Article II of the LINN Plan and Article II of the Berry Plan each specify that Administrative Claims and Priority Tax Claims with respect to the LINN Plan and Berry Plan, as applicable, are Unimpaired, although neither the LINN Plan nor the Berry Plan classify these Claims. Accordingly, each Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.	Sections 1123(a)(3)—Specification of Treatment of Impaired Classes.

22. Article III of the LINN Plan and Article III of the Berry Plan each specify the treatment of each Impaired Class under the LINN Plan and the Berry Plan, respectively. Accordingly, each Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Sections 1123(a)(4)—No Discrimination.

23. Article III of the LINN Plan and Article III of the Berry Plan each provide the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, each Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.	Section 1123(a)(5)—Adequate Means for Plan Implementation.

24. Each Plan and the various documents included in the Plan Supplement provide adequate and proper means for each Plan’s execution and implementation, including: (a) the restructuring of the Debtors’ balance sheets and other financial transactions provided for by the Plans; (b) the New Organizational Documents for the Reorganized LINN Debtors and the New Organizational Documents for the Reorganized Berry Debtors; (c) the consummation of the transactions contemplated by the LINN RSA and the Berry RSA, including, without limitation, the LINN Exit Facility, the Berry Exit Facility, the LINN Rights Offerings, and the Berry Rights Offerings; (d) the consummation of the LINN Second Lien Settlement; (e) the consummation of the Berry-LINN Intercompany Settlement; (f) the cancellation of certain existing agreements, obligations, instruments, and Interests; (g) the continuance of certain agreements, obligations, instruments, and Interests, as provided in Article III of the LINN Plan and Article III of the Berry Plan; (h) the vesting of the assets of the Debtors’ Estates in the Reorganized Debtors as provided in the Plans; (i) the establishment and funding of the LINN GUC Cash Distribution Pool, the LINN Convenience Claims Cash Distribution Pool, and the Berry GUC Cash Distribution Pool; (j) the appointment of the LINN Creditor Representative; and (k) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plans. Accordingly, each Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities.

25. The New Organizational Documents for the LINN Debtors and the New Organizational Documents for the Berry Debtors prohibit the issuance of non-voting securities. Accordingly, each Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

vii.	Section 1123(a)(7)—Directors, Officers, and Trustees.

26. The initial directors of the Reorganized LINN Board and the initial directors of the Reorganized Berry Board are set forth in the Plan Supplement. The selection of the Reorganized LINN Board and the Reorganized Berry Board, to the extent not known, will be determined in accordance with the New Organizational Documents for the LINN Debtors and the New Organizational Documents for the Berry Debtors, as applicable, which is consistent with the interests of creditors and equity holders and public policy. Accordingly, each Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.	Section 1123(b)—Permissive Contents of the Plans.

27. Each Plan contains various provisions that are permitted by section 1123(b) of the Bankruptcy Code. Any such provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, each Plan satisfies section 1123(b).

i.	Impairment/Unimpairment of Any Class of Claims or Interests.

28. Pursuant to the Plans, Article III of the LINN Plan and Article III of the Berry Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

29. Article V of the LINN Plan and Article V of the Berry Plan each provide for the assumption of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date of the LINN Plan and the Effective Date of the Berry Plan, as applicable, unless such Executory Contract or Unexpired Lease: (a) previously was assumed or rejected by the LINN Debtors or the Berry Debtors, as applicable; (b) is identified on the Rejected Executory Contract and Unexpired Lease List; (c) is the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (d) is subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date of the LINN Plan or the Effective Date of the Berry Plan, as applicable, or (e) is expressly addressed separately in this Confirmation Order.

iii.	Compromise and Settlement.

30. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under each Plan and with the support of the Consenting LINN Creditors, the Consenting Berry Creditors, and the Committee, the provisions of each Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that all Holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. Each Plan incorporates an integrated compromise and settlement (collectively, the “Settlement”) of numerous Claims, issues, and disputes designed to achieve a beneficial and efficient resolution of these Chapter 11 Cases for all parties in interest.

31. Accordingly, in consideration for the distributions and other benefits provided under each Plan, including the release, exculpation, and injunction provisions, each Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and Causes of Action resolved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, including, but not limited to, (a) the settlement of issues and disputes related to certain avoidance action claims, the Berry-LINN Intercompany Settlement and the LINN Second Lien Settlement, (b) certain claims and causes of action regarding the validity, extent, and priority of the LINN Lender Claims, the Berry Lender Claims, the LINN Second Lien Notes Claims, the LINN Unsecured Notes Claims, and the Berry Unsecured Notes Claims, (c) the potential substantive consolidation of the Estates, and (d) the valuation of the Debtors’ businesses. Each component of the compromise and settlement, including the treatment of Claims pursuant to each Plan

(including, without limitation, the treatment of LINN Unsecured Notes Claims, the Berry Unsecured Notes Claims, LINN General Unsecured Claims, and Berry General Unsecured Claims) and the payment of certain fees of the LINN Indenture Trustees and the Berry Unsecured Notes Trustee, as well as the LINN Second Lien Settlement and the Berry-LINN Intercompany Settlement, is an integral, integrated, and inextricably linked part of the Settlement. Such compromise and settlement embodied in each Plan is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates and satisfies the requirements for approval of a compromise and settlement in the Fifth Circuit.

32. Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of these Chapter 11 Cases, this Confirmation Order constitutes the Court’s approval of the Settlement incorporated in each Plan, because, among other things: (a) the Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the settled claims and disputes, with the attendant expense, inconvenience, and delay that has a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Settlement, including the Debtors, the Committee, the Consenting LINN Creditors, and the Consenting Berry Creditors are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Settlement is the product of arm’s-length bargaining and good-faith negotiations between sophisticated parties; and (e) the Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business and is essential to the successful implementation of each Plan. Based on the foregoing, the Settlement satisfies the requirements of applicable Fifth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

33. The releases of the Debtors’ directors and officers are an integral component of the Settlement. The Debtors’ directors and officers: (a) made a substantial and valuable contribution to the Debtors’ restructuring and the estates; (b) invested significant time and effort to make the restructuring a success and preserve the value of the Debtors’ estates in a challenging environment; (c) attended numerous board meetings related to the restructuring and directed the restructuring negotiations that led to the Original LINN RSA, the Original Berry RSA, the LINN RSA, the Berry RSA, and each Plan; and (d) are entitled to indemnification from the Debtors under state law, organizational documents, and other agreements. Litigation by the Debtors against the Debtors’ directors and officers would be a distraction to the Debtors’ business and restructuring and would decrease rather than increase the value of the estates. The releases of the Debtors’ directors and officers contained in each Plan have the consent of the Debtors and the Releasing Parties and are in the best interests of the estates.

iv.	Debtor Release.

34. The releases of claims and Causes of Action by the Debtors described in Article VIII.D of the LINN Plan and Article VIII.D of the Berry Plan in accordance with section 1123(b)(3)(A) of the Bankruptcy Code represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019 (the “Debtor Release”). The Debtors’ or the Reorganized Debtors’ pursuit of any such claims against the Released Parties is not in the best interest of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such Claims. The Debtor Release is fair and equitable and complies with the absolute priority rule.

35. The Debtor Release is furthermore an integral part of each Plan and the Settlement embodied therein, and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under each Plan. The probability of success in litigation with respect to the released Causes of Action supports the Debtor Release. In negotiations between the Debtors, the Consenting LINN Creditors, the Consenting Berry Creditors, and the Committee, the parties identified various potential Causes of Action held by the Debtors. With respect to each of these potential Causes of Action, parties could assert colorable defenses, and the probability of success is highly uncertain and appropriately reflected in the recovery to Holders of Unsecured Claims against the Berry Debtors and/or the Holders of Unsecured Claims against the LINN Debtors under the respective Plans.

36. Creditors have overwhelmingly voted in favor of each Plan, including the Debtor Releases. Each Plan, including the Debtor Release contained therein, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and financial advisors, including the Consenting LINN Creditors, the Consenting Berry Creditors, and the Committee. The Debtor Release is therefore the result of an arm’s-length negotiation process.

37. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process, including the LINN Administrative Agent, the Consenting LINN Creditors, the Berry Administrative Agent, the Consenting Berry Creditors, each of the LINN Lenders and the Berry Lenders, including each Secured hedge or swap provider, and the Committee and its members in their capacities as such. Specifically, the Released Parties under each Plan, including the Consenting LINN Creditors, the Consenting Berry Creditors, each of the LINN Lenders and the Berry Lenders, including each Secured hedge or swap provider, and the Committee and its members in their capacities as such, made significant concessions and contributions to the Debtors’ Chapter 11 Cases, including, as applicable, entering into the Original LINN RSA, the Original Berry RSA, the LINN RSA, the Berry RSA, the LINN Exit Facility, the Berry Exit Facility, the LINN Backstop Agreement, the Berry Backstop Agreement, and related agreements, actively supporting each Plan and these Chapter 11 Cases, and settling and compromising substantial rights and Claims against the Debtors under the applicable Plans. In addition, certain of the Released Parties have committed to provide the Reorganized LINN Debtors and the Reorganized Berry Debtors essential post-effective financing in the form of the LINN Exit Facility and the Berry Exit Facility, and other of the Released Parties have agreed to backstop the LINN Rights Offerings and the Berry Rights Offerings. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, waived contractual and statutory Claims against the Debtors, supported each Plan and these Chapter 11 Cases, and actively participated in meetings, negotiations, and implementation during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization.

38. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to each Plan, the Debtor Release is approved.

v.	Release by Holders of Claims and Interests.

39. The release by the applicable Releasing Parties (the “Third Party Release”), set forth in Article VIII.E of the LINN Plan and Article VIII.E of the Berry Plan, are essential provisions of each Plan. The Third Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the claims and Causes of Action released by the Third Party Release; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and is important to the overall objectives of each Plan to finally resolve certain Claims among or against certain parties in interest in these Chapter 11 Cases; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third Party Release against any of the Released Parties; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

40. The Third Party Release is an integral part of each Plan. Similar to the Debtor Release, the Third Party Release facilitated participation in the formulation of each Plan and the chapter 11 process generally. The Third Party Release is instrumental to each Plan and was critical in incentivizing the parties to support each Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third Party Release was a core negotiation point in connection with the Original LINN RSA, the LINN RSA, the Original Berry RSA, and the Berry RSA and instrumental in developing each Plan in a manner that maximized value for all of the Debtors’ creditors and kept the Debtors intact as independent going concerns. As such, the Third Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by supporting the Plans through the Original LINN RSA, the LINN RSA, the Original Berry RSA, and the Berry RSA. Furthermore, the Third Party Release is consensual as the parties in interest were provided notice of the chapter 11 proceedings, each Plan, and the deadline to object to confirmation of the Plan. Additionally, voting creditors were given the opportunity to opt out of the Third Party Release, and the release provisions of each Plan were conspicuous, emphasized with boldface type in each Plan, each Disclosure Statement, and the applicable ballots.

41. The scope of the Third Party Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases, and parties received due and adequate notice of the Third Party Release. Among other things, each Plan provides appropriate and specific disclosure with respect to the claims and causes of action that are subject to the Third Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavits, provided sufficient notice of the Third Party Release, and no further or other notice is necessary. The Third Party Release is consistent with established practice in this jurisdiction and others. The Third Party Release is specific in language, integral to each Plan, a condition of the settlement, and given for substantial consideration.

vi.	Exculpation.

42. The exculpation provisions set forth in Article VIII.F of the LINN Plan and Article VIII.F of the Berry Plan are essential to each Plan. The record in these Chapter 11 Cases fully supports the exculpation provisions set forth in Article VIII.F of the LINN Plan and Article VIII.F of the Berry Plan, which are appropriately tailored to protect the Exculpated Parties from unnecessary litigation. The exculpations, including their carveout for actual fraud, gross negligence, or willful misconduct, are consistent with established practice in this jurisdiction and others.

vii.	Injunction.

43. The injunction provisions set forth in Article VIII.G of the LINN Plan and Article VIII.G of the Berry Plan are essential to each Plan and are necessary to implement each Plan and to preserve and enforce the discharge, Debtor Release, the Third Party Release, and the exculpation provisions in Article VIII.F of the LINN Plan and Article VIII.F of the Berry Plan. Such injunction provisions are appropriately tailored to achieve those purposes.

viii.	Preservation of Claims and Causes of Action.

44. Article IV.R of the LINN Plan and Article IV.Q of the Berry Plan, as well as the Plan Supplement, appropriately provide for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plans will be retained by the applicable Reorganized Debtors as provided by the applicable Plans. Each Plan is specific and unequivocal with respect to the Causes of Action to be retained by the Debtors, and each Plan and the Plan Supplement provides meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties in interest received adequate notice with respect to such Causes of Action. The provisions regarding Causes of Action in each Plan, and as set forth in the Plan Supplement, are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. For the avoidance of any doubt, Causes of Action released or exculpated under either Plan will not be retained by the Reorganized Debtors.

ix.	Lien Releases.

45. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates set forth in Article VIII.C of the LINN Plan and Article VIII.C of the Berry Plan (the “Lien Releases”) is necessary to implement each Plan. The provisions of the Lien Releases, including their carveout for the LINN Lender Claims and Berry Lender Claims for the LINN Exit Facility and the Berry Exit Facility, as applicable, are appropriate, fair, equitable and reasonable and in the best interests of the Debtors, their Estates, and holders of Claims and Interests.

x.	Additional Plan Provisions.

46. The other discretionary provisions of the Plans, including the Plan Supplement, are appropriate and consistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims, treatment of indemnification obligations, and the retention of court jurisdiction.

c.	Section 1123(d)—Cure of Defaults.

47. Article V.C of the LINN Plan and Article V.C of the Berry Plan each provide for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary defaults under each Assumed Executory Contract or Unexpired Lease (calculated as of the Petition Date) with regard to any Debtor shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitations described in Article V.C of the LINN Plan and Article V.C of the Berry Plan, as applicable, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Except as expressly provided in this Confirmation Order, any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the LINN Plan and Article V.C of the Berry Plan, as applicable, and applicable bankruptcy and nonbankruptcy law. As such, each Plan provides that the applicable Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases with regard to any such Debtors in accordance with section 365(b)(1) of the Bankruptcy Code. Thus, each Plan complies with section 1123(d) of the Bankruptcy Code.

d.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code.

48. The Debtors, as proponents of the Plans, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, 1128, and 1129 and Bankruptcy Rules 2002, 3017, 3018, and 3019.

49. The Debtors and their agents solicited votes to accept or reject each Plan after the Court approved the adequacy of the applicable Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the applicable Disclosure Statement Order.

50. The Debtors and their agents have solicited and tabulated votes on each Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Orders, the Disclosure Statements, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.F of the LINN Plan and Article VIII.F of the Berry Plan. As outlined in the Solicitation Materials, the Debtors also provided Holders of Allowed LINN General Unsecured Claims, Allowed Berry General Unsecured Claims, and Allowed Berry Unsecured Notes Claims that are not Accredited Investors the opportunity to elect to receive Cash distributions from the LINN GUC Cash Distribution Pool, the LINN Convenience Claims Cash Distribution Pool, and the Berry GUC Cash Distribution Pool, as applicable, and subject to the provisions of the applicable Plans. The Debtors, the Consenting LINN Creditors, the Consenting Berry Creditors, and their respective agents and Affiliates have participated in good faith and in compliance with applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of the Reorganized LINN Common Stock, the Reorganized Berry Common Stock, and the Reorganized Berry Preferred Stock, and the Debtors, the Reorganized Debtors, the Consenting LINN Creditors, the Consenting Berry Creditors, and their respective agents and Affiliates shall not be held liable on account of such participation for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of such securities.

51. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under each Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of each Plan or distributions made pursuant to each Plan, so long as such distributions are made consistent with and pursuant to the applicable Plan.

e.	Section 1129(a)(3)—Proposal of Plans in Good Faith.

52. The Debtors have proposed each Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders, and not by any means forbidden by law. In determining that each Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, each Plan individually and the Plans collectively, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, each Disclosure Statement, the hearing on each Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases.

53. Each Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors and officers, the LINN Administrative Agent, the Consenting LINN Creditors, the Berry Administrative Agent, the Consenting Berry Creditors, and the Committee. Each Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of Holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed these Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and each Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

54. In addition, the Debtors or the Reorganized Debtors, as appropriate, have been, are, and will continue acting in good faith if they proceed to: (a) consummate the Plans, the LINN Restructuring Transactions, the Berry Restructuring Transactions, the LINN Exit Facility, the Berry Exit Facility, the LINN Rights Offerings, the Berry Rights Offerings, the Reorganized LINN Employee Incentive Plan, the Reorganized Berry Employee Incentive Plan, the Transition Services Agreement,3 the Form Joint Operating Agreement, the Berry-LINN Intercompany Settlement, the LINN Second Lien Settlement, and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, each Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

[3]	At the Confirmation Hearing, counsel for the Debtors read into the record an agreement of the parties with respect to the Transition Services Agreement and any Form Joint Operating Agreement, which agreement is incorporated into this Confirmation Order and made a part hereof.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

55. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under either Plan, for services or costs and expenses in connection with these Chapter 11 Cases, or in connection with the Plans and incident to these Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable. Accordingly, each Plan satisfies the requirements of section 1129(a)(4).

g.	Section 1129(a)(5)—Disclosure of Directors and Officers and Consistency with the Interests of Creditors and Public Policy.

56. The identities of the Reorganized LINN Debtors’ directors and officers and the identities of the Reorganized Berry Debtors’ directors and officers, to the extent known, were disclosed in the Plan Supplement. To the extent that such directors and officers are insiders, the nature of their compensation has been disclosed to the extent known and reasonably practicable. To the extent not known, the Reorganized Debtors’ initial directors and officers will be determined in accordance with the New Organizational Documents with respect to the Reorganized LINN Debtors and the New Organizational Documents for the Berry Debtors, as applicable.

57. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

h.	Section 1129(a)(6)—Rate Changes.

58. The Plans do not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and therefore will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to either Plan.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

59. The evidence in support of each Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of these Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under each Plan on account of such Claim or Interest, as of the Effective Date of such applicable Plan, than the amount such Holder would receive if the Debtors were liquidated on the Effective Date of such applicable Plan under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that each Plan is in the best interest of their creditors and equity holders, and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plans by Certain Impaired Classes; Fairness of Plans with Respect to Deemed Rejecting Classes.

60. The Deemed Accepting Classes are Unimpaired under each Plan and are deemed to have accepted such applicable Plan pursuant to section 1126(f) of the Bankruptcy Code. Nevertheless, because neither Plan has been accepted by the Deemed Rejecting Classes and Class A6 - LINN General Unsecured Claims with regard to Debtors LINN and Mid-Continent II, LLC, the Debtors seek Confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes and Class A6 with regard to LINN, each Plan is confirmable because each Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and Class A6 with regards to Debtors LINN and Mid-Continent II, LLC, and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

61. The treatment of Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the LINN Plan and Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Berry Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

62. As set forth in the Voting Reports, all but one Impaired Class that was entitled to vote on each Plan has voted to accept such applicable Plan. Specifically, Holders of Claims in Classes A3, A4, A5, and A6 voted to accept the LINN Plan, except for Holders of Claims in Class A6 with regards to LINN and Mid-Continent II, LLC. As such, there is at least one Class of Claims that is Impaired under the LINN Plan and has accepted the LINN Plan, determined without including any acceptance of the LINN Plan by any insider (as defined by the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied with respect to the LINN Plan for each LINN Debtor. With respect to Debtor LinnCo, section 1129(a)(10) does not apply because there is no Impaired Class of Claims against LinnCo.

63. In addition, Holders of Claims in Classes B3, B4, and B5 voted to accept the Berry Plan. As such, there is at least one Class of Claims that is Impaired under the Berry Plan and has accepted the Berry Plan, determined without including any acceptance of the Berry Plan by any insider (as defined by the Bankruptcy Code). Therefore, even if applicable, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied with respect to the Berry Plan.

m.	Section 1129(a)(11)—Feasibility of the Plans.

64. Each Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting each Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that each Plan is feasible and Confirmation of either Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Debtors will have sufficient funds available to meet their obligations under each Plan—including sufficient amounts of Cash to reasonably ensure payment of, among other Allowed Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Professional Fee Claims, and Allowed Unsecured Claims that will receive Cash distributions pursuant to the terms of the Plans and other expenses in accordance with the terms of the Plans and section 507(a) of the Bankruptcy Code; and (e) establishes that the Debtors or the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date.

65. Accordingly, each Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

n.	Section 1129(a)(12)—Payment of Statutory Fees.

66. Article XII.D of the LINN Plan and Article XII.D of the Berry Plan provide that all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by the applicable Debtor (on the Effective Date) or each of the applicable Reorganized Debtors for each quarter (including any fraction of a quarter) until these Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Accordingly, each Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13)—Retiree Benefits.

67. Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article IV.P of the LINN Plan and Article IV.O of the Berry Plan, the Reorganized Debtors will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) on and after the Effective Date in accordance with applicable law. As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

p.	Section 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations.

68. The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases.

q.	Section 1129(b)—Confirmation of the Plans Over Nonacceptance of Impaired Classes.

69. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plans, the Plans may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) at least one Impaired Class voted to accept each applicable Plan (except for Debtor LinnCo, which does not have any Impaired Classes); and (b) each Plan does not discriminate unfairly and is fair and equitable with respect to the Claims and Interests in the Deemed Rejecting Classes. As a result, each Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, each Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of its applicable Effective Date, each Plan shall be binding upon all Holders of Claims and Interests, including the members of the Deemed Rejecting Classes.

r.	Section 1129(c)—Only One Plan.

70. Other than the LINN Plan (including previous versions thereof) with respect to the LINN Debtors, and the Berry Plan (including previous versions thereof) with respect to the Berry Debtors, no other plan has been filed in these Chapter 11 Cases with regard to either the LINN Debtors or the Berry Debtors. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are satisfied.

s.	Section 1129(d)—Principal Purpose of the Plans Is Not Avoidance of Taxes or Section 5 of the Securities Act.

71. No Governmental Unit has requested that the Court refuse to confirm either Plan on the grounds that the principal purpose of either the LINN Plan or the Berry Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of either Plan is not the avoidance of the taxes or the application of section 5 of the Securities Act. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

t.	Section 1129(e)—Not Small Business Cases.

72. These Chapter 11 Cases are not small business cases, and, accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

u.	Satisfaction of Confirmation Requirements.

73. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plans and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

v.	Conditions to Effective Date.

74. Each Plan shall not become effective unless and until the conditions set forth in Article IX.B of the LINN Plan, with respect to the LINN Debtors, and Article IX.B of the Berry Plan, with respect to the Berry Debtors, have been satisfied or waived pursuant to Article IX.C of the LINN Plan or Article IX.C of the Berry Plan, respectively.

w.	Implementation.

75. All documents and agreements necessary to implement transactions contemplated by the Plans, including those contained or summarized in the Plan Supplement, the LINN Exit Facility Documents,4 the Berry Exit Facility Documents,5 the New Organizational Documents for the Reorganized LINN Debtors, the New Organizational Documents for the Reorganized Berry Debtors, the Reorganized LINN Employee Incentive Plan Agreements, the Reorganized Berry Employee Incentive Plan Agreements, the Transition Services Agreement, the Berry Backstop Agreement, the LINN Backstop Agreement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors are authorized, subject to any consultation and approval rights or conditions under the LINN RSA or the Berry RSA, to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

x.	Vesting of Assets.

76. Except as otherwise provided in the Plans (including, without limitation, Article VII.D of the LINN Plan and Article VII.C of the Berry Plan) or any agreement, instrument, or other document incorporated in the Plans or the Plan Supplement, on the applicable Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors, including interests held by the Debtors in Non-Debtor Subsidiaries, pursuant to the Plans shall vest in each respective Reorganized Berry Debtor or Reorganized LINN Debtor, as applicable, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the applicable Effective Date, except as otherwise provided in the

[4]	For the purposes of this Confirmation Order, the “LINN Exit Facility Documents” as defined in the LINN Plan shall also include all collateral or loan documents relating to the LINN Exit Facility whether or not included in the Plan Supplement (including mortgages and deeds of trust and letters of credit and hedging arrangements).
[5]

For the purposes of this Confirmation Order, the “Berry Exit Facility Documents” as defined in the Berry Plan shall also include all collateral or loan documents relating to the Berry Exit Facility whether or not included in the Plan Supplement (including mortgages and deeds of trust and letters of credit and hedging arrangements).

applicable Plans, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

y.	Treatment of Executory Contracts and Unexpired Leases.

77. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the applicable Effective Date, each Plan provides for the assumption of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of each Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and other parties in interest in these Chapter 11 Cases.

78. Each of the LINN Exit Facility and the Berry Exit Facility is an essential element of the LINN Plan or Berry Plan, as applicable, is necessary for confirmation and consummation of that plan, and is critical to the overall success and feasibility of the applicable Plan. Entry into the LINN Exit Facility and the other LINN Exit Facility Documents or the Berry Exit Facility and the other Berry Exit Facility Documents, as applicable, is in the best interest of the Debtors, their Estates, and all holders of Claims or Interests. The Debtors have exercised reasonable business judgment in determining to enter into the LINN Exit Facility Documents and Berry Exit Facility Documents and have provided sufficient and adequate notice of the material terms of each such exit facility which material terms were filed as part of the Plans and the Plan Supplement. The terms and conditions are fair and reasonable, and were negotiated in good faith and at arm’s-length, and any credit extended, letters of credit issued or carried over for the account of, and loans or hedging arrangements made or carried over to the Reorganized Debtors by the lenders pursuant to the LINN Exit Facility or the Berry Exit Facility, as applicable, shall be deemed to have been extended, made, assumed and assigned, issued, or made in good faith. Subject to the consultation and approval rights and conditions set forth in the Plans, the LINN RSA, and the Berry RSA, the Debtors are authorized without further approval of the Court or any other party, to execute and deliver all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents or take any necessary action to confirm, extend, reinstate, or assign and assume such existing documents relating to the LINN Exit Facility Documents and the Berry Exit Facility Documents and to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages, or indemnities.

II. ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

79. This Confirmation Order confirms the LINN Plan and the Berry Plan in their entirety.

80. This Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended through and including the Effective Date of each Plan in accordance with and as permitted by the LINN Plan and Berry Plan, as applicable. The terms of each Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided, however, that if there is any direct conflict between the terms of either Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

81. All Holders of Claims and Interests that voted to accept the LINN Plan and the Berry Plan are conclusively presumed to have accepted the LINN Plan and the Berry Plan, respectively, and each as modified.

82. The terms of each Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the applicable Effective Date on all parties in interest, including, but not limited to: (a) the Debtors; (b) the Committee; and (c) all Holders of Claims and Interests against the LINN Debtors and the Berry Debtors.

83. The failure to include or refer to any particular article, section, or provision of either Plan, the Plan Supplement, any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that each Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

84. The LINN Second Lien Notes, the LINN Unsecured Notes, and the Berry Unsecured Notes shall be deemed “publicly traded securities” within the meaning of the definition of the “Distribution Record Date” under the LINN Plan and the Berry Plan, as applicable.

85. Subject to commercially reasonable efforts of the Debtors (in consultation with the Committee) to effectuate such election, (a) as set forth in the LINN Plan, any Holder of a LINN General Unsecured Claim may elect to reduce the Allowed amount of its LINN General Unsecured Claim to $2,500 and receive the treatment provided for Holders of Allowed LINN Convenience Claims in lieu of its Pro Rata share of the LINN GUC Cash Distribution Pool; and (b) as set forth in the Berry Plan, any Holder of Berry General Unsecured Claims, and any Holder of Berry Unsecured Notes Claims that is not an Accredited Investor, may elect to receive such Holder’s Pro Rata distribution in Cash from the Berry GUC Cash Distribution Pool up to a maximum Cash recovery of $0.35 for each $1.00 in such Allowed Berry Unsecured Notes Claim.

A. Objections.

86. To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits.

B. Findings of Fact and Conclusions of Law.

87. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation, including the Confirmation Ruling, are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

C. The Settlement.

88. The Settlement, as incorporated into each Plan, and each component of the Settlement, is hereby approved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 as fair and reasonable and in the best interests of each of the Debtors, their Estates, and creditors. The Settlement complies with the requirements for approval of a compromise and settlement in the Fifth Circuit. Further, the compromises and settlements described in the Plans are deemed an integrated compromise and settlement and, accordingly, are non-severable from each other and from all other terms of each Plan. The compromises and settlements embodied in the Settlement are fair, equitable, and within the range of reasonableness. Accordingly, the Debtors and the Reorganized Debtors, as applicable, are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers, including each of the documents and agreements in the Plan Supplement, and to take any and all actions reasonably necessary or appropriate to consummate the Settlement and each of the settlements embodied therein.

a.	LINN Settlement.[6]

89. The LINN Plan shall be deemed a motion to approve the good-faith compromise and settlement pursuant to which the LINN Debtors, the Holders of Claims against and/or Interests in the LINN Debtors, the Consenting LINN Creditors, and the LINN Lenders settle all Claims, Interests, and Causes of Action pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, including the Berry-LINN Intercompany Settlement and the LINN Second Lien Settlement, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the LINN Plan.

[6]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

90. This Confirmation Order shall constitute the Court’s approval of the compromise, settlement, and release of all such Claims, Interests, and Causes of Action, as well as a finding by the Court that all such compromises, settlements, and releases, including the LINN Second Lien Settlement and the Berry-LINN Intercompany Settlement, are in the best interests of the LINN Debtors, their Estates, and the Holders of Claims, Interests, and Causes of Action, and is fair, equitable, and reasonable. In accordance with the provisions of the LINN Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the Effective Date, the Reorganized LINN Debtors may compromise and settle all Claims and Causes of Action against, and Interests in, the LINN Debtors and their Estates. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the LINN Plan. Subject to Article VI of the LINN Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

b.	Berry Settlement.[7]

91. The Berry Plan shall be deemed a motion to approve the good-faith compromise and settlement pursuant to which the Berry Debtors, the Holders of Claims against and/or Interests in the Berry Debtors, the Consenting Berry Creditors, and the Berry Lenders settle all Claims, Interests, and Causes of Action pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, including the Berry-LINN Intercompany Settlement, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Berry Plan.

[7]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

92. This Confirmation Order shall constitute the Court’s approval of the compromise, settlement, and release of all such Claims, Interests, and Causes of Action, as well as a finding by the Court that all such compromises, settlements, and releases are in the best interests of the Berry Debtors, their Estates, and the Holders of Claims, Interests, and Causes of Action, and is fair, equitable, and reasonable.

93. In accordance with the provisions of the Berry Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the Effective Date, the Reorganized Berry Debtors may compromise and settle all Claims and Causes of Action against, and Interests in, the Berry Debtors and their Estates. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Berry Plan. Subject to Article VI of the Berry Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

D. The Releases, Injunction, Exculpation, and Related Provisions Under the Plans.

94. The following releases, injunctions, exculpations, and related provisions set forth in Article VIII of the LINN Plan and Article VIII of the Berry Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the applicable Effective Date without further order or action on the part of this Court or any other party:

c.	LINN Debtor Release.[8]

95. In addition to the releases set forth in the Berry-LINN Intercompany Settlement Agreement, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the LINN Debtors, the Reorganized LINN Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the LINN Debtors, that the LINN Debtors, the Reorganized LINN Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the LINN Debtors (including the management, ownership or operation thereof), Reorganized LINN (including the formation thereof), the LINN Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends and management fees paid), the LINN Credit Agreement, the LINN Second Lien Notes, the LINN Unsecured Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, the LINN Intercreditor Agreement, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or consummation of the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement Agreement, the LINN Exit Facility, Reorganized LINN Non-Conforming Term Notes (if any), the LINN Rights Offerings, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the LINN Plan or the reliance by any Released Party on the LINN Plan or the Confirmation Order in lieu of such legal opinion) created or entered into

[8]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

in connection with the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement, the Disclosure Statement, the LINN Plan, the LINN Exit Facility, Reorganized LINN Non-Conforming Term Notes, the LINN Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the LINN Plan, including the issuance or distribution of Securities pursuant to the LINN Plan, or the distribution of property under the LINN Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the LINN Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the LINN Plan.

d.	Berry Debtor Release.[9]

96. In addition to the releases set forth in the Berry-LINN Intercompany Settlement Agreement, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Berry Debtors, the Reorganized Berry Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Berry Debtors, that the Berry Debtors, the Reorganized Berry Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder

[9]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Berry Debtors (including the management, ownership or operation thereof), the Berry Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends and management fees paid), the Berry Credit Agreement, the Berry Unsecured Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or consummation of the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Backstop Agreement, the Berry Rights Offerings, or any Berry Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Berry Plan or the reliance by any Released Party on the Berry Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Berry RSA, the Original Berry RSA, the Disclosure Statement, the Berry Plan, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Berry Plan, including the issuance or distribution of Securities pursuant to the Berry Plan, or the distribution of property under the Berry Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Berry Plan, any Berry Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Berry Plan.

e.	LINN Plan Release by Holders of Claims or Interests.[10]

97. As of the Effective Date, each Releasing Party is deemed to have released and discharged each LINN Debtor, Reorganized LINN Debtor, and Released Party from any and all Claims and Causes of Action, including Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), Reorganized LINN (including the formation thereof), the LINN Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to LINN Credit Agreement, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, the LINN Second Lien Notes, the LINN Unsecured Notes, the LINN Rights Offerings, the LINN Backstop Agreement, the New Organizational Documents, the Reorganized LINN Registration Rights Agreement, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, the LINN Intercreditor Agreement, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement, the LINN Exit Facility, Reorganized LINN Non-Conforming Term

[10]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

Notes, the LINN Rights Offerings, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the LINN Plan or the reliance by any Released Party on the LINN Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the LINN Second Lien Settlement, the LINN RSA, the Original LINN RSA, the Disclosure Statement, the LINN Plan, the LINN Exit Facility, Reorganized LINN Non-Conforming Term Notes, the LINN Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the LINN Plan, including the issuance or distribution of Securities pursuant to the LINN Plan, or the distribution of property under the LINN Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that except as expressly provided under the LINN Plan, the foregoing releases shall not release obligations arising under agreements among the Releasing Parties and the Released Parties other than the Debtors (including, without limitation, the indemnification rights of the Indenture Trustees under the LINN Notes Indentures and related documentation), and shall not release claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

f.	Berry Plan Release by Holders of Claims or Interests.[11]

98. As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Berry Debtor, and each Released Party from any and all Claims and Causes of Action, including Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Berry Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), Reorganized Berry (including the formation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Berry Backstop Agreement, the Berry Credit Agreement, the Berry Rights Offerings, the New Organizational Documents, the Reorganized Berry Registration Rights Agreement, the Berry Unsecured Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, the Berry Unsecured Notes, the formulation, preparation, dissemination, negotiation, or Filing of the Berry RSA, the Original Berry RSA, the Berry Rights Offerings, the Berry Backstop Agreement, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, or any Berry Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Berry Plan or the reliance by any Released Party on the Berry Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Berry RSA, the Original Berry

[11]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

RSA, the Disclosure Statement, the Berry Plan, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Berry Plan, including the issuance or distribution of Securities pursuant to the Berry Plan, or the distribution of property under the Berry Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that except as expressly provided under the Berry Plan, the foregoing releases shall not release obligations arising under agreements among the Releasing Parties and the Released Parties other than the Berry Debtors, and shall not release claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

g.	LINN Plan Exculpation.[12]

99. Except as otherwise specifically provided in the LINN Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the LINN RSA, the Original LINN RSA, and related prepetition transactions, and related prepetition transactions, the Disclosure Statement, the LINN Plan, the LINN Second Lien Settlement, or any Restructuring Transaction, contract, instrument, release or other agreement or

[12]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the LINN Plan or the reliance by any Exculpated Party on the LINN Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the LINN Plan, the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement Agreement, the LINN Exit Facility, the Reorganized LINN Non-Conforming Term Notes, the LINN Rights Offerings, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the LINN Plan, including the issuance of Securities pursuant to the LINN Plan, or the distribution of property under the LINN Plan, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to or in connection with the LINN Plan and the LINN Restructuring Transactions. The Exculpated Parties have, and upon completion of the LINN Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the LINN Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the LINN Plan.

h.	Berry Plan Exculpation.[13]

100. Except as otherwise specifically provided in the Berry Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Berry RSA, the Original Berry RSA, and related prepetition transactions, the Disclosure Statement, the Berry Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Berry Plan or the reliance by any Exculpated Party on the Berry Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Berry Plan, the Berry RSA, the Original Berry RSA, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Rights Offerings, the Berry Backstop Agreement, the formation of Reorganized Berry, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Berry Plan, or the distribution of property under the Berry Plan, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to or in

[13]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

connection with the Berry Plan and the Berry Restructuring Transactions. The Exculpated Parties have, and upon completion of the Berry Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Berry Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Berry Plan or such distributions made pursuant to the Berry Plan.

i.	LINN Plan Injunction.[14]

101. Except as otherwise expressly provided in the LINN Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to Article VIII.D or Article VIII.E of the LINN Plan, shall be discharged pursuant to Article VIII.A of the LINN Plan, or are subject to exculpation pursuant to Article VIII.F of the LINN Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the LINN Debtors, the Reorganized LINN Debtors, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect

[14]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the LINN Plan; provided, however, that such injunction shall not apply to claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

j.	Berry Plan Injunction.[15]

102. Except as otherwise expressly provided in the Berry Plan or for obligations issued or required to be paid pursuant to the Berry Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to Article VIII.D or Article VIII.E of the Berry Plan, shall be discharged pursuant to Article VIII.A of the Berry Plan, or are subject to exculpation pursuant to Article VIII.F of the Berry Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Berry Debtors, the Reorganized Berry Debtors, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or

[15]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Berry Plan; provided, however, that such injunction shall not apply to claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

E. Preservation of Causes of Action.

a.	LINN Plan.[16]

103. Except as otherwise provided in the LINN Plan, in accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized LINN Debtors shall retain (or shall receive from the LINN Debtors, as applicable) and may enforce all

[16]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

rights to commence and pursue any and all Causes of Action belonging to their Estates, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized LINN Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date of the LINN Plan, other than: (a) the Causes of Action released by the LINN Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, which shall be deemed released and waived by the LINN Debtors and Reorganized LINN Debtors as of the Effective Date; and (b) all Causes of Action that arise under sections 544, 547, 548, and 549 of the Bankruptcy Code and state fraudulent conveyance law; provided, however, that in no event shall any Cause of Action against the LINN Lenders be preserved to the extent provided in the release, exculpation, injunction provisions set forth in Article VIII of the Plan.

104. The Reorganized LINN Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized LINN Debtors. No Entity may rely on the absence of a specific reference in the LINN Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized LINN Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled herein or in a Bankruptcy Court order, the Reorganized LINN Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation; provided, however, that in no event shall any Cause of Action against the LINN Lenders be preserved to the extent provided in the release, exculpation, injunction provisions set forth in Article VIII of the LINN Plan.

105. The Reorganized LINN Debtors reserve (or receive) and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the LINN Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a LINN Debtor may hold against any Entity shall vest in the Reorganized LINN Debtors. The Reorganized LINN Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

b.	Berry Plan.[17]

106. Except as otherwise provided in the Berry Plan, in accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Berry Plan, the Reorganized Berry Debtors shall retain (or shall receive from the Berry Debtors, as applicable) and may enforce all rights to commence and pursue any and all Causes of Action belonging to their Estates, whether arising before or after the Petition Date, including any actions specifically enumerated in the Berry Plan Supplement and the Retained Causes of Action List (which shall include, for the avoidance of doubt, any Causes of Action held by the Berry Debtors or Reorganized Berry Debtors against either Quantum Energy Partners, Sentinel Peak Resources, and any of their respective officers, managers, or employees), and the Reorganized Berry Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved

[17]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Berry Debtors pursuant to the releases and exculpations contained in the Berry Plan, including in Article VIII and the Causes of Action subject to the Berry-LINN Intercompany Claims Settlement, which shall be deemed released and waived by the Berry Debtors and Reorganized Berry Debtors as of the Effective Date; provided, however, that in no event shall any Cause of Action against the Berry Lenders be preserved.

107. The Reorganized Berry Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Berry Debtors. No Entity may rely on the absence of a specific reference in the Berry Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Berry Debtors or the Reorganized Berry Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled herein or in a Bankruptcy Court order, the Reorganized Berry Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation; provided, however, that in no event shall any Cause of Action against the Berry Lenders be preserved.

108. The Reorganized Berry Debtors reserve and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Berry Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Berry Debtor may hold against any Entity shall vest in the Reorganized Berry Debtors. The Reorganized Berry Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

F. Post-Confirmation Notices, Professional Compensation, and Bar Dates.

109. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven (7) Business Days after the Effective Date of the LINN Plan and/or the Effective Date of the Berry Plan, the Reorganized LINN Debtors and the Reorganized Berry Debtors, respectively, must cause notice of Confirmation and occurrence of such Effective Date (the “Notice of Confirmation”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

110. To supplement the notice procedures described in the preceding sentence, no later than ten (10) Business Days after the applicable Effective Date, the applicable Reorganized Debtors must cause the Notice of Confirmation, modified for publication, to be published on one occasion in Wall Street Journal (national edition), the Houston Chronicle, and the Corpus Christi Caller-Times. Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

111. The Notice of Confirmation will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

112. Professionals or other Entities asserting a Professional Fee Claim against either the LINN Debtors or the Berry Debtors for services rendered before the Effective Date must File an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date of the LINN Plan or the Effective Date of the Berry Plan, as applicable. The Reorganized Debtors, as applicable, shall pay Professional Fee Claims against either the LINN Debtors or the Berry Debtors, as applicable, in Cash in the amount this Court allows, including from the Professional Fee Escrow Account for the LINN Debtors and/or the Berry Debtors, as applicable, which the Reorganized LINN Debtors and the Reorganized Berry Debtors, as applicable, will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Reserve Amount for the LINN Debtors and the Professional Fee Reserve Amount for the Berry Debtors, as applicable, on the Effective Date of the LINN Plan or the Effective Date of the Berry Plan, as applicable. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be allocated among and paid directly by the Reorganized LINN Debtors in the manner prescribed by Article II.A.2(d) of the LINN Plan or the Reorganized Berry Debtors in the manner prescribed by Article II.A.2(d) of the Berry Plan, as applicable.

113. Except as otherwise provided in the Plans, requests for payment of Administrative Claims (other than Claims arising under section 503(b)(9) of the Bankruptcy Code, Professional Fee Claims, and those that accrued in the ordinary course of the LINN Debtors’ or the Berry Debtors’ business, as applicable) against any of the LINN Debtors or the Berry Debtors must be Filed no later than the first Business Day that is thirty (30) days following the applicable Effective Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims against the LINN Debtors and/or the Berry Debtors by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property, and such Administrative Claims will be deemed discharged as of the applicable Effective Date. Objections to such requests, if any, must be Filed and served on the applicable Reorganized Debtors and the requesting party by the applicable Claims Objection Bar Date. Payment of the reasonable and documented legal, professional, or other fees and expenses incurred by professionals engaged by the LINN Administrative Agent, the Berry Administrative Agent, the Ad Hoc LINN Noteholder Groups, the Ad Hoc Group of Berry Unsecured Noteholders, the LINN Indenture Trustees, and the Berry Unsecured Notes Trustee, and the backstop parties under the LINN Backstop Agreement and the Berry Backstop Agreement, as provided for under the Plans, the Cash Collateral Order, the LINN RSA, the Berry RSA, the LINN Backstop Agreement, the Berry Backstop Agreement, and/or this Confirmation Order, shall not require a request for payment of Administrative Claims to be Filed.

G. Notice of Subsequent Pleadings.

114. Except as otherwise provided in either Plan or in this Confirmation Order, notice of all subsequent pleadings in these Chapter 11 Cases after the applicable Effective Date will be limited to the following parties: (a) the U.S. Trustee; (b) counsel to the Consenting LINN

Creditors; (c) counsel to the Consenting Berry Creditors; (d) the LINN Creditor Representative, solely with respect to the resolution of Unsecured Claims asserted against the LINN Debtors; and (e) counsel to the administrative agent for each of the LINN Exit Facility and the Berry Exit Facility; (f) the Reorganized LINN Debtors; (g) the Reorganized Berry Debtors; and (h) any party known to be directly affected by the relief sought by such pleadings.

H. Retention of Jurisdiction.

115. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date of the LINN Plan or the Effective Date of the Berry Plan, this Court retains jurisdiction over these Chapter 11 Cases, all matters arising out of or related to these Chapter 11 Cases and each Plan, the matters set forth in Article XII of the LINN Plan and Article XI of the Berry Plan, and other applicable provisions of the respective Plans. Notwithstanding anything to the contrary in this Confirmation Order or the Plans, the Court’s retention of jurisdiction shall not govern the enforcement of the LINN Exit Facility or the Berry Exit Facility or the documents executed in connection therewith or any liens, rights, or remedies related thereto, except to the extent that this Confirmation Order has been vacated or reversed; provided, however, that the Court shall have jurisdiction over matters concerning the Debtors’ or Reorganized Debtors’ entry into the Berry Exit Facility and the LINN Exit Facility, as applicable.

I. Reports.

116. After the Effective Date of the LINN Plan and/or the Effective Date of the Berry Plan, the LINN Debtors and the Berry Debtors, respectively, have no obligation to file with the Court or serve on any parties reports that the Debtors were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed before such applicable Effective Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided, however, that the Debtors will comply with the U.S. Trustee’s quarterly reporting requirements. From Confirmation through the Effective Date of the LINN Plan and/or the Effective Date of the Berry Plan, the LINN Debtors and the Berry Debtors, respectively, will file such reports as are required under the Bankruptcy Local Rules.

J. Effectiveness of All Actions.

117. Except as set forth in either Plan, all actions authorized to be taken pursuant to either Plan shall be effective on, before, or after the Effective Date of the LINN Plan and the Effective Date of the Berry Plan, as applicable, and pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors and/or the Reorganized Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

K. Approval of Consents and Authorization to Take Acts Necessary to Implement the Plans.

118. This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of any states, federal, and any other governmental authority with respect to the implementation or consummation of each Plan and any certifications, mortgages, documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by each Plan, the Plan Supplement, each Disclosure Statement, and any certifications, mortgages, documents, instruments, securities, or agreements, and any amendments or modifications thereto.

L. Plan Implementation Authorization.

119. The Debtors or the Reorganized Debtors, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, restructuring advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, mortgage, release, assumption and assignment, or other agreement or document related to the Plans, as the same may be modified, amended, and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plans in accordance with their terms, or take any or all corporate actions authorized to be taken pursuant to the Plans, whether or not specifically referred to in the Plans or any exhibit thereto, without further order of the Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to section 10.301 of the Business Organizations Code of the State of Texas and any comparable provision of the business corporation laws of any other state, as applicable, no action of the Debtors’ boards of directors or the Reorganized LINN Board or the Reorganized Berry Board, as applicable, will be required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, mortgage, release, assumption and assignment, or other agreement or document related to each Plan, and following the applicable Effective Date, each of the documents for the LINN Plan and/or the Berry Plan will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof. Consistent with each Plan, the Debtors may also take additional steps on the applicable Effective Date to consolidate and streamline their organization, including, among other things, the creation of new subsidiaries, or the merger, liquidation, or consolidation of one or more of the Debtors, including, but not limited to, Linn

Energy, LLC, Berry Petroleum Company, LLC, LinnCo, LLC, Linn Acquisition Company, LLC, Linn Energy Finance Corp., Linn Energy Holdings, LLC, Linn Exploration & Production Michigan LLC, Linn Exploration Midcontinent, LLC, Linn Midstream, LLC, Linn Midwest Energy LLC, Linn Operating, Inc., Mid-Continent I, LLC, Mid-Continent II, LLC, Mid-Continent Holdings I, LLC, and Mid-Continent Holdings II, LLC.

M. LINN Second Lien Settlement.

120. On the Effective Date of the LINN Plan, any and all LINN Second Lien Notes Claims shall be finally and irrevocably Allowed as Unsecured Claims in the amount set forth in Article III.B.4 of the LINN Plan, and Holders of such claims shall be entitled to the treatment set forth in Article III.B.4 of the LINN Plan and all other rights provided for in the LINN Plan and/or the LINN RSA.

121. On the Effective Date of the LINN Plan, the mortgages, pledges, and all other security interests securing the LINN Second Lien Notes Claims shall be immediately and automatically released, and the LINN Debtors, Reorganized LINN Debtors, and the LINN Second Lien Notes Trustee, as applicable, shall be authorized to execute, deliver, record, and file any documentation to evidence or effectuate such release of mortgages, pledges, and other security interests.

122. The LINN Debtors and their estates will be deemed to have expressly released any and all Claims to avoid, subordinate, setoff, reclassify, reduce, recharacterize or disallow in whole or in part the LINN Second Lien Notes Claims, whether under any provision of chapter 5 of the Bankruptcy Code, any equitable theory (including, without limitation, equitable subordination, equitable disallowance, or unjust enrichment), or otherwise, and any other claims that the Debtors and their estates may be entitled to assert against the LINN Second Lien Notes Trustee or any holder of the LINN Second Lien Notes under any applicable law.

123. On the Effective Date of the LINN Plan, the LINN Second Lien Settlement Agreement shall terminate and shall be of no further force and effect.

N. Berry-LINN Intercompany Settlement.

124. The Berry-LINN Intercompany Settlement is hereby approved in all respects, and the Debtors and each of the Reorganized Debtors is authorized to take any such actions as may be necessary or appropriate to effectuate such settlement.

O. LINN Restructuring Transactions.18

125. On the Effective Date of the LINN Plan, the LINN Debtors or Reorganized LINN Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transactions contemplated by the LINN Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the LINN Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the formation of the entity or entities that will comprise the Reorganized LINN Debtors; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the LINN Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; (d) the execution and delivery of the New Organizational Documents; (e) the execution and

[18]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

delivery of the LINN Exit Facility Documents (including, without limitation, (i) all actions to be taken, undertakings to be made, and obligations to be incurred and fees, expenses, and the LINN Lender Paydown to be paid by the LINN Debtors and the Reorganized LINN Debtors, as applicable, and (ii) assisting with the preparation and filing of all security documents, mortgages, deeds of trust or other documents or instruments reasonably requested by the LINN Administrative Agent) and the Reorganized LINN Non-Conforming Term Notes Documents (if any) (including all actions to be taken, undertakings to be made, obligations to be incurred and fees and expenses to be paid to the LINN Debtors and the Reorganized LINN Debtors, as applicable), subject to any post-closing execution and delivery periods provided for in the LINN Exit Facility Documents and the Reorganized LINN Non-Conforming Term Notes Documents (if any); (f) the execution and delivery of the Transition Services Agreement (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees to be paid by the LINN Debtors, the Reorganized LINN Debtors, the Berry Debtors, or the Reorganized Berry Debtors, as applicable, in connection therewith); (g) the execution and delivery of the Form Joint Operating Agreement (including all actions to be taken, undertakings to be made, and obligations and fees to be paid by the LINN Debtors, Reorganized LINN Debtors, the Berry Debtors, and the Reorganized Berry Debtors, as applicable); (h) the execution and delivery of the Reorganized LINN Registration Rights Agreement; (i) the issuance of the Reorganized LINN Common Stock pursuant to the LINN Funded Debt Equity Distribution; (j) pursuant to the LINN Rights Offerings Procedures and the LINN Backstop Agreement, the implementation of the LINN Rights Offerings, the distribution of the LINN Rights to the LINN Rights Offerings Participants as of the LINN Rights Offerings Record Date, and the issuance of the Reorganized LINN Common Stock in connection therewith; (k) adoption of the Reorganized LINN Employee

Incentive Plan and the allocation and issuance of the Reorganized LINN EIP Equity in accordance with the terms included therein; (l) the establishment and funding of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool; and (m) after cancellation of the Interests in LINN and LinnCo, all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the LINN Plan.

P. Berry Restructuring Transactions.19

126. On the Effective Date of the Berry Plan, the Berry Debtors or the Reorganized Berry Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transactions contemplated by the Berry Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the formation of the entity or entities that will comprise the Reorganized Berry Debtors; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Berry Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; (d) the execution and delivery of the New Organizational Documents; (e) the execution and delivery of the Berry

[19]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

Exit Facility Documents (including, without limitation, (i) all actions to be taken, undertakings to be made, obligations to be incurred and fees, expenses, and the Berry Lender Paydown to be paid by the Berry Debtors and Reorganized Berry Debtors, as applicable, and (ii) assisting with the preparation and filing of all security documents, mortgages, deeds of trust, or other documents or instruments reasonably requested by the Berry Administrative Agent) and the Reorganized Berry Non-Conforming Term Notes Documents (including all actions to be taken, undertakings to be made, obligations to be incurred and fees and expenses to be paid by the Berry Debtors and the Reorganized Berry Debtors, as applicable), subject to any post-closing execution and delivery periods provided for in the Berry Exit Facility Documents and the Reorganized Berry Non-Conforming Term Notes Documents; (f) the execution and delivery of the Transition Services Agreement (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees to be paid by the Berry Debtors or the Reorganized Berry Debtors, as applicable, in connection therewith); (g) the execution and delivery of the Form Joint Operating Agreement (including all actions to be taken, undertakings to be made, and obligations and fees to be paid by the Berry Debtors and the Reorganized Berry Debtors, as applicable); (h) the execution and delivery of the Reorganized Berry Registration Rights Agreement; (i) the issuance of the Reorganized Berry Common Stock to Holders of Allowed Unsecured Claims as set forth in the Berry Plan; (j) pursuant to the Berry Rights Offerings Procedures and the Berry Backstop Agreement, the implementation of the Berry Rights Offerings, the distribution of the Berry Rights to the Berry Rights Offerings Participants as of the Berry Rights Offerings Record Date, and the issuance of the Reorganized Berry Preferred Stock in connection therewith; (k) execution and delivery of the Reorganized Berry Employee Incentive Plan Agreements and issuance of the Reorganized Berry EIP Equity in accordance with the terms of the Reorganized Berry Employee

Incentive Plan Agreements; (l) the establishment and funding of the Berry GUC Cash Distribution Pool; and (m) after cancellation of the Interests in LAC and Berry, all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Berry Plan.

Q. Approval of Exit Financing.

a.	LINN Exit Facility.

127. On the Effective Date of the LINN Plan, the Reorganized LINN Debtors shall enter into the LINN Exit Facility, the terms of which will be set forth in the LINN Exit Facility Documents. The terms of the LINN Exit Facility are fair and reasonable, and the LINN Exit Facility was negotiated in good faith and at arm’s-length by the LINN Debtors, the LINN Administrative Agent, and the Consenting LINN Lenders. This Confirmation Order constitutes approval of the LINN Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the LINN Debtors or the Reorganized LINN Debtors, as applicable, in connection therewith), to the extent not approved by the Court previously, and the Reorganized LINN Debtors are authorized to execute and deliver any documents necessary or appropriate as reasonably determined by the LINN Administrative Agent to obtain the LINN Exit Facility, including the LINN Exit Facility Documents, without further notice to or order of the Court, act, or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized LINN Debtors and the LINN Administrative Agent may deem to be necessary to consummate the LINN Exit Facility.

128. On the Effective Date of the LINN Plan, all of the Liens and security interests to be granted in accordance with the LINN Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the LINN Exit Facility Documents, (b) shall be deemed automatically attached and perfected on the Effective Date of the LINN Plan, subject only to such Liens and security interests as may be permitted under the LINN Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law; and the Reorganized LINN Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the LINN Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law or desirable, in the reasonable discretion of the LINN Administrative Agent, to give notice of such Liens and security interests to third parties.

129. On the Effective Date of the LINN Plan, all of the existing mortgages and deeds of trust granted to the LINN Lenders (including without limitation those mortgages and deeds of trust described in the recording schedules attached to the Perfection Notice (as defined below) and made a part hereof, and including, without limitation, the LINN Lenders in their capacity as a lender or letter of credit or hedge provider) shall remain in full force and effect and shall be deemed to be amended and assigned by the LINN Administrative Agent to the administrative agent under the LINN Exit Facility and duly assumed, ratified, and affirmed as a continuing obligation of each of the applicable Reorganized LINN Debtors and (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the LINN Exit Facility Documents, and (b) shall be deemed automatically attached and perfected on the Effective Date of the LINN Plan, subject only to such Liens and security interests as may be permitted under the LINN Exit Facility Documents.

130. On the Effective Date of the LINN Plan, all of the letters of credit extended by and hedging arrangements entered by the LINN Lenders (or the Berry Lenders, if applicable, with respect to hedges) shall remain in full force and effect and shall be deemed to be amended and assigned by the applicable lender party and LINN Administrative Agent to the administrative agent under the LINN Exit Facility and assumed, ratified, and affirmed as a continuing obligation of each of the applicable Reorganized LINN Debtors, and all related mortgages shall be deemed assumed and assigned as set forth in this Confirmation Order and the LINN Plan.

131. Notwithstanding that no filings, recordings, approvals, or consents of any kind are required for the Liens and security interests granted in accordance with the LINN Exit Facility Documents to be attached and perfected as of the Effective Date of the LINN Plan, at the discretion of the LINN Administrative Agent, a notice attached hereto as Exhibit C (the “Perfection Notice”) is hereby approved and may be filed and recorded in any federal, state or county filing agency or recordation bureau that the LINN Administrative Agent deems appropriate, and such notice shall have the effect of an order of the Court, and shall constitute sufficient notice of the entry of the Confirmation Order to filing and recording officers, and is deemed a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law and may be provided in lieu of any other agreement, document or instrument including the Confirmation Order.

b.	Berry Exit Facility.

132. On the Effective Date of the Berry Plan, the Reorganized Berry Debtors shall enter into the Berry Exit Facility, the terms of which will be set forth in the Berry Exit Facility Documents. The terms of the Berry Exit Facility are fair and reasonable, and the Berry Exit Facility was negotiated in good faith and at arm’s-length by the Debtors, the Berry Administrative Agent, and the Consenting Berry Lenders. This Confirmation Order constitutes approval of the Berry Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Berry Debtors or the Reorganized Berry Debtors, as applicable, in connection therewith), to the extent not approved by the Court previously, and the Reorganized Berry Debtors are authorized to execute and deliver any documents necessary or appropriate as reasonably determined by the Berry Administrative Agent to obtain the Berry Exit Facility, including the Berry Exit Facility Documents, without further notice to or order of the Court, act, or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Berry Debtors and the Berry Administrative Agent may deem to be necessary to consummate the Berry Exit Facility.

133. On the Effective Date of the Berry Plan, all of the Liens and security interests to be granted in accordance with the Berry Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Berry Exit Facility Documents, (b) shall be deemed automatically attached and perfected on the Effective Date of the Berry Plan, subject only to such Liens and security interests as may be permitted under the Berry Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law; and the Reorganized Berry Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Berry Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law or desirable, in the reasonable discretion of the Berry Administrative Agent, to give notice of such Liens and security interests to third parties.

134. On the Effective Date of the Berry Plan, all of the existing mortgages and deeds of trust granted to the Berry Lenders (including without limitation those mortgages and deeds of trust described in the recording schedules attached to the Perfection Notice and made a part hereof, and including, without limitation, the Berry Lenders in their capacity as a lender or letter of credit or hedge provider) shall remain in full force and effect and shall be deemed to be amended and assigned by the Berry Administrative Agent to the administrative agent under the Berry Exit Facility and duly assumed, ratified, and affirmed as a continuing obligation of each of the applicable Reorganized Berry Debtors and (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with their terms and the Berry Exit Facility Documents, and (b) shall be deemed automatically attached and perfected on the Effective Date of the Berry Plan, subject only to such Liens and security interests as may be permitted under the Berry Exit Facility Documents.

135. On the Effective Date of the Berry Plan, all of the letters of credit extended by and hedging arrangements entered by the Berry Lenders (or the LINN Lenders, if applicable, with respect to hedges) shall remain in full force and effect and shall be deemed to be amended and assigned by the applicable lender party and Berry Administrative Agent to the administrative agent under the Berry Exit Facility and assumed, ratified, and affirmed as a continuing obligation of each of the applicable Reorganized Berry Debtors, and all related mortgages shall be deemed assumed and assigned as set forth in this Confirmation Order and the Berry Plan.

136. Notwithstanding that no filings, recordings, approvals, or consents of any kind are required for the Liens and security interests granted in accordance with the Berry Exit Facility Documents to be attached and perfected as of the Effective Date of the Berry Plan, at the discretion of the Berry Administrative Agent, the Perfection Notice may be filed and recorded in any federal, state or county filing agency or recordation bureau that the Berry Administrative Agent deems appropriate, and such notice shall have the effect of an order of the Court, and shall constitute sufficient notice of the entry of the Confirmation Order to filing and recording officers, and is deemed a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law and may be provided in lieu of any other agreement, document or instrument including the Confirmation Order.

R. Binding Effect.

137. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date of the LINN Plan and the Effective Date of the Berry Plan, as applicable, and subject to any consultation and approval rights and conditions under the Plans, the LINN RSA, or the Berry RSA, the terms of each Plan, the final versions of the documents contained in each Plan Supplement, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the respective Plans), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in each Plan or this Confirmation Order, each Entity acquiring property under either Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to each Plan regardless of whether any Holder of a Claim or debt has voted on the applicable Plans.

138. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the applicable Effective Date and subject to the terms of the applicable Plans and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date of the LINN Plan or the Effective Date of the Berry Plan, as applicable, shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors, and their respective successors and assigns.

S. Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

a.	LINN Debtors.

139. Except as otherwise provided in the LINN Plan, this Confirmation Order, or any agreement, instrument or other document incorporated in the LINN Plan (including the LINN Exit Facility Documents), each LINN Debtor shall continue to exist after the Effective Date of the LINN Plan as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable LINN Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect before the Effective Date of the LINN Plan, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the LINN Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the LINN Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law).

140. On the Effective Date of the LINN Plan, and pursuant to any mergers, amalgamations, consolidations, arrangements, agreements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the LINN Debtors reasonably determine are necessary to consummate the LINN Plan, all assets of LINN (other than the equity interests in LAC and Berry) will be conveyed to Reorganized LINN (or a subsidiary thereof) in a taxable disposition and will be directly or indirectly held by Reorganized LINN or another entity affiliated with Reorganized LINN; provided, however, that the allocation of assets shall be structured such that neither Reorganized LINN nor any of the LINN Debtors nor any of their Subsidiaries shall be an “investment company” or subject to regulation under the Investment Company Act, and this conclusion is based on one or more bases or exclusions other than Sections 3(c)(1) and 3(c)(7) of the Investment Company Act, including that neither Reorganized LINN, the LINN Debtors, nor any of their Subsidiaries comes within the basic definition of “investment company” under Section 3(a)(1) of the Investment Company Act. For the avoidance of doubt, LinnCo and LINN shall be wound down and liquidated as part of the LINN Restructuring Transactions, and Reorganized LINN is not intended to be a successor to LinnCo and LINN for U.S. federal income tax purposes.

141. Except as otherwise provided in the LINN Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated in the LINN Plan (including the LINN Exit Facility Documents), on the Effective Date of the LINN Plan, all property in each Estate, all Causes of Action, and any property acquired by any of the LINN Debtors pursuant to the LINN Plan shall vest in each applicable Reorganized LINN Debtor, free and clear of all Liens, Claims, charges, Interests, or other encumbrances. Except as otherwise provided in the LINN Plan, on and after the Effective Date of the LINN Plan, each of the Reorganized LINN Debtors may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, on the Effective Date of the LINN Plan, all rights and obligations of the LINN Debtors with respect to the LINN Backstop Agreement shall vest in the applicable Reorganized LINN Debtors, and the Reorganized LINN Debtors will be deemed to assume all such obligations.

b.	Berry Debtors.

142. Notwithstanding anything in the Berry Plan to the contrary, the Required Consenting Berry Creditors may elect to transfer ownership of Berry’s equity to Reorganized Berry HoldCo or a subsidiary thereof, in which case Berry shall become Reorganized Berry OpCo under the Berry Plan. Subject in all respects to paragraph 134 of this Confirmation Order, such transfer shall be free and clear of all Liens, Claims, and encumbrances, other than any created by the Berry Exit Facility, and shall be treated the same for all purposes as would have been the transfer of Berry’s assets to Reorganized Berry OpCo under the Berry Plan. In the event ownership of Berry is transferred to Reorganized Berry HoldCo or a subsidiary thereof, Berry will not be wound-down as provided in the Berry Plan, but rather will continue as a direct or indirect subsidiary of Reorganized Berry HoldCo. The Berry Plan is hereby modified in accordance with the terms of this paragraph.

143. Except as otherwise provided in the Berry Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated in the Berry Plan (including the Berry Exit Facility Documents), each Berry Debtor shall continue to exist after the Effective Date of the Berry Plan as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Berry Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect before the Effective Date of the Berry Plan, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Berry Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Berry Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law).

144. On the Effective Date of the Berry Plan, and pursuant to any mergers, amalgamations, consolidations, arrangements, agreements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Berry Debtors reasonably determine are necessary to consummate the Berry Plan, all assets or equity of Berry will be conveyed to Reorganized Berry (or a subsidiary thereof) in a taxable disposition and will be directly or indirectly held by Reorganized Berry or another entity affiliated with Reorganized Berry; provided, however, that the allocation of assets or equity shall be structured such that neither Reorganized Berry nor any of the Berry Debtors shall be an “investment company” under the Investment Company Act and this conclusion is based on one or more bases or exclusions other than Sections 3(c)(1) and 3(c)(7) of the Investment Company Act, including that neither the Berry Debtors nor any of its subsidiaries comes within the basic definition of “investment company” under section 3(a)(1) of the Investment Company Act. For the avoidance of doubt, Reorganized Berry is not intended to be a successor to the Berry Debtors for U.S. federal income tax purposes.

145. Upon the Effective Date of the Berry Plan, Reorganized Berry shall become the representative of the Berry Debtors and their Estates and shall be authorized to take any and all actions authorized by or consistent with the terms of the Berry Plan on behalf of the Reorganized Berry Debtors.

146. Except as otherwise provided in the Berry Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated in the Berry Plan (including the Berry Exit Facility Documents), on the Effective Date of the Berry Plan, all equity in Berry that is transferred to Reorganized Berry, all property in each Estate, all Causes of Action, and any property acquired by any of the Berry Debtors pursuant to the Berry Plan shall vest in each applicable Reorganized Berry Debtor, free and clear of all Liens, Claims, charges, Interests, or other encumbrances. Except as otherwise provided in the Berry Plan, on and after the Effective Date of the Berry Plan, each of the Reorganized Berry Debtors may operate their business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, on the Effective Date of the Berry Plan, all rights and obligations of the Berry Debtors with respect to the Berry Backstop Agreement shall vest in Reorganized Berry HoldCo, and Reorganized Berry HoldCo will be deemed to assume all such obligations.

T. Directors and Officers of Reorganized Debtors.

147. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have, to the extent reasonably practicable and known, disclosed in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the Reorganized LINN Board and the Reorganized Berry Board, as well as those Persons that will serve as an officer of Reorganized LINN, Reorganized Berry, or any of the other Reorganized Debtors. To the extent that any director or officer of the Reorganized Debtors has not yet been determined, such determination will be made in accordance with the New Organizational Documents and such appointment is hereby approved. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Each such director and officer shall serve from and after the Effective Date of the LINN Plan and the Effective Date of the Berry Plan pursuant to the terms of the New Organizational Documents for the Reorganized LINN Debtors or the New Organizational Documents for the Reorganized Berry Debtors, as applicable, and other constituent documents of Reorganized LINN, Reorganized Berry, and the Reorganized Debtors, as applicable.

148. After the Effective Date of the LINN Plan, each current employee who is party to an employment agreement with the LINN Debtors shall either: (a) have such agreement assumed by the applicable Reorganized Debtors pursuant to the Plan; or (b) receive a new employment agreement from the applicable Reorganized LINN Debtors or the Reorganized Berry Debtors, as applicable, on terms that are equal or better than the existing agreement and reasonably acceptable to the respective employee, the Reorganized LINN Debtors or the

Reorganized Berry Debtors, as applicable. Notwithstanding anything in the Plans, the employment contracts, or this Confirmation Order to the contrary, Consummation of either Plan shall not constitute a “Change in Control” (as defined in each employment contract), or such other substantially similar concept, under each such Employment Contract.

U. Reorganized Debtor Employee Incentive Plans.

149. The Reorganized LINN Employee Incentive Plan is hereby approved in all respects, and the Reorganized LINN Board is authorized to adopt such plan which shall be implemented on the Effective Date of the LINN Plan. The definition of “Reorganized LINN Employee Incentive Plan” has been modified in the LINN Plan, to read as follows: “‘Reorganized LINN Employee Incentive Plan’ means the management employee incentive plan to be implemented with respect to Reorganized LINN (and/or a subsidiary thereof) on the Effective Date, the terms and conditions of which shall be set forth in the Reorganized LINN Employee Incentive Plan Agreements, and the participants’ respective employment agreements.” Notwithstanding anything to the contrary herein or in the LINN Plan, the terms of the Reorganized LINN Employee Incentive Plan Agreements shall govern and hereinafter supplant the Reorganized LINN Employee Incentive Plan Term Sheet, and in no event shall the terms of the Reorganized LINN Employee Incentive Plan Agreements be qualified in any respect by the Reorganized LINN Employee Incentive Plan Term Sheet.

150. The Reorganized Berry Employee Incentive Plan is hereby approved in all respects, and the Reorganized Berry Board is authorized to adopt such plan which shall be implemented on the Effective Date of the Berry Plan.

V. Ownership and Control.

151. The Consummation of the Plans shall not constitute a change in ownership or change in control, as such terms are used in any statute, regulation, contract, or agreement, including, but not limited to, any assumption, assumption and assignment, insurance agreement, mortgage, letter of credit, or hedging arrangement, in effect on the applicable Effective Date and to which any Debtor is a party or under any applicable law of any unit of government.

W. Payment to Holders of LINN Lender Claims, LINN Second Lien Notes Claims, and Berry Lender Claims.

152. The LINN Debtors, or the Reorganized LINN Debtors, as applicable, are authorized, on the Effective Date of the LINN Plan, to indefeasibly pay the LINN Lender Paydown in Cash to the LINN Administrative Agent for the benefit of Holders of LINN Lender Claims.

153. The LINN Debtors, or the Reorganized LINN Debtors, as applicable, are authorized, on the Effective Date of the LINN Plan, to indefeasibly pay $30 million in Cash to the LINN Second Lien Notes Trustee for the benefit of Holders of LINN Second Lien Notes Claims.

154. The Berry Debtors, or the Reorganized Berry Debtors, as applicable, are authorized, on the Effective Date of the Berry Plan, to indefeasibly pay the Berry Lender Paydown in Cash to the Berry Administrative Agent for the benefit of Holders of Berry Lender Claims.

X. Continuation and Merger of Certain Lender Claims.

155. On or after the applicable Effective Date, the Indemnification Obligations, guaranty obligations, hedging obligations, letter of credit reimbursement obligations, and certain unliquidated obligations to the LINN Lenders, as defined or set forth in the LINN Lender proofs of claim (numbered 5295, 5306, and 5433), shall be deemed Allowed as Secured Claims pursuant to the LINN Plan and shall be continued over to and merged with, as applicable, the LINN Exit Facility Documents or Reorganized LINN Non-Conforming Term Notes Documents, if applicable.

156. On or after the Effective Date, the indemnification obligations, guaranty obligations, hedging obligations, letter of credit reimbursement obligations, and certain unliquidated obligations to the Berry Lenders, as defined or set forth in the Berry Lender proof of claim (numbered 5317), shall be deemed Allowed as Secured Claims pursuant to the Berry Plan and shall be continued over to and merged with, as applicable, the Berry Exit Facility Documents or Reorganized Berry Non-Conforming Term Notes Documents, if applicable.

Y. Establishment of Cash Distribution Pools.

a.	LINN GUC Cash Distribution Pool and LINN Convenience Claims Cash Distribution Pool.

157. On the Effective Date of the LINN Plan, the LINN Debtors and the Reorganized LINN Debtors, as applicable, are authorized to fund each of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool into separate, segregated bank accounts not subject to the control of the lenders or the administrative agent under the LINN Exit Facility, which accounts shall not be, at any time, subject to any liens, security interests, or other encumbrances. Except as provided in the LINN Plan, Cash held on account of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool shall not constitute property of the LINN Debtors or the Reorganized LINN Debtors and distributions from such accounts shall be made in accordance with the LINN Plan. In the event that there is any remaining Cash balance in the LINN GUC Cash Distribution Pool after payment to all Holders of Allowed LINN General Unsecured Claims, such remaining amount, if any, shall be distributed Pro Rata to Holders of Allowed LINN General Unsecured Claims.

158. In the event that the sum of (a) Allowed LINN Convenience Claims and (b) Allowed LINN General Unsecured Claims for which such Holders elect to irrevocably reduce the Allowed amount of such Claim to $2,500 to receive treatment as Allowed LINN Convenience Claims exceeds the LINN Convenience Claims Cash Distribution Pool, any such excess costs will be paid with, and deducted from, the LINN GUC Cash Distribution Pool. In the event that there is any remaining Cash balance in the LINN Convenience Claims Cash Distribution Pool after payment of all Allowed LINN Convenience Claims (including all Allowed LINN General Unsecured Claims electing treatment as Allowed LINN Convenience Claims), the excess amounts shall be transferred into the LINN GUC Cash Distribution Pool for Pro Rata distribution to Holders of Allowed LINN General Unsecured Claims (excluding those electing treatment as Allowed LINN Convenience Claims).

b.	Berry GUC Cash Distribution Pool.

159. On the Effective Date of the Berry Plan, the Berry Debtors or the Reorganized Berry Debtors, as applicable, shall irrevocably fund the Berry GUC Cash Distribution Pool into a separate, segregated bank account not subject to the control of the lenders or the administrative agent under the Berry Exit Facility, which accounts shall not be, at any time, subject to any liens, security interests, or other encumbrances. Except as provided herein, Cash held on account of the Berry GUC Cash Distribution Pool shall not constitute property of the Berry Debtors or the Reorganized Berry Debtors, and distributions from such accounts shall be made in accordance with the Berry Plan.

160. In the event that there is any remaining Cash balance in the Berry GUC Cash Distribution Pool after payment to or reserve for all Holders of Allowed Berry General Unsecured Claims and/or applicable Allowed Berry Unsecured Notes Claims that elect to receive such Cash distributions in lieu of any recovery in the form of shares of Reorganized Berry Common Stock, such remaining amount, if any, shall be returned to the Reorganized Berry Debtors for general corporate purposes.

Z. Release of Liens.

a.	LINN Debtors.

161. Except as otherwise specifically provided in the LINN Plan or in any contract, instrument, release, or other agreement or document created pursuant to the LINN Plan, on the Effective Date of the LINN Plan and concurrently with the applicable distributions made pursuant to the LINN Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date of the LINN Plan, except for Other LINN Secured Claims that the LINN Debtors elect to Reinstate in accordance with Article III.B.1 of the LINN Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized LINN Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the LINN Debtors; provided, that Article VIII.C of the LINN Plan shall not apply to the LINN Lender Claims to the extent specifically provided for in the LINN Exit Facility Documents or Reorganized LINN Non-Conforming Term Notes Documents (if any).

b.	Berry Debtors.

162. Except as otherwise specifically provided in the Berry Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Berry Plan, on the Effective Date of the Berry Plan and concurrently with the applicable distributions made pursuant to the Berry Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date of the Berry Plan, except for Other Berry Secured Claims that the Berry Debtors elect to Reinstate in accordance with Article III.B.1 of the Berry Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Berry Debtors and their successors and assigns (including Reorganized Berry), in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Berry Debtors or Reorganized Berry Debtors; provided, that Article VIII.C of the Berry Plan shall not apply to the Berry Lender Claims to the extent specifically provided for in the Berry Exit Facility Documents and the Reorganized Berry Non-Conforming Term Notes Documents.

AA. Claims Reserves.

a.	LINN Claims Reserves.

163. On or before the Effective Date of the LINN Plan, the LINN Debtors or the Reorganized LINN Debtors, as applicable, shall be authorized, but not directed, to establish one or more Disputed Claims reserves, which Disputed Claims reserves shall be administered by the Reorganized LINN Debtors, to the extent applicable; provided, that the establishment, mechanics, amounts, and timing of such Disputed Claims reserves for the LINN Debtors shall be reasonably acceptable to the Committee.

164. The LINN Debtors or the Reorganized LINN Debtors, as applicable, may, in their reasonable discretion and in consultation with the Committee or the LINN Creditor Representative, as applicable, hold Cash in the same proportions and amounts as provided for in the LINN Plan, in the Disputed Claims reserves in trust for the benefit of the Holders of the total estimated amount of LINN General Unsecured Claims and LINN Convenience Claims

ultimately determined to be Allowed after the Effective Date of the LINN Plan. The Reorganized LINN Debtors shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided in the LINN Plan, as such Claims or Interests are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date of the LINN Plan under Article III of the LINN Plan solely to the extent of the amounts available in the applicable Disputed Claims reserves. Any portions of the LINN GUC Cash Distribution Pool remaining after resolution of Disputed LINN General Unsecured Claims shall be released from the applicable Disputed Claims reserves for Pro Rata distributions to the Holders of Allowed LINN General Unsecured Claims.

b.	Berry Claims Reserves.

165. On or before the Effective Date of the Berry Plan, the Berry Debtors or the Reorganized Berry Debtors, as applicable, shall be authorized, but not directed, to establish, in consultation with the Committee prior to the Effective Date of the Berry Plan, one or more Disputed Claims Reserves, which Disputed Claims Reserves shall be administered by the Reorganized Berry Debtors, to the extent applicable; provided, that the establishment, mechanics, amounts, and timing of such Disputed Claims reserves for the Berry Debtors shall be reasonably acceptable to the Committee.

166. The Berry Debtors or the Reorganized Berry Debtors, as applicable, may, in their reasonable discretion and in consultation with the Committee, as applicable, hold Cash and Reorganized Berry Common Stock, in the same proportions and amounts as provided for in the Berry Plan, in the Disputed Claims Reserves in trust for the benefit of the Holders of the total estimated amount of Berry General Unsecured Claims and Berry Unsecured Notes Claims ultimately determined to be Allowed after the Effective Date of the Berry Plan. The

Reorganized Berry Debtors shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided in the Berry Plan, as such Allowed Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of the Berry Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserves.

167. Any portions of the Berry GUC Cash Distribution Pool remaining after resolution of the Disputed Berry General Unsecured Claims shall be released from the applicable Disputed Claims reserves for Pro Rata distributions to those (a) Holders of Allowed Berry General Unsecured Claims and (b) Holders of Berry Unsecured Notes Claims who are not Accredited Investors, in each case of the foregoing clauses (a) and (b) who have irrevocably elected to receive their Pro Rata share of the Berry GUC Cash Distribution Pool; provided, that in no event shall any such Holder of an Allowed Berry General Unsecured Claim or Allowed Berry Unsecured Notes Claim receive a Cash recovery in excess of $0.35 on each $1.00 of its Allowed Berry General Unsecured Claim; provided, further, that to the extent that there are any amounts of the Berry GUC Cash Distribution Pool remaining after each applicable Holder of Allowed Berry General Unsecured Claims and Allowed Berry Unsecured Notes Claims has received or been reserved for its maximum Cash recovery, such excess funds shall be returned to the Reorganized Berry Debtors for general corporate uses.

BB. Claims Reconciliation Process.

a.	LINN Debtors.

168. The procedures and responsibilities for, and costs of, reconciling Disputed LINN General Unsecured Claims shall be as set forth in the LINN Plan.

b.	Berry Debtors.

169. The post-Effective Date costs (including legal fees and expenses) incurred by the Reorganized Berry Debtors in connection with reconciling Disputed Berry General Unsecured Claims whose Holders elect under the Berry Plan to receive Cash from the Berry GUC Cash Distribution Pool in lieu of Reorganized Berry Common Stock shall be charged to, and paid from, the Berry GUC Cash Distribution Pool. All other post-Effective Date costs (including legal fees and expenses) incurred by the Reorganized Berry Debtors in connection with reconciling Disputed Berry General Unsecured Claims shall be charged to, and paid from, the assets of the Reorganized Berry Debtors (and not the Berry GUC Cash Distribution Pool).

CC. Verification of Non-Accredited Status.

170. As a condition to receiving any distribution of Cash from the Berry GUC Cash Distribution Pool, each Holder of an Allowed Berry Unsecured Notes Claim that elects on its ballot to receive Cash from the Berry GUC Cash Distribution Pool in lieu of Reorganized Berry Common Stock (such Holder, a “Cash-Electing Berry Noteholder”) shall, upon the written request of the Berry Debtors, the Reorganized Berry Debtors, or the Committee (such request, a “Non-Accredited Investor Verification Request”), deliver within thirty (30) calendar days documentary evidence (“Proof of Non-Accredited Investor Status”) sufficient to establish that such Cash-Electing Berry Noteholder is a Non-Accredited Investor. Failure of a Cash-Electing Berry Noteholder to deliver Proof of Non-Accredited Investor Status pursuant to a Non-Accredited Investor Verification Request within such 30-day period shall result in the irrevocable waiver of such Cash-Electing Noteholder’s Cash election, and such Cash-Electing Berry Noteholder shall receive Reorganized Berry Common Stock instead of Cash.

171. If a Cash-Electing Berry Noteholder timely returns Proof of Non-Accredited Investor Status pursuant to a Non-Accredited Investor Verification Request, the Berry Debtors, the Reorganized Berry Debtors, and the Committee shall have ten (10) Business Days from receipt thereof to seek recourse from the Court on an expedited basis to challenge the sufficiency of such Proof of Non-Accredited Investor Status. If the sufficiency of such Proof of Non-Accredited Investor Status is not challenged within such 10-Business-Day period, such Proof of Non-Accredited Investor Status shall be deemed sufficient to establish the Non-Accredited Investor status of such Cash-Electing Berry Noteholder.

DD. Injunctions and Automatic Stay.

172. Unless otherwise provided in either Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in either Plan or this Confirmation Order) shall remain in full force and effect until the applicable Effective Date. All injunctions or stays contained in either Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

EE. Cancellation of Existing Securities and Agreements.

a.	LINN Debtors.

173. Except as otherwise provided in the LINN Plan and this Confirmation Order, on and after the Effective Date of the LINN Plan, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Other LINN Secured Claims, LINN Lender Claims (other than mortgages which shall be assumed and assigned as a security instrument under the LINN Exit Facility Documents), LINN Second Lien Notes Claims, LINN Unsecured Notes Claims, and Interests in LINN and LinnCo, shall be deemed canceled, surrendered, and discharged without any need for further action or approval of the Court or any Holder or other person and the obligations of the LINN Debtors or Reorganized LINN Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the LINN Indenture Trustees and the LINN Administrative Agent shall be released from all duties thereunder; provided, however, that Holders of Interests in LinnCo may receive a non-transferable escrow position to the extent necessary to facilitate any distributions that may become available in the future on account of such Interests in LinnCo; provided, further, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (a) allowing Holders to receive distributions under the LINN Plan; (b) allowing the LINN Indenture Trustees and the LINN Administrative Agent to enforce their rights, claims, and interests vis-à-vis any parties other than the LINN Debtors; (c) allowing the LINN Indenture Trustees and the LINN Administrative Agent to make the distributions in accordance with the LINN Plan (if any), as applicable; (d) preserving any rights of the LINN Administrative Agent or the LINN Indenture Trustees to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant indenture, the LINN Intercreditor Agreement, or the LINN Credit Agreement, including any rights to priority of payment and/or to exercise charging liens; (e) allowing the LINN Indenture Trustees and the LINN Administrative Agent to enforce any obligations owed to each of them under the LINN Plan; (f) allowing the LINN Indenture Trustees and the LINN Administrative Agent to exercise rights and obligations relating to the interests of the Holders under the relevant indentures and credit agreements; (g) allowing the LINN Indenture Trustees and the LINN Administrative Agent to appear in the Chapter 11 Cases or in any proceeding in the Court or any other court; and (h) permitting the LINN Indenture Trustees and the LINN Administrative Agent to perform any functions that are necessary to effectuate the foregoing.

174. Except for the foregoing, the LINN Indenture Trustees and their respective agents shall be relieved of all further duties and responsibilities related to the LINN Notes Indentures and the LINN Plan, except with respect to such other rights of such LINN Indenture Trustees that, pursuant to the applicable LINN Notes Indentures, survive the termination of such indentures. Subsequent to the performance by each LINN Indenture Trustee of its obligations pursuant to the LINN Plan, each LINN Indenture Trustee and its agents shall be relieved of all further duties and responsibilities related to the applicable indenture.

175. If the record Holder of the LINN Notes is DTC or its nominee or another securities depository or custodian thereof, and such LINN Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the LINN Notes shall be deemed to have surrendered such Holder’s note, debenture, or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

b.	Berry Debtors.

176. Except as otherwise provided in the Berry Plan and this Confirmation Order, on and after the Effective Date of the Berry Plan, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Other Berry Secured Claim, Interests in Berry and LAC, Berry Lender Claims (other than mortgages which shall be assumed and assigned as Security Instruments under the Berry Exit Facility Documents), and Berry Unsecured Notes Claims, shall be deemed canceled, surrendered, and discharged without any need for further action or approval of the Court or any Holder or other person and the obligations of the Debtors or Reorganized Berry Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Berry Unsecured Notes Trustees and the Berry Administrative Agent shall be released from all duties thereunder; provided, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (a) allowing Holders to receive distributions under the Berry Plan; (b) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to enforce their rights, claims, and interests vis-à-vis any parties other than the Berry Debtors; (c) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to make the distributions in accordance with the Berry Plan (if any), as applicable; (d) preserving any rights of the Berry Administrative Agent or the Berry Unsecured Notes Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the Berry Unsecured Notes Indenture or the Berry Credit Agreement, including any rights to priority of payment and/or to exercise charging liens; (e) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to enforce any obligations owed to each of them under the Berry Plan; (f) allowing the Berry Unsecured Notes Trustee and Berry Administrative Agent to exercise rights and obligations relating to the interests of the Holders under the relevant indentures and credit agreements; (g) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to appear in the Chapter 11 Cases or in any proceeding in the Court or any other court to the Holders of Allowed Unsecured Claims as set forth in Article III.B of the Berry Plan; and (h) permitting the Berry Unsecured Notes Trustee and the Berry Administrative Agent to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Berry Plan, as applicable, or result in any expense or liability to the Berry Debtors or Reorganized Berry Debtors, as applicable.

177. Except for the foregoing, the Berry Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the Berry Unsecured Notes Indenture and the Berry Plan, except with respect to such other rights of the Berry Unsecured Notes Trustee that, pursuant to the Berry Unsecured Notes Indenture, survive the termination of such indentures. Subsequent to the performance by the Berry Unsecured Notes Trustee of its obligations pursuant to the Berry Plan, the Berry Unsecured Notes Trustee and its agents shall be relieved of all further duties and responsibilities related to the applicable indenture.

178. If the record Holder of the Berry Unsecured Notes is DTC or its nominee or another securities depository or custodian thereof, and such Berry Unsecured Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the Berry Unsecured Notes shall be deemed to have surrendered such Holder’s note, debenture, or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

FF. Cooperation by the DTC.

179. The DTC, and any participants and intermediaries, shall fully cooperate and facilitate distributions, as applicable, pursuant to the LINN Plan, including to Holders of Claims in Classes A4 and A5 of the LINN Plan, and the Berry Plan, including to Holders of Claims in Class B4 of the Berry Plan, except as otherwise separately agreed.

GG. Securities Law Exemption.

a.	LINN Debtors.

180. All shares of the Reorganized LINN Common Stock issued in the LINN Funded Debt Equity Distribution (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code), the LINN Rights (and any shares issuable upon the exercise thereof other than the unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement), and shares issuable as part of the LINN Backstop Commitment Premium, will be issued in reliance upon section 1145 of the Bankruptcy Code. All unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement and all Reorganized LINN Common Stock issued to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code will be issued in reliance upon section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. The Reorganized LINN EIP Equity will be issued either (a) pursuant to an effective registration statement on Form S-8 or (b) in accordance with an applicable exemption from registration under the Securities Act and other applicable law. All shares of Reorganized LINN Common Stock issued in reliance upon section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.

181. Pursuant to section 1145 of the Bankruptcy Code, the issuance of (a) the Reorganized LINN Common Stock in the LINN Funded Debt Equity Distribution, (b) the LINN Rights (including shares of Reorganized LINN Common Stock issuable upon the exercise thereof other than the unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement), (c) shares issuable as part of the LINN Backstop Commitment Premium, and (d) any other securities issued in reliance on section 1145 of the Bankruptcy Code, are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration before the offering, issuance, distribution, or sale of such securities. Each of the foregoing securities (other than the unsubscribed Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement and Reorganized LINN Common Stock issued to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) (a) is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any initial recipient thereof that (i) at the time of transfer, is not an “affiliate” of the Reorganized LINN as defined in Rule 144(a)(1) under the Securities Act and has not been such an “affiliate” within ninety (90) days of such transfer, and (ii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

182. The unsubscribed Reorganized LINN Common Stock purchased by the LINN Backstop Parties pursuant to the LINN Backstop Agreement (which, for the avoidance of doubt, shall exclude any shares issued on account of the LINN Backstop Commitment Premium) and all Reorganized LINN Common Stock issued to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code will be issued without registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. To the extent issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D thereunder, each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

183. Should the Reorganized LINN Debtors elect on or after the Effective Date of the LINN Plan to reflect any ownership of the Reorganized LINN Common Stock through the facilities of DTC, the Reorganized LINN Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Reorganized LINN Common Stock or under applicable securities laws.

184. DTC shall be required to accept and conclusively rely upon the LINN Plan and Confirmation Order in lieu of a legal opinion regarding whether any of the Reorganized LINN Common Stock issuable upon exercise of the LINN Rights, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

185. Notwithstanding anything to the contrary in the LINN Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the LINN Plan, including, for the avoidance of doubt, whether the Reorganized LINN Common Stock issuable upon exercise of the LINN Rights, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

b.	Berry Debtors.

186. All shares of the Reorganized Berry Common Stock issued under the Berry Plan (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) will be issued in reliance upon section 1145 of the Bankruptcy Code. The Berry Rights (and any shares issuable upon the exercise thereof), shares issuable as part of the Berry Backstop Commitment Premium, the Reorganized Berry Preferred Stock and all unsubscribed shares of Reorganized Berry Preferred Stock issued to the Berry Backstop Parties pursuant to the Berry Backstop Agreement will be issued in reliance upon either (a) section 1145 of the Bankruptcy Code or (b) section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. All shares of the Reorganized Berry Common Stock and the Reorganized Berry Preferred Stock issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.

187. Pursuant to section 1145 of the Bankruptcy Code, the issuance of the Reorganized Berry Common Stock issued in reliance on section 1145 of the Bankruptcy Code is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration before the offering, issuance, distribution, or sale of such securities. The Reorganized Berry Common Stock issued in reliance on section 1145 (a) is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any initial recipient thereof that (i) at the time of transfer, is not an “affiliate” of the Reorganized Berry as defined in Rule 144(a)(1) under the Securities Act and has not been such an “affiliate” within ninety (90) days of such transfer, and (ii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

188. The Berry Rights (and any shares issuable upon the exercise thereof), shares issuable as part of the Berry Backstop Commitment Premium, the Reorganized Berry Preferred Stock, and all unsubscribed Reorganized Berry Preferred Stock purchased by the Berry Backstop Parties pursuant to the Berry Backstop Agreement will be issued without registration under the Securities Act in reliance upon either (a) Section 1145 of the Bankruptcy Code or (b) Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. To the extent issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

189. Should the Reorganized Berry Debtors or Reorganized Berry, as applicable, elect on or after the Effective Date of the Berry Plan to reflect any ownership of the Reorganized Berry Common Stock or Reorganized Berry Preferred Stock through the facilities of DTC, the Reorganized Berry Debtors need not provide any further evidence other than the Berry Plan or the Confirmation Order with respect to the treatment of the Reorganized Berry Common Stock or Reorganized Berry Preferred Stock under applicable securities laws.

190. DTC shall be required to accept and conclusively rely upon the Berry Plan and Confirmation Order in lieu of a legal opinion regarding whether any of the Reorganized Berry Common Stock or Reorganized Berry Preferred Stock (including any shares issuable upon exercise of the Berry Rights), are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

191. Notwithstanding anything to the contrary in the Berry Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Berry Plan, including, for the avoidance of doubt, whether the Reorganized Berry Common Stock or the Reorganized Berry Preferred Stock issuable upon exercise of the Berry Rights are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

HH. Section 1146 Exemption.

192. Pursuant to section 1146(a) of the Bankruptcy Code, and applicable law, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plans or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the transactions contemplated by the Plans, including entry into or issuance of the LINN Restructuring Transactions, the LINN Exit Facility, other LINN Exit Facility Documents, the Reorganized

LINN Non-Conforming Term Notes, the Reorganized LINN Common Stock, the LINN Rights Offerings, the Reorganized LINN EIP Equity, the Berry Restructuring Transactions, the Berry Exit Facility, the other Berry Exit Facility Documents, the Reorganized Berry Non-Conforming Term Notes, the Reorganized Berry Common Stock, the Berry Rights Offerings, or the Berry Preferred Stock; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making assignment, or recording of any lease or sublease; (e) the grant of collateral as security under the Plans, if applicable; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plans, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plans, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax.

II. Documents, Mortgages, and Instruments.

193. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized and directed to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, acknowledge, notice, or consummate the Plans, including the LINN Exit Facility and the Berry Exit Facility, and this Confirmation Order.

JJ. Professional Compensation and Reimbursement Claims.

194. Except as otherwise specifically provided in each Plan, from and after the Effective Date of the LINN Plan and the Effective Date of the Berry Plan, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court (other than Professional Fee Claims that are subject to Court approval), pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtors or the Reorganized Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court. Without any further notice to or action, or approval of the Court (other than Professional Fee Claims that are subject to Court approval), the Debtors and Reorganized Debtors (as applicable) are authorized to pay any and all professional fees as contemplated by and in accordance with each Plan.

195. The LINN Debtors or the Reorganized LINN Debtors, as applicable, shall indefeasibly pay on the Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the Effective Date of the LINN Plan by all of the attorneys, accountants, and other professionals, advisors, and consultants payable under (a) the LINN Exit Facility and the Reorganized LINN Non-Conforming Term Notes (if any), (b) the LINN Backstop Agreement, (c) the Cash Collateral Order (which fees and expenses shall be paid by Reorganized LINN, to the extent applicable, pursuant to the terms of the Cash Collateral Order), and (d) the LINN RSA, including any applicable transaction, success, or similar fees for which the applicable LINN Debtors have agreed to be obligated in connection therewith. Without any further notice to or action, order, or approval of the Court, the LINN Debtors or the Reorganized LINN Debtors, as applicable, shall pay in Cash on the Effective Date of the LINN Plan all reasonable and documented unpaid fees and expenses incurred on or before the Effective Date of the LINN Plan of the LINN Indenture Trustees, including the LINN Indenture Trustee Fees and Expenses, without a reduction to recoveries of the Holders of the LINN Notes.

196. The Reorganized Berry Debtors, as applicable, shall indefeasibly pay on the Effective Date of the Berry Plan any reasonable and documented unpaid fees and expenses incurred on or before the Effective Date of the Berry Plan by all of the attorneys, accountants, and other professionals, advisors, and consultants payable under (a) the Berry Exit Facility, (b) the Reorganized Berry Non-Conforming Term Notes (if any), (c) the Berry Backstop Agreement, (d) the Cash Collateral Order (which fees and expenses shall be paid by Reorganized Berry Debtors, to the extent applicable, pursuant to the terms of the Cash Collateral Order), and (e) the Berry RSA, including any applicable transaction, success, or similar fees for which the applicable Berry Debtors have agreed to be obligated. Without any further notice to or action, order, or approval of the Court, the Reorganized Berry Debtors, as applicable, shall pay on the Effective Date of the Berry Plan any reasonable and documented unpaid fees and expenses incurred on or before the Effective Date of the Berry Plan by the Berry Unsecured Notes Trustee (including the reasonable and documented fees and expenses of their counsel and agents) pursuant to the Berry Unsecured Notes Indenture.

KK. Nonseverability of Plan Provisions upon Confirmation.

197. Each term and provision of each of the Plans, and the transactions related thereto as it heretofore may have been altered or interpreted by the Court is: (a) valid and enforceable pursuant to its terms; (b) integral to each Plan and may not be deleted or modified except as provided by the applicable Plan, the LINN RSA or the Berry RSA, as applicable, or this Confirmation Order; and (c) nonseverable and mutually dependent.

LL. Waiver or Estoppel.

198. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in either Plan, either Disclosure Statement, or papers filed with the Court before the Confirmation Date.

MM. Authorization to Consummate.

199. The LINN Debtors and the Reorganized LINN Debtors, as applicable, are authorized to consummate the LINN Plan, including the transactions contemplated by the LINN Exit Facility Documents, the Reorganized LINN Non-Conforming Term Notes Documents, the Transition Services Agreement, the Form Joint Operating Agreement, the Berry-LINN Intercompany Settlement, the LINN Second Lien Settlement, the LINN Rights Offering, the LINN Backstop Agreement, the Reorganized LINN Employee Incentive Plan, and any other contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the LINN Plan at any time after the entry of this Confirmation Order, subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the LINN Plan. The substantial consummation of the LINN Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date of the LINN Plan, on which distributions are made in accordance with the terms of the LINN Plan to Holders of any Allowed Claims against the LINN Debtors.

200. The Berry Debtors and the Reorganized Berry Debtors, as applicable, are authorized to consummate the Berry Plan, including the transactions contemplated by the Berry Exit Facility Documents, the Reorganized Berry Non-Conforming Term Notes Documents, the Berry Rights Offerings, the Berry Backstop Agreement, the Transition Services Agreement, the Form Joint Operating Agreement, the Berry-LINN Intercompany Settlement, the Reorganized Berry Employee Incentive Plan, and any other contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Berry Plan at any time after the entry of this Confirmation Order, subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Berry Plan. The substantial consummation of the Berry Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date of the Berry Plan, on which distributions are made in accordance with the terms of the Berry Plan to Holders of any Allowed Claims against the Berry Debtors.

NN. Assumption and Cure of Executory Contracts.

a.	LINN Debtors.[20]

201. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the LINN Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the LINN Plan or this Confirmation Order, all Executory Contracts or Unexpired Leases will be deemed assumed and assigned to the Reorganized LINN Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (a) previously were assumed or rejected by the LINN Debtors; (b) are identified on the Rejected Executory Contract and Unexpired Lease List for the LINN Debtors; (c) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (d) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided, that the LINN Debtors or the Reorganized LINN Debtors, as applicable, may not assume or reject any material Executory Contract or Unexpired Lease without the prior written consent of the Required Consenting LINN Creditors (which consent shall not be unreasonably withheld); provided, further, that following the request for consent by LINN or Reorganized LINN, if the consent of the Required Consenting LINN Creditors is not obtained or declined within five (5) Business Days following written request thereof by LINN or Reorganized LINN, such consent shall be deemed to have been granted by the Required Consenting LINN Creditors.

[20]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the LINN Plan.

202. This Confirmation Order constitutes approval of such assumptions and the rejection of the Executory Contracts or Unexpired Leases listed on the Assumed Executory Contract and Unexpired Lease List for the LINN Debtors and the Rejected Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise specified on a schedule to the LINN Plan or notice sent to a given party, each Executory Contract and Unexpired Lease listed or to be listed thereon shall include any and all modifications, amendments, supplements, restatements and other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument or other document is listed thereon. Notwithstanding anything to the contrary in the LINN Plan and this Confirmation Order, the LINN Debtors or the Reorganized LINN Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List and the Assumed Executory Contract and Unexpired Lease List at any time through and including thirty (30) days after the Effective Date of the LINN Plan.

203. Unless a party to an Executory Contract has objected to the Cure Costs identified in the LINN Plan Supplement and any amendments thereto, as applicable, the LINN Debtors shall pay such Cure Costs in accordance with the terms of the LINN Plan and the assumption of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. Except as provided in this Confirmation Order, any disputed Cure Costs shall be determined in accordance with the procedures set forth in Article V.C of the LINN Plan, and applicable bankruptcy and nonbankruptcy law.

b.	Berry Debtors.[21]

204. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Berry Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Berry Plan or this Confirmation Order, all Executory Contracts or Unexpired Leases will be deemed assumed and assigned to the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (a) previously were assumed or rejected by the Berry Debtors; (b) are identified on the Rejected Executory Contract and Unexpired Lease List for the Berry Debtors; (c) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (d) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided, that the Berry Debtors or the Reorganized Berry Debtors, as applicable, may not assume or reject any material Executory Contract or Unexpired Lease without the prior written consent of the Required Consenting Berry Creditors (which consent shall not be unreasonably withheld); provided, further, that following the request for consent by

[21]	In accordance with footnote 2 of this Confirmation Order, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Berry Plan.

Berry or Reorganized Berry, if the consent of the Required Consenting Berry Creditors is not obtained or declined within five (5) Business Days following written request thereof by Berry or Reorganized Berry, such consent shall be deemed to have been granted by the Required Consenting Berry Creditors.

205. This Confirmation Order constitutes approval of such assumptions and the rejection of the Executory Contracts or Unexpired Leases listed on the Assumed Executory Contract and Unexpired Lease List for the Berry Debtors and the Rejected Executory Contract and Unexpired Lease List for the Berry Debtors pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise specified on a schedule to the Berry Plan or notice sent to a given party, each Executory Contract and Unexpired Lease listed or to be listed thereon shall include any and all modifications, amendments, supplements, restatements and other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument or other document is listed thereon. Notwithstanding anything to the contrary in the Plan and this Confirmation Order, the Berry Debtors or the Reorganized Berry Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List for the Berry Debtors and the Assumed Executory Contract and Unexpired Lease List for the Berry Debtors at any time through and including thirty (30) days after the Effective Date.

206. Unless a party to an Executory Contract has objected to the Cure Costs identified in the Plan Supplement and any amendments thereto, as applicable, the Berry Debtors shall pay such Cure Costs in accordance with the terms of the Berry Plan and the assumption of any Executory Contract or Unexpired Lease, pursuant to the Berry Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Berry Debtors assume such Executory Contract or Unexpired Lease. Except as provided in this Confirmation Order, any disputed Cure Costs shall be determined in accordance with the procedures set forth in Article V.C of the Berry Plan, and applicable bankruptcy and nonbankruptcy law.

OO. Provisions Regarding Certain Governmental Unit Liabilities.

207. Nothing in this Confirmation Order or either Plan discharges, releases, precludes, or enjoins: (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Effective Date of the LINN Plan or the Effective Date of the Berry Plan; (c) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner or operator of property after the applicable Effective Date; or (d) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors. Nor shall anything in this Confirmation Order or either Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence. Subject to section 553 of the Bankruptcy Code, nothing in this Confirmation Order or either Plan shall affect any setoff or recoupment rights of any Governmental Unit. Nothing in this Confirmation Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Confirmation Order or either Plan or to adjudicate any defense asserted under this Confirmation Order or the Plan. Notwithstanding anything to the contrary in either Plan or this Confirmation Order, the United States shall not be required to file a request for the payment of an expense described in section 503(b)(1)(B) or (C) of the Bankruptcy Code as a condition of such expense being allowed as an administrative expense. Additionally, the Internal Revenue Service may pursue ordinary course collection remedies after the Effective Date of the LINN Plan or the Effective Date of the Berry Plan for the collection of taxes for taxable years ending after the Petition Date, and the Reorganized Debtors reserve all rights with respect to such remedies and claims.

PP. Provisions Regarding Certain Texas Taxing Entities.

208. Notwithstanding anything to the contrary contained within either Plan or either Disclosure Statement, the Secured Tax Claims owing to Sheldon ISD, Matagorda ISD, Waller County Tax Office, Magnolia ISD, Carson County Tax Office, Carson County Appraisal District, Gray County Tax Office, Hansford County, Hartley County Appraisal District, Canadian Independent School District, Hemphill County, Moore County Tax Office, Oldham County Appraisal District, Potter County Tax Office, Randall County Tax Office, Fort Elliott Consolidated Independent School District, Coahoma ISD, Martin County Tax Office, Martin County Appraisal District, Glasscock County Tax Office, Midland County, Midland County Utility District, Andrews County Tax Office, Andrews Independent School District, Dawson County Central Appraisal District, Hockley County Tax Office, Martin County Appraisal District, Glasscock County Tax Office, Coahoma ISD, Wink-Loving ISD, Colorado County, Colorado Co. GCD, Rice Hospital District, Rice CISD, Fayette Co., Round Top- Carmine ISD, Cummins Creek WCID, Fayette Co. GWCD, Flatonia ISD, Ector CAD, Fort Bend County, Harris County, Hughes Springs ISD, Limestone County, Marion County, Pecos County, Smith County, Webb CISD, Zapata County, Cherokee CAD, Crane County, Duval County, Ector CAD, Franklin ISD, Freer ISD, Harris County, Jim Wells CAD, Limestone County, Marion County, Matagorda County, Montgomery County, Nueces County, Pecos County, Robertson County, San Patricio County, Smith County, Upshur County, Victoria County, Ward County, Winkler County, Crane County, Limestone County, Cypress-Fairbanks ISD, Harris County, Hidalgo

County, Kenedy County, Pecos County, Rio Grande City ISD, San Isidro ISD, and Starr County (collectively, the “Texas Taxing Entities”) for 2016 ad valorem property taxes shall be paid by the applicable Debtor on or before January 31, 2017. The Texas Taxing Entities shall retain all liens provided by state law (to the extent permitted under the Bankruptcy Code) until such taxes are paid in full. In the event the taxes are not timely paid as herein provided, the Texas Taxing Entities may proceed with state law remedies for collection of all amounts due under state law pursuant to the Texas Property Tax Code, without further notice or order of the Court.

QQ. Provisions Regarding Exxon/XTO.

209. Notwithstanding anything to the contrary in either Plan or this Confirmation Order, the terms of this paragraph shall apply to the Exxon/XTO Counterparties and the Exxon/XTO Executory Contracts:22

(i)	This Confirmation Order shall not be, and shall not be construed as, a determination of the cure amount or compensation, if any, required to satisfy the provisions of sections 365(b)(1)(A) and 365(b)(1)(B) of the Bankruptcy Code for the assumption of the Exxon/XTO Executory Contracts (the “Exxon/XTO Cure Amount”). The Debtors and the Exxon/XTO Counterparties shall endeavor in good faith to reach agreement as to the Exxon/XTO Cure Amount within sixty (60) days following the entry of the Confirmation Order, and if such an agreement is reached, the Debtors and Exxon/XTO Counterparties shall file a Stipulation with the Court setting forth the agreed Exxon/XTO Cure Amount. If the Debtors and the Exxon/XTO Counterparties fail to reach agreement as to the Exxon/XTO Cure Amount within such sixty (60) day period, either the Reorganized Debtors or the Exxon/XTO Counterparties may, on notice to the Reorganized Debtors or Exxon/XTO, as applicable, request a hearing before the Court for the determination of the Exxon/XTO Cure Amount. Nothing herein shall prejudice the Exxon/XTO Counterparties’ right to assert the arguments raised in their Objection by ExxonMobil Corporation and XTO Energy Inc. To (A) The Amended Joint Chapter 11 Plan Of Reorganization Of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry

[22]

As used herein, the term “Exxon/XTO Counterparties” shall collectively mean ExxonMobil Corporation, Exxon Corporation, Exxon Company USA, Mobil Producing Texas and New Mexico, Inc., Exxon Mobil Energy Financing Company, Exxon Mobil Oil Corporation, Mobil E&P U.S. Development Corporation, Exxon Mobil Production, and XTO Energy Inc., as well as any parent, subsidiary or affiliate of any of said parties; and the term “Exxon/XTO Executory Contracts” shall mean any executory contract between any one or more of the Debtors and any one or more of the Exxon/XTO Counterparties.

Petroleum Company, LLC [Docket No. 1333] and (B) The Cure Claims Proposed In The Debtors’ Notice Of Plan Supplement [Docket No. 1457] [Docket No. 1521] or the Objection by ExxonMobil Corporation and XTO Energy Inc. To (A) The Amended Joint Chapter 11 Plan Of Reorganization Of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. 1390] and (B) The Cure Claims Proposed In The Debtors’ Notice Of Plan Supplement [Docket No. 1457] [Docket No. 1522] at any hearing to determine the Exxon/XTO Cure Amount.

(ii)	For purposes of determining the Exxon/XTO Cure Amount, the effective date of assumption shall be the Petition Date. All Allowed Claims arising under the Exxon/XTO Executory Contracts from and after the Petition Date shall be deemed to be Allowed General Administrative Claims based on a liability incurred by the Debtors in the ordinary course of their business for which no request for allowance of an administrative claim shall be necessary, as contemplated in Section II.A.1(c) of the Plan. However, in the event the Debtors and the Exxon/XTO Counterparties are unable to agree on the amount of the Allowed General Administrative Claim held by the Exxon/XTO Counterparties, either party may apply to the Court for a review and determination thereof.

(iii)	The Confirmation Order shall not authorize the assumption or rejection of the Exxon/XTO Executory Contracts, which assumption or rejection shall be authorized pursuant to a separate stipulation and agreed order entered by the Reorganized Debtors and the Exxon/XTO Counterparties. To the extent that an Exxon/XTO Executory Contract is later assumed, such assumption shall result in the full release and satisfaction of only those Claims based on an actual default existing as of the Petition Date with respect to such assumed Exxon/XTO Executory Contract.

(iv)	The Confirmation Order shall not (a) disallow, discharge, or otherwise expunge the Proofs of Claim filed by any of the Exxon/XTO Counterparties, or (b) alter any of the ExxonXTO Counterparties’ rights of setoff or recoupment to the extent such rights exist under the Exxon/XTO Executory Contracts or pursuant to applicable law.

(v)	If the Debtors add any of the Exxon/XTO Executory Contracts to the Rejected Executory Contract and Unexpired Lease List as provided in Section V.A. of the Plan, the bar date for filing a rejection claim for such Exxon/XTO Executory Contracts shall be no earlier than thirty (30) days after an amended or supplemental Rejected Executory Contract and Unexpired Lease List is filed with the Court and served on the Exxon/XTO Counterparties and their counsel.

RR. Provisions Regarding Texas Comptroller.

210. Notwithstanding anything else to the contrary in the Plan, the Confirmation Order or any document implementing the Plan, these provisions apply to the claims of the Texas Comptroller of Public Accounts (the “Texas Comptroller”):

(i)	The Texas Comptroller’s rights of setoff and recoupment are expressly preserved and shall not be altered or impaired, subject to the limitations, if any, provided in section 553 of the Bankruptcy Code;

(ii)	Article VI.G of the Plans shall not be construed to create any setoff or recoupment rights in favor of the Debtors against the Texas Comptroller;

(iii)	Nothing set forth in the Plans or Confirmation Order shall affect or impair any rights of the Texas Comptroller to pursue any claims, rights, causes of action or any other remedies the Texas Comptroller may have against any non-debtor third parties;

(iv)	Any Administrative Claims of the Texas Comptroller shall be governed by Article II.A.1(c) of the Plans. The Texas Comptroller shall not be required to file any proof of claim, motion or request for payment in order to be paid any Administrative Claims that arise in the ordinary course of the Debtors’ business, including postpetition taxes incurred by the Debtors after the Petition Date (in accordance with section 503(b)(1)(B)-(D) of the Bankruptcy Code), which shall be paid in accordance with section 1129(a)(9)(A) of the Bankruptcy Code or, if not due on the Effective Date, in the ordinary course of business in accordance with applicable law. In the event of any dispute for the liability of such taxes, such dispute shall be resolved in accordance with applicable law and, upon a final determination of such liability, shall be deemed Allowed, if and to the extent necessary, under the Plan. The applicable Reorganized Debtors will timely file all required postpetition tax returns, or timely file a request for extension, and will timely pay all postpetition taxes owed by such Reorganized Debtor to the Texas Comptroller, including any postpetition penalties and interest, which accrue subsequent to the Petition Date or following the confirmation of the Plan in the ordinary course of business;

(v)	The Texas Comptroller may amend or file any Claim against any Debtor with respect to: (a) any tax liability or liability under the Texas Unclaimed Property Laws arising as a result of the filing of an unfiled return or report; (b) pending audit; or (c) an audit that may be performed, with respect to any prepetition or postpetition tax return or any liability under the Texas Unclaimed Property Laws. As to any claim, the Texas Comptroller may file amended or late claims that are allowed to be filed by an order of the Court; provided, however, that the maximum general unsecured claim reserve on account of the claims filed by the Texas Comptroller shall be based on a $2.5 million general unsecured claim, which reserve shall be allocated 70/30 between the LINN Debtors and the Berry Debtors.

(vi)	Provided further, only as to the State of Texas, the Plans shall not be construed to expand or extend the rights of the Debtors beyond the statutory language of section 1146(a) and shall apply only to “a stamp or similar tax”;

(vii)	The Texas Comptroller is responsible for administering the Texas unclaimed property laws pursuant to Texas Property Code, title 6, chapters 72–76 and other applicable Texas laws (the “Texas Unclaimed Property Laws”). The Texas Unclaimed Property Laws require the reporting and remittance of properties that are “deemed abandoned” (“Unclaimed Property”) to the Texas Comptroller. The right of the Texas Comptroller of Public Accounts to pursue recovery of Unclaimed Property, together with interest, penalties, attorneys’ fees and costs, are preserved and unimpaired by the confirmation of the Plan, and any defenses, claims, counterclaims and affirmative defenses, including preemption of the Texas Unclaimed Property Laws, that exist under applicable law in favor of the Debtors to contest any action of the Texas Comptroller to recover Unclaimed Property are preserved and unimpaired;

(viii)	The Plans and Confirmation Order shall not constitute a settlement with the Texas Comptroller pursuant to section 363 of the Bankruptcy Code or Bankruptcy Rule 9019 and Article VIII.A, and any other similar provision, of the Plan shall not apply to the Texas Comptroller; and

(ix)	No provision of the Plans or Confirmation Order setting a “minimum distribution” amount shall apply to the Texas Comptroller or any owner of Unclaimed Property included in any Unclaimed Property report or Unclaimed Property audit of the Debtors.

SS. Provisions Regarding Dominion.

211. Solely for the avoidance of doubt, none of Dominion Oklahoma, Texas Exploration & Production, Inc. or its affiliates and such entities’ affiliates including Dominion Resources, Inc., Dominion Energy, Inc., Dominion Exploration & Production, Inc., LDNG Texas Holdings, LLC, DEPI Texas Holdings, LLC, Dominion Gas Marketing, Inc., Dominion Exploration MidContinent, Inc., Dominion Reserves, Inc., Dominion Gas Processing MI, Inc., Dominion Midwest Energy, Inc., Dominion Reserves Gulf Coast, Inc., Dominion Southern Michigan, Inc., Dominion Transmission, Inc., and Dominion Appalachian Development, Inc. are “Releasing Parties.”

TT. Provisions Regarding Enterprise.

212. Notwithstanding anything to contrary in the LINN Plan or the Confirmation Order, the Confirmation Order shall not be, and shall not be construed as, a determination regarding (a) the complete list of executory contracts by and between certain of the Debtors and Enterprise Products Operating LLC and certain of its affiliates (collectively, “Enterprise”) or (b) what cure amount, if any, shall be required to assume the Executory Contracts filed in the Plan Supplement (as may be amended and supplemented by the Debtors and Enterprise) by and between certain of the Debtors and Enterprise, which amount shall be agreed upon by the LINN Debtors and Enterprise by means of an accounting reconciliation of the books and records of the Debtors and Enterprise. The LINN Debtors and Enterprise shall strive to reach agreement as to the cure amount promptly after entry of the Confirmation Order. If the LINN Debtors and Enterprise fail to reach agreement as to the cure amount within thirty (30) days after entry of this Confirmation Order, either the LINN Debtors or Enterprise may, on notice to the other party, request a hearing before the Court to present evidence regarding the cure amount.

UU. Provisions Regarding OCP Energy.

213. Notwithstanding anything to contrary in the LINN Plan or this Confirmation Order, this Confirmation Order shall not be, and shall not be construed as, a determination regarding what cure amount, if any, shall be required to assume the executory contracts filed in the Plan Supplement [Docket No. 1457] by and between certain of the LINN Debtors and OGP Energy LP #3 (“OGP”) relating to the Wigley 1-35 well, which amount shall be determined in the pending state court litigation OGP Energy, LP #3 v. Linn Operating, Inc., District Court of Grady County, Oklahoma, Case No. CJ-2014-138 (the “OGP State Court Litigation”). Further, neither the LINN Plan nor this Confirmation Order shall discharge OGP’s claims in the OGP State Court Litigation until such claims are finally determined in the State Court Litigation; provided, that if OGP’s claims are determined in favor of OGP in the OGP State Court Litigation, such claims shall be paid in accordance with the treatment provided in the LINN Plan and the Bankruptcy Code.

VV. Provisions Regarding Dreitz Leases.

214. Notwithstanding anything to the contrary in the Plans or this Confirmation Order, this Confirmation Order shall not effectuate an assumption or rejection of the oil and gas leases by and between certain of the Debtors and Joe Dreitz related to the Miller F-1, Miller F2-HI, and Jarret 2 wells located in Seward Country, Kansas (the “Dreitz Leases”), establish a cure amount or rejection damages amount, if any, with respect to the Dreitz Leases, or be interpreted as an order affirming the propriety of the Debtors’ deduction practices with respect to the Dreitz Leases, which issues shall be decided at a hearing to be set on a date mutually agreeable between the Debtors, the Reorganized Debtors, and Mr. Dreitz with respect to Debtors’ motion to assume such leases [Docket No. 1239] and Mr. Dreitz’s objection thereto [Docket No. 1400].

WW. Provisions Regarding Dorchester/Maceanas.

215. Notwithstanding anything to the contrary in the LINN Plan or the Confirmation Order, nothing in the Confirmation Order shall be, or shall be construed as, a determination with respect to the validity or treatment of the proofs of claim (the “Dorchester and Maecenas Claims”) filed by Dorchester Minerals, LP and Maecenas Minerals LLP (“Dorchester and Maecenas”), which claims shall be dealt with in the manner set forth in that certain letter agreement dated as of January 23, 2017 by and between Dorchester and Maecenas and Linn Energy, LLC, Linn Energy Holdings, LLC and Linn Operating, Inc. (the “Dorchester and Maecenas Letter”). Upon receipt of payment pursuant to the terms of the Dorchester and Maecenas Letter, (a) the Dorchester and Maecenas Claims shall be deemed to be fully and finally satisfied and withdrawn from the claims registrar, (b) Dorchester and Maecenas shall be deemed to fully and finally release the Debtors from any and all payment obligations or other liability arising from Dorchester’s and Maecenas’s interests in minerals located in the Jonah, James, Tripp, Annabelle, Elizabeth, Haley, Samantha, Jake, Owen, and Pate well groups (collectively, the “Minerals”) and any underpayment or mispayment associated therewith through December 31, 2016, other than the Debtors’ obligation to pay Dorchester and Maecenas on November 2016 and December 2016 production in the ordinary course of business attributable to the Annabelle, Elizabeth, Haley, Samantha, Jake, Owen, and Pate well groups in Ector County, Texas, and (c) the prepetition lawsuit filed by Dorchester and Maecenas against the Debtors on March 21, 2016 in Ector County, Texas that is stayed by the filing of these Chapter 11 Cases shall be withdrawn with prejudice within thirty days of receipt of payment.

XX. Provisions Regarding Citizen Energy.

216. Notwithstanding anything to contrary in the Plans or the Confirmation Order, the Confirmation Order shall not be, and shall not be construed as, a determination regarding what cure amount, if any, shall be required to assume the executory contracts filed in the Plan Supplement by and between certain of the Debtors and Citizen Energy II, LLC (“Citizen”), which amount shall be agreed upon by the Debtors and Citizen by means of an accounting reconciliation of the books and records of the Debtors and Citizen. The Debtors and Citizen shall strive to reach agreement as to the cure amount promptly after entry of the Confirmation Order. If the Debtors and Citizen fail to reach agreement as to the cure amount within thirty (30) days after entry of the Confirmation Order, either the Debtors or Citizen may, on notice to Citizen or the Debtors, as applicable, request a hearing before the Court to present evidence regarding the cure amount.

YY. Provisions Regarding Devon.

217. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order, nothing in the Plan, the Plan Supplement, or this Confirmation Order shall constitute a finding that the Purchase and Sale Agreement by and among Devon Energy Production Company, L.P. and Devon Uinta Basin Corporation (collectively with their affiliates, “Devon”), as Seller, and Linn Energy Holdings, LLC, as Buyer, dated June 27, 2014, and effective as of April 1, 2014, (as amended, the “Devon PSA”), is or is not an executory contract that can be assumed or rejected under the Bankruptcy Code. The Debtors, Reorganized Debtors, and Devon reserve all of their rights and defenses with respect to the executory nature of the Devon PSA; provided, that if it is subsequently determined to be capable of rejection such rejection shall also operate to terminate any obligations Devon may owe to Linn. Devon hereby agrees and acknowledges that, if allowed as an Allowed Claim, any Claim Devon may have arising under the Devon PSA, including the applicable portions of Proof of Claim No. 4557 (Prime Clerk Claim No. 6737) filed by Devon (the “Devon Proof of Claim”), is and shall be treated and classified as a general unsecured claim against Linn in Class A6 — LINN General Unsecured Claims and shall be resolved exclusively by this Court in conjunction with Adversary Proceeding Case No. 16–6017 (DRJ) (Bankr. S.D. Tex.). For the avoidance of doubt, Devon is not agreeing that any claim other than a Claim or Cause of Action arising under the Devon PSA is a general unsecured claim, and Devon expressly reserves all of its rights with respect to any such claim.

218. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order, nothing in the Plan, the Plan Supplement, or this Confirmation Order shall alter, modify, impair, waive, enjoin, discharge, release, or otherwise preclude Devon from: (a) seeking the reconsideration of any portion of the Devon Proof of Claim pursuant to section 502(j) of the Bankruptcy Code; (b) asserting any claim, counter-claim, cross-claim, Cause of Action, right of indemnification, other right or defense against any party, including the Debtors, in Adversary Proceeding Case No. 16–6017 (DRJ) (Bankr. S.D. Tex.) or any other proceeding; provided, that any assertion of a Claim or Cause of Action against a Debtor arising under the Devon PSA shall not seek an affirmative recovery from the Debtors other than through a distribution on account of Devon Proof of Claim to the extent it becomes Allowed as a Class A6 - LINN General Unsecured Claim or otherwise; (c) asserting any claim, counter-claim, cross-claim, Cause of Action, other right or defense against the Debtors and/or the Reorganized Debtors arising under any Assumed Executory Contracts and Unexpired Leases; (d) asserting any claim, counter-claim, cross-claim, Cause of Action, or other right or defense against any entity that is not a Debtor or a Reorganized Debtor; (e) asserting any claim against the Reorganized Debtor arising on or after the Effective Date; and (f) asserting any valid defense, or any valid and enforceable right of setoff or recoupment of Devon against any of the Debtors and/or the Reorganized Debtors, as applicable. Devon shall not be a Releasing Party.

ZZ. Provisions Regarding CDM Resources Management.

219. Notwithstanding anything to the contrary in the Plans or the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, shall pay in full all post-Petition Date obligations and other disbursements due and owing to CDM Resource Management, LLC (“CDMRM”) under the agreements between certain of the Debtors and CDMRM to be assumed pursuant to the Plans (the “CDMRM Agreements”) in the ordinary course of business in accordance with the terms of the applicable CDMRM Agreements.

AAA. Provisions Regarding Oracle.

220. Notwithstanding anything to the contrary in the Plans, this Confirmation Order, or the Transition Services Agreement contemplated by the Plans, transitional use of any Oracle America, Inc. (“Oracle”) software licenses and related support (the “Oracle Programs”) is authorized for a period of no more than three months following the applicable Effective Date; provided, that (a) the combined usage of the LINN Energy Debtors and the Berry Debtors of the Oracle Programs during the transition period will not exceed the quantity of the License Type for which the applicable Oracle Program is licensed, (b) all usage of the Oracle Programs will be in accordance with the terms and conditions under which they were originally licensed, including, but not limited to, any use restrictions and the applicable license definitions and rules, and (c) technical support will be maintained on the licenses throughout the transition period. If the Berry Debtors require use of the Oracle Programs following the end of the transition period, the Berry Debtors will be required to execute a mutually agreeable ordering document and license agreement with Oracle, which will govern the continued use.

BBB. Provisions Regarding Newfield Exploration.

221. Notwithstanding anything to the contrary in the Plans or this Confirmation Order, the Debtors shall pay in full all post-Petition Date obligations and other disbursements due and owing to Newfield Exploration Company and/or certain of its affiliated entities (collectively, “Newfield”) (including amounts, if any, incurred by Newfield for goods, services, and labor pre-petition, but invoiced by Newfield post-petition) under the agreements between certain of the Debtors and Newfield to be assumed pursuant to the Plans (the “Newfield Agreements”), in the ordinary course of business in accordance with the terms of the applicable Newfield Agreements. The Plans and Confirmation Order will have no effect upon LINN’s obligations under the Newfield Agreements. Newfield expressly retains all of its rights under the Newfield Agreements including, but not limited to, operator’s and non-operator’s liens, recoupment and setoff rights. To the extent that the Debtors fail to pay all amounts due and owing under the Newfield Agreements as set forth herein, Newfield is authorized to pursue, in accordance with the terms of the applicable Newfield Agreements, any rights to recoup/net/apply proceeds and revenue received by Newfield, and otherwise payable to the Debtors for production sold, against all obligations and amounts incurred and/or owing to Newfield on account of authorizations for expenditures, operating expenses and/or joint interest billings, to the extent permissible under the Newfield Agreements and/or applicable non-bankruptcy law. To the extent that obligations and amounts incurred and/or owing to Newfield are timely paid in the ordinary course of business, Newfield agrees not to exercise any existing rights of recoupment as set forth herein. Further, Newfield reserves the right to file an administrative claim for any post-petition amounts that are due and owing.

CCC. Provisions Regarding Seismic Exchange.

222. All copies of Seismic Exchange, Inc. (“SEI”) owned or controlled geophysical data and derivatives (“SEI Data”) and any physical manifestations thereof, including field and processed tapes, support data, films, prints, and other electronic, film, paper, or other embodiments of such SEI Data or reprocessings or reformattings thereof, previously licensed to any of the Debtors or any of their subsidiaries, shall be returned to SEI, destroyed or made unusable, including removal of such Data and Derivative products from Licensee’s storage and archival systems, workstations, and geologic and geophysical prospect files, within thirty (30) days from the date of this Confirmation Order. Debtors shall retain no copies of any SEI Data or related products. Additionally, all licenses from SEI or its predecessors, including Echo Geophysical Corporation, to the Debtors are terminated effective immediately.

DDD. Provisions Regarding Conoco Entities.

223. Notwithstanding anything to the contrary in the LINN Plan or the Confirmation Order, the Confirmation Order shall not be, and shall not be construed as, a determination regarding what cure amount, if any, shall be required to assume the executory contracts listed in the Plan Supplement [Docket No. 1457], as may be hereafter amended, by and between certain of the LINN Debtors and ConocoPhillips Company, Conoco Inc. (referred to as “Conoco Incorporated” in the Plan Supplement), ConocoPhillips, and Burlington Resources Oil & Gas Company LP (collectively, the “Conoco Entities”). If the Debtors and the Conoco Entities fail to reach agreement as to the cure amount within ninety (90) days after entry of the Confirmation Order, either the Debtors or the Conoco Entitis may, on notice to the other party, request a hearing before the Court to present evidence regarding the cure amount. Neither the LINN Plan nor the Confirmation Order shall affect adversely any claims, defenses, liens, setoff rights and/or recoupment rights that may be owned or held by the Conoco Entities under common law and under the Conoco Entities’ contracts to be assumed pursuant to the Plan Supplement. To the extent any executory contract between the Debtors and the Conoco Entities is not specifically assumed in the Plan Supplement, as may be amended or modified pursuant to the Linn Plan, neither the LINN Plan nor the Confirmation Order shall be a determination regarding what cure amount, if any, shall be required to assume such executory contract. Nothing in the LINN Plan or the Confirmation Order discharges, releases, precludes or enjoins any Claim of the Conoco Entities arising on or after the Effective Date.

EEE. Provisions Regarding TGS.

224. Notwithstanding anything to the contrary in the LINN Plan, the Plan Supplement, any Schedule of Assumed Executory Contracts and Unexpired Leases, any Schedule of Rejected Executory Contracts and Unexpired Leases, the Confirmation Order or otherwise, on the Effective Date, the Master License Agreement dated June 1, 2015 (the “Master License Agreement”), Supplementary Agreement for the License of Geophysical Data effective June 5, 2015, and Supplementary Agreement effective February 11, 2016 (collectively, the “Supplementary Seismic Agreements”), between TGS-NOPEC Geophysical Company

(“TGS-NOPEC”) and Linn Operating, Inc. (“Linn Operating”) shall be assumed by the applicable Reorganized Debtor under section 365 of the Bankruptcy Code. In addition, on the Effective Date, the LOG-LINE Plus!® Operating Agreement effective March 23, 2012 (the “Operating Agreement”) and Well Performance Data Subscription and Oyster Plan Addendum dated March 11, 2014 (the “Addendum”) between TGS-NOPEC’s affiliate, A2D Technologies d/b/a TGS Geological Products & Services (“A2D”) and Linn Operating shall be assumed by the applicable Reorganized Debtor under section 365 of the Bankruptcy Code. The cure amounts and “adequate assurance of future performance” to be paid and/or provided by the applicable Reorganized Debtor to TGS-NOPEC and A2D in conjunction with the assumption of the foregoing executory contracts, which includes an agreement on the part of Linn Operating to execute a new Master License Agreement and new Addendum and to license certain additional seismic and Raster/SmartRaster products and data from TGS-NOPEC and A2D, is embodied in that certain Letter Agreement dated January 20, 2017 between TGS-NOPEC, A2D and Linn Operating (the “Letter Agreement”). The Court hereby approves the assumption of the Master License Agreement, Supplementary Seismic Agreements, Operating Agreement, and Addendum pursuant to and in accordance with the terms of the Letter Agreement executed by and between TGS-NOPEC, A2D and Linn Operating.

FFF. Provisions Regarding Gaedeke.

225. Notwithstanding anything to the contrary in the LINN Plan or the Confirmation Order, the Confirmation Order shall not be, and shall not be construed to be, an adjudication of Gaedeke Holdings VII, Ltd. (“Gaedeke”) and Gaedeke Oil & Gas Operating, LLC (“GOGO”) Claims against the LINN Debtors as set forth in the proofs of claim filed in the Linn Operating, Inc. and Mid-Continent II, LLC cases (the “Gaedeke Claims”). Whether the Gaedeke Claims are allowed, if at all, and in what amount, to the extent that such claims are subject to an objection filed by the LINN Debtors, shall be determined pursuant to the claims resolution process, and neither the LINN Plan nor the Confirmation Order shall discharge the Gaedeke Claims or release the LINN Debtors from liability therefrom until such time as the Gaedeke Claims are resolved by this Court. Further, the Confirmation Order shall not be, and shall not be construed as, a determination of the amount of or the Linn Debtors’ liability with respect to any pre-petition and post-petition joint interest billings that may be due and owing.

226. Further, notwithstanding any provisions contained in the LINN Plan or the Confirmation Order, the rights, claims, and defenses of Gaedeke and GOGO are preserved with respect to the Claims and may be asserted in any future proceedings, including any proceedings before the Oklahoma Corporation Commission (“OCC”), and nothing in the Confirmation Order or the Confirmed Plan shall enjoin Gaedeke or GOGO from asserting such rights, claims and defenses in any current or future proceedings before the OCC.

GGG. Provisions Regarding Falcon Trust.

227. Notwithstanding any provision of the LINN Plan or this Confirmation Order, the treatment of any claims relating to deductions from the overriding royalty interests owned by Falcon Trust DTD 12-15-00 and the other parties in the Falcon Adversary Proceeding (Adv. Case No. 16-06021) (the “Falcon Adversary Proceeding”) for production on and after January 1, 2017 shall be resolved in the Falcon Trust Adversary Proceeding.

HHH. Provisions Regarding USSIC Policies.

228. Nothing in this Confirmation Order or either Plan (including any provisions that purports to be preemptory or supervening) shall in any way operate to, or have the effect of, impairing in any respect the legal, equitable or contractual rights and defenses of the Debtors or U.S. Specialty Insurance Company (“USSIC”) with respect to any surety agreements, payment and indemnity agreements and collateral security agreements (“USSIC Agreements”) between the Debtors and USSIC. The rights and obligations of the Debtors or USSIC shall be determined under the USSIC Agreements, including all terms, conditions, limitations, exclusions and endorsements thereto, which shall remain in full force and effect, and under any applicable non-bankruptcy law. To the extent the USSIC Agreements are considered executory, they will be assumed by Reorganized LINN or Reorganized Berry, as applicable. Regardless of whether the USSIC Agreements are considered to be executory, Reorganized LINN or Reorganized Berry, as applicable, will perform the Debtors’ obligations under the USSIC Agreements, including any obligations that remain unperformed as of the Effective Date of either Plan. The cash collateral securing the Debtors’ obligations to USSIC shall vest in Reorganized LINN or Reorganized Berry, as applicable, subject to USSIC’s rights under its collateral security agreements.

III. Provisions Regarding Federal Leases.

229. Notwithstanding any provision of either Plan, the Plan Supplement, or this Confirmation Order, the treatment of unexpired oil and gas leases related to real property and/or hydrocarbons located on federal or tribal lands (collectively, the “Federal Leases”), including, but not limited to, the assumption and rejection of such leases, the assertion of claims based on the rejection of such leases, if applicable, and the cure of defaults for such leases that are assumed, if any, shall be determined solely in accordance with any Final Order(s) entered on the Debtors’ Motion for Entry of an Order (A) Authorizing Assumption of Certain Oil and Gas Leases, Setting the Cure Amount with Respect Thereto, and (C) Granting Related Relief [Docket No. 1232] with respect to the Federal Leases. Notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date of either Plan, the Debtors and any non-debtor party to the Federal Leases expressly reserve and do not waive any rights with respect to the treatment of such leases.

JJJ. Provisions Regarding JPMorgan Adversary Proceeding.

230. Notwithstanding any provision of the LINN Plan or this Confirmation Order, the treatment of any claims of JPMorgan Chase Bank, N.A. as Trustee of the Joe and Jessie Crump Memorial Fund; Geomar Resources, Inc.; Hill Investments, Ltd.; John A. Styrsky as Co-Trustee of the Houston & Emma Hill Trust Estate; H-S Minerals & Realty, Ltd.; James R. Hill Family Limited Partnership; Michael Hill Lattimore; Glenn Lattimore Family Limited Partnership; Nancy Hill; Dorothy Keenom; Dorothy Keenom as the Trustee of the of the Nancy Puff Jones Trust; Dorothy Keenom as the Trustee of the Thomas Hill Puff Trust; David J. Flackman; Robert Neils Gunn; Bank of America, N.A., as Trustee of Allie G. Davison Trust #2; Bank of America, N.A., as Trustee of the Leland D. Davison Trust; Bank of America, N.A., as Trustee of the Charles R. Meeker Trust; Bank of America, N.A., as Trustee of the I. W. Hendrickson Trust; Bank of America, N.A., as Trustee of the Jessie Blevins Crump Family Trust; and Bank of America, N.A., as Trustee of the A.N. Hendrickson Trust in Adversary Proceeding No. 16-06024 (the “JPMorgan Adversary Proceeding”) for payment on account of certain royalty interests in Ector County, Texas shall be resolved in the JPMorgan Adversary Proceeding.

KKK. Provisions Regarding New Mexico Remediation Claim.

231. Notwithstanding anything contained in the Plans to the contrary, Prime Clerk Claim No. 7649 (Court Claim No. 23) filed by the Oil Conservation Division, New Mexico Energy, Minerals and Natural Resources Department (the “Remediation Claim”) is not discharged under the Plans. The Holder of the Remediation Claim, and the Debtors and their Estates, whose rights with respect thereto vest in each respective Reorganized Debtor, retain any rights, claims, defenses, security, and arguments regarding the Remediation Claim, and the Plans are wholly without prejudice to all such issues related to the Remediation Claim. The vesting of property of the Debtors and their Estates in each respective Reorganized Debtor as otherwise provided for in the applicable Plans is not free and clear of the Remediation Claim.

LLL. Provisions Regarding Yeoman.

232. Notwithstanding anything to the contrary in the LINN Plan or the Confirmation Order, the claims, defenses, and rights of offset or recoupment of Oma LLC, Yeoman Family Limited Partnership and/or Alma Jean Yeoman (collectively, the “Yeoman Claims”) are not deemed released or discharged by entry of the Confirmation Order and all such claims, rights, and defenses are being expressly preserved; provided, that the Debtors and the Reorganized Debtors expressly reserve all rights to (a) contest and/or object to the Yeoman Claims, including any motion to file late proofs of claim related to the Yeoman Claims, and (b) seek to recover any amounts from Oma LLC, Yeoman Family Limited Partnership and/or Alma Jean Yeoman related to overpayment of royalties.

MMM. Provisions Regarding BP American Production Company.

233. Notwithstanding anything to contrary in the LINN Plan or the Confirmation Order, the Confirmation Order shall not be, and shall not be construed as, a determination regarding what cure amount, if any, shall be required to assume the executory contracts filed in the Plan Supplement by and between certain of the LINN Debtors and BP American Production Company (“BP”), which amount shall be agreed upon by the LINN Debtors and BP by means of an accounting reconciliation of the books and records of the LINN Debtors and BP. The LINN Debtors and BP shall strive to reach agreement as to the cure amount promptly after entry of the Confirmation Order. If the LINN Debtors and BP fail to reach agreement as to the cure amount within thirty (30) days after entry of the Confirmation Order, either the LINN Debtors or BP may, on notice to the BP or the LINN Debtors, as applicable, request a hearing before the Court to present evidence regarding the cure amount.

NNN. Provisions Regarding Louisiana Department of Revenue.

234. To the extent that any Allowed Priority Tax Claim of the Louisiana Department of Revenue is not paid on the applicable Effective Date or when Allowed in lump sum, notwithstanding anything contained in the applicable Plan or this Confirmation Order to the contrary, commencing on the first day of the first three month period of the calendar year beginning January 1st, April 1st, July 1st, or October 1st (“Quarter”) following the applicable Effective Date (the “Initial Distribution Date”), any Allowed Priority Tax Claims owed to the Louisiana Department of Revenue, if not paid in full in lump sum, will commence and shall be paid in full by not less than equal and consecutive cash payments made beginning on the Initial Distribution Date and continuing on the next Quarter and on the first day of each quarter thereafter, over, and within, five years from the Petition Date, pursuant to section 1129(a)(9)(C) and such Quarterly payments shall continue with each consecutive quarter thereafter. Such payments shall commence on the first date of the first Quarter following the Louisiana Department of Revenue’s Claim becoming an Allowed Priority Tax Claim and shall be paid by the applicable Debtor.

235. Notwithstanding anything contained in either Plan or this Confirmation Order to the contrary, nothing in either Plan or this Confirmation Order shall discharge, release, impair, or otherwise preclude any valid right of setoff or recoupment of the Louisiana Department of Revenue against any of the Debtors.

236. In the event of a default in payment of Claims of the Louisiana Department of Revenue as provided for herein, the Louisiana Department of Revenue shall send written notice of default to the Debtors or Reorganized Debtors, as applicable, and their counsel. If such default is not cured within thirty (30) days after such notice of default is mailed, the Louisiana Department of Revenue may proceed with Louisiana state law remedies for collection of any amounts due. The Debtors’ and the Reorganized Debtors’ (as applicable) rights and defenses under Louisiana state law and the Bankruptcy Code with respect to the foregoing are fully preserved; provided, however, that notwithstanding anything contained herein to the contrary, the Court shall retain jurisdiction to determine the extent, priority, and allowance of the Louisiana Department of Revenue’s Claims.

237. Notwithstanding anything to the contrary in either Plan, this Confirmation Order or the Bar Date order [Docket No. 756], or the occurrence of the Confirmation Hearing, the Claim Filed by the Louisiana Department of Revenue with respect to its pending sales tax audit for periods between January 31, 2014 through and including April 30, 2015 (such claim, the “Louisiana Sales Tax Claim”) shall be deemed timely Filed; provided, however, that the Debtors and the Reorganized Debtors, as applicable, and the Louisiana Department of Revenue reserve any and all rights, claims, and defenses with respect to the Louisiana Sales Tax Claim.

238. Notwithstanding anything to the contrary in either Article VII.E of the LINN Plan or Article VII.E of the Berry Plan, in the event that any of the Claims held by the Louisiana Department of Revenue are estimated pursuant to section 502(c) of the Bankruptcy Code, the Louisiana Department of Revenue shall have fifteen (15) days after the date on such Claim is estimated to File a motion requesting the right to seek reconsideration of such estimation.

OOO. Provisions Regarding McKnight Adversary Proceeding.

239. Notwithstanding any language to the contrary in this Confirmation Order or the Plans, the claims of Jennifer McKnight and Scott McKnight individually and on behalf of all others similarly situated (collectively the “Royalty Owners”) are fully preserved, to the extent such claims exist, and shall be adjudicated in Adversary Proceeding No. 16-06019 (the “McKnight Adversary”); neither the entry of this Confirmation Order nor the confirmation of the Plans shall constitute a defense to any claim or cause of action asserted in the McKnight

Adversary, including any claim that could result in cancellation of any mineral lease under otherwise applicable non-bankruptcy law, which remedy is fully preserved; and the rights and defenses of the Debtors in connection with the McKnight Adversary are fully preserved. For the avoidance of doubt, nothing in this provision shall (a) alter the status of proofs of claim 5101 and 5102, which claims have been expunged from the claims registrar, (b) prejudice the Debtors or the Reorganized Debtors’ rights to assert in the McKnight Adversary or otherwise that the Jennifer McKnight and Scott McKnight cannot represent similarly situated creditors for any reason whatsoever, including for a failure to satisfy the relevant criteria under Rule 23 of the Federal Rules of Civil Procedure, or (c) prejudice the Debtors’ or the Reorganized Debtors’ rights to assert that any claim ultimately determined in favor of Jennifer McKnight and Scott McKnight, individually or on behalf of others similarly situated, if any, should be treated as a General Unsecured Claim under the LINN Plan.

PPP. No Release of Future Claims.

240. For the avoidance of doubt, nothing in either Plan or this Confirmation Order discharges, releases, precludes, or enjoins any Claim arising after the Effective Date of either Plan.

QQQ. Mutual Release between the Berry Debtors and LINN Debtors.

241. Notwithstanding anything to the contrary in the Plans or this Confirmation Order, the release provisions in the Berry Plan with respect to the LINN Debtors and the release provisions in the LINN Plan with respect to the Berry Debtors shall only be valid and enforceable upon the occurrence of the Effective Date of both Plans. Notwithstanding the foregoing, the terms of the Berry-LINN Intercompany Settlement are valid and enforceable in all respects and not subject to future contest or litigation.

RRR. Compliance with Applicable Law and Regulations.

242. Notwithstanding anything to the contrary in either Plan or the Confirmation Order, the Reorganized Debtors shall operate their business, properties, and assets in compliance with any applicable federal, state, or local laws and regulations.

SSS. Dissolution of the Committee.

243. On the Effective Date of the LINN Plan, the Committee shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases; provided, that the Committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except (a) applications filed by the Professionals pursuant to section 330 and 331 of the Bankruptcy Code, and (b) its statutory duties as the Committee for Holders of Unsecured Claims against the Berry Debtors (solely to the extent that the Effective Date of the Berry Plan has not yet occurred or does not occur contemporaneously with the Effective Date of the LINN Plan). The Reorganized LINN Debtors shall not be responsible for paying any fees or expenses incurred by the members (but only in their capacity as such) of or advisors to the Committee after the Effective Date of the LINN Plan except such fees and expenses incurred in relation to applications filed by the Professionals pursuant to sections 330 and 331 of the Bankruptcy Code.

244. On the Effective Date of the Berry Plan, the Committee, as it relates to the Berry Debtors, shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases; provided, that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except (a) applications filed by the Professionals pursuant to sections 330 and 331 of the Bankruptcy Code, and (b) its statutory duties as the Committee for Holders of Unsecured Claims against the LINN Debtors (solely to the extent that the Effective

Date of the LINN Plan has not yet occurred or does not occur contemporaneously with the Effective Date of the Berry Plan). The Reorganized Berry Debtors shall not be responsible for paying any fees or expenses incurred by the members (but only in their capacity as such) of or advisors to the Committee after the Effective Date of the Berry Plan except such fees and expenses incurred in relation to applications filed by the Professionals pursuant to sections 330 and 331 of the Bankruptcy Code, or as otherwise provided in the Berry Plan or this Confirmation Order.

245. Following the completion of the remaining duties of the Committee set forth above, the retention or employment of the Committee’s respective attorneys, accountants and other agents shall terminate. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Committee after the Effective Date of the Plans, except for the limited purposes identified above.

TTT. Administrative Agent Right to Intervene.

246. With respect to paragraphs 207–239 of this Confirmation Order, Wells Fargo, National Association (“Wells Fargo”), as LINN Administrative Agent or Berry Administrative Agent, as applicable, shall have the right to move to intervene as a party in any adversary proceeding, contested matter, or action relating to the subject of such provisions, and Wells Fargo hereby retains the right to move to intervene and participate, including without limitation, through the filing of motions, responses or objections in any such adversary proceeding, contested matter or action without further order of the Court.

UUU. Termination of the LINN RSA or Berry RSA.

247. On the Effective Date of the applicable Plan, unless otherwise mutually agreed, the LINN RSA and the Berry RSA, as applicable, will terminate except to the extent necessary to implement the applicable Plan or this Confirmation Order.

VVV. Authorization to Use Cash Collateral and Termination of Challenge Period.

248. The Challenge Period (as defined in the Cash Collateral Order) for each Debtor shall be deemed to have terminated on the earlier of the Effective Date of the applicable Plan for such Debtor or March 15, 2017, and upon such termination, the stipulations, admissions, findings and releases contained in the Cash Collateral Order shall be binding solely upon such Debtor’s Estate and parties in interest in such Debtor’s Estate upon such termination, as set forth in the Cash Collateral Order, except to the extent the Challenge Deadline previously was extended by mutual agreement of the LINN Administrative Agent, the Berry Administrative Agent, and the Debtors. In accordance with the terms of the Cash Collateral Order, the Debtors shall be authorized to continue to use Cash Collateral and Prepetition Collateral (each as defined in the Cash Collateral Order) through and including the earlier of the Effective Date of the applicable Plan or March 15, 2017; provided, that, for the avoidance of doubt, the Linn Automatic Termination Event and the Berry Automatic Termination Event set forth in paragraphs 20(b)(i) and 20(d)(i) of the Cash Collateral Order shall be both extended from January 31, 2017 to the earlier of the applicable Effective Date and March 15, 2017.

WWW. Effect of Non-Occurrence of Conditions to the Effective Date.

249. Notwithstanding the entry of this Confirmation Order, if the Effective Date of either the LINN Plan or the Berry Plan does not occur, such applicable Plan shall be null and void in all respects and nothing contained in such Plan or the respective Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in the LINN Debtors and/or the Berry Debtors, as applicable; (b) prejudice in any manner the rights of the LINN Debtors or the Berry Debtors, as applicable, or any Holders of a Claim or Interest, or any other Entity with respect to the LINN Debtors or the Berry Debtors, as applicable; or (c) constitute an admission, acknowledgment, offer, or undertaking by the LINN Debtors or the Berry Debtors, as applicable, or any Holders, or any other Entity with respect to the LINN Debtors or the Berry Debtors, as applicable, in any respect.

XXX. Waiver of 14-Day Stay.

250. Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective and enforceable immediately upon its entry and not subject to any stay.

YYY. Post-Confirmation Modification of the Plan.

251. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the LINN Plan, LINN RSA, and the LINN Backstop Agreement, the LINN Debtors are hereby authorized to alter, amend, or modify materially the LINN Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the LINN Plan, or remedy any defect or omission, or reconcile any inconsistencies in the LINN Plan, the LINN Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the LINN Plan.

252. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Berry Plan, the Berry Backstop Agreement, and the Berry RSA, the Berry Debtors are hereby authorized to alter, amend, or modify materially the Berry Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Berry Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Berry Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Berry Plan.

ZZZ. Final Order.

253. This Confirmation Order is a final order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

Dated: January 27, 2017	/s/ David R. Jones

Houston, Texas	DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

LINN Plan

THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

)
In re:	)	Chapter 11
)
LINN ENERGY, LLC, et al.,[1]	)	Case No. 16-60040
)
Debtors.	) )	(Jointly Administered) David R. Jones

AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF LINN ENERGY, LLC AND ITS DEBTOR AFFILIATES OTHER THAN

LINN ACQUISITION COMPANY, LLC AND BERRY PETROLEUM COMPANY, LLC

Paul M. Basta, P.C. (admitted pro hac vice)

Stephen E. Hessler, P.C. (admitted pro hac vice)

Brian S. Lennon (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

Patricia B. Tomasco (TX Bar No. 01787600)

Matthew D. Cavenaugh (TX Bar No. 24062656)

Jennifer F. Wertz (TX Bar No. 24072822)

JACKSON WALKER L.L.P.

1401 McKinney Street, Suite 1900

Houston, Texas 70010

Telephone:    (713) 752-4200

–and–

James H.M. Sprayregen, P.C. (admitted pro hac vice)

Joseph M. Graham (admitted pro hac vice)

Alexandra Schwarzman (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

Dated: January 25, 2017

[1]	The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number are as follows: Linn Energy, LLC (7591); Berry Petroleum Company, LLC (9387); LinnCo, LLC (6623); Linn Acquisition Company, LLC (4791); Linn Energy Finance Corp. (5453); Linn Energy Holdings, LLC (6517); Linn Exploration & Production Michigan LLC (0738); Linn Exploration Midcontinent, LLC (3143); Linn Midstream, LLC (9707); Linn Midwest Energy LLC (1712); Linn Operating, Inc. (3530); Mid-Continent I, LLC (1812); Mid-Continent II, LLC (1869); Mid-Continent Holdings I, LLC (1686); and Mid-Continent Holdings II, LLC (7129). The Debtors’ principal offices are located at JPMorgan Chase Tower, 600 Travis Street, Houston, Texas 77002.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		4
A.	Defined Terms	4
B.	Rules of Interpretation	20
C.	Computation of Time	21
D.	Governing Law	21
E.	Reference to Monetary Figures	21
F.	Conflicts	21

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS		21
A.	Administrative Claims	22
B.	Priority Tax Claims	24
C.	Statutory Fees	24

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		24
A.	Classification of Claims and Interests	24
B.	Treatment of Claims and Interests	25
C.	Special Provision Governing Unimpaired Claims	30
D.	Elimination of Vacant Classes	30
E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	30
F.	Voting Classes; Presumed Acceptance by Non-Voting Classes	30
G.	Presumed Acceptance and Rejection of the Plan	31
H.	Intercompany Interests	31
I.	Controversy Concerning Impairment	31
J.	Subordinated Claims and Interests	31

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		31
A.	General Settlement of Claims and Interests	31
B.	LINN Restructuring Transactions	32
C.	Sources of Consideration for Plan Distributions	32
D.	LINN Second Lien Plan Settlement	35
E.	Berry-LINN Intercompany Settlement	36
F.	Corporate Existence	36
G.	Vesting of Assets in the Reorganized LINN Debtors	36
H.	Cancellation of Existing Securities and Agreements	36
I.	Corporate Action	37
J.	New Organizational Documents	38
K.	Directors and Officers of the Reorganized LINN Debtors	38
L.	Section 1146 Exemption	39
M.	SEC Reporting Requirements	39
N.	Director, Officer, Manager, and Employee Liability Insurance	39
O.	Reorganized LINN Employee Incentive Plan	39
P.	Employee Obligations	40
Q.	Effectuating Documents; Further Transactions	40
R.	Preservation of Causes of Action	40
S.	Preservation of Royalty and Working Interests	41
T.	Payment of Certain Fees	41

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		42
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	42
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	43
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	43
D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases	43
E.	Indemnification Obligations	44

F.	Insurance Policies	44
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	44
H.	Reservation of Rights	44
I.	Nonoccurrence of Effective Date	44
J.	Contracts and Leases Entered Into After the Petition Date	45

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		45
A.	Timing and Calculation of Amounts to Be Distributed	45
B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	45
C.	Manner of Payment	47
D.	SEC Exemption	47
E.	Compliance with Tax Requirements	48
F.	No Postpetition or Default Interest on Claims	49
G.	Setoffs and Recoupment	49
H.	No Double Payment of Claims	49
I.	Claims Paid or Payable by Third Parties	49
J.	Allocation of Distributions Between Principal and Interest	50

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		50
A.	Allowance of Claims	50
B.	Claims Administration Responsibilities	50
C.	LINN Creditor Representative	51
D.	LINN GUC Cash Distribution Pool; LINN Convenience Claims Cash Distribution Pool	51
E.	Estimation of Claims	52
F.	Claims Reserve	53
G.	Adjustment to Claims without Objection	53
H.	Time to File Objections to Claims or Interests	53
I.	Disallowance of Claims	53
J.	Amendments to Proofs of Claim	53
K.	Reimbursement or Contribution	54
L.	No Distributions Pending Allowance	54
M.	Distributions After Allowance	54

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		54
A.	Compromise and Settlement of Claims, Interests, and Controversies	54
B.	Discharge of Claims and Termination of Interests	54
C.	Release of Liens	55
D.	Releases by the Debtors	55
E.	Releases by Holders of Claims and Interests	56
F.	Exculpation	56
G.	Injunction	57
H.	Protections Against Discriminatory Treatment	57
I.	Regulatory Activities	57
J.	Recoupment	57
K.	Document Retention	58

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		58
A.	Conditions Precedent to Confirmation	58
B.	Conditions Precedent to the Effective Date	60
C.	Waiver of Conditions	60
D.	Substantial Consummation	61
E.	Effect of Failure of Conditions	61

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ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		61
A.	Modification and Amendments	61
B.	Effect of Confirmation on Modifications	61
C.	Revocation or Withdrawal of Plan	61

ARTICLE XI. RETENTION OF JURISDICTION		61

ARTICLE XII. MISCELLANEOUS PROVISIONS		64
A.	Immediate Binding Effect	64
B.	Additional Documents	64
C.	Dissolution of the Committee	64
D.	Payment of Statutory Fees	64
E.	Reservation of Rights	64
F.	Successors and Assigns	65
G.	Notices	65
H.	Term of Injunctions or Stays	67
I.	Entire Agreement	67
J.	Exhibits	67
K.	Nonseverability of Plan Provisions	68
L.	Votes Solicited in Good Faith	68
M.	Waiver or Estoppel	68
N.	Closing of Chapter 11 Cases	68

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INTRODUCTION

Linn Energy, LLC and its debtor affiliates, other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, as debtors and debtors in possession propose this amended joint plan of reorganization (the “Plan”) for the resolution of the outstanding claims against, and interests in, such Debtors pursuant to the Bankruptcy Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article I.A of the Plan. Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, events during the Chapter 11 Cases, and projections of future operations, as well as a summary and description of the Plan and certain related matters. The LINN Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan constitutes a separate plan of reorganization for each of the LINN Debtors. The Debtors will seek confirmation of a separate plan of reorganization that shall govern the terms of the restructuring of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, AND GOVERNING LAW

A. Defined Terms.

As used in the Plan, capitalized terms have the meanings set forth in the Introduction above or in the definitions below.

1. “503(b)(9) Claim” means a Claim or any portion thereof entitled to administrative expense priority pursuant to section 503(b)(9) of the Bankruptcy Code.

2. “Adequate Protection Claims” means the Linn First Lien Adequate Protection Claims as defined in the Cash Collateral Order.

3. “Ad Hoc Group of Berry Unsecured Noteholders” means that certain ad hoc group of Holders of senior unsecured notes issued by Berry represented by Quinn Emanuel Urquhart & Sullivan, LLP, Norton Rose Fulbright US LLP, and Houlihan Lokey, Inc., or any of its members or their affiliates.

4. “Ad Hoc Group of LINN Second Lien Noteholders” means that certain ad hoc group of holders of LINN Second Lien Notes represented by O’Melveny & Myers LLP and Intrepid Financial Partners, or any of its members or their affiliates.

5. “Ad Hoc Group of LINN Unsecured Noteholders” means that certain ad hoc group of holders of LINN Unsecured Notes represented by Milbank, Tweed, Hadley & McCloy LLP and PJT Partners, or any of its members or their affiliates.

6. “Ad Hoc LINN Noteholder Groups” means, collectively, the Ad Hoc Group of LINN Unsecured Noteholders and the Ad Hoc Group of LINN Second Lien Noteholders.

7. “Administrative Claim” means a Claim for costs and expenses of administration of the LINN Estates under sections 503(b) (including 503(b)(9) Claims), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date through the Effective Date of preserving the LINN Estates and operating the businesses of the LINN Debtors; (b) Allowed Professional Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; and (d) all Intercompany Claims authorized pursuant to the Cash Management Order (subject to the terms of the Berry-LINN Intercompany Settlement) to the extent provided in the Cash Management Order.

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8. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims other than those that accrued in the ordinary course of the LINN Debtors’ business, which such deadline: (a) with respect to General Administrative Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 60 days after the Effective Date.

9. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

10. “Allowed” means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest in a liquidated amount as to which no objection has been Filed prior to the Claims Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; or (c) a Claim or Interest that is upheld or otherwise Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (iv) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided, that with respect to a Claim or Interest described in clauses (a) and (b) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof has been or, in the Debtors’ or Reorganized Debtors’ reasonable good faith judgment, may be interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Court, or such an objection is so interposed and the Claim or Interest, as applicable, shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the LINN Debtors and without further notice to any party or action, approval, or order of the Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such LINN Debtor or Reorganized LINN Debtor, as applicable. For the avoidance of doubt, a Proof of Claim or Interest Filed after the Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow” and “Allowing” shall have correlative meanings.

11. “Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the applicable Reorganized LINN Debtors, as set forth on the Assumed Executory Contract and Unexpired Lease List.

12. “Assumed Executory Contract and Unexpired Lease List” means the list, as determined by the LINN Debtors or the Reorganized LINN Debtors, as applicable, of Executory Contracts and Unexpired Leases (with proposed cure amounts) that will be assumed by the Reorganized LINN Debtors, which list shall be included in the Plan Supplement; provided, that such list with respect to material Executory Contracts and/or material Unexpired Leases shall be reasonably acceptable to the Required LINN Consenting Creditors.

13. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

14. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

15. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

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16. “Bar Date” means the applicable dates established by which respective Proofs of Claims and Interests must be Filed pursuant to the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment under Section 503(b)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form of and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests, and (IV) Approving Notice of Bar Dates, dated August 4, 2016 [Docket No. 756].

17. “Berry” means Berry Petroleum Company, LLC, a Delaware limited liability company.

18. “Berry Administrative Agent” means Wells Fargo Bank, National Association, as administrative agent under that certain Credit Agreement, dated as of November 25, 2010, by and among Berry, the Berry Administrative Agent, and the lenders and agents party thereto, as may be amended, restated, or otherwise supplemented from time to time.

19. “Berry Debtors” means Berry and LAC.

20. “Berry Intercompany Settled Claims” means those certain intercompany claims held by the LINN Debtors against the Berry Debtors that shall be settled pursuant to the Berry-LINN Intercompany Settlement and the Plan.

21. “Berry-LINN Intercompany Settlement” means that certain settlement of the Berry Intercompany Settled Claims and the LINN Intercompany Settled Claims pursuant to the terms of the Plan and the Berry-LINN Intercompany Settlement Term Sheet, which shall be in form and substance reasonably acceptable to the LINN Debtors, the Berry Debtors, and the Required Consenting LINN Creditors.

22. “Berry-LINN Intercompany Settlement Term Sheet” means that certain term sheet with respect to the Berry-LINN Intercompany Settlement to be included in the Plan Supplement.

23. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

24. “Cash” means the legal tender of the U.S. and equivalents thereof, including bank deposits, checks, and other similar items.

25. “Cash Collateral Order” means the Final Order under 11 U.S.C. §§ 105, 361, 362, 363, 507 and 552, and Bankruptcy Rules 2002, 4001 and 9014 (I) Authorizing Debtors to Use Cash Collateral and (II) Granting Adequate Protection to Prepetition Lenders [Docket No. 743], as may be amended.

26. “Cash Management Order” means the Final Order (I) Authorizing the Debtors to (A) Continue to Operate Their Cash Management System and Maintain Existing Bank Accounts and (B) Continue to Perform Intercompany Transactions, and (II) Granting Related Relief [Docket No. 731], as may be amended.

27. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, cross claim, reduction, subordination, or recoupment and claims under contracts or for breaches of duties imposed by law or regulation; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

6

28. “Chapter 11 Cases” means, collectively: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

29. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the LINN Debtors.

30. “Claims and Noticing Agent” means Prime Clerk LLC, retained as the Debtors’ notice and claims agent pursuant to the Order Authorizing Retention and Appointment of Prime Clerk LLC as the Claims, Noticing, and Solicitation Agent [Docket No. 79].

31. “Claims Objection Deadline” means the later of: (a) the date that is 180 days after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court, after notice and hearing, upon a motion Filed before the expiration of the deadline to object to Claims or Interests.

32. “Claims Register” means the official register of Claims maintained by the Claims and Noticing Agent.

33. “Class” means a category of Claims or Interests as set forth in Article III of the Plan.

34. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

35. “Committee” means the statutory committee of unsecured creditors of the Debtors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on May 23, 2016, the membership of which may be reconstituted from time to time.

36. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

37. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

38. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

39. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

40. “Consenting LINN Creditors” means, collectively, (a) the Consenting LINN Lenders, and (b) the Consenting LINN Noteholders.

41. “Consenting LINN Lenders” means those certain Holders of LINN Lender Claims that are or become parties to the LINN RSA from time to time.

42. “Consenting LINN Noteholders” means those certain Holders of LINN Notes that are or become parties to the LINN RSA from time to time (including any party having the ability to direct or control such notes).

43. “Consummation” means the occurrence of the Effective Date.

44. “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon the LINN Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such Executory Contract or Unexpired Lease is assumed by the LINN Debtors pursuant to section 365 of the Bankruptcy Code, other than with respect to a default that is not required to be cured under section 365(b)(2) of the Bankruptcy Code.

45. “Debtors” means, collectively: (a) Linn Energy, LLC; (b) Berry Petroleum Company, LLC; (c) LinnCo, LLC; (d) Linn Acquisition Company, LLC; (e) Linn Energy Finance Corp.; (f) Linn Energy Holdings, LLC; (g) Linn Exploration & Production Michigan LLC; (h) Linn Exploration Midcontinent, LLC; (i) Linn Midstream, LLC; (j) Linn Midwest Energy LLC; (k) Linn Operating, Inc.; (l) Mid-Continent I, LLC; (m) Mid-Continent II, LLC; (n) Mid-Continent Holdings I, LLC; and (o) Mid-Continent Holdings II, LLC.

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46. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the LINN Debtors for current or former directors,’ managers,’ and officers’ liability.

47. “Disclosure Statement” means the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of LINN Energy, LLC and Its Debtor Affiliates Other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, dated December 12, 2016 [Docket No. 1342], as may be amended, including all exhibits and schedules thereto, as approved pursuant to the Disclosure Statement Order.

48. “Disclosure Statement Order” means the Order (A) Approving the Disclosure Statement, (B) Establishing the Voting Record Date, Voting Deadline, and Other Dates, (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan, and (D) Approving the Manner and Forms of Notice and Other Related Documents [Docket No. 1348].

49. “Disputed” means with regard to any Claim or Interest, a Claim or Interest that is not yet Allowed.

50. “Distribution Record Date” means, other than with respect to any publicly-held securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the date that is five (5) Business Days after the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court; provided, that the Distribution Record Date for the LINN Lender Paydown shall be on or before the Effective Date.

51. “DTC” means the Depository Trust Company.

52. “Effective Date” means, with respect to the Plan and any such applicable LINN Debtor(s), the date that is the first Business Day upon which: (a) no stay of the Confirmation Order is in effect; (b) with respect to the LINN Debtors, all conditions precedent specified in Article IX.A and Article IX.B have been satisfied or waived (in accordance with Article IX.C); and (c) the Plan is declared effective with respect to such applicable LINN Debtor(s).

53. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

54. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

55. “Exchange Act” means Securities Exchange Act of 1934, as amended.

56. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the LINN Debtors and the Reorganized LINN Debtors; (b) the Consenting LINN Creditors; (c) the LINN Administrative Agent; (d) the LINN Indenture Trustees; (e) the LINN Backstop Parties; (f) the Committee and each of its members; (g) the LINN Creditor Representative; and (h) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former members, equity holders (regardless of whether such interests are held directly or indirectly), subsidiaries, officers, directors, managers, predecessors, successors, assigns, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, restructuring advisors, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

57. “Executory Contract” means a contract to which one or more of the LINN Debtors is a party and that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

58. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

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59. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, including with respect to a Proof of Claim or Proof of Interest, the Claims and Noticing Agent.

60. “Final Order” means (i) an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction, or (ii) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Bankruptcy Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Case (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order shall not prevent such order from being a Final Order.

61. “Form Joint Operating Agreement” means one or more joint operating agreements reasonably satisfactory in form and substance to the LINN Debtors, the Required Consenting LINN Creditors, and the Berry Debtors that shall replace the existing agency agreements for the LINN Debtors and Berry and shall contain standard provisions governing the rights and obligations afforded an operator and non-operating working interest owner.

62. “General Administrative Claim” means any Administrative Claim, other than a Professional Fee Claim or an Adequate Protection Claim.

63. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

64. “Holder” means an Entity holding a Claim or an Interest, as applicable.

65. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

66. “Indemnification Obligations” means each of the LINN Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, for their current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals and agents of the LINN Debtors, as applicable.

67. “Insurance Policies” means any insurance policies, insurance settlement agreements, coverage-in-place agreements, or other agreements relating to the provision of insurance entered into by or issued to or for the benefit of any of the LINN Debtors or their predecessors.

68. “Intercompany Claim” means any Claim between one LINN Debtor and another LINN Debtor.

69. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any LINN Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Entity.

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70. “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals [Docket No. 721].

71. “Interior” means the United States Department of the Interior.

72. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

73. “Investment Company Act” means the Investment Company Act of 1940, as amended.

74. “IRS” means the Internal Revenue Service.

75. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

76. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

77. “LAC” means Linn Acquisition Company, LLC, a Delaware limited liability company.

78. “LINN” means Linn Energy, LLC, a Delaware limited liability company.

79. “LINN 2019 Unsecured Notes” means, collectively, (a) the 6.5% senior notes due May 2019, issued by LINN and LINN Energy Finance Corp. pursuant to the LINN 2011 Unsecured Notes Indenture, and (b) the 6.25% senior notes due November 2019, issued by LINN and LINN Energy Finance Corp. pursuant to the LINN 2012 Unsecured Notes Indenture.

80. “LINN 2020 Unsecured Notes” means those certain 8.625% senior notes due 2020, issued by LINN and LINN Finance Corp. pursuant to the LINN April 2010 Unsecured Notes Indenture.

81. “LINN 2021 Unsecured Notes” means, collectively, (a) those certain 7.75% senior notes due February 2021, issued by LINN and LINN Finance Corp. pursuant to the LINN September 2010 Unsecured Notes Indenture, and (b) those certain 6.50% senior notes due September 2021, issued by LINN and LINN Energy Finance Corp. pursuant to the LINN 2014 Unsecured Notes Indenture.

82. “LINN 2011 Unsecured Notes Indenture” means that certain Indenture, dated as of May 13, 2011, by and among LINN and LINN Energy Finance Corp., as issuers, the guarantors party thereto, and the LINN Unsecured Notes Trustee, as may be amended, restated, or otherwise supplemented from time to time.

83. “LINN 2012 Unsecured Notes Indenture” means that certain Indenture, dated as of March 2, 2012, by and among LINN and LINN Energy Finance Corp., as issuers, the guarantors party thereto, and the LINN Unsecured Notes Trustee, as may be amended, restated, or otherwise supplemented from time to time.

84. “LINN 2014 Unsecured Notes Indenture” means that certain Indenture, dated as of September 9, 2014, by and among LINN and LINN Energy Finance Corp., as issuers, the guarantors party thereto, and the LINN Unsecured Notes Trustee, as may be amended, restated, or otherwise supplemented from time to time.

85. “LINN Administrative Agent” means Wells Fargo Bank, National Association, as administrative agent under the LINN Credit Agreement.

86. “LINN April 2010 Unsecured Notes Indenture” means that certain Indenture, dated as of April 6, 2010, by and among LINN and LINN Energy Finance Corp., as issuers, the guarantors party thereto, and the LINN Unsecured Notes Trustee, as may be amended, restated, or otherwise supplemented from time to time.

87. “LINN Backstop Agreement” means that certain Backstop Commitment Agreement, dated as of October 25, 2016, by and among LINN and the LINN Backstop Parties, as may be amended, restated, or supplemented from time to time.

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88. “LINN Backstop Agreement Order” means the Order Approving Motion of LINN Energy LLC and Certain of Its Debtor Affiliates for Authority to (A) Enter Into Backstop Agreement, (B) Pay Related Fees and Expenses, and (C) Granting Related Relief [Docket No. 1179].

89. “LINN Backstop Commitment Letter” means that certain LINN Backstop Commitment Letter, dated as of October 7, 2016, by and among LINN and the LINN Backstop Parties (and any assignees thereof), as may be amended, supplemented, or otherwise modified from time to time in accordance therewith, including all exhibits and schedules attached thereto.

90. “LINN Backstop Commitment Premium” means a commitment premium equal to 4.0 percent of the LINN Rights Offerings Amount, of which 3.0 percent shall be paid in Cash and 1.0 percent shall be paid by Reorganized LINN in Reorganized LINN Common Stock at a 25 percent discount to LINN Plan Value pursuant to the terms of the LINN Backstop Agreement Order.

91. “LINN Backstop Parties” means, collectively, (a) the LINN Backstop Unsecured Parties, (b) the LINN Backstop Secured Parties, and (c) any assignees of (a) or (b), as permitted by the LINN Backstop Agreement.

92. “LINN Backstop Secured Parties” means those certain Holders of LINN Second Lien Notes Claims that are parties to the LINN Backstop Agreement as of the relevant determination date who have agreed to provide a backstop commitment with regard to the LINN Secured Rights Offering.

93. “LINN Backstop Unsecured Parties” means those certain Holders of LINN Unsecured Notes Claims that are parties to the LINN Backstop Agreement as of the relevant determination date who have agreed to provide a backstop commitment with regard to the LINN Unsecured Rights Offering.

94. “LinnCo” means LinnCo, LLC, a Delaware limited liability company.

95. “LINN Convenience Claim” means each Allowed LINN General Unsecured Claim in an Allowed amount that is greater than $0 but less than or equal to $2,500; provided, that a Holder of an Allowed LINN General Unsecured Claim may elect on its ballot to have such Claim irrevocably reduced to $2,500 and treated as a LINN Convenience Claim for the purposes of the Plan in full and final satisfaction of such Claim.

96. “LINN Convenience Claims Cash Distribution Pool” means an aggregate amount of $2,300,000 in Cash, which shall be irrevocably funded on the Effective Date by the LINN Debtors or Reorganized LINN Debtors, as applicable, and which shall be placed in a segregated bank account not subject to the control of the lenders or the administrative agent under the LINN Exit Facility, and administered by the Reorganized LINN Debtors for the benefit of Holders of Allowed LINN Convenience Claims and which account shall not, at any time, be subject to any liens, security interests, mortgages, or other encumbrances; provided, that for the avoidance of doubt, no fees of any Professional of any LINN Debtor, Reorganized LINN Debtor, or the LINN Creditor Representative shall be paid out of the funds that comprise the LINN Convenience Claims Cash Distribution Pool.

97. “LINN Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, by and among LINN, as borrower, the LINN Administrative Agent, and the lenders and agents party thereto, as may be amended, modified, or otherwise supplemented from time to time.

98. “LINN Creditor Representative” means the representative appointed by the Committee to represent the interests of Holders of Allowed LINN General Unsecured Claims and to consult with the LINN Debtors and Reorganized LINN Debtors and take other appropriate actions set forth in the Plan, as applicable, in the claims reconciliation process with respect to Disputed LINN General Unsecured Claims asserted against the LINN Debtors; provided, that the identity of the LINN Creditor Representative shall be disclosed in the Plan Supplement.

99. “LINN Debtors” means, collectively, the Debtors other than the Berry Debtors.

100. “LINN Exit Facility” means (a) the Reorganized LINN Term Loan and (b) the Reorganized LINN Revolving Loan, each on such terms as set forth in the LINN Exit Facility Documents.

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101. “LINN Exit Facility Documents” means in connection with the LINN Exit Facility, the credit agreement in respect of the Reorganized LINN Term Loan and the Reorganized LINN Revolving Loan, collateral documents, Uniform Commercial Code statements, and other loan documents, to be dated as of the Effective Date, governing the LINN Exit Facility, which documents shall be included in the Plan Supplement, and which shall be in form and substance reasonably acceptable to the LINN Debtors and the Required Consenting LINN Creditors and consistent with the LINN Exit Facility Term Sheet.

102. “LINN Exit Facility Term Sheet” means that certain take-back paper term sheet setting forth the principal terms of the LINN Exit Facility, attached as Exhibit B to the LINN RSA.

103. “LINN Funded Debt Equity Distribution” means 100 percent of the shares of Reorganized LINN Common Stock to be issued as distributions under the Plan, subject to dilution by the Reorganized LINN Employee Incentive Plan, and the LINN Rights Offerings (including the portion of the LINN Backstop Commitment Premium payable in Reorganized LINN Common Stock), which shares shall be allocated Pro Rata among the holders of Allowed LINN Unsecured Notes Claims and Allowed LINN Second Lien Notes Claims based on the amount of such Holder’s Allowed LINN Notes Claims as a percentage of the aggregate amount of all Allowed LINN Notes Claims.

104. “LINN General Unsecured Claims” means, with respect to any LINN Debtor, any Unsecured Claim against such LINN Debtor that is (a) not otherwise paid in full pursuant to an order of the Bankruptcy Court, (b) is not a LINN Unsecured Notes Claim, and (c) is not a LINN Second Lien Notes Claim.

105. “LINN GUC Cash Distribution Pool” means an aggregate amount of $37,700,000 in Cash (subject to the upward and downward adjustment with respect to the LINN Convenience Claims Cash Distribution Pool dictated by Article VII.D), which shall be irrevocably funded on the Effective Date by the LINN Debtors or the Reorganized LINN Debtors, as applicable, and which shall be placed in a segregated bank account not subject to the control of the lenders or the administrative agent under the LINN Exit Facility, and administered by the Reorganized LINN Debtors for the sole benefit of the Holders of Allowed LINN General Unsecured Claims and for the payment of costs related to the LINN Creditor Representative, and which account shall not, at any time, be subject to any liens, security interests, mortgages, or other encumbrances; provided, however, that in no event shall Allowed General Unsecured Claims be entitled to Cash in a total amount greater than the sum of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool.

106. “LINN Indenture Trustee Charging Liens” means any Lien or other priority in payment arising prior to the Effective Date to which a LINN Indenture Trustee is entitled, pursuant to the applicable LINN Notes Indenture, against distributions to be made to the Holders of the LINN Notes for payment of the LINN Indenture Trustee Fees and Expenses.

107. “LINN Indenture Trustee Fees and Expenses” means the Claims for reasonable and documented compensation, fees, expenses, and disbursements arising under the LINN Notes Indentures, including, without limitation, attorneys’, financial advisors’, and agents’ fees, expenses, and disbursements, incurred under the LINN Notes Indentures by a LINN Indenture Trustee, prior to or after the Petition Date and prior to the Effective Date.

108. “LINN Indenture Trustees” means, collectively, (a) the LINN Unsecured Notes Trustee, and (b) the LINN Second Lien Notes Trustee.

109. “LINN Intercompany Claim” means any Claim held by any Debtor against a LINN Debtor, other than the LINN Intercompany Settled Claims.

110. “LINN Intercompany Interest” means any Interest in a LINN Debtor other than LinnCo and LINN and, for the avoidance of doubt, shall not include any Interest in the Berry Debtors.

111. “LINN Intercompany Settled Claims” means those certain intercompany claims held by the Berry Debtors against the LINN Debtors that shall be settled pursuant to the Berry-LINN Intercompany Settlement.

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112. “LINN Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of November 20, 2015, by and between Wells Fargo Bank, National Association, as priority lien agent, and U.S. Bank National Association, as second lien collateral trustee, as may be amended, modified, or otherwise supplemented from time to time.

113. “LINN Lender” means any secured party under the LINN Credit Agreement or Loan Documents (as defined in the LINN Credit Agreement).

114. “LINN Lender Claims” means any Claim against the LINN Debtors derived from or based on the LINN Credit Agreement, including the Adequate Protection Claims. The LINN Lender Claims are Allowed Claims as set forth in the proof of claim filed by the LINN Administrative Agent.

115. “LINN Lender Paydown” means the Cash payments equal to the sum of (a) $500 million from Cash proceeds of the LINN Rights Offerings, plus (b) other amounts from the LINN Debtors’ Cash on hand (net of costs and expenses of the Chapter 11 Cases) consistent with the Plan and subject to the anti-cash hoarding provisions in the LINN Exit Facility Documents; provided, that each Non-Electing Lender shall not receive any portion of the LINN Lender Paydown and shall receive only a Reorganized LINN Non-Conforming Term Note in a principal amount equal to its Allowed LINN Lender Claim; provided, further, that each Consenting LINN Lender shall receive a LINN Lender Paydown payment in the amount of (a) its Allowed LINN Lender Claim less (b) the sum of the amount of such Consenting LINN Lender’s Allowed LINN Lender Claim that is deemed to be a drawn loan pursuant to each of (x) the Reorganized LINN Term Loan and (y) the Reorganized LINN Revolving Loan, plus (c) on a pro forma basis with respect to all Consenting LINN Lenders its share of the amount that would otherwise be payable to Non-Electing Lenders, if such Non-Electing Lenders were Consenting LINN Lenders.

116. “LINN Notes” means, collectively, (a) the LINN Unsecured Notes, and (b) the LINN Second Lien Notes.

117. “LINN Notes Claims” means, at any time, the Claims represented by the LINN Notes.

118. “LINN Notes Indentures” means, collectively, (a) the LINN Second Lien Notes Indenture, and (b) the LINN Unsecured Notes Indentures.

119. “LINN Plan Value” means the equity value of Reorganized LINN (after including cash on hand of Reorganized LINN in excess of $50,000,000) pro forma for the restructured capital structure, including after giving effect to the participation in the LINN Rights Offerings by Holders of Allowed LINN Notes Claims, based on an enterprise value of $2.35 billion (which enterprise value excludes cash on hand of Reorganized LINN in excess of $50,000,000), as determined in the manner specified in the LINN Backstop Agreement.

120. “LINN Restructuring Transactions” means, collectively, those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the LINN Debtors, the Required Consenting LINN Creditors, and the LINN Backstop Parties reasonably determine to be necessary or desirable to implement the Plan with respect to the LINN Debtors in a manner consistent with the LINN RSA and the LINN Backstop Agreement, including, without limitation, the LINN Rights Offerings, the LINN Exit Facility, the transactions contemplated by the New Organizational Documents, the transfer of assets to the Reorganized LINN Debtors that is intended to be a taxable transaction for U.S. federal income tax purposes, and the formation of Reorganized LINN, in each case, subject to the reasonable consent and approval rights of the applicable parties as set forth in the LINN RSA and the LINN Backstop Agreement, and the establishment and funding of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool.

121. “LINN Rights” means the non-certificated rights that will enable the Holders thereof to purchase shares of Reorganized LINN Common Stock at an aggregate purchase price of $530 million at a price per share to be determined based on a 20 percent discount to LINN Plan Value; provided, however, that in no event shall the shares of Reorganized LINN Common Stock issued pursuant to the LINN Rights (including any such shares to be purchased by the LINN Backstop Parties pursuant to the LINN Backstop Agreement), taken together with the shares

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of Reorganized LINN Common Stock issued by Reorganized LINN pursuant to the LINN Backstop Agreement as part of the LINN Backstop Commitment Premium, collectively comprise less than 50.1 percent of the Reorganized LINN Common Stock outstanding as of the Effective Date.

122. “LINN Rights Offerings” means, collectively, (a) the LINN Secured Rights Offering; and (b) the LINN Unsecured Rights Offering, both of which shall be conducted in connection with the LINN Restructuring Transactions pursuant to the LINN Backstop Agreement and LINN Backstop Agreement Order, and in accordance with the LINN Rights Offerings Procedures.

123. “LINN Rights Offerings Amount” means $530 million in aggregate amount of LINN Rights (as divided between (a) the LINN Secured Rights Offering Amount and (b) the LINN Unsecured Rights Offering Amount).

124. “LINN Rights Offerings Allowed Claims” means, collectively, (a) the Allowed LINN Second Lien Notes Claims, and (b) the Allowed LINN Unsecured Notes Claims.

125. “LINN Rights Offerings Participants” means, collectively, (a) the Holders of the LINN Rights Offering Allowed Claims as of the LINN Rights Offerings Record Date, and (b) the LINN Backstop Parties.

126. “LINN Rights Offerings Procedures” means those certain rights offering procedures with respect to the LINN Rights Offerings, attached to the Disclosure Statement Order.

127. “LINN Rights Offerings Record Date” means the record date set by the LINN Rights Offerings Procedures, as of which date an Entity must be a record Holder of LINN Rights Offerings Allowed Claims in order to be eligible to be a LINN Rights Offerings Participant.

128. “LINN RSA” means that certain First Amended and Restated Restructuring Support Agreement, dated as of October 21, 2016, by and between the LINN Debtors (other than LinnCo) and the Consenting LINN Creditors, as may be amended, restated, or supplemented from time to time.

129. “LINN Second Lien Notes” means those certain 12.00% senior secured second lien notes issued by LINN and LINN Energy Finance Corp. pursuant to the LINN Second Lien Notes Indenture.

130. “LINN Second Lien Notes Claims” means any Claim derived from or arising under the LINN Second Lien Notes, the LINN Second Lien Notes Indenture, the LINN Second Lien Notes Collateral Agreement, or the LINN Second Lien Settlement Agreement, which are deemed Allowed pursuant to Article III.B.4 herein.

131. “LINN Second Lien Notes Collateral Agreement” means that certain Collateral Trust Agreement, dated as of November 20, 2015, by and among LINN, the guarantors party thereto, and U.S. Bank National Association, as collateral trustee, as may be amended, modified, or supplemented.

132. “LINN Second Lien Notes Indenture” means that certain Indenture, dated as of November 13, 2015, by and among LINN and LINN Energy Finance Corp., as issuers, and the LINN Second Lien Notes Trustee, as may be amended, supplemented or modified.

133. “LINN Second Lien Notes Trustee” means Delaware Trust Company, as successor trustee and collateral trustee under the LINN Second Lien Notes Indenture.

134. “LINN Second Lien Plan Settlement” means that certain settlement of the LINN Second Lien Notes Claims, as authorized pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, embodied in the LINN RSA, the terms of which are set forth in Article IV.D of the Plan.

135. “LINN Second Lien Settlement Agreement” means that certain Settlement Agreement, dated as of April 4, 2016, by and among LINN and LINN Energy Finance Corp., as issuers, the guarantors party thereto, the LINN Second Lien Notes Trustee, and the Holders of the LINN Second Lien Notes party thereto, as may be amended, modified, or otherwise supplemented from time to time.

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136. “LINN Secured Rights” means the non-certificated rights to be distributed to the Holders of Allowed LINN Second Lien Notes Claims that will enable the Holder thereof to purchase shares of Reorganized LINN Common Stock in the LINN Secured Rights Offering pursuant to the terms of the LINN Rights Offerings Procedures and the LINN Backstop Agreement.

137. “LINN Secured Rights Offering” means the offering of LINN Secured Rights to the Holders of Allowed LINN Second Lien Notes Claims as of the LINN Rights Offerings Record Date, pursuant to which such Holders are eligible to receive shares of Reorganized LINN Common Stock at the LINN Secured Rights Offering Amount, to be conducted in accordance with the applicable LINN Rights Offerings Procedures.

138. “LINN Secured Rights Offering Amount” means $210,995,592 in aggregate amount of LINN Secured Rights to receive shares of Reorganized LINN Common Stock at a price per share to be determined as described under the definition of “LINN Rights.”

139. “LINN September 2010 Unsecured Notes Indenture” means that certain Indenture, dated as of September 13, 2010, by and among LINN and LINN Energy Finance Corp., as issuers, the guarantors party thereto, and the LINN Unsecured Notes Trustee, as may be amended, restated, or otherwise supplemented from time to time.

140. “LINN Unsecured Rights” means the non-certificated rights to be distributed to the Holders of Allowed LINN Unsecured Notes Claims as of the LINN Rights Offerings Record Date, pursuant to which such Holders are eligible to receive shares of Reorganized LINN Common Stock at the LINN Unsecured Rights Offering Amount.

141. “LINN Unsecured Rights Offering Amount” means $319,004,408 in aggregate amount of LINN Unsecured Rights to receive shares of Reorganized LINN Common Stock at a price per share to be determined as described under the definition of “LINN Rights.”

142. “LINN Unsecured Rights Offering” means the offering of LINN Unsecured Rights to the Holders of Allowed LINN Unsecured Notes Claims as of the LINN Rights Offerings Record Date, pursuant to which such Holders are eligible to receive shares of Reorganized LINN Common Stock at the LINN Unsecured Rights Offering Amount, to be conducted in accordance with the applicable LINN Rights Offerings Procedures.

143. “LINN Unsecured Notes” means, collectively, (a) the LINN 2019 Unsecured Notes, (b) the LINN 2020 Unsecured Notes, and (c) the LINN 2021 Unsecured Notes.

144. “LINN Unsecured Notes Claims” means any Claim derived from or arising under the LINN Unsecured Notes, which shall be Allowed pursuant to this Plan.

145. “LINN Unsecured Notes Indentures” means, collectively, (a) the LINN April 2010 Unsecured Notes Indenture, (b) LINN September 2010 Unsecured Notes Indenture, (c) LINN 2011 Unsecured Notes Indenture, (d) LINN 2012 Unsecured Notes Indenture, and (e) LINN 2014 Unsecured Notes Indenture.

146. “LINN Unsecured Notes Trustee” means Wilmington Trust Company, in its capacity as successor trustee to U.S. Bank National Association under the LINN Unsecured Notes Indentures.

147. “NASDAQ” means the NASDAQ Stock Market.

148. “New Organizational Documents” means such certificates or articles of incorporation, by-laws, limited liability company operating agreements, or other applicable formation and governance documents of each of the Reorganized LINN Debtors (or their applicable subsidiaries), as applicable, the form of which shall be included in the Plan Supplement, and which shall be reasonably satisfactory to the LINN Debtors and the Required Consenting LINN Noteholders.

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149. “Non-Electing Lender” has the meaning set forth in Article III.B.3(c) herein.

150. “NYSE” means the New York Stock Exchange.

151. “Ordinary Course Professional Order” means the Order Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business [Docket No. 397].

152. “Original LINN RSA” means that certain Restructuring Support Agreement, dated as of May 10, 2016, by and among the LINN Lenders party thereto, the holders of certain Claims against Berry party thereto, and the Debtors.

153. “Other LINN Priority Claims” means any Claim against a LINN Debtor, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

154. “Other LINN Secured Claims” means any Secured Claim against any of the LINN Debtors other than LINN Lender Claims.

155. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

156. “Petition Date” means May 11, 2016, the date on which the Debtors commenced the Chapter 11 Cases.

157. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed by the Debtors no later than 14 days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents Filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement comprised of, among other documents, the following: (a) the New Organizational Documents; (b) the Assumed Executory Contract and Unexpired Lease List; (c) the Rejected Executory Contract and Unexpired Lease List; (d) a list of retained Causes of Action; (e) the Reorganized LINN Employee Incentive Plan Agreements; (f) the Reorganized LINN Registration Rights Agreement; (g) the LINN Backstop Agreement; (h) the identity of the members of the Reorganized LINN Board and management for the Reorganized LINN Debtors; (i) the LINN Exit Facility Documents; (j) the Transition Services Agreement; (k) the Form Joint Operating Agreement; and (l) the Berry-LINN Intercompany Settlement Term Sheet; and (m) the identity of the LINN Creditor Representative. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (m), as applicable. Any Plan Supplement documents shall be subject to the reasonable consent of the applicable Consenting LINN Creditors as set forth in the LINN RSA.

158. “Priority Tax Claim” means the Claims of Governmental Units of the type specified in section 507(a)(8) of the Bankruptcy Code.

159. “Pro Rata” means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that Class, or the proportion of the Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Claim or Interest under the Plan.

160. “Professional” means an Entity, excluding those Entities entitled to compensation pursuant to the Ordinary Course Professional Order: (a) retained pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code; provided, however, that professionals employed by the LINN Administrative Agent, Berry Administrative Agent, any Indenture Trustee, or either of the Ad Hoc LINN Noteholder Groups or the Ad Hoc Group of Berry Unsecured Noteholders shall not be “Professionals” for the purposes of the Plan.

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161. “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

162. “Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount and funded by the Debtors on the Effective Date, pursuant to Article II.A.2(b) of the Plan.

163. “Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated in accordance with Article II.A.2(c) of the Plan.

164. “Proof of Claim” means a proof of Claim Filed against any of the LINN Debtors in the Chapter 11 Cases.

165. “Proof of Interest” means a proof of Interest Filed against any of the LINN Debtors in the Chapter 11 Cases.

166. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired for purposes of section 1124 of the Bankruptcy Code.

167. “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the LINN Debtors or the Reorganized LINN Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized LINN Debtors pursuant to the Plan, which list shall be included in the Plan Supplement; provided, that such list with respect to material Executory Contracts and/or material Unexpired Leases shall be reasonably acceptable to the Required LINN Consenting Creditors.

168. “Released Parties” means, collectively, and in each case only in its capacity as such: (a) each of the Debtors and the Reorganized Debtors; (b) the Consenting LINN Creditors; (c) the LINN Administrative Agent; (d) the LINN Indenture Trustees; (e) the LINN Backstop Parties; (f) each of the LINN Lenders; (g) the Committee and each of its members; (h) the LINN Creditor Representative; and (i) with respect to each of the foregoing identified in subsections (a) through (i) herein, each of such entities’ respective shareholders, affiliates, subsidiaries, members, current and former officers, current and former directors, employees, managers, agents, attorneys, investment bankers, restructuring advisors, professionals, advisors, and representatives, each in their capacities as such; provided, however, that any Holder of a Claim or Interest that opts out of the releases contained in the Plan shall not be a “Released Party.”

169. “Releasing Parties” means, collectively, and in each case only in its capacity as such: (a) each of the Debtors and the Reorganized Debtors; (b) the Committee and each of its members; (c) the Consenting LINN Creditors; (d) the LINN Administrative Agent; (e) the LINN Indenture Trustees; (f) the LINN Backstop Parties; (g) each of the LINN Lenders; (h) the Committee and each of its members; (i) the LINN Creditor Representative; (j) without limiting the foregoing, each holder of a Claim against or an interest in the LINN Debtors, in each case other than such a holder that has voted to reject the Plan, is a member of a class that is deemed to reject the Plan, or has voted to accept the Plan or abstains from voting on the Plan and who expressly opts out of the release provided by the Plan; and (k) with respect to each of the foregoing parties under (a) through (j), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former members, directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former members, equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

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170. “Reorganized” means, as to any LINN Debtor or LINN Debtors, such LINN Debtor(s) as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, taxable disposition, or otherwise, on or after the Effective Date.

171. “Reorganized Debtors” means, collectively, and each in its capacity as such, the Debtors, as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date, and from and after the Effective Date shall include (without limitation) Reorganized LINN.

172. “Reorganized LINN” means a Delaware corporation or limited liability company (and/or one or more subsidiaries) to be formed on or before the Effective Date, which is not a successor for tax purposes, but will acquire LINN’s assets on the Effective Date in a taxable disposition, as set forth in the Plan and the New Organizational Documents.

173. “Reorganized LINN Board” means the board of directors of Reorganized LINN on and after the Effective Date.

174. “Reorganized LINN Common Stock” means the new shares of common stock and/or limited liability company units, as applicable, in Reorganized LINN to be issued and distributed under and in accordance with the Plan.

175. “Reorganized LINN Debtors” means the LINN Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, except for those LINN Debtors that are dissolved or wound down pursuant to the terms of the Plan, and from and after the Effective Date, shall include (without limitation) Reorganized LINN and shall not include LINN, LinnCo, LAC, or Berry.

176. “Reorganized LINN EIP Equity” means the stock and options in the Reorganized LINN Debtors to be issued in connection with the Reorganized LINN Employee Incentive Plan and subject to the terms of the Reorganized LINN Employee Incentive Plan Agreements.

177. “Reorganized LINN Employment Agreements” means the employment agreements by and between employees of the LINN Debtors and the LINN Debtors, which shall be assumed and assigned to Reorganized LINN on the Effective Date.

178. “Reorganized LINN Employee Incentive Plan” means the management employee incentive plan to be implemented with respect to Reorganized LINN (and/or a subsidiary thereof) on the Effective Date, the material terms of which shall include equity-based awards providing for (a) 8 percent of the equity value of the Reorganized LINN Debtors as follows: (i) 2.5 percent of the equity value of the Reorganized LINN Debtors in the form of restricted stock units to be issued on the Effective Date, (ii) 1.5 percent of the equity value of the Reorganized LINN Debtors in the form of profits interests that will vest based on time and performance (with the performance conditions satisfied once the equity value of the Reorganized LINN Debtors (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the discounted equity value of the Reorganized LINN Debtors used for the LINN Rights Offerings), all of which will be issued on the Effective Date, and (z) the remaining 4 percent of the equity value of the Reorganized LINN Debtors in a form of equity-based award as determined by the Reorganized LINN Board, taking into account the then prevailing practices of publicly-traded exploration and production companies, and (b) an additional 2.0 percent of the equity of the Reorganized LINN Debtors, which will be issued as of the Effective Date in the form of profits interests that vest once the equity value of the Reorganized LINN Debtors (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the equity value of the Reorganized LINN Debtors as of the Effective Date, provided that all of the foregoing shall be qualified by the Reorganized LINN Employee Incentive Plan Term Sheet. The other terms and conditions of the Reorganized LINN Employee Incentive Plan shall be set forth in the Reorganized LINN Employee Incentive Plan Agreements and the participants’ respective employment agreements.

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179. “Reorganized LINN Employee Incentive Plan Agreements” means the agreements, in form and substance reasonably acceptable to Reorganized LINN and the Required Consenting LINN Creditors, that shall govern the terms of the Reorganized LINN Employee Incentive Plan and shall be consistent with the Reorganized LINN Employee Incentive Plan Term Sheet.

180. “Reorganized LINN Employee Incentive Plan Term Sheet” means that certain term sheet setting forth the principal terms of the Reorganized LINN Employee Incentive Plan, attached as Exhibit 2 to Exhibit A to the LINN RSA.

181. “Reorganized LINN Non-Conforming Term Notes” means the non-conforming term notes on the terms set forth in the Reorganized LINN Non-Conforming Term Note Documents, which shall not be part of the LINN Exit Facility.

182. “Reorganized LINN Non-Conforming Term Note Documents” means the credit agreement in respect of the Reorganized LINN Non-Conforming Term Notes, collateral documents, Uniform Commercial Code statements, and other loan documents, to be dated as of the Effective Date, governing the Reorganized LINN Non-Conforming Term Notes (if any).

183. “Reorganized LINN Registration Rights Agreement” means the registration rights agreement by and between Reorganized LINN, the LINN Backstop Parties (including their affiliates), and certain other parties that receive 10 percent or more of the shares of Reorganized LINN Common Stock issued under the Plan and/or the LINN Rights Offerings or cannot sell their shares under Rule 144 of the Securities Act without volume or manner of sale restrictions, as of the Effective Date, pursuant to which such parties shall be entitled to customary registration rights with respect to such Reorganized LINN Common Stock, which shall be in substantially the form to be filed with the Plan Supplement and reasonably acceptable to LINN and the Required Consenting LINN Noteholders.

184. “Reorganized LINN Revolving Loan” means the reserve based lending facility with an initial borrowing base equal to $1.4 billion minus the amount of Reorganized LINN Non-Conforming Term Notes issued to Non-Electing Lenders (as initially divided between a $1.4 billion conforming tranche minus the amount of Reorganized LINN Non-Conforming Term Notes issued to Non-Electing Lenders and $0.0 in a non-conforming tranche), on the terms and conditions set forth in the LINN Exit Facility Documents.

185. “Reorganized LINN Term Loan” means the new first lien term loan in the aggregate original principal amount of $300 million on the terms set forth in the LINN Exit Facility Documents.

186. “Required Consenting LINN Creditors” means, collectively, (a) the Required Consenting LINN Lenders, and (b) the Required Consenting LINN Noteholders.

187. “Required Consenting LINN Lenders” means the Consenting LINN Lenders holding, controlling, or having the ability to control more than sixty-six and two-thirds percent (66-2/3 percent) of the outstanding principal amount of LINN Lender Claims directly or indirectly held or controlled by the Consenting LINN Lenders, calculated as of such date the Consenting LINN Lenders make a determination in accordance with the LINN RSA.

188. “Required Consenting LINN Noteholders” means (a) members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders (as each term is defined in the LINN RSA) holding more than sixty-six and two-thirds percent (66-2/3 percent) of the LINN Unsecured Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders, and (b) members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders (as each term is defined in the LINN RSA) holding more than sixty-six and two-thirds percent (66-2/3 percent) of the LINN Second Lien Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders, in each case of (a) and (b), voting as a separate class, and calculated as of such date as the Consenting LINN Noteholders make a determination in accordance with the LINN RSA or the LINN Backstop Agreement, as applicable.

189. “Royalty and Working Interests” means the working interests granting the right to exploit oil and gas, and certain other royalty or mineral interests, including but not limited to, landowner’s royalty interests, overriding royalty interests, net profit interests, non-participating royalty interests, and production payments.

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190. “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts or Unexpired Leases, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the official bankruptcy forms, and the Bankruptcy Rules.

191. “SEC” means the Securities and Exchange Commission.

192. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan or separate order of the Bankruptcy Court as a secured claim.

193. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder.

194. “Security” or “Securities” has the meaning set forth in section 2(a)(1) of the Securities Act.

195. “Transition Services Agreement” means the transition services and separation agreement by and between the LINN Debtors and the Berry Debtors, as provided for in the LINN RSA, which shall be reasonably satisfactory in form and substance to the LINN Debtors, the Required Consenting LINN Creditors, and the Berry Debtors.

196. “Unexpired Lease” means a lease to which one or more of the LINN Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

197. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

198. “U.S.” means the United States of America.

199. “U.S. Trustee” means the Office of the U.S. Trustee Region 7 for the Southern District of Texas.

200. “Unsecured Claim” means any Claim that is not an Administrative Claim, Priority Tax Claim, Other LINN Priority Claim, LINN Lender Claim, or other Secured Claim; provided, that, for the avoidance of doubt and pursuant to Article IV.D herein and the LINN Second Lien Settlement, the LINN Second Lien Notes Claims shall constitute Unsecured Claims.

B. Rules of Interpretation.

For the purposes of the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, or similar formation document or agreement, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance

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with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) any immaterial effectuating provisions may be interpreted by the Reorganized LINN Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (15) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the LINN Debtors or to the Reorganized LINN Debtors shall mean the LINN Debtors and the Reorganized LINN Debtors, as applicable, to the extent the context requires.

C. Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D. Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the LINN Debtors or the Reorganized LINN Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant LINN Debtor or Reorganized LINN Debtor, as applicable.

E. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the U.S., unless otherwise expressly provided.

F. Conflicts.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests. Except with respect to Professional Fee Claims, which shall be allocated and paid in the manner specified in Article II.A.2 of this Plan, each LINN Debtor shall be obligated to satisfy only the Allowed Administrative Claims or Priority Tax Claims of its respective Estates.

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A. Administrative Claims.

1. General Administrative Claims.

Except as specified in this Article II, unless the Holder of an Allowed General Administrative Claim and the LINN Debtors or the Reorganized LINN Debtors, as applicable, agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim either: (a) on the Effective Date; (b) if the General Administrative Claim is not Allowed as of the Effective Date, 60 days after the date on which an order allowing such General Administrative Claim becomes a Final Order, or as soon thereafter as reasonably practicable; or (c) if the Allowed General Administrative Claim is based on a liability incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Administrative Claim, without any further action by the Holders of such Allowed General Administrative Claim, and without any further notice to or action, order, or approval of the Bankruptcy Court. Notwithstanding the foregoing, no request for payment of a General Administrative Claim need be Filed with respect to a General Administrative Claim previously Allowed by Final Order.

Except for Claims of Professionals, requests for payment of General Administrative Claims that were not accrued in the ordinary course of business must be Filed and served on the LINN Debtors or the Reorganized LINN Debtors, as applicable, no later than the Administrative Claims Bar Date applicable to the LINN Debtor against whom the General Administrative Claim is asserted pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Claims that are required to File and serve a request for payment of such General Administrative Claims by the Administrative Claims Bar Date that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Claims against the LINN Debtors, the Reorganized LINN Debtors, or their respective property and such General Administrative Claims shall be deemed forever discharged and released as of the Effective Date. Any requests for payment of General Administrative Claims that are not properly Filed and served by the Administrative Claims Bar Date shall not appear on the Claims Register and shall be disallowed automatically without the need for further action by the Debtors or the Reorganized LINN Debtors or further order of the Bankruptcy Court. To the extent this Article II.A.1 conflicts with Article XII.C of the Plan with respect to fees and expenses payable under section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, Article XII.C of the Plan shall govern.

The Reorganized LINN Debtors, in their sole and absolute discretion, may settle General Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The LINN Debtors may also choose to object to any Administrative Claim no later than 60 days from the Administrative Claims Bar Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the LINN Debtors or the Reorganized LINN Debtors (or other party with standing) object to a timely filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the LINN Debtors or the Reorganized LINN Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be allowed and, if so, in what amount; provided, that in no event shall any Reorganized LINN Debtor be obligated to satisfy any Allowed General Administrative Claim asserted against LINN or LinnCo.

2. Professional Compensation.

(a) Final Fee Applications.

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Effective Date, must be Filed and served on the Reorganized LINN Debtors no later than 60 days after the Effective Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, including the Interim Compensation Order, and once approved by the Bankruptcy Court, promptly paid from the Professional Fee Escrow Account up to its full Allowed amount. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be allocated among and paid directly by the Reorganized LINN Debtors in the manner prescribed by Article II.A.2(d) of the Plan.

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(b) Professional Fee Escrow Account.

On the Effective Date, the Reorganized LINN Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, the funding of which shall be allocated among the LINN Debtors in the manner prescribed by Article II.A.2(d) of the Plan. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized LINN Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors in the manner prescribed by the allocation set forth in Article II.A.2(d) of the Plan, without any further action or order of the Bankruptcy Court. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be paid by the LINN Debtors or the Reorganized LINN Debtors, as applicable.

(c) Professional Fee Reserve Amount.

Professionals shall estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the LINN Debtors before and as of the Effective Date and shall deliver such estimate to the LINN Debtors no later than five Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the LINN Debtors or Reorganized LINN Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. The total amount estimated pursuant to this section shall comprise the Professional Fee Reserve Amount. The Professional Fee Reserve Amount, as well as the return of any excess funds in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid in full, shall be allocated as among the LINN Debtors in the manner prescribed by Article II.A.2(d) of the Plan.

(d) Allocation of Professional Fee Claims.

Allowed Professional Fee Claims shall be allocated to, and paid by, the applicable LINN Debtor (or Berry Debtor) for whose benefit such Professional Fees Claims were incurred in a manner consistent with the terms of the Cash Collateral Order and/or Cash Management Order. For the avoidance of doubt, the LINN Debtors shall not be responsible for payment of any legal, professional, or other fees and expenses incurred by the Berry Debtors in connection with the Chapter 11 Cases and after the Effective Date, and the Berry Debtors shall not be responsible for payment of any legal, professional, or other fees and expenses incurred by the LINN Debtors in connection with the Chapter 11 Cases and after the Effective Date.

(e) Post-Confirmation Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the LINN Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the LINN Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized LINN Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

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3. Adequate Protection Claims.

Adequate Protection Claims of the LINN Lenders will receive the treatment provided for in Article III.B.3 for Holders of Allowed LINN Lender Claims.

B. Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code; provided, that in no event shall any Reorganized LINN Debtor be obligated to satisfy any Priority Tax Claim asserted against LINN or LinnCo.

C. Statutory Fees.

All fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date with respect to the LINN Debtors shall be paid by the LINN Debtors. On and after the Effective Date, the Reorganized LINN Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each LINN Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular LINN Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. Classification of Claims and Interests.

Claims and Interests, except for Administrative Claims and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. The LINN Debtors reserve the right to assert that the treatment provided to Holders of Claims and Interests pursuant to Article III.B of the Plan renders such Holders Unimpaired.

The Plan constitutes a separate chapter 11 plan of reorganization for each LINN Debtor, each of which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular LINN Debtors, such Class applies solely to such LINN Debtor.

The following chart represents the classification of Claims and Interests for each LINN Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class A1	Other LINN Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A2	Other LINN Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A3	LINN Lender Claims	Impaired	Entitled to Vote
Class A4	LINN Second Lien Notes Claims	Impaired	Entitled to Vote

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Class	Claims and Interests	Status	Voting Rights
Class A5	LINN Unsecured Notes Claims	Impaired	Entitled to Vote
Class A6	LINN General Unsecured Claims	Impaired	Entitled to Vote
Class A7	LINN Convenience Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A8	LINN Intercompany Settled Claims	Impaired	Presumed to Accept
Class A9	LINN Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept/Reject)
Class A10	LINN Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class A11	LINN Intercompany Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A12	Interests in LINN and LinnCo	Impaired	Not Entitled to Vote (Deemed to Reject)

B. Treatment of Claims and Interests.

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any LINN Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.	Class A1 - Other LINN Secured Claims.

(a)	Classification: Class A1 consists of Other LINN Secured Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other LINN Secured Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other LINN Secured Claim, each such Holder shall receive, at the option of the applicable LINN Debtor(s), either:

(i)	payment in full in Cash;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class A1 is Unimpaired under the Plan. Holders of Claims in Class A1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class A2 - Other LINN Priority Claims.

(a)	Classification: Class A2 consists of Other LINN Priority Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other LINN Priority Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other LINN Priority Claim, each such Holder shall receive, at the option of the applicable LINN Debtor(s), either:

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(i)	payment in full in Cash; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class A2 is Unimpaired under the Plan. Holders of Claims in Class A2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class A3 - LINN Lender Claims.

(a)	Classification: Class A3 consists of LINN Lender Claims Against the LINN Debtors.

(b)	Allowance: Notwithstanding any other provision of this Plan to the contrary, on the Effective Date, the LINN Lender Claims are Allowed as fully Secured Claims under section 506(b) of the Bankruptcy Code having first lien priority in the amount of $1.939 billion on account of unpaid principal, plus unpaid interest, fees, other expenses, and other obligations arising under or in connection with the LINN Lender Claims, or as set forth in the LINN Credit Agreement other Loan Documents (as defined in the LINN Credit Agreement), in each case, not subject either in whole or in part to off-set, disallowance or avoidance under chapter 5 of the Bankruptcy Code or otherwise, or any legal, contractual, or equitable theory for claims or Causes of Action (including, without limitation, subordination, recharacterization, recoupment, or unjust enrichment) that the any Person including but not limited to the Debtors and their Estates may be entitled to assert against the LINN Lenders or the LINN Lender Claims.

(c)	Treatment: Notwithstanding any other provision of this Plan to the contrary, on the Effective Date, except to the extent that a Holder of an Allowed LINN Lender Claim in Class A3 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed LINN Lender Claim, each such Holder shall receive its Pro Rata share of: (A) if such Holder elects to participate in the LINN Exit Facility, (i) the LINN Exit Facility and (ii) the LINN Lender Paydown upon the execution of definitive documentation, dated on or before the Effective Date, necessary to implement the Plan, including the LINN Exit Facility Documents; or (B) if such Holder elects not to participate in the LINN Exit Facility (each, a “Non-Electing Lender”), in which case such Non-Electing Lender shall receive its Pro Rata share of the Reorganized LINN Non-Conforming Term Notes, in lieu of any share of (i) the LINN Exit Facility and (ii) the LINN Lender Paydown, upon the execution of definitive documentation, dated on or before the Effective Date, necessary to implement the Plan, including the Reorganized LINN Non-Conforming Term Notes Documents. The Reorganized Linn Non-Conforming Term Notes shall have the same maturity and liens as the Reorganized LINN Revolving Loans. For the avoidance of doubt, each Non-Electing Lender shall not receive any portion of the LINN Lender Paydown and shall receive only a Reorganized LINN Non-Conforming Term Note in a principal amount equal to its Allowed LINN Lender Claim, and each Consenting LINN Lender shall receive a LINN Lender Paydown payment in the amount of (a) its Allowed LINN Lender Claim less (b) the sum of the amount of such Consenting LINN Lender’s Allowed LINN Lender Claim that is deemed to be a drawn loan pursuant to each of (x) the Reorganized LINN Term Loan and (y) Reorganized LINN Revolving Loan, plus (c) on a pro forma basis with respect to all Consenting LINN Lenders its share of the amount that would otherwise be payable to Non-Electing Lenders, if such Non-Electing Lenders were Consenting LINN Lenders (such that the aggregate amount received by Consenting LINN Lenders is equal to the LINN Lender Paydown).

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(d)	Voting: Class A3 is Impaired under the Plan. Holders of Claims in Class A3 are entitled to vote to accept or reject the Plan.

4.	Class A4 - LINN Second Lien Notes Claims.

(a)	Classification: Class A4 consists of LINN Second Lien Notes Claims.

(b)	Allowance: As set forth in Article IV.D herein and the LINN Second Lien Plan Settlement, the LINN Second Lien Notes Claims are Allowed as Unsecured Claims in an amount equal to $2.0 billion, plus unpaid interest (applying an interest rate of 12.00 percent on the $1 billion principal amount of the LINN Second Lien Notes), fees, and other expenses arising under or in connection with the LINN Second Lien Notes Claims, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person.

(c)	Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed LINN Second Lien Notes Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed LINN Second Lien Notes Claim, each such Holder shall (i) receive its Pro Rata share (based on the amount of its Allowed LINN Second Lien Notes Claim as a percentage of all Allowed LINN Second Lien Notes Claims) of (A) $30 million in Cash, and (B) the LINN Secured Rights, and (ii) its Pro Rata share (based on its Allowed LINN Second Lien Notes Claim as a percentage of the total Allowed LINN Notes Claims) of the LINN Funded Debt Equity Distribution. Distribution to each Holder of an Allowed LINN Second Lien Notes Claim shall be subject to the rights and the terms of the LINN Second Lien Notes Indenture and the right of the LINN Second Lien Notes Trustee to assert its LINN Second Lien Notes Trustee Charging Lien.

(d)	Voting: Class A4 is Impaired under the Plan. Holders of Claims in Class A4 are entitled to vote to accept or reject the Plan.

5.	Class A5 - LINN Unsecured Notes Claims.

(a)	Classification: Class A5 consists of LINN Unsecured Notes Claims.

(b)	Allowance: The LINN Unsecured Notes Claims are Allowed as follows: (i) $580,100,547.11 due as of the Petition Date under the 6.5% senior notes due May 2019, issued by LINN and LINN Energy Finance Corp. pursuant to the LINN 2011 Unsecured Notes Indenture; (ii) $600,580,190.97 due as of the Petition Date under the 6.25% senior notes due November 2019, issued by LINN and LINN Energy Finance Corp. pursuant to the LINN 2012 Unsecured Notes Indenture; (iii) $754,061,706.75 due as of the Petition Date under the LINN 2020 Unsecured Notes; (iv) $788,870,992.11 due as of the Petition Date under the 7.75% senior notes due February 2021, issued by LINN and LINN Finance Corp. pursuant to the LINN September 2010 Unsecured Notes Indenture; and (v) $385,279,610.33 due as of the Petition Date under the 6.5% senior notes due September 2021, issued by LINN and LINN Energy Finance Corp. pursuant to the LINN 2014 Unsecured Notes Indenture; in each case, plus any additional unpaid interest, fees, and other expenses (if any) arising under or in connection with the LINN Unsecured Notes Claims.

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(c)	Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed LINN Unsecured Notes Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed LINN Unsecured Notes Claim, each such Holder shall receive its Pro Rata share of (i) the LINN Funded Debt Equity Distribution (based on the amount of their Allowed LINN Unsecured Notes Claim as a percentage of the total Allowed LINN Notes Claims), and (ii) the LINN Unsecured Rights (based on the amount of its Allowed LINN Unsecured Notes Claim as a percentage of all Allowed LINN Unsecured Notes Claims).

(d)	Voting: Class A5 is Impaired under the Plan. Holders of Claims in Class A5 are entitled to vote to accept or reject the Plan.

6.	Class A6 - LINN General Unsecured Claims.

(a)	Classification: Class A6 consists of LINN General Unsecured Claims.

(b)	Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed LINN General Unsecured Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed LINN General Unsecured Claim, each such Holder shall receive its Pro Rata share of the LINN GUC Cash Distribution Pool; provided, that a Holder of an Allowed LINN General Unsecured Claim may elect to irrevocably reduce its Allowed LINN General Unsecured Claim to $2,500 to receive the treatment provided for Holders of Allowed LINN Convenience Claims. To the extent the LINN GUC Cash Distribution Pool is not fully consumed for any reason, the residual excess will be distributed Pro Rata to Holders of Allowed LINN General Unsecured Claims.

(c)	Voting: Class A6 is Impaired under the Plan. Holders of Claims in Class A6 are entitled to vote to accept or reject the Plan.

7.	Class A7 - LINN Convenience Claims.

(a)	Classification: Class A7 consists of LINN Convenience Claims.

(b)	Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed LINN Convenience Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed LINN Convenience Claim, each such Holder shall receive Cash in an amount equal to its Allowed LINN Convenience Claim; provided, however, that (i) to the extent that the sum of (A) Allowed LINN Convenience Claims and (B) Allowed LINN General Unsecured Claims for which such Holders elect to irrevocably reduce to receive treatment as Allowed LINN Convenience Claims exceeds the LINN Convenience Claims Cash Distribution Pool, any such excess costs will be paid with, and deducted from, the LINN GUC Cash Distribution Pool, and (ii) to the extent that the LINN Convenience Claims Cash Distribution Pool is not fully consumed for any reason, the residual excess will be deposited into the LINN GUC Cash Distribution Pool for Pro Rata distribution to Holders of Allowed LINN General Unsecured Claims other than Holders of Allowed LINN Convenience Claims.

(c)	Voting: Class A7 is Unimpaired under the Plan. Holders of Claims in Class A7 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

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8.	Class A8 - LINN Intercompany Settled Claims.

(a)	Classification: Class A8 consists of LINN Intercompany Settled Claims.

(b)	Treatment: The LINN Settled Intercompany Claims shall receive the treatment set forth in the Berry-LINN Intercompany Settlement, which shall include, among other things, an Allowed LINN Settled Intercompany Claim against LINN in the aggregate amount of $25 million, which shall be treated as an Allowed LINN General Unsecured Claim pursuant to Article III.B.6 hereof.

(c)	Voting: Class A8 is Impaired under the Plan. Holders of Allowed LINN Intercompany Settled Claims are presumed to accept the Plan.

9.	Class A9 - LINN Intercompany Claims.

(a)	Classification: Class A9 consists of LINN Intercompany Claims.

(b)	Treatment: Each Allowed LINN Intercompany Claim shall be, at the option of the LINN Debtors or the Reorganized LINN Debtors, either: (i) Reinstated; (ii) converted to equity; or (iii) canceled and shall receive no distribution on account of such Claims and may be compromised, extinguished, or settled after the Effective Date; provided, however, that any LINN Intercompany Claim relating to any postpetition payments from any Debtor to a LINN Debtor under any postpetition Intercompany Transaction (as defined in the Cash Management Order, and including any postpetition payments from LINN to any other LINN Debtor) shall be, unless the applicable LINN Debtor agrees otherwise or as otherwise provided in the Berry-LINN Intercompany Settlement, paid in full in Cash as a General Administrative Claim pursuant to Article II.A herein.

(c)	Voting: Class A9 is either Unimpaired and/or treated as a General Administrative Claim, and such Holders of LINN Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Allowed Class A9 Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed LINN Intercompany Claims are not entitled to vote to accept or reject the Plan.

10.	Class A10 - LINN Section 510(b) Claims.

(a)	Classification: Class A10 consists of LINN Section 510(b) Claims.

(b)	Treatment: Each LINN Section 510(b) Claim shall be deemed canceled, discharged, released, and extinguished, and there shall be no distribution to Holders of LINN Section 510(b) Claims on account of such Claims.

(c)	Voting: Class A10 is Impaired under the Plan. Holders of Allowed LINN Section 510(b) Claims are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders of Allowed LINN Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

11.	Class A11 - LINN Intercompany Interests.

(a)	Classification: Class A11 consists of all LINN Intercompany Interests.

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(b)	Treatment: LINN Intercompany Interests shall be Reinstated as of the Effective Date.

(c)	Voting: Class A11 is Unimpaired under the Plan. Holders of LINN Intercompany Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

12.	Class A12 - Interests in LINN and LinnCo.

(a)	Classification: Class A12 consists of any Interests in LINN and LinnCo.

(b)	Treatment: On the Effective Date, existing Interests in LINN and LinnCo shall be deemed canceled, discharged, released, and extinguished, and there shall be no distribution to Holders of Interests in LINN and LinnCo on account of such Interests; provided, however; provided, however, that Holders of Interests in LinnCo may receive a non-transferable escrow position to the extent necessary to facilitate any distributions that may become available in the future on account of such Interests in LinnCo.

(c)	Voting: Class A12 is Impaired under the Plan. Holders of Interests in LINN and LinnCo are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the LINN Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D. Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes pursuant to the Disclosure Statement Order shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

E. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The LINN Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The LINN Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such LINN Debtor.

F. Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Holders of Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

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G. Presumed Acceptance and Rejection of the Plan

To the extent that Claims of any class are canceled, each Holder of a Claim in such class is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan. To the extent that Claims or Interests of any Class are Reinstated, each Holder of a Claim or Interest in such Class is presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plans.

H. Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests, but rather for the purposes of administrative convenience, for the ultimate benefit of the Holders of Reorganized LINN Common Stock, and in exchange for the LINN Debtors’ and Reorganized LINN Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, any Interest in Non-Debtor Subsidiaries owned by a LINN Debtor shall continue to be owned by the applicable Reorganized LINN Debtor.

I. Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

J. Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the LINN Debtors or Reorganized LINN Debtors reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto. Notwithstanding anything in this Plan to the contrary, the LINN Lender Claims shall not be subordinated in any manner or for any reason.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. General Settlement of Claims and Interests.

The Plan shall be deemed a motion to approve the good-faith compromise and settlement pursuant to which the LINN Debtors, the Holders of Claims against and/or Interests in the LINN Debtors, the Consenting LINN Creditors, and the LINN Lenders settle all Claims, Interests, and Causes of Action pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, including the Berry-LINN Intercompany Settlement, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Confirmation Order shall constitute the Court’s approval of the compromise, settlement, and release of all such Claims, Interests, and Causes of Action, as well as a finding by the Bankruptcy Court that all such compromises, settlements, and releases are in the best interests of the LINN Debtors, their Estates, and the Holders of Claims, Interests, and Causes of Action, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized LINN Debtors may compromise and settle all Claims and Causes of Action against, and Interests in, the LINN Debtors and their Estates. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

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B. LINN Restructuring Transactions.

On the Effective Date, the LINN Debtors or the Reorganized LINN Debtors, as applicable, will effectuate the LINN Restructuring Transactions, and will take any actions as may be necessary or advisable to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the LINN Debtors, to the extent provided herein. The actions to implement the LINN Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the formation of the entity or entities that will comprise the Reorganized LINN Debtors; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; (d) the execution and delivery of the New Organizational Documents; (e) the execution and delivery of the LINN Exit Facility Documents (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees, expenses, and the LINN Lender Paydown to be paid by the LINN Debtors and the Reorganized LINN Debtors, as applicable), subject to any post-closing execution and delivery periods provided for in the LINN Exit Facility Documents; (f) the execution and delivery of the Transition Services Agreement (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees to be paid by the LINN Debtors, the Reorganized LINN Debtors, the Berry Debtors, or the reorganized Berry Debtors, as applicable, in connection therewith); (g) the execution and delivery of the Form Joint Operating Agreement (including all actions to be taken, undertakings to be made, and obligations and fees to be paid by the LINN Debtors, Reorganized LINN Debtors, the Berry Debtors, and the reorganized Berry Debtors, as applicable); (h) the execution and delivery of the Reorganized LINN Registration Rights Agreement; (i) the issuance of the Reorganized LINN Common Stock pursuant to the LINN Funded Debt Equity Distribution; (j) pursuant to the LINN Rights Offerings Procedures and the LINN Backstop Agreement, the implementation of the LINN Rights Offerings, the distribution of the LINN Rights to the LINN Rights Offerings Participants as of the LINN Rights Offerings Record Date, and the issuance of the Reorganized LINN Common Stock in connection therewith; (k) adoption of the Reorganized LINN Employee Incentive Plan and the allocation and issuance of the Reorganized LINN EIP Equity in accordance with the terms included therein; (l) the establishment and funding of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool; and (m) after cancellation of the Interests in LINN and LinnCo, all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Plan. For the avoidance of doubt, the Debtors intend that the transactions relating to the transfer of the LINN Debtors’ assets shall constitute taxable dispositions for U.S. federal income tax purposes.

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code and Bankruptcy Rule 9019, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the LINN Restructuring Transactions.

On the Business Day before the Effective Date, a third party designated by mutual agreement of the LINN Debtors and the Required Consenting LINN Creditors shall form Reorganized LINN. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the assets of, and equity interests in, the Berry Debtors shall not be in any event transferred to Reorganized LINN.

C. Sources of Consideration for Plan Distributions.

The LINN Debtors shall fund distributions under the Plan, as applicable, with: (1) the LINN Exit Facility; (2) the Reorganized LINN Non-Conforming Term Notes (if any); (3) the encumbered and unencumbered Cash on hand, including Cash from operations or asset dispositions, of the LINN Debtors, (4) the Cash proceeds of the sale

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of the Reorganized LINN Common Stock pursuant to the LINN Rights Offerings; and (5) the Reorganized LINN Common Stock. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain securities in connection with the Plan, including the Reorganized LINN Common Stock and the LINN Rights will be exempt from SEC registration to the fullest extent permitted by law, as described more fully in Article VI.D below.

1. LINN Exit Facility.

On the Effective Date, the Reorganized LINN Debtors shall enter into the LINN Exit Facility, with Reorganized LINN as a holding company and guarantor directly or indirectly holding all of the equity interests of all of the other Reorganized LINN Debtors. Each Holder of an Allowed LINN Lender Claim that elects to participate in the LINN Exit Facility shall receive its Pro Rata share of (i) the LINN Exit Facility, and (ii) the LINN Lender Paydown, including the Pro Rata share with respect to all Consenting LINN Lenders of the amount that would otherwise be payable to the Non-Electing Lenders, if such Non-Electing Lenders were Consenting LINN Lenders (such that the aggregate amount received by Consenting LINN Lenders is equal to the LINN Lender Paydown), in each case pursuant to Article III.B.3. The LINN Exit Facility shall be on terms set forth in the LINN Exit Facility Documents and substantially consistent with the terms set forth in the LINN Exit Facility Term Sheet; provided, that the aggregate amount of the Reorganized LINN Revolving Loan commitments shall be reduced dollar for dollar by an amount of the Reorganized LINN Non-Conforming Term Notes that are issued to Non-Electing Lenders, such that the aggregate amount of the Reorganized LINN Revolving Loan commitments plus the Reorganized LINN Non-Conforming Term Notes shall be equal to $1.4 billion.

Confirmation shall be deemed approval of the LINN Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the LINN Debtors or the Reorganized LINN Debtors in connection therewith), to the extent not previously approved by the Bankruptcy Court, and the Reorganized LINN Debtors shall be authorized to execute and deliver those documents necessary or appropriate to obtain the LINN Exit Facility, including any and all documents required to enter into the LINN Exit Facility and all collateral documents related thereto, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized LINN Debtors may deem to be necessary to consummate entry into the LINN Exit Facility and that are in form and substance reasonably acceptable to the Reorganized LINN Debtors and the Required Consenting LINN Creditors.

On the Effective Date, the LINN Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized LINN Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the LINN Exit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the LINN Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the LINN Exit Facility Documents, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the LINN Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized LINN Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary or desirable by the administrative agent under the LINN Exit Facility Documents under applicable law to give notice of such Liens and security interests to third parties.

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2. Reorganized LINN Non-Conforming Term Notes.

On the Effective Date, the Reorganized LINN Debtors shall enter into the Reorganized LINN Non-Conforming Term Notes with any Non-Electing Lenders on the terms set forth in the Reorganized LINN Non-Conforming Term Notes Documents.

On the Effective Date, the Reorganized LINN Non-Conforming Term Notes shall constitute legal, valid, binding, and authorized obligations of the Reorganized LINN Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Reorganized LINN Non-Conforming Term Notes are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Reorganized LINN Non-Conforming Term Notes (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Reorganized LINN Non-Conforming Term Note Documents, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Reorganized LINN Non-Conforming Term Notes, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized LINN Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary or desirable by the administrative agent under the Reorganized LINN Non-Conforming Term Note Documents under applicable law to give notice of such Liens and security interests to third parties.

3. LINN Rights Offerings; Reorganized LINN Common Stock; Use of Proceeds.

LINN shall distribute the LINN Rights to the LINN Rights Offerings Participants on behalf of Reorganized LINN as set forth in the Plan and the LINN Rights Offerings Procedures. Pursuant to the LINN Backstop Agreement, and the LINN Rights Offerings Procedures, the LINN Rights Offerings shall be open to all LINN Rights Offerings Participants, and (a) LINN Rights Offerings Participants that are Holders of Allowed LINN Second Lien Notes Claims shall be entitled to participate in the LINN Secured Rights Offering up to a maximum amount of each Holder’s Pro Rata share of the LINN Secured Rights Offering Amount, and (b) LINN Rights Offerings Participants that are Holders of Allowed LINN Unsecured Notes Claims shall be entitled to participate in the LINN Unsecured Rights Offering up to a maximum amount of each Holder’s Pro Rata share of the LINN Unsecured Rights Offering Amount. Within the applicable LINN Rights Offering, the LINN Rights Offerings Participants shall have the right to purchase their allocated shares of the Reorganized LINN Common Stock at the per share purchase price set forth in the LINN Backstop Agreement and the LINN Rights Offerings Procedures.

Upon exercise of the LINN Rights by the LINN Rights Offerings Participants pursuant to the terms of the LINN Backstop Agreement and the LINN Rights Offerings Procedures, Reorganized LINN shall be authorized to issue the Reorganized LINN Common Stock issuable pursuant to such exercise.

The LINN Unsecured Backstop Parties shall provide an aggregate backstop commitment equal to the total LINN Unsecured Rights Offerings Amount and the LINN Secured Backstop Parties shall provide a backstop commitment equal to the total LINN Secured Rights Offering Amount. Pursuant to the LINN Backstop Agreement, (a) the LINN Backstop Secured Parties shall purchase any Reorganized LINN Common Stock not subscribed to for

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purchase by Holders of Allowed LINN Second Lien Notes Claims who are not LINN Backstop Secured Parties as part of the LINN Secured Rights Offering, up to the LINN Secured Rights Offering Amount, at the per share purchase price set forth in the LINN Backstop Agreement, and (b) the LINN Backstop Unsecured Parties shall purchase any Reorganized LINN Common Stock not subscribed to for purchase by Holders of Allowed LINN Unsecured Notes Claims who are not LINN Backstop Unsecured parties as part of the LINN Unsecured Rights Offering, up to the LINN Unsecured Rights Offering Amount, at the per share purchase price set forth in the LINN Backstop Agreement, and in each case, together with any additional shares, at the purchase price set forth in the LINN Backstop Agreement, issued on account of such unsubscribed Reorganized LINN Common Stock pursuant to the LINN Backstop Agreement to account for the price at which such unsubscribed shares are to be sold under the LINN Backstop Agreement.

The LINN Backstop Parties’ obligation to backstop the LINN Rights Offerings shall be contingent on the entry of the LINN Backstop Agreement Order, which shall, among other things, approve the payment of the LINN Backstop Commitment Premium and related expense reimbursements set forth in the LINN Backstop Agreement to the LINN Backstop Parties. Entry of the Confirmation Order shall constitute Bankruptcy Court approval of the LINN Rights Offerings (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by Reorganized LINN in connection therewith). On the Effective Date, the rights and obligations of the LINN Debtors under the LINN Backstop Agreement shall vest in the Reorganized LINN Debtors, as applicable.

The Cash Proceeds raised by Reorganized LINN in connection with the LINN Rights Offerings will be transferred to LINN by Reorganized LINN on the Effective Date (together with less than 50 percent of the Reorganized LINN Common Stock and claims under the LINN Exit Facility) in exchange for a portion of the LINN Debtors’ assets that are transferred to Reorganized LINN in a taxable disposition.

4. LINN Rights and Reorganized LINN Common Stock.

Reorganized LINN shall be authorized to issue the LINN Rights and the Reorganized LINN Common Stock to certain Holders of Claims pursuant to Article III.B. Such Reorganized LINN Common Stock shall either (a) be issued to LINN Rights Offerings Participants and/or LINN Backstop Parties pursuant to the LINN Rights Offerings and LINN Backstop Agreement, or (b) be issued to LINN in exchange for a portion of the LINN Debtors’ assets in a taxable disposition and subsequently distributed by LINN to certain Holders of Allowed Claims against the LINN Debtors. Reorganized LINN shall issue all securities, instruments, certificates, and other documents required to be issued by it with respect to all such shares of Reorganized LINN Common Stock. All such LINN Rights and shares of Reorganized LINN Common Stock, and any other shares of Reorganized LINN Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

D. LINN Second Lien Plan Settlement.

On the Effective Date, any and all LINN Second Lien Notes Claims will be resolved and compromised, as a settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, on the following terms:

(1) the Second Lien Notes Claims shall be finally and irrevocably Allowed as Unsecured Claims in the amount set forth in Article III.B.4, and Holders of such claims shall be entitled to the treatment set forth in Article III.B.4 and all other rights provided for in this Plan or the LINN RSA;

(2) the mortgages, pledges, and all other security interests securing the LINN Second Lien Notes Claims shall be immediately and automatically released, and the LINN Debtors, Reorganized LINN Debtors, and the LINN Second Lien Notes Trustee, as applicable, shall be authorized to execute, deliver, record, and file any documentation to evidence or effectuate such release of mortgages, pledges, and other security interests;

(3) the LINN Debtors and their estates will be deemed to have expressly released any and all claims to avoid, subordinate, setoff, reclassify, reduce, recharacterize or disallow in whole or in part the LINN Second Lien Notes Claims, whether under any provision of chapter 5 of the Bankruptcy Code, any equitable theory (including, without limitation, equitable subordination, equitable disallowance or unjust enrichment), or otherwise, and any other claims that the LINN Debtors and their estates may be entitled to assert against the LINN Second Lien Notes Trustee or any holder of the LINN Second Lien Notes under any applicable law; and

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(4) the LINN Second Lien Settlement Agreement shall terminate and shall be of no further force and effect; provided, that the Confirmation Order provides for resolution and settlement of the LINN Second Lien Notes Claims on the terms set forth above.

E. Berry-LINN Intercompany Settlement.

The LINN Intercompany Settled Claims and the Berry Intercompany Settled Claims shall be resolved pursuant to the terms of the Berry-LINN Intercompany Settlement Term Sheet.

F. Corporate Existence.

Except as otherwise provided in the Plan, each LINN Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable LINN Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law).

On the Effective Date, and pursuant to any mergers, amalgamations, consolidations, arrangements, agreements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the LINN Debtors reasonably determine are necessary to consummate the Plan, all assets of LINN (other than the equity interests in LAC and Berry) will be conveyed to Reorganized LINN (or a subsidiary thereof) in a taxable disposition and will be directly or indirectly held by Reorganized LINN or another entity affiliated with Reorganized LINN; provided, however, that the allocation of assets shall be structured such that neither Reorganized LINN nor any of the LINN Debtors shall be an “investment company” under the Investment Company Act, and this conclusion is based on one or more bases or exclusions other than Sections 3(c)(1) and 3(c)(7) of the Investment Company Act, including that neither the LINN Debtors nor any of its Subsidiaries comes within the basic definition of “investment company” under Section 3(a)(1) of the Investment Company Act. For the avoidance of doubt, LinnCo and LINN shall be wound down and liquidated as part of the Restructuring Transaction, and Reorganized LINN is not intended to be a successor to LinnCo and LINN for U.S. federal income tax purposes.

G. Vesting of Assets in the Reorganized LINN Debtors.

Except as otherwise provided in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the LINN Debtors pursuant to the Plan shall vest in each applicable Reorganized LINN Debtor, free and clear of all Liens, Claims, charges, Interests, or other encumbrances. Except as otherwise provided in the Plan, on and after the Effective Date, each of the Reorganized LINN Debtors may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, on the Effective Date, all rights and obligations of the LINN Debtors with respect to the LINN Backstop Agreement shall vest in the applicable Reorganized LINN Debtors, and the Reorganized LINN Debtors will be deemed to assume all such obligations.

H. Cancellation of Existing Securities and Agreements.

Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Other LINN Secured Claims, LINN Lender Claims, LINN Second Lien Notes Claims, LINN Unsecured Notes Claims, and Interests in LINN and LinnCo, shall be deemed canceled, surrendered, and discharged

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without any need for further action or approval of the Bankruptcy Court or any Holder or other person and the obligations of the LINN Debtors or Reorganized LINN Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the LINN Indenture Trustees and the LINN Administrative Agent shall be released from all duties thereunder; provided, however, that Holders of Interests in LinnCo may receive a non-transferable escrow position to the extent necessary to facilitate any distributions that may become available in the future on account of such Interests in LinnCo; provided, further, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (1) allowing Holders to receive distributions under the Plan; (2) allowing the LINN Indenture Trustees and the LINN Administrative Agent to enforce their rights, claims, and interests vis-à-vis any parties other than the LINN Debtors; (3) allowing the LINN Indenture Trustees and the LINN Administrative Agent to make the distributions in accordance with the Plan (if any), as applicable; (4) preserving any rights of the LINN Administrative Agent or the LINN Indenture Trustees to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant indenture, the LINN Intercreditor Agreement, or the LINN Credit Agreement, including any rights to priority of payment and/or to exercise charging liens; (5) allowing the LINN Indenture Trustees and the LINN Administrative Agent to enforce any obligations owed to each of them under the Plan; (6) allowing the LINN Indenture Trustees and the LINN Administrative Agent to exercise rights and obligations relating to the interests of the Holders under the relevant indentures and credit agreements; (7) allowing the LINN Indenture Trustees and the LINN Administrative Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (8) permitting the LINN Indenture Trustees and the LINN Administrative Agent to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that except as provided below, the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the LINN Debtors or Reorganized LINN Debtors, as applicable. Except for the foregoing, the LINN Indenture Trustees and their respective agents shall be relieved of all further duties and responsibilities related to the LINN Notes Indentures and the Plan, except with respect to such other rights of such LINN Indenture Trustees that, pursuant to the applicable LINN Notes Indentures, survive the termination of such indentures. Subsequent to the performance by each LINN Indenture Trustee of its obligations pursuant to the Plan, each LINN Indenture Trustee and its agents shall be relieved of all further duties and responsibilities related to the applicable indenture.

I. Corporate Action.

On the Effective Date, all actions contemplated under the Plan with respect to the applicable LINN Debtor or Reorganized LINN Debtor shall be deemed authorized and approved in all respects, including: (1) implementation of the LINN Restructuring Transactions; (2) formation by a non-LINN Debtor, non-LINN Backstop Party third-party as contemplated in the Plan and the LINN Backstop Agreement, of Reorganized LINN on the day before the Effective Date, and the wind-down of LinnCo and LINN; (3) selection of, and the election or appointment (as applicable) of, the directors and officers for the Reorganized LINN Debtors; (4) as applicable, adoption of, entry into, and assumption and/or assignment of the Reorganized LINN Employment Agreements; (5) adoption of the Reorganized LINN Employee Incentive Plan and the issuance and distribution of Reorganized LINN EIP Equity in connection therewith; (6) execution and delivery of the LINN Exit Facility Documents and Reorganized LINN Non-Conforming Term Notes Documents and incurrence of the LINN Exit Facility and the Reorganized LINN Non-Conforming Term Notes (if any); (7) approval and adoption of (and, as applicable, the execution, delivery, and filing of) the New Organizational Documents; (8) the issuance and distribution of the Reorganized LINN Common Stock in accordance with Plan, including all shares of Reorganized LINN Common Stock issued in the LINN Funded Debt Equity Distribution, all shares of Reorganized LINN Common Stock issued by Reorganized LINN to the LINN Backstop Parties as part of the LINN Backstop Commitment Premium, and the unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement; (9) the issuance and distribution of the LINN Rights and the subsequent issuance and distribution of the Reorganized LINN Common Stock issuable upon the exercise of such; (10) payment, in Cash, of (a) all amounts owed to Holders of Allowed LINN Lender Claims and Allowed LINN Second Lien Notes Claims pursuant to Article III of the Plan, and (b) all Cash premiums and other amounts required to be paid under the LINN Backstop Agreement Order; (11) the execution and delivery of the Reorganized LINN Registration Rights Agreement; (12) the establishment and funding of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool; and (12) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for herein involving the corporate structure of

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the LINN Debtors or the Reorganized LINN Debtors, as applicable, and any corporate action, authorization, or approval that would otherwise be required by the Debtors or the Reorganized LINN Debtors in connection with the Plan shall be deemed to have occurred or to have been obtained and shall be in effect as of the Effective Date, without any requirement of further action, authorization, or approval by the Bankruptcy Court, security holders, directors, managers, or officers of the LINN Debtors or the Reorganized LINN Debtors or any other person.

On or before the Effective Date, the appropriate officers of the LINN Debtors or the Reorganized LINN Debtors shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, securities, and instruments, and take such actions, contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the LINN Exit Facility Documents, Reorganized LINN Non-Conforming Term Notes Documents (if any), the New Organizational Documents, the Reorganized LINN Employee Incentive Plan Agreements, the LINN Rights Offerings, the Reorganized LINN Registration Rights Agreement, the LINN GUC Cash Distribution Pool, the LINN Convenience Claims Cash Distribution Pool, and the Reorganized LINN Common Stock, as applicable, and any and all other agreements, documents, securities, and instruments relating to the foregoing, and all such documents shall be deemed ratified. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law.

J. New Organizational Documents.

The New Organizational Documents shall be in form and substance reasonably acceptable to the LINN Debtors and the Required Consenting LINN Creditors. On the Effective Date, each of the Reorganized LINN Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state of incorporation or formation in accordance with the applicable laws of the respective state of incorporation or formation, to the extent required for such New Organizational Documents to become effective. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized LINN Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective state of incorporation and its respective New Organizational Documents and other constituent documents of the Reorganized LINN Debtors.

K. Directors and Officers of the Reorganized LINN Debtors.

As of the Effective Date, the Reorganized LINN Board shall consist of seven directors and will include: (1) the current Chief Executive Officer of LINN; (2) one director selected by Reorganized LINN; and (3) five directors to be selected by a six-person committee comprised of the five largest Consenting LINN Noteholders (as determined pursuant to Section 4 of the LINN RSA) and the current Chief Executive Officer of LINN. Notwithstanding the foregoing, at or prior to such time as Reorganized LINN, or any subsidiary or newly created entity holding assets, directly or indirectly, of Reorganized LINN, seeks to issue any equity security in a registered offering that results in such equity being listed on the NYSE or NASDAQ, the Reorganized LINN Board shall be constituted to meet the applicable independence requirements of NYSE or NASDAQ, as applicable. Decisions of the Reorganized LINN Board will be made by a majority of the Reorganized LINN Board.

As of the Effective Date, the terms of the current members of the boards of directors or managers, as applicable, of each of the LINN Debtors shall expire, and the Reorganized LINN Board, and the boards of directors or managers of each of the other Reorganized LINN Debtors will include those directors set forth in the list of directors of the Reorganized LINN Debtors included in the Plan Supplement.

After the Effective Date, the officers of each of the Reorganized LINN Debtors shall be appointed in accordance with the respective New Organizational Documents. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the LINN Debtors will disclose in the Plan Supplement the identity and affiliations of each person proposed to be an officer or to serve on the board of directors of any of the Reorganized LINN Debtors. To the extent any such director or officer of the Reorganized LINN Debtors is an “insider” under the Bankruptcy Code, the LINN Debtors also will disclose the nature of any compensation to be paid to such director or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents.

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L. Section 1146 Exemption.

Pursuant to, and to the fullest extent permitted by, section 1146 of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with, the Plan, including (1) the LINN Restructuring Transactions; (2) the LINN Exit Facility and Reorganized LINN Non-Conforming Term Notes; (3) the Reorganized LINN Common Stock; (4) the distribution and subsequent exercise of the LINN Rights; (5) the issuance and delivery of the Reorganized LINN Common Stock pursuant to the LINN Rights Offerings; (6) the issuance and delivery of the Reorganized LINN EIP Equity; (7) the transfer of the LINN Debtors’ assets to Reorganized LINN that is intended to be a taxable transaction for U.S. federal income tax purposes; (8) the assignment or surrender of any lease or sublease; and (9) the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer, mortgage recording tax, or other similar tax, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers or property without the payment of any such tax, recordation fee, or governmental assessment.

M. SEC Reporting Requirements.

Prior to the entry of the Disclosure Statement Order, the Required Consenting LINN Noteholders, in their absolute discretion, shall have made a determination as to whether Reorganized LINN should be a reporting company under the Exchange Act upon or as promptly as practicable following the Effective Date; provided, that in any case, from and after the Effective Date, Reorganized LINN shall be required to provide to its shareholders such annual, quarterly, and current reportings as would be required if it were a public reporting company under the Exchange Act, and Reorganized LINN will provide, via separate agreement or in its New Organizational Documents, to reflect the same. In the event that multiple entities are formed in the LINN Restructuring Transactions as “Reorganized LINN,” only the Reorganized LINN Debtor that is a corporate entity will be a reporting company under the Exchange Act.

N. Director, Officer, Manager, and Employee Liability Insurance.

On or before the Effective Date, the LINN Debtors, on behalf of the Reorganized LINN Debtors, will obtain directors’ and officers’ liability insurance policy coverage for the six-year period following the Effective Date for the benefit of the LINN Debtors’ current and former directors, managers, officers, and employees on terms no less favorable to such persons than their existing coverage under the D&O Liability Insurance Policies with available aggregate limits of liability upon the Effective Date of no less than the aggregate limit of liability under the existing D&O Liability Insurance Policies. In furtherance of such obligation, the Reorganized LINN Debtors shall be authorized to purchase tail coverage under a directors’ and officers’ liability insurance policy with a term of six years for current and former directors, managers, officers, and employees. After the Effective Date, none of the LINN Debtors or the Reorganized LINN Debtors shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring on or prior to the Effective Date, and all officers, directors, managers, and employees of the LINN Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full six-year term of such policy regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.

O. Reorganized LINN Employee Incentive Plan.

The Reorganized LINN Employee Incentive Plan shall be authorized and implemented on the Effective Date by the applicable Reorganized LINN Debtors without any further action by the Reorganized LINN Board or the Bankruptcy Court.

The Reorganized LINN Employee Incentive Plan will be implemented with respect to Reorganized LINN (and/or a subsidiary thereof) on the Effective Date, the material terms of which shall include equity-based awards providing for (a) 8 percent of the equity value of the Reorganized LINN Debtors as follows: (i) 2.5 percent of the

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equity value of the Reorganized LINN Debtors in the form of restricted stock units to be issued on the Effective Date, (ii) 1.5 percent of the equity value of the Reorganized LINN Debtors in the form of profits interests that will vest based on time and performance (with the performance conditions satisfied once the equity value of the Reorganized LINN Debtors (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the discounted equity value of the Reorganized LINN Debtors used for the LINN Rights Offerings), all of which will be issued at Emergence, and (iii) the remaining 4 percent of the Reorganized LINN Debtors in a form of equity-based award as determined by the Reorganized LINN Board, taking into account the then prevailing practices of publicly-traded exploration and production companies, and (b) an additional 2.0 percent of the equity of the Reorganized LINN Debtors, which will be issued as of the Effective Date in the form of profits interests that vest once the equity value of the Reorganized LINN Debtors (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the equity value of the Reorganized LINN Debtors as of the Effective Date, provided that all of the foregoing shall be qualified by the Reorganized LINN Employee Incentive Plan Term Sheet. The other terms and conditions of the Reorganized LINN Employee Incentive Plan shall be set forth in the Reorganized LINN Employee Incentive Plan Agreements and the participants’ respective employment agreements.

The Reorganized LINN Employee Incentive Plan shall be implemented with respect to Reorganized LINN (and/or a subsidiary thereof) on the Effective Date in accordance with the terms and conditions set forth in the Reorganized LINN Employee Incentive Plan Term Sheet, the Reorganized LINN Employee Incentive Plan Agreements, and the applicable Reorganized LINN Employment Agreements.

P. Employee Obligations.

Except as otherwise provided in the Plan or the Plan Supplement, the Reorganized LINN Debtors shall honor the LINN Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, indemnity, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, including in the event of a change of control, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the LINN Debtors who served in such capacity at any time (including any compensation programs approved by the Bankruptcy Court); provided, that the consummation of the transactions contemplated herein shall not constitute a “change in control” with respect to any of the foregoing arrangements. To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, each of them will be deemed assumed as of the Effective Date and assigned to the Reorganized LINN Debtors.

Q. Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized LINN Debtors, and their respective officers and Reorganized LINN Board, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities authorized and/or issued, as applicable, pursuant to the Plan, including the Reorganized LINN Common Stock and the LINN Rights, in the name of and on behalf of the Reorganized LINN Debtors, as applicable, without the need for any approvals, authorization, or consents.

R. Preservation of Causes of Action.

Except as otherwise provided herein, in accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized LINN Debtors shall retain (or shall receive from the LINN Debtors, as applicable) and may enforce all rights to commence and pursue any and all Causes of Action belonging to their Estates, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized LINN Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than: (i) the Causes of Action released by the LINN Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, which shall be deemed released and waived by the LINN Debtors and Reorganized LINN Debtors as of the Effective Date; and (ii) all Causes of Action that arise under sections 544, 547, 548, and 549 of the Bankruptcy Code and state fraudulent conveyance law; provided, however, that in no event shall any Cause of Action against the LINN Lenders be preserved to the extent provided in the release, exculpation, injunction provisions set forth in Article VIII of the Plan.

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The Reorganized LINN Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized LINN Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized LINN Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled herein or in a Bankruptcy Court order, the Reorganized LINN Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation; provided, however, that in no event shall any Cause of Action against the LINN Lenders be preserved to the extent provided in the release, exculpation, injunction provisions set forth in Article VIII of the Plan.

The Reorganized LINN Debtors reserve (or receive) and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a LINN Debtor may hold against any Entity shall vest in the Reorganized LINN Debtors. The Reorganized LINN Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

S. Preservation of Royalty and Working Interests

Notwithstanding any other provision in the Plan, on and after the Effective Date, all Royalty and Working Interests shall be preserved and remain in full force and effect in accordance with the terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, and no Royalty and Working Interests shall be compromised or discharged by the Plan. For the avoidance of doubt and notwithstanding anything to the contrary in the preceding sentence, any right to payment arising from a Royalty and Working Interest, if any, shall be treated as a LINN General Unsecured Claim under this Plan and shall be subject to any discharge and/or release provided hereunder.

T. Payment of Certain Fees.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Reorganized LINN Debtors or Reorganized LINN, as applicable, shall pay on the Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by all of the attorneys, accountants, and other professionals, advisors, and consultants payable under (a) the LINN Exit Facility and the Reorganized LINN Non-Conforming Term Notes (if any) (which fees and out-of-pocket expenses shall be paid by Reorganized LINN), (b) the LINN Backstop Agreement (for the avoidance of doubt, the LINN Backstop Commitment Premium, to the extent not already paid, shall be paid by Reorganized LINN pursuant to the terms of the LINN Backstop Agreement Order), (c) the Cash Collateral Order (which fees and expenses shall be paid by Reorganized LINN, Berry, or reorganized Berry, to the extent applicable, pursuant to the terms of the Cash Collateral Order); and (d) the LINN RSA, including any applicable transaction, success, or similar fees for which the applicable LINN Debtors have agreed to be obligated.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Reorganized LINN Debtors, as applicable, shall pay in Cash on the Effective Date all reasonable and documented unpaid fees and expenses incurred on or before the Effective Date of the LINN Indenture Trustees, including the LINN Indenture Trustee Fees and Expenses, without a reduction to recoveries of the Holders of the LINN Notes. For the avoidance of doubt, nothing herein affects the LINN Indenture Trustees’ rights to exercise their respective LINN Indenture Trustee Charging Liens against distributions to the Holders of the LINN Notes.

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Each LINN Indenture Trustee shall provide reasonably detailed invoices to the LINN Debtors no later than five (5) days prior to the Effective Date (subject to redaction to preserve attorney-client privilege). If the LINN Debtors or Reorganized LINN Debtors dispute any requested LINN Indenture Trustee Fees and Expenses, the LINN Debtors or Reorganized LINN Debtors shall (i) pay the undisputed portion of LINN Indenture Trustee Fees and Expenses, and (ii) notify the applicable LINN Indenture Trustee of such dispute within five (5) days after presentment of the invoices by such LINN Indenture Trustee. Upon such notification, the applicable LINN Indenture Trustee may submit such dispute for resolution by the Bankruptcy Court; provided, however, that the Bankruptcy Court’s review shall be limited to a determination of whether the disputed portion of the LINN Indenture Trustee Fees and Expenses is reasonable.

Nothing herein shall be deemed to impair, waive, discharge, or negatively impact the LINN Indenture Trustee Charging Lien. To the extent that a LINN Indenture Trustee provides services, or incurs costs or expenses, including professional fees, related to or in connection with the Plan, the Confirmation Order, or the LINN Indenture Trustee prior to the Effective Date, such LINN Indenture Trustee shall be entitled to receive from the Reorganized LINN Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. The payment of such compensation and expenses will be made promptly and on the terms provided herein or as otherwise agreed to by the applicable LINN Indenture Trustee and the Reorganized LINN Debtors.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases of the LINN Debtors, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed to be Assumed Executory Contracts or Unexpired Leases, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) previously were assumed or rejected by the LINN Debtors; (2) are identified on the Rejected Executory Contract and Unexpired Lease List; (3) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (4) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided, that the LINN Debtors or the Reorganized LINN Debtors, as applicable, may not assume or reject any material Executory Contract or Unexpired Lease without the prior written consent of the Required Consenting LINN Creditors (which consent shall not be unreasonably withheld); provided, further, that following the request for consent by LINN or Reorganized LINN, if the consent of the Required Consenting LINN Creditors is not obtained or declined within five (5) Business Days following written request thereof by LINN or Reorganized LINN, such consent shall be deemed to have been granted by the Required Consenting LINN Creditors.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute a court order approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Rejected Executory Contract and Unexpired Lease List, or the Assumed Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A or by any order of the Bankruptcy Court, which has not been assigned to a third party before the Confirmation Date, shall revest in and be fully enforceable by the Reorganized LINN Debtors in accordance with its terms, except as such terms are modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding anything in this Article V.A. to the contrary, the Reorganized LINN Employment Agreements shall be deemed to be entered into or assumed and/or assigned (as applicable) to Reorganized LINN or Reorganized Berry on the Effective Date, and Reorganized LINN shall be responsible for any cure costs arising from or related to the assumption of such Reorganized LINN Employment Agreement. Notwithstanding anything to the contrary in the Plan, the LINN Debtors or the Reorganized LINN Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List and the Assumed Executory Contract and Unexpired Lease List at any time through and including 30 days after the Effective Date.

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B. Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed within 30 days after the later of: (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; and (2) the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the LINN Debtors or the Reorganized LINN Debtors, the Estates, or their property without the need for any objection by the Reorganized LINN Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the LINN Debtors’ Executory Contracts or Unexpired Leases shall be classified as LINN General Unsecured Claims or LINN Convenience Claims (as applicable) against the applicable LINN Debtor and shall be treated in accordance with the Plan, unless a different security or priority is otherwise asserted in such Proof of Claim and Allowed in accordance with Article VII of the Plan.

C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any monetary defaults under each Assumed Executory Contract or Unexpired Lease (calculated as of the Petition Date) shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, or as soon as reasonably practicable thereafter, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized LINN Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

At least fourteen (14) days before the Confirmation Hearing, the LINN Debtors will provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served, and actually received by the LINN Debtors at least seven (7) days before the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have consented to such assumption or proposed cure amount.

If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the LINN Debtors or Reorganized LINN Debtors, as applicable, may add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as the Effective Date.

Assumption of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption. Any Proofs of Claim Filed with respect to an Assumed Executory Contract or Unexpired Lease shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed by the Executory Contract or Unexpired Lease counterparty or counterparties to the LINN Debtors or the Reorganized LINN Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

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E. Indemnification Obligations.

The LINN Debtors and the Reorganized LINN Debtors shall assume the Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the LINN Debtors, to the extent consistent with applicable law, and such Indemnification Obligations shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose. Notwithstanding the foregoing, nothing shall impair the ability of the Reorganized LINN Debtors to modify indemnification obligations (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided, that none of the Reorganized LINN Debtors shall amend or restate any of the New Organizational Documents before the Effective Date to terminate or adversely affect any of the Reorganized LINN Debtors’ Indemnification Obligations. For the avoidance of doubt, nothing in this paragraph shall affect the assumption of any Indemnification Obligations arising under the D&O Liability Insurance Policies.

F. Insurance Policies.

Each of the LINN Debtors’ Insurance Policies is treated as an Executory Contract under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the LINN Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, and such Insurance Policies shall not be impaired in any way by the Plan or Confirmation Order, but rather will remain valid and enforceable in accordance with their terms.

G. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or is rejected or repudiated under the Plan.

Unless otherwise provided herein or in the applicable Executory Contract or Unexpired Lease (as may have been amended, modified, supplemented, or restated), modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the LINN Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H. Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the LINN Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized LINN Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the LINN Debtors or the Reorganized LINN Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

I. Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur with respect to a LINN Debtor, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases with respect to such LINN Debtor pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

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J. Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any LINN Debtor, including any Assumed Executory Contracts or Unexpired Leases, will be performed by the applicable LINN Debtor or the applicable Reorganized LINN Debtor liable thereunder in the ordinary course of their business. Accordingly, any such contracts and leases (including any Assumed Executory Contracts or Unexpired Leases) that have not been rejected as of the date of the Confirmation Date shall survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Allowed Interest in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan.

B. Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1. Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.

2. Delivery of Distributions in General.

Except as otherwise provided herein, the Reorganized LINN Debtors shall make distributions to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date at the address for each such Holder as indicated on the LINN Debtors’ records as of the date of any such distribution; provided, however, that the Distribution Record Date shall not apply to publicly-traded Securities. The manner of such distributions shall be determined at the discretion of the Reorganized LINN Debtors (subject to the reasonable consent of the Committee or the LINN Creditor Representative, as applicable, solely with respect to distributions affecting Class A6 - LINN General Unsecured Claims and Class A7 - LINN Convenience Claims), and the address for each Holder of an Allowed Claim or Allowed Interest shall be deemed to be the address set forth in any Proof of Claim or Interest Filed by that Holder.

3. Delivery of Distributions on LINN Lender Claims.

Except as otherwise provided in the Plan, all distributions on account of Allowed LINN Lender Claims shall be governed by the LINN Credit Agreement and shall be deemed completed when made to the LINN Administrative Agent, which shall be deemed the Holder of such Allowed LINN Lender Claims for purposes of distributions to be made hereunder. The LINN Administrative Agent shall hold or direct such distributions for the benefit of the Holders of Allowed LINN Lender Claims for the benefit of the Holders of Allowed LINN Lender Claims, as applicable. As soon as practicable following compliance with the requirements set forth in this Article VI, the LINN Administrative Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of LINN Lender Claims.

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4. Delivery of Distributions on LINN Second Lien Notes Claims.

Except as otherwise provided in the Plan or reasonably requested by the LINN Second Lien Notes Trustee, all distributions to Holders of Allowed LINN Second Lien Notes Claims shall be deemed completed when made to the LINN Second Lien Notes Trustee; provided, however, that non-Cash consideration shall not be distributed in the name of the LINN Second Lien Notes Trustee, which shall be deemed to be the Holder of all Allowed LINN Second Lien Notes Claims for purposes of distributions to be made hereunder. The LINN Second Lien Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed LINN Second Lien Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the LINN Second Lien Notes Trustee shall arrange to deliver such distributions to or on behalf of such Holders.

If the LINN Second Lien Notes Trustee is unable to make, or consents to the Reorganized LINN Debtors making, such distributions, the Reorganized LINN Debtors, with such LINN Second Lien Notes Trustee’s cooperation, shall make such distributions to the extent reasonably practicable to do so (provided that until such distributions are made, the LINN Second Lien Notes Trustee Charging Lien shall attach to the property to be distributed in the same manner as if such distributions were made through the LINN Second Lien Notes Trustee). As to any Holder of an Allowed LINN Second Lien Notes Claims that is held in the name of, or by a nominee of DTC, the LINN Debtors or the Reorganized LINN Debtors, as applicable, shall seek the cooperation of DTC so that such distribution shall be made through the facilities of DTC on or as soon as practicable on or after the Effective Date.

5. Delivery of Distributions on LINN Unsecured Notes Claims.

Except as otherwise provided in the Plan or reasonably requested by the LINN Unsecured Notes Trustee, all distributions to Holders of Allowed LINN Unsecured Notes Claims shall be deemed completed when made to the LINN Unsecured Notes Trustee; provided, however, that non-Cash consideration shall not be distributed in the name of the LINN Unsecured Notes Trustee. The LINN Unsecured Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed LINN Unsecured Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the LINN Unsecured Notes Trustee shall arrange to deliver such distributions to or on behalf of such Holders, subject to the LINN Unsecured Notes Trustee’s LINN Indenture Charging Lien. If the LINN Unsecured Notes Trustee is unable to make, or consents to the Reorganized LINN Debtors making, such distributions, the Reorganized LINN Debtors, with the LINN Unsecured Notes Trustee’s cooperation, shall make such distributions to the extent practicable to do so (provided that until such distributions are made, the LINN Unsecured Notes Indenture Trustee Charging Lien shall attach to the property to be distributed in the same manner as if such distributions were made through the LINN Unsecured Notes Indenture Trustee). The LINN Unsecured Notes Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the LINN Debtors or the Reorganized LINN Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of an Allowed LINN Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Reorganized LINN Debtors shall reimburse the LINN Unsecured Notes Trustee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date solely in connection with the implementation of the Plan, including but not limited to, making distributions pursuant to and in accordance with the Plan.

6. Delivery of Cash Distributions to Holders of LINN General Unsecured Claims and LINN Convenience Claims.

The LINN Debtors and Reorganized LINN Debtors, as applicable, will, in their reasonable discretion and in consultation with (and subject to the reasonable consent of) the Committee or LINN Creditor Representative, as applicable, determine the method for a timely distribution of all Cash distributions to Holders of Allowed LINN General Unsecured Claims and Allowed LINN Convenience Claims pursuant to the Plan.

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7. No Fractional Distributions.

No fractional shares of Reorganized LINN Common Stock or Reorganized LINN EIP Equity shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of shares of Reorganized LINN Common Stock or Reorganized LINN EIP Equity that is not a whole number, the actual distribution of shares of Reorganized LINN Common Stock or Reorganized LINN EIP Equity shall be rounded as follows: (a) fractions of one-half ( 1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half ( 1⁄2) shall be rounded to the next lower whole number with no further payment therefor; provided, however, that fractional shares rounding determinations with respect to the LINN Rights Offerings shall be subject to the LINN Rights Offerings Procedures. The total number of authorized shares of Reorganized LINN Common Stock or Reorganized LINN EIP Equity to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

8. Minimum Distribution.

No Cash payment of less than $50.00 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

9. Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized LINN Debtors have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the applicable Reorganized LINN Debtor(s) automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and any claim of any Holder to such property shall be fully discharged, released, and forever barred.

C. Manner of Payment.

Unless as otherwise set forth herein, all distributions of Cash, the Reorganized LINN Common Stock, the Reorganized LINN EIP Equity, and the LINN Rights, as applicable, to the Holders of Allowed Claims under the Plan shall be made by the Reorganized Debtors. At the option of the Reorganized LINN Debtors (in consultation with, and subject to the reasonable consent of, the Committee or the LINN Creditor Representative, as applicable), any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

D. SEC Exemption.

Each of the Reorganized LINN Common Stock, the Reorganized LINN EIP Equity, and the LINN Rights are or may be “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

All shares of the Reorganized LINN Common Stock issued in the LINN Funded Debt Equity Distribution (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code), the LINN Rights (and any shares issuable upon the exercise thereof other than the unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement), and shares issuable as part of the LINN Backstop Commitment Premium, will be issued in reliance upon section 1145 of the Bankruptcy Code. All unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement and all Reorganized LINN Common Stock issued to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code will be issued in reliance upon section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. The Reorganized LINN EIP Equity will be issued either (i) pursuant to an effective registration statement on Form S-8 or

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(ii) in accordance with an applicable exemption from registration under the Securities Act and other applicable law. All shares of Reorganized LINN Common Stock issued in reliance upon section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.

Pursuant to section 1145 of the Bankruptcy Code, the issuance of (1) the Reorganized LINN Common Stock in the LINN Funded Debt Equity Distribution, (2) the LINN Rights (including shares of Reorganized LINN Common Stock issuable upon the exercise thereof other than the unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement), (3) shares issuable as part of the LINN Backstop Commitment Premium, and (4) any other securities issued in reliance on section 1145 of the Bankruptcy Code, are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration before the offering, issuance, distribution, or sale of such securities. Each of the foregoing securities (other than the unsubscribed Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement and Reorganized LINN Common Stock issued to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) (a) is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any initial recipient thereof that (i) at the time of transfer, is not an “affiliate” of the Reorganized LINN as defined in Rule 144(a)(1) under the Securities Act and has not been such an “affiliate” within 90 days of such transfer, and (ii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

The unsubscribed Reorganized LINN Common Stock purchased by the LINN Backstop Parties pursuant to the LINN Backstop Agreement (which, for the avoidance of doubt, shall exclude any shares issued on account of the LINN Backstop Commitment Premium) and all Reorganized LINN Common Stock issued to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code will be issued without registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. To the extent issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D thereunder, each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

Should the Reorganized LINN Debtors elect on or after the Effective Date to reflect any ownership of the Reorganized LINN Common Stock through the facilities of DTC, the Reorganized LINN Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Reorganized LINN Common Stock or under applicable securities laws.

DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether any of the Reorganized LINN Common Stock issuable upon exercise of the LINN Rights, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Reorganized LINN Common Stock issuable upon exercise of the LINN Rights, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

E. Compliance with Tax Requirements.

In connection with the Plan, as applicable, the LINN Debtors and the Reorganized LINN Debtor(s) shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit with respect to distributions pursuant to the Plan. Notwithstanding any provision herein to the contrary, the Debtors and the Reorganized LINN Debtors shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, and establishing any other mechanisms they believe are reasonable and appropriate to comply with such requirements. The LINN Debtors and the Reorganized LINN Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

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F. No Postpetition or Default Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, and notwithstanding any documents that govern the LINN Debtors’ prepetition funded indebtedness to the contrary, (a) postpetition and/or default interest shall not accrue or be paid on any Claims and (b) no Holder of a Claim shall be entitled to: (i) interest accruing on or after the Petition Date on any such Claim; or (ii) interest at the contract default rate, as applicable.

G. Setoffs and Recoupment.

Unless otherwise provided for in the Plan or the Confirmation Order, the LINN Debtors and Reorganized LINN Debtors, as applicable, may, but shall not be required to, setoff against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the LINN Debtors or the Reorganized LINN Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the LINN Debtors or the Reorganized LINN Debtors of any such claim it may have against the Holder of such Claim.

H. No Double Payment of Claims.

To the extent that a Claim is Allowed against more than one LINN Debtor’s Estate, there shall be only a single recovery on account of that Allowed Claim, but the Holder of an Allowed Claim against more than one LINN Debtor may recover distributions from all co-obligor LINN Debtors’ Estates until the Holder has received payment in full on the Allowed Claims. No Holder of an Allowed Claim shall be entitled to receive more than payment in full of its Allowed Claim, and each Claim shall be administered and treated in the manner provided by the Plan only until payment in full on that Allowed Claim.

I. Claims Paid or Payable by Third Parties.

1. Claims Paid by Third Parties.

The LINN Debtors or the Reorganized LINN Debtors, as applicable, shall reduce a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a LINN Debtor or a Reorganized LINN Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a LINN Debtor or a Reorganized LINN Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized LINN Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized LINN Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day period specified above until the amount is repaid.

2. Claims Payable by Third Parties.

Except as otherwise provided in the Plan, (i) no distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the LINN Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, and (ii) to the extent that one or more of the LINN Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

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3. Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the LINN Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein (a) constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by such insurers, or (b) establish, determine, or otherwise imply any liability or obligation, including any coverage obligation, of any insurer.

J. Allocation of Distributions Between Principal and Interest.

For distributions in respect of Allowed LINN Lender Claims, Allowed LINN Second Lien Notes Claims, Allowed LINN Unsecured Notes Claims and Allowed LINN General Unsecured Claims, to the extent that any such Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid interest; provided, that for distributions in respect of Allowed LINN Lender Claims, to the extent that any such Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the accrued but unpaid interest first, and then to the principal amount.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A. Allowance of Claims.

Except as otherwise set forth in the Plan, after the Effective Date, each of the Reorganized LINN Debtors shall have and retain any and all rights and defenses such LINN Debtor had with respect to any Claim immediately before the Effective Date. Except as specifically provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such claim.

B. Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan and subject to the rights and duties of the LINN Creditor Representative set forth herein, after the Effective Date, the applicable Reorganized LINN Debtor(s) shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

The Reorganized LINN Debtors shall file any and all claims objections with respect to LINN General Unsecured Claims no later than 90 days after the Effective Date. In the event that any such LINN General Unsecured Claims are not objected to within such timeframe, the LINN Creditor Representative shall have standing following 90 days after the Effective Date: (1) to File, withdraw, or litigate to judgment, objections to such Claim(s); and (2) settle or compromise such Disputed Claim(s) without any further notice to or action, order, or approval by the Bankruptcy Court.

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C. LINN Creditor Representative.

In connection with the claims reconciliation process administered by the LINN Debtors and the Reorganized LINN Debtors, as applicable, the Committee shall appoint a creditor representative for the purpose of participating in and consulting with the Reorganized LINN Debtors regarding such process and taking other appropriate actions set forth in the Plan. The identity of the party chosen to act as the LINN Creditor Representative shall be disclosed in the Plan Supplement.

The Reorganized LINN Debtors shall consult with the LINN Creditor Representative on a weekly basis regarding the status of the claims reconciliation process, any proposed settlement of Disputed Claims, and any issues related to such process, including any proposed retention of experts, consultants, or advisors; provided, that subject to the dispute resolution mechanics between the LINN Creditor Representative and the Reorganized LINN Debtors set forth herein, that a proposed retention of an expert, consultant, or advisor reasonably expected to cost more than $75,000 shall require the prior written consent of the LINN Creditor Representative.

The settlement of any Disputed LINN General Unsecured Claim that (i) was filed or scheduled in an amount of $750,000 or greater, or (ii) the Reorganized LINN Debtors propose to settle in an amount of $750,000 or greater, shall require the prior written consent of the LINN Creditor Representative; provided, that the LINN Creditor Representative shall have the right to seek recourse from the Bankruptcy Court on an expedited basis in the event that any dispute arises between the Reorganized LINN Debtors and the LINN Creditor Representative with respect to such claims reconciliation process; provided, further, that, in the event that the LINN Creditor Representative has not provided written consent with respect to any proposed settlement of any Disputed LINN General Unsecured Claim requiring written consent within fourteen (14) days of the Reorganized LINN Debtors’ provision of notice of such proposed settlement, the Reorganized LINN Debtors shall have the right to seek Bankruptcy Court approval of such settlement subject to the objection of the LINN Creditor Representative; provided, further, that the costs of the Reorganized LINN Debtors incurred (including legal fees and expenses) in connection with any disputes over the claims reconciliation process (but, for the avoidance of doubt, not the claims reconciliation process itself) shall not be charged against the LINN GUC Cash Distribution Pool. Upon request, the Reorganized LINN Debtors shall promptly provide the LINN Creditor Representative with information about any claims asserted in an amount of $500,000 or greater, and shall promptly provide the LINN Creditor Representative with information about any other General Unsecured Claims that the LINN Creditor Representative may reasonably request. The Bankruptcy Court shall take into account the recoveries to Holders of Allowed LINN General Unsecured Claims in making any determinations with respect to any disputes between the LINN Creditor Representative and the Reorganized LINN Debtors.

The LINN Creditor Representative shall be compensated at a rate to be agreed upon with the Committee and the LINN Creditor Representative and shall be entitled to the reimbursement of reasonable and documented expenses, including the reasonable and documented fees and expenses of counsel.

D. LINN GUC Cash Distribution Pool; LINN Convenience Claims Cash Distribution Pool.

On the Effective Date, the Debtors shall irrevocably fund each of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool into separate, segregated bank accounts not subject to the control of the lenders or the administrative agent under the LINN Exit Facility, which accounts shall not be, at any time, subject to any liens, security interests, or other encumbrances. Except as provided herein, Cash held on account of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool shall not constitute property of the LINN Debtors or the Reorganized LINN Debtors and distributions from such accounts shall be made in accordance with Article III, Article VI, and Article VII hereof. In the event there is any remaining Cash balance in the LINN GUC Cash Distribution Pool after payment to all Holders of Allowed LINN General Unsecured Claims, such remaining amount, if any, shall be distributed Pro Rata to Holders of Allowed LINN General Unsecured Claims. In the event that the sum of (i) Allowed LINN Convenience Claims and (ii) Allowed LINN General Unsecured Claims for which such Holders elect to irrevocably reduce to receive treatment as Allowed LINN Convenience Claims exceeds the LINN Convenience Claims Cash Distribution Pool, any such excess costs will be paid with, and deducted from, the LINN GUC Cash Distribution Pool. In the event that there is any remaining Cash balance in the LINN Convenience Claims Cash Distribution Pool after payment of all Allowed LINN Convenience Claims (including all Allowed LINN General Unsecured Claims electing treatment as Allowed LINN Convenience Claims), the excess amounts shall be transferred into the LINN GUC Cash Distribution Pool for Pro Rata distribution to Holders of Allowed LINN General Unsecured Claims (excluding those electing treatment as Allowed LINN Convenience Claims).

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For the avoidance of doubt, the total cost of the claims reconciliation process of Disputed LINN General Unsecured Claims, including the LINN GUC Cash Distribution Pool, the LINN Convenience Claims Cash Distribution Pool, the LINN Creditor Representative’s compensation and expense reimbursement, and the Reorganized LINN Debtors’ claims reconciliation expenses shall not exceed $40,000,000 in the aggregate; provided, however, that the pre-Effective Date costs and expenses of the LINN Debtors and their Professionals, and any post-Effective Date costs and expenses of AlixPartners, LLP or its affiliates, acting on behalf of the LINN Debtors or the Reorganized LINN Debtors, shall not count toward the foregoing $40,000,000 aggregate limit; provided, further, however, that any unused portion of the foregoing $40,000,000 remaining at the conclusion of the claims reconciliation process of Disputed LINN General Unsecured Claims shall be distributed Pro Rata to Holders of Allowed LINN General Unsecured Claims.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Reorganized LINN Debtors of a private letter ruling if so requested, or the receipt of an adverse determination by the IRS upon audit if not contested by the Reorganized LINN Debtors), the Reorganized LINN Debtors shall (i) treat each of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Reorganized LINN Debtors, the LINN Creditor Representative, and the Holders of Claims and Interests) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. The Reorganized LINN Debtors shall be responsible for payment, out of the Cash assets of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool, as applicable, of any taxes imposed on such pools or their assets.

The Reorganized LINN Debtors may request an expedited determination of taxes of the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool under section 505(b) of the Bankruptcy Code for all tax returns for all taxable periods through the closing of such accounts.

E. Estimation of Claims.

Before or after the Effective Date, and in consultation with the LINN Creditor Representative or the Committee, as applicable, the LINN Debtors or the Reorganized LINN Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

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F. Claims Reserve.

On or before the Effective Date, the LINN Debtors or the Reorganized LINN Debtors, as applicable, shall be authorized, but not directed, to establish one or more Disputed Claims reserves, which Disputed Claims reserves shall be administered by the Reorganized LINN Debtors, to the extent applicable; provided, that the establishment, mechanics, amounts, and timing of such Disputed Claims reserves shall be reasonably acceptable to the Committee.

The LINN Debtors or the Reorganized LINN Debtors, as applicable, may, in their reasonable discretion and in consultation with the Committee or the LINN Creditor Representative, as applicable, hold Cash, in the same proportions and amounts as provided for in the Plan, in the Disputed Claims reserves in trust for the benefit of the Holders of the total estimated amount of LINN General Unsecured Claims and LINN Convenience Claims ultimately determined to be Allowed after the Effective Date. The Reorganized LINN Debtors shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under the Plan solely to the extent of the amounts available in the applicable Disputed Claims reserves. Any portions of the LINN GUC Cash Distribution Pool remaining after resolution of Disputed LINN General Unsecured Claims shall be released from the applicable Disputed Claims reserves for Pro Rata distributions to the Holders of Allowed LINN General Unsecured Claims.

G. Adjustment to Claims without Objection.

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized LINN Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

H. Time to File Objections to Claims or Interests.

Any objections to Claims or Interests shall be Filed on or before the Claims Objection Deadline.

I. Disallowance of Claims.

Any Claims held by Entities from which the Bankruptcy Court has determined that property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that the Bankruptcy Court has determined is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and the full amount of such obligation to the LINN Debtors has been paid or turned over in full. All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. All Proofs of Claim Filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Entities elect to honor such employee benefit, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

J. Amendments to Proofs of Claim.

On or after the Effective Date, a Proof of Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized LINN Debtors (in consultation with the LINN Creditor Representative), and any such new or amended Proof of Claim or Interest Filed shall be deemed disallowed in full and expunged without any further action.

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K. Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim as no longer contingent.

L. No Distributions Pending Allowance.

Except as otherwise set forth herein, if an objection to a Claim or portion thereof is Filed as set forth in Article VII.A and Article VII.B of the Plan, no payment or distribution provided under the Plan shall be made on account of such Disputed Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

M. Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan and pursuant to procedures set by the Reorganized LINN Debtors and reasonably acceptable to the Committee or LINN Creditor Representative, as applicable. As soon as reasonably practicable after the date a Disputed Claim becomes Allowed, the Reorganized LINN Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan, as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim unless required under such order or judgment of the Bankruptcy Court.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the LINN Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized LINN Debtors may compromise and settle Claims against, and Interests in, the LINN Debtors and their Estates and Causes of Action against other Entities.

B. Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized LINN Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the LINN Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the

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Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the LINN Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the LINN Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C. Release of Liens.

Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other LINN Secured Claims that the LINN Debtors elect to Reinstate in accordance with Article III.B.1 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized LINN Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the LINN Debtors; provided, that this Article VIII.C shall not apply to the LINN Lender Claims to the extent specifically provided for in the LINN Exit Facility Documents or Reorganized LINN Non-Conforming Term Notes Documents (if any).

D. Releases by the Debtors.

In addition to the releases set forth in the Berry-LINN Intercompany Settlement Agreement, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the LINN Debtors, the Reorganized LINN Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the LINN Debtors, that the LINN Debtors, the Reorganized LINN Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the LINN Debtors (including the management, ownership or operation thereof), Reorganized LINN (including the formation thereof), the LINN Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends and management fees paid), the LINN Credit Agreement, the LINN Second Lien Notes, the LINN Unsecured Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, the LINN Intercreditor Agreement, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or consummation of the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement Agreement, the LINN Exit Facility, Reorganized LINN Non-Conforming Term Notes (if any), the LINN Rights Offerings, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement, the Disclosure Statement, the Plan, the LINN Exit Facility, Reorganized LINN Non-Conforming Term Notes, the LINN Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the

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foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

E. Releases by Holders of Claims and Interests.

As of the Effective Date, each Releasing Party is deemed to have released and discharged each LINN Debtor, Reorganized LINN Debtor, and Released Party from any and all Claims and Causes of Action, including Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), Reorganized LINN (including the formation thereof), the LINN Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to LINN Credit Agreement, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, the LINN Second Lien Notes, the LINN Unsecured Notes, the LINN Rights Offerings, the LINN Backstop Agreement, the New Organizational Documents, the Reorganized LINN Registration Rights Agreement, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, the LINN Intercreditor Agreement, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement, the LINN Exit Facility, Reorganized LINN Non-Conforming Term Notes, the LINN Rights Offerings, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the LINN Second Lien Settlement, the LINN RSA, the Original LINN RSA, the Disclosure Statement, the Plan, the LINN Exit Facility, Reorganized LINN Non-Conforming Term Notes, the LINN Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that except as expressly provided under the Plan, the foregoing releases shall not release obligations arising under agreements among the Releasing Parties and the Released Parties other than the Debtors (including, without limitation, the indemnification rights of the Indenture Trustees under the LINN Notes Indentures and related documentation), and shall not release claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

F. Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the LINN RSA, the Original LINN RSA, and related prepetition transactions, and related prepetition transactions, the Disclosure Statement, the Plan, the LINN Second Lien Settlement, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Plan, the LINN RSA, the Original LINN RSA, the LINN Second Lien Settlement Agreement, the LINN Exit Facility, the Reorganized LINN Non-Conforming Term Notes, the LINN Rights Offerings, the LINN Backstop Commitment Letter, the LINN Backstop Agreement, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities

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pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to or in connection with the Plan and the LINN Restructuring Transactions. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

G. Injunction.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to Article VIII.D or Article VIII.E of the Plan, shall be discharged pursuant to Article VIII.A of the Plan, or are subject to exculpation pursuant to Article VIII.F of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the LINN Debtors, the Reorganized LINN Debtors, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan; provided, however, that such injunction shall not apply to claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

H. Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized LINN Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized LINN Debtors, or another Entity with whom the Reorganized LINN Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I. Regulatory Activities.

Notwithstanding anything to the contrary herein, nothing in the Plan or Confirmation Order is intended to affect the police or regulatory activities of Governmental Units or other governmental agencies.

J. Recoupment.

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim against any claim, right, or Cause of Action of the LINN Debtors or the Reorganized LINN Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the LINN Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

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K. Document Retention.

On and after the Effective Date, the Reorganized LINN Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized LINN Debtors.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

A. Conditions Precedent to Confirmation.

It shall be a condition to Confirmation with respect to the LINN Debtors that the following shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

1. the Bankruptcy Court shall have entered the Disclosure Statement Order, the LINN Backstop Agreement Order, and the Confirmation Order in a manner consistent in all material respects with the Plan, and the LINN Backstop Agreement, each in form and substance reasonably satisfactory to the LINN Debtors and the Required Consenting LINN Creditors;

2. the Plan shall not contain any modifications that would alter or materially affect the treatment of LINN General Unsecured Claims or LINN Convenience Claims, unless such modifications have been approved in writing by the Committee (which approval shall not be unreasonably withheld); and

3. the Confirmation Order shall, among other things:

(a)	authorize the LINN Debtors and the Reorganized LINN Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

(b)	decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

(c)

authorize the LINN Debtors, Reorganized LINN Debtors, and Reorganized LINN, as applicable/necessary, to: (i) implement the LINN Restructuring Transactions; (ii) authorize, issue, incur, and/or distribute the LINN Exit Facility, the Reorganized LINN Non-Conforming Term Notes (if any), the Reorganized LINN EIP Equity, the Reorganized LINN Common Stock (including with respect to the LINN Funded Debt Equity Distribution), the LINN Rights (and any shares of Reorganized LINN Common Stock issuable upon the exercise thereof and the unsubscribed shares of Reorganized LINN Common Stock issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement), and shares of Reorganized LINN Common Stock issuable as part of the LINN Backstop Commitment Premium, pursuant to, in the case of the LINN Funded Debt Equity Distribution, the LINN Rights (and any shares of Reorganized LINN Common Stock issuable upon the exercise thereof) and shares of Reorganized LINN Common Stock issuable as part of the LINN Backstop Commitment Premium, the exemption from registration provided by section 1145 of the Bankruptcy Code, and in the case of any other securities, pursuant to the exemption from registration provided by Section 1145 of the Bankruptcy Code or another exemption from the registration requirements of the Securities Act or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under the Plan, including Cash (including Cash payable as part of the LINN Backstop Commitment Premium), the Reorganized LINN Common Stock (including with respect to the LINN

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Funded Debt Equity Distribution), the LINN Rights (and any shares of Reorganized LINN Common Stock issuable upon the exercise thereof and the unsubscribed shares issued to the LINN Backstop Parties pursuant to the LINN Backstop Agreement), shares of Reorganized LINN Common Stock issuable as part of the LINN Backstop Commitment Premium, the Reorganized LINN EIP Equity, the LINN Exit Facility, and the Reorganized LINN Non-Conforming Term Notes (if any); (iv) establish and fund the LINN GUC Cash Distribution Pool and the LINN Convenience Claims Cash Distribution Pool; and (v) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement with respect to the LINN Debtors or the Reorganized LINN Debtors, as applicable, including the LINN Exit Facility Documents and the Reorganized LINN Non-Conforming Term Notes Documents (if any);

(d)	provide that on the Effective Date, all of the Liens and security interests to be granted in accordance with the LINN Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the LINN Exit Facility Documentation, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the LINN Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law; and the Reorganized LINN Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties;

(e)	provide that on the Effective Date, all of the mortgages granted to the prepetition LINN Lenders shall be deemed to be amended and assigned by the LINN Administrative Agent and the LINN Lenders and assumed by the Reorganized LINN Debtors and (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the LINN Exit Facility Documents, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the LINN Exit Facility Documents;

(f)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order in furtherance of, or in connection with, any transfers of property pursuant to the Plan, including any deeds, mortgages, security interest filings, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp tax, real estate transfer tax, mortgage recording tax, or other similar tax to the extent permissible under section 1146 of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment;

(g)	approve the LINN Second Lien Plan Settlement on the terms set forth in Article IV.D herein; and

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(h)	contain the release, injunction, and exculpation provisions contained in Article VIII herein.

B. Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

1. the Confirmation Order shall have been duly entered and shall be in form and substance reasonably acceptable to the LINN Debtors, the Required Consenting LINN Creditors, and the Committee.

2. the Plan and the applicable documents included in the Plan Supplement, including any exhibits, schedules, documents, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but before the Effective Date, shall have been filed and shall be in form and substance reasonably acceptable to the LINN Debtors and the Required Consenting LINN Creditors; provided, however, that any Plan modifications that would alter or materially affect the treatment of LINN General Unsecured Claims or LINN Convenience Claims shall be in form and substance reasonably acceptable to the Committee.

3. the New Organizational Documents with respect to the Reorganized LINN Debtors, the LINN Backstop Agreement, the Reorganized LINN Registration Rights Agreement, the LINN Exit Facility Documents, Reorganized LINN Non-Conforming Term Notes Documents (if any), and the Transition Services Agreement shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived) and subject to any post-closing execution and delivery requirements provided for in the LINN Exit Facility Documents or the Reorganized LINN Non-Conforming Term Notes Documents (if any), as applicable;

4. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

5. all Allowed Professional Fee Claims approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court;

6. the LINN RSA shall not have been terminated by the LINN Debtors or the Required Consenting LINN Creditors;

7. the conditions precedent to the LINN Exit Facility Documents shall have been satisfied or waived in writing by the Required Consenting LINN Lenders;

8. if the Required Consenting LINN Noteholders have elected for such listing, the Debtors shall have filed applications seeking to qualify the Reorganized LINN Common Stock for listing on the NASDAQ or NYSE, as elected by the Required Consenting LINN Noteholders;

9. the “Closing” under the LINN Backstop Agreement shall have occurred or will be deemed to occur simultaneously upon the Effective Date;

10. the LINN GUC Cash Distribution Pool and LINN Convenience Claims Cash Distribution Pool shall have been established and funded in accordance with the terms of the Plan; and

11. all requisite governmental authorities and third parties shall have approved or consented to the LINN Restructuring Transactions to the extent required.

C. Waiver of Conditions.

The conditions to Confirmation and Consummation set forth in this Article IX may be waived by the LINN Debtors, with the reasonable consent of the Required Consenting LINN Creditors and the Committee (solely with respect to waivers of the conditions set forth in Article IX.A.2, Article IX.B.1, Article IX.B.2, and Article IX.B.10), without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

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D. Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), with respect to any of the Debtors, shall be deemed to occur on the Effective Date with respect to such LINN Debtor.

E. Effect of Failure of Conditions.

If the Effective Date does not occur with respect to any of LINN Debtors, the Plan shall be null and void in all respects with respect to such LINN Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in such LINN Debtors; (2) prejudice in any manner the rights of such LINN Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such LINN Debtors, any Holders, or any other Entity in any respect.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification and Amendments.

Subject to the limitations contained in the Plan, the LINN Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the LINN Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B. Effect of Confirmation on Modifications.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C. Revocation or Withdrawal of Plan.

The LINN Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the LINN Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the LINN Debtors or any other Entity, including the Holders of Claims; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the LINN Debtors or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the United States Bankruptcy Court for the Southern District of Texas shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law, including jurisdiction to:

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1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a LINN Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized LINN Debtors’ amending, modifying, or supplementing, after the Effective Date, pursuant to Article V of the Plan, any Executory Contracts or Unexpired Leases to the Rejected Executory Contracts and Unexpired Lease List, or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a LINN Debtor that may be pending on the Effective Date;

5. adjudicate, decide, or resolve any and all matters related to Causes of Action;

6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7. enter and implement such orders as may be necessary to execute, implement, or consummate the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including injunctions or other actions as may be necessary to restrain interference by an Entity with Consummation or enforcement of the Plan;

8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9. adjudicate, decide, or resolve any and all matters related to the LINN Restructuring Transactions;

10. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

11. resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the LINN Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the LINN Restructuring Transactions;

12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary to implement such releases, injunctions, and other provisions;

13. resolve any cases, controversies, suits, disputes, or Causes of Action relating to the distribution or the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.I.1 of the Plan;

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14. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by or assess damages against any Entity with Consummation or enforcement of the Plan or the LINN Restructuring Transactions;

15. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

16. enter an order or decree concluding or closing the Chapter 11 Cases;

17. adjudicate any and all disputes arising from or relating to distributions under the Plan or any of the transactions contemplated therein;

18. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

19. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any request made under section 505 of the Bankruptcy Code for the expedited determination of any unpaid liability of a LINN Debtor for any tax incurred during the administration of the Chapter 11 Cases, including any tax liability arising from or relating to the LINN Restructuring Transactions, for tax periods ending after the Petition Date and through the closing of the Chapter 11 Cases;

21. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

22. hear and determine all disputes involving the obligations or terms of the LINN Exit Facility and the Reorganized LINN Non-Conforming Term Notes (as applicable);

23. hear and determine all disputes involving the obligations or terms of the LINN Rights Offerings, the LINN Backstop Agreement;

24. hear and determine all disputes involving the obligations or terms of the Transition Services Agreement and the Form Joint Operating Agreement;

25. hear and determine all disputes between the LINN Creditor Representative and the Reorganized LINN Debtors involving the claims reconciliation process;

26. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

27. except as otherwise limited herein, recover all assets of the LINN Debtors and property of the Estates, wherever located;

28. enforce all orders previously entered by the Bankruptcy Court; and

29. hear any other matter not inconsistent with the Bankruptcy Code.

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ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect.

Subject to Article IX.B of the Plan, as applicable, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the LINN Debtors, the Reorganized LINN Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the LINN Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B. Additional Documents.

On or before the Effective Date, the LINN Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan. The LINN Debtors or the Reorganized LINN Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Dissolution of the Committee.

On the Effective Date, the Committee shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases; provided, that the Committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except (i) applications filed by the Professionals pursuant to section 330 and 331 of the Bankruptcy Code, and (ii) its statutory duties as the Committee for Holders of Unsecured Claims against the Berry Debtors.

D. Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized LINN Debtors for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized LINN Debtors is converted, dismissed, or closed, whichever occurs first. All such fees due and payable prior to the Effective Date shall be paid by the LINN Debtors on the Effective Date. After the Effective Date, the applicable Reorganized LINN Debtor shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee, until the earliest of the date on which the applicable Chapter 11 Case of the Reorganized LINN Debtors is converted, dismissed, or closed.

E. Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor or any other Entity with respect to the Holders of Claims or Interests prior to the Effective Date.

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F. Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G. Notices.

All notices, requests, and demands to or upon the LINN Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1. if to the LINN Debtors, to:

Linn Energy, LLC

JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

Attention: Candice Wells

Email address: cwells@linnenergy.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Paul M. Basta, P.C., Stephen E. Hessler, P.C. and Brian Lennon, Esq.

E-mail addresses: paul.basta@kirkland.com, stephen.hessler@kirkland.com, brian.lennon@kirkland.com

–and–

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: James H.M. Sprayregen, P.C., Joseph M. Graham, Esq., and Alexandra Schwarzman, Esq.

E-mail addresses: james.sprayregen@kirkland.com, joe.graham@kirkland.com, alexandra.schwarzman@kirkland.com

2. if to the LINN Administrative Agent, to:

Wells Fargo Bank, N.A.

1000 Louisiana Street, 9th Floor

Houston, Texas 77002

Attention: Patrick Fults

E-mail address: patrick.j.fults@wellsfargo.com

with copies (which shall not constitute notice) to:

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Baker & McKenzie LLP

452 Fifth Avenue

New York, NY 10018

Attention: James Donnell

E-mail address: james.donnell@bakermckenzie.com

–and–

Baker & McKenzie LLP

300 East Randolph Street

Chicago, IL 60601

Attention: Garry Jaunal

E-mail address: garry.jaunal@bakermckenzie.com

3. if to the Ad Hoc Group of Second Lien Noteholders, to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn: John Rapisardi, Esq.

Joseph Zujkowski, Esq.

Email address: jrapisardi@omm.com

jzujkowski@omm.com

4. if to the LINN Second Lien Notes Trustee, to:

Delaware Trust Company

2711 Centerville Road

Wilmington, DE 19808

Attention: Michelle A. Dreyer

E-mail addresses: mdreyer@delawaretrust.com

with copies (which shall not constitute notice) to:

Arent Fox LLP

1675 Broadway

New York, New York 10019

Attention: Leah M. Eisenberg

E-mail addresses: eisenberg.leah@arentfox.com

5. if to the Ad Hoc Group of Unsecured Noteholders, to:

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, New York 10005

Attention: Gerard Uzzi and Michael Price

E-mail addresses: guzzi@milbank.com and mprice@milbank.com

6. if to the LINN Unsecured Notes Trustee, to:

Wilmington Trust Company

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Peter Finkel

E-mail addresses: pfinkel@wilmingtontrust.com

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–and–

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, NE

STE 2800

Atlanta, GA 30309

Attention: Todd C. Meyers, Robbin S. Rahman

E-mail addresses: tmeyers@kilpatricktownsend.com and rrahman@kilpatricktownsend.com with copies (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, New York 10005

Attention: Gerard Uzzi and Michael Price

E-mail addresses: guzzi@milbank.com and mprice@milbank.com

7. if to the Committee, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Keith Wofford, Mark Bane, James Wright

E-mail addresses: Keith.Wofford@ropesgray.com, mark.bane@ropesgray.com, and James.Wright@ropesgray.com

After the Effective Date, the Reorganized LINN Debtors shall have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized LINN Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H. Term of Injunctions or Stays.

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I. Entire Agreement.

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J. Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://cases.primeclerk.com/linn/Home-Index or the Bankruptcy Court’s website at http://www.txs.uscourts.gov/bankruptcy.

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K. Nonseverability of Plan Provisions.

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the LINN Debtors’ or Reorganized LINN Debtors’ consent, as applicable; provided, that any such deletion or modification must be consistent with the LINN RSA, LINN Backstop Agreement, or LINN Exit Facility Documents, as applicable; and (3) nonseverable and mutually dependent.

L. Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the LINN Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the LINN Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized LINN Debtors will have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M. Waiver or Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the LINN Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

N. Closing of Chapter 11 Cases

The Reorganized LINN Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases; provided, that the Reorganized LINN Debtors may, in their discretion, close certain of the Chapter 11 Cases while allowing other Chapter 11 Cases to continue for the purposes of making distributions on account of Claims or administering to Claims as set forth in this Plan, or for any other provision set forth in this Plan.

[Remainder of page intentionally left blank.]

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Dated: January 25, 2017

Respectfully submitted,

By:	/s/ Arden L. Walker, Jr.
Name: Arden L. Walker, Jr.
Title: Chief Operating Officer of Linn Energy, LLC

Prepared by:

KIRKLAND & ELLIS LLP

Paul M. Basta, P.C. (admitted pro hac vice)

Stephen E. Hessler, P.C. (admitted pro hac vice)

Brian S. Lennon (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

(212) 446-4800 (telephone)

–and–

James H.M. Sprayregen, P.C. (admitted pro hac vice)

Joseph M. Graham (admitted pro hac vice)

Alexandra Schwarzman (admitted pro hac vice)

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000 (telephone)

–and–

JACKSON WALKER L.L.P.

Patricia B. Tomasco (TX Bar No. 01797600)

Matthew D. Cavenaugh (TX Bar No. 24062656)

Jennifer F. Wertz (TX Bar No. 24072822)

1401 McKinney Street, Suite 1900

Houston, Texas 77010

(713) 752-4200 (telephone)

Counsel to the Debtors and Debtors in Possession

Exhibit B

Berry Plan

THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

)
In re:	)	Chapter 11
)
LINN ENERGY, LLC, et al.,[1]	)	Case No. 16-60040
)
Debtors.	) )	(Jointly Administered) David R. Jones

AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

LINN ACQUISITION COMPANY, LLC AND BERRY PETROLEUM COMPANY, LLC

Paul M. Basta, P.C. (admitted pro hac vice)

Stephen E. Hessler, P.C. (admitted pro hac vice)

Brian S. Lennon (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

Patricia B. Tomasco (TX Bar No. 01787600)

Matthew D. Cavenaugh (TX Bar No. 24062656)

Jennifer F. Wertz (TX Bar No. 24072822)

JACKSON WALKER L.L.P.

1401 McKinney Street, Suite 1900

Houston, Texas 70010

Telephone: (713) 752-4200

Co-Counsel to the Debtors and Debtors in Possession

–and–

James H.M. Sprayregen, P.C. (admitted pro hac vice)

Joseph M. Graham (admitted pro hac vice)

Alexandra Schwarzman (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

Thomas B. Walper (admitted pro hac vice) Seth Goldman (admitted pro hac vice) MUNGER, TOLLES & OLSON LLP 355 S. Grand Avenue, 35th Floor Los Angeles, CA 90071 Telephone: (213) 683-9100

Co-Counsel to the Debtors and Debtors in Possession Dated: January 25, 2017	Counsel to the Berry Debtors and Berry Debtors in Possession

[1]	The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number are as follows: Linn Energy, LLC (7591); Berry Petroleum Company, LLC (9387); LinnCo, LLC (6623); Linn Acquisition Company, LLC (4791); Linn Energy Finance Corp. (5453); Linn Energy Holdings, LLC (6517); Linn Exploration & Production Michigan LLC (0738); Linn Exploration Midcontinent, LLC (3143); Linn Midstream, LLC (9707); Linn Midwest Energy LLC (1712); Linn Operating, Inc. (3530); Mid-Continent I, LLC (1812); Mid-Continent II, LLC (1869); Mid-Continent Holdings I, LLC (1686); and Mid-Continent Holdings II, LLC (7129). The Debtors’ principal offices are located at JPMorgan Chase Tower, 600 Travis Street, Houston, Texas 77002.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		4
A.	Defined Terms	4
B.	Rules of Interpretation	18
C.	Computation of Time	18
D.	Governing Law	19
E.	Reference to Monetary Figures	19
F.	Conflicts	19

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS		19
A.	Administrative Claims	19
B.	Priority Tax Claims	21
C.	Statutory Fees	21

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		22
A.	Classification of Claims and Interests	22
B.	Treatment of Claims and Interests	22
C.	Special Provision Governing Unimpaired Claims	27
D.	Elimination of Vacant Classes	27
E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	27
F.	Voting Classes; Presumed Acceptance by Non-Voting Classes	27
G.	Presumed Acceptance and Rejection of the Plan	27
H.	Intercompany Interests	27
I.	Controversy Concerning Impairment	28
J.	Subordinated Claims and Interests	28

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		28
A.	General Settlement of Claims and Interests	28
B.	Berry Restructuring Transactions	28
C.	Sources of Consideration for Plan Distributions	29
D.	Berry-LINN Intercompany Settlement	32
E.	Corporate Existence	32
F.	Vesting of Assets in the Reorganized Berry Debtors	33
G.	Cancellation of Existing Securities and Agreements	33
H.	Corporate Action	34
I.	New Organizational Documents	35
J.	Directors and Officers of the Reorganized Debtors	35
K.	Section 1146 Exemption	35
L.	SEC Reporting Requirements	35
M.	Director, Officer, Manager, and Employee Liability Insurance	36
N.	Reorganized Berry Employee Incentive Plan	36
O.	Employee Obligations	36
P.	Effectuating Documents; Further Transactions	36
Q.	Preservation of Causes of Action	37
R.	Preservation of Royalty and Working Interests	37
S.	Payment of Certain Fees	37

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		38
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	38
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	38
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	39
D.	Preexisting Obligations to the Berry Debtors under Executory Contracts and Unexpired Leases	39
E.	Indemnification Obligations	39

F.	Insurance Policies	40
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	40
H.	Reservation of Rights	40
I.	Nonoccurrence of Effective Date	40
J.	Contracts and Leases Entered Into After the Petition Date	41

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		41
A.	Timing and Calculation of Amounts to Be Distributed	41
B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	41
C.	Manner of Payment	43
D.	SEC Exemption	43
E.	Compliance with Tax Requirements	44
F.	No Postpetition or Default Interest on Claims	44
G.	Setoffs and Recoupment	44
H.	No Double Payment of Claims	44
I.	Claims Paid or Payable by Third Parties	44
J.	Allocation of Distributions Between Principal and Interest	45

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		45
A.	Allowance of Claims	45
B.	Claims Administration Responsibilities	46
C.	Berry GUC Cash Distribution Pool	46
D.	Estimation of Claims	46
E.	Claims Reserve	47
F.	Adjustment to Claims without Objection	48
G.	Time to File Objections to Claims or Interests	48
H.	Disallowance of Claims	48
I.	Amendments to Proofs of Claim	48
J.	Reimbursement or Contribution	48
K.	No Distributions Pending Allowance	49
L.	Distributions After Allowance	49

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		49
A.	Compromise and Settlement of Claims, Interests, and Controversies	49
B.	Discharge of Claims and Termination of Interests	49
C.	Release of Liens	50
D.	Releases by the Debtors	50
E.	Releases by Holders of Claims and Interests	50
F.	Exculpation	51
G.	Injunction	51
H.	Protections Against Discriminatory Treatment	52
I.	Regulatory Activities	52
J.	Recoupment	52
K.	Document Retention	52

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		53
A.	Conditions Precedent to Confirmation	53
B.	Conditions Precedent to the Effective Date	54
C.	Waiver of Conditions	55
D.	Substantial Consummation	55
E.	Effect of Failure of Conditions	55

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ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		55
A.	Modification and Amendments	55
B.	Effect of Confirmation on Modifications	55
C.	Revocation or Withdrawal of Plan	56

ARTICLE XI. RETENTION OF JURISDICTION		56

ARTICLE XII. MISCELLANEOUS PROVISIONS		58
A.	Immediate Binding Effect	58
B.	Additional Documents	58
C.	Dissolution of the Committee	58
D.	Payment of Statutory Fees	59
E.	Reservation of Rights	59
F.	Successors and Assigns	59
G.	Notices	59
H.	Term of Injunctions or Stays	61
I.	Entire Agreement	61
J.	Exhibits	61
K.	Nonseverability of Plan Provisions	61
L.	Votes Solicited in Good Faith	62
M.	Waiver or Estoppel	62
N.	Closing of Chapter 11 Cases	62

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INTRODUCTION

Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, as debtors and debtors in possession, propose this amended joint plan of reorganization (the “Plan”) for the resolution of the outstanding claims against, and interests in, the Berry Debtors pursuant to the Bankruptcy Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article I.A of the Plan. Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, events during the Chapter 11 Cases, and projections of future operations for the Berry Debtors, as well as a summary and description of the Plan and certain related matters. The Berry Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan constitutes a separate plan of reorganization for each of the Berry Debtors, and, for the avoidance of doubt, is separate from the plan of reorganization that governs the restructuring of the LINN Debtors.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, AND GOVERNING LAW

A. Defined Terms.

As used in the Plan, capitalized terms have the meanings set forth in the Introduction above or in the definitions below.

1. “503(b)(9) Claim” means a Claim or any portion thereof entitled to administrative expense priority pursuant to section 503(b)(9) of the Bankruptcy Code.

2. “Adequate Protection Claims” means the Berry Adequate Protection Claims (as defined in the Cash Collateral Order).

3. “Ad Hoc Group of Berry Unsecured Noteholders” means that certain ad hoc group of Holders of Berry Unsecured Notes represented by Quinn Emanuel Urquhart & Sullivan, LLP, Norton Rose Fulbright US LLP, and Houlihan Lokey, Inc., or any of its members or their affiliates.

4. “Administrative Claim” means a Claim for costs and expenses of administration of the Berry Estates under sections 503(b) (including 503(b)(9) Claims), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date through the Effective Date of preserving the Berry Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; (c) all fees and charges assessed against the Berry Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; and (d) all Intercompany Claims authorized pursuant to the Cash Management Order (subject to the terms of the Berry-LINN Intercompany Settlement) to the extent provided in the Cash Management Order.

5. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims other than those that accrued in the ordinary course of the Berry Debtors’ business, which such deadline: (a) with respect to General Administrative Claims other than those that were accrued in the ordinary course of business, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 60 days after the Effective Date.

6. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

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7. “Allowed” means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest in a liquidated amount as to which no objection has been Filed prior to the Claims Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; or (c) a Claim or Interest that is upheld or otherwise allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (iv) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided, that with respect to a Claim or Interest described in clauses (a) and (b) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof has been or, in the Debtors’ or Reorganized Debtors’ reasonable good faith judgment, may be interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Court, or such an objection is so interposed and the Claim or Interest, as applicable, shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable. For the avoidance of doubt, a Proof of Claim or Interest Filed after the Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow” and “Allowing” shall have correlative meanings.

8. “Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the applicable Reorganized Berry Debtors, as set forth on the Assumed Executory Contract and Unexpired Lease List.

9. “Assumed Executory Contract and Unexpired Lease List” means the list, as determined by the Berry Debtors or the Reorganized Berry Debtors, as applicable, of Executory Contracts and Unexpired Leases (with proposed cure amounts) that will be assumed by the Reorganized Berry Debtors, which list shall be included in the Plan Supplement; provided, that such list with respect to material Executory Contracts and/or material Unexpired Leases shall be reasonably acceptable to the Required Consenting Berry Creditors.

10. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

11. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

12. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

13. “Bar Date” means the applicable dates established by which respective Proofs of Claims and Interests must be Filed pursuant to the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment under Section 503(b)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form of and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests, and (IV) Approving Notice of Bar Dates, dated August 4, 2016 [Docket No. 756].

14. “Berry” means Berry Petroleum Company, LLC, a Delaware limited liability company.

15. “Berry 2020 Unsecured Notes” means those certain 6.75% senior unsecured notes due 2020, issued by Berry pursuant to the Berry Unsecured Notes Indenture.

16. “Berry 2022 Unsecured Notes” means those certain 6.375% senior unsecured notes due 2022, issued by Berry pursuant to the Berry Unsecured Notes Indenture.

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17. “Berry Administrative Agent” means Wells Fargo Bank, National Association, as administrative agent under the Berry Credit Agreement.

18. “Berry Backstop Agreement” means that certain Backstop Commitment Agreement, dated as of December 20, 2016, by and among Berry, LAC, and the Berry Backstop Parties.

19. “Berry Backstop Agreement Order” means the Order (a) authorizing the Berry Debtors to enter into and perform their obligations under the Berry Backstop Agreement, and (b) providing that each of (i) the Berry Backstop Commitment Premium, (ii) any payments pursuant to the indemnification obligations payable by the Berry Debtors under the Berry Backstop Agreement, and (iii) any expense reimbursement payable by the Berry Debtors under the Berry Backstop Agreement shall constitute allowed administrative expenses of the Berry Debtors’ Estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Berry Debtors as provided in the Berry Backstop Agreement Order, which Order shall be reasonably satisfactory to the Required Consenting Berry Noteholders.

20. “Berry Backstop Commitment Premium” means a nonrefundable aggregate premium equal to $23,450,000, which represents 7.0 percent of the Berry Rights Offerings Amount if there is a Berry Rights Offerings Increase, payable pursuant to the terms of the Berry Backstop Agreement Order in either (i) 2,345,000 additional shares of Reorganized Berry Preferred Stock, which stock will be convertible into Berry Common Stock, or (ii) if applicable, Cash.

21. “Berry Backstop Parties” means each Berry Initial Backstop Party and those certain Holders of Allowed Berry Unsecured Notes Claims that are parties to the Berry Backstop Agreement as of the relevant determination date who have agreed to provide a backstop commitment with regard to the Berry Rights Offerings, and each of their permitted transferees under the Berry Backstop Agreement.

22. “Berry Credit Agreement” means that certain Credit Agreement, dated as of November 25, 2010, by and among Berry, as borrower, the Berry Administrative Agent, and the lenders and agents party thereto, as may be amended, restated, or otherwise supplemented from time to time.

23. “Berry Debtors” means Berry and LAC.

24. “Berry Exit Facility” means the reserve based lending facility with (i) the Berry Exit Facility Initial Borrowing Base, (ii) Berry Lender Commitments equal to the Berry Exit Facility Initial Borrowing Base, and (iii) with initial outstanding borrowings equal to not more than $450 million minus the aggregate original principal amount of the Reorganized Berry Non-Conforming Term Notes (if any) issued by Reorganized Berry to Non-Electing Berry Lenders, with the remaining commitment available to be drawn, subject to the Berry Exit Facility Initial Borrowing Base and the conditions precedent to each draw, and subject to the terms and conditions set forth in the Berry Exit Facility Documents.

25. “Berry Exit Facility Documents” means in connection with the Berry Exit Facility, any new credit agreement, collateral documents, Uniform Commercial Code statements, guarantees, and other instruments, certificates, agreements, and other documents, to be dated as of the Effective Date, governing the Berry Exit Facility, which documents shall be included in the Plan Supplement in form and substance reasonably acceptable to the Berry Debtors and the Required Consenting Berry Creditors and shall be consistent with the Berry Exit Facility Term Sheet.

26. “Berry Exit Facility Initial Borrowing Base” means an initial borrowing base with respect to the Berry Exit Facility subject to the terms and conditions set forth in the Berry Exit Facility Documents equal to $550 million minus the aggregate original principal amount of the Reorganized Berry Non-Conforming Term Notes (if any) issued to Non-Electing Berry Lenders.

27. “Berry Exit Facility Term Sheet” means that certain term sheet setting forth the principal terms of the Berry Exit Facility, attached as Exhibit B to the Berry RSA.

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28. “Berry First Tranche Rights” means the non-certificated rights to be distributed to the Berry Initial Backstop Parties that will enable the Holders thereof to purchase shares of Reorganized Berry Preferred Stock in the Berry First Tranche Rights Offering pursuant to the terms of the Berry Rights Offerings Procedures and the Berry Backstop Agreement.

29. “Berry First Tranche Rights Offering” means the offering of Berry Rights to the Berry Initial Backstop Parties, pursuant to which such parties are eligible to receive Reorganized Berry Preferred Stock at the Berry First Tranche Rights Offering Amount.

30. “Berry First Tranche Rights Offering Amount” means $60 million in aggregate amount of Berry First Tranche Rights to receive Reorganized Berry Preferred Stock at a price per share set by the Berry Backstop Agreement.

31. “Berry General Unsecured Claims” means any Unsecured Claim against a Berry Debtor that (a) is not otherwise paid in full pursuant to an order of the Bankruptcy Court, and (b) is not a Berry Unsecured Notes Claim.

32. “Berry GUC Cash Distribution Pool” means an aggregate amount of $35,000,000 in Cash, which shall be irrevocably funded on the Effective Date by the Berry Debtors or the Reorganized Berry Debtors, as applicable, and which shall be placed in a segregated bank account not subject to the control of the lenders or the administrative agent under the Berry Exit Facility, and administered by the Reorganized Berry Debtors for the sole benefit of the Holders of Allowed Berry General Unsecured Claims and/or applicable Allowed Berry Unsecured Notes Claims that irrevocably elect on each such Holder’s ballot to receive its Pro Rata Share of the $35,000,000 in Cash, and which account shall not, at any time, be subject to any liens, security interests, mortgages, or other encumbrances; provided, however, that (a) in no event shall the Holders of any Allowed Berry General Unsecured Claims and/or applicable Allowed Berry Unsecured Notes Claims that irrevocably elect to receive a Pro Rata share in Cash of the Berry GUC Cash Distribution Pool receive a Cash recovery in excess of $0.35 on each $1.00 of its Allowed Berry General Unsecured Claim and/or applicable Allowed Berry Unsecured Notes Claims, and (b) a portion of the Berry GUC Cash Distribution Pool may be used in connection with the claims reconciliation process to the extent agreed to in accordance with Article VII.B and as set forth in the Confirmation Order.

33. “Berry Initial Backstop Parties” means Oaktree Capital Management, L.P. and/or Benefit Street Partners, L.L.C., or their respective affiliated funds that are parties to the Berry Backstop Agreement.

34. “Berry Intercompany Claims” means any Claim held by one Debtor against a Berry Debtor, other than the Berry Intercompany Settled Claims.

35. “Berry Intercompany Settled Claims” means those certain Intercompany Claims held by the LINN Debtors against the Berry Debtors that shall be settled pursuant to the Berry-LINN Intercompany Settlement and the Plan.

36. “Berry Lender” means any secured party pursuant to the Berry Credit Agreement and Loan Documents (as defined in the Berry Credit Agreement).

37. “Berry Lender Claims” means any Claim against the Berry Debtors derived from or based upon the Berry Credit Agreement, including any Adequate Protection Claims of the Berry Lenders. The Berry Lender Claims are Allowed Claims as set forth in the proof of claim filed by the Berry Administrative Agent in the amount determined pursuant to Article III.B.3.

38. “Berry Lender Paydown” means Cash payments from (a) the $300 million from Cash proceeds of the Berry Rights Offerings, (b) the prepetition collateral account defined as the “Borrowing Base Account” in the Berry Credit Agreement, and (c) other amounts from the Berry Debtors’ Cash on hand, all in an amount equal to that necessary to satisfy the anti-hoarding provisions in the Berry Exit Facility, after payment of costs and expenses of the Chapter 11 Cases and payments and reserves expressly provided for in the Plan and consistent therewith. For the avoidance of doubt, the Berry Lender Paydown shall be in an aggregate amount equal to (a) the aggregate

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amount of all Allowed Berry Lender Claims minus (b) the sum of (i) the principal amount of the Berry Exit Facility (which amount shall not exceed $450 million minus the aggregate original principal amount of the Reorganized Berry Non-Conforming Term Notes on the Effective Date), plus (ii) the aggregate original principal amount of the Reorganized Berry Non-Conforming Term Notes; provided, that none of the Non-Electing Berry Lenders shall receive any portion of the Berry Lender Paydown and shall receive only a Reorganized Berry Non-Conforming Note in a principal amount equal to its Allowed Berry Lender Claim; provided, further, that each Electing Berry Lender shall receive a Berry Lender Paydown payment in the amount of (a) its Allowed Berry Lender Claim less (b) the amount of such Electing Berry Lender’s Allowed Berry Lender Claim that is deemed to be drawn loan pursuant to the Berry Exit Facility, plus (c) a Pro Rata share with respect to all Electing Berry Lenders of the amount of the Berry Lender Paydown that would otherwise be payable to a Non-Electing Berry Lender had such Non-Electing Berry Lender been a Consenting Berry Lender; provided, that any amount paid to such Electing Lender pursuant to clause (c) shall reduce the amount deemed to be drawn debt pursuant to clause (b).

39. “Berry-LINN Intercompany Settlement” means that certain settlement of the Berry Intercompany Settled Claims and the LINN Intercompany Settled Claims pursuant to the terms of the Plan and the Berry-LINN Intercompany Settlement Term Sheet, which shall be in form and substance reasonably acceptable to the LINN Debtors, the Berry Debtors, the Required Consenting LINN Creditors, and the Required Consenting Berry Creditors.

40. “Berry-LINN Intercompany Settlement Term Sheet” means that certain term sheet with respect to the Berry-LINN Intercompany Settlement to be included in the Plan Supplement.

41. “Berry Restructuring Transactions” means, collectively, those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Berry Debtors, the Required Consenting Berry Creditors, and the Berry Backstop Parties reasonably determine to be necessary or desirable to implement the Plan with respect to the Berry Debtors in a manner consistent with the Berry RSA and the Berry Backstop Agreement, including, without limitation, the Berry Rights Offerings, the Berry Exit Facility, the transactions contemplated by the New Organizational Documents, the transfer of assets to the Reorganized Berry Debtors that is intended to be a taxable transaction for U.S. federal income tax purposes, and the formation of Reorganized Berry, in each case, subject to the reasonable consent and approval rights of the applicable parties as set forth in the Berry RSA and the Berry Backstop Agreement, and the establishment and funding of the Berry GUC Cash Distribution Pool.

42. “Berry Rights” means the non-certificated rights that will enable the Holders thereof to purchase Reorganized Berry Preferred Stock in the Berry Rights Offerings at an aggregate purchase price of $300 million (or, if there is a Berry Rights Offering Increase, $335 million) at a price per share of $10.00, which Reorganized Berry Preferred Stock will be convertible into Reorganized Berry Common Stock.

43. “Berry Rights Offerings” means, collectively, (a) the Berry First Tranche Rights Offering, and (b) the Berry Second Tranche Rights Offering, both of which shall be conducted in connection with the Berry Restructuring Transactions pursuant to the Berry Backstop Agreement and Berry Backstop Agreement Order, and in accordance with the Berry Rights Offerings Procedures.

44. “Berry Rights Offerings Amount” means $300 million (or, if there is a Berry Rights Offerings Increase, $335 million) in aggregate amount of Berry Rights (as divided between (a) the Berry First Tranche Rights Offering Amount and (b) the Berry Second Tranche Rights Offering Amount).

45. “Berry Rights Offerings Increase” means, as set forth in the Berry Backstop Agreement, the increase of the Berry Second Tranche Rights Offering by $35 million that shall occur upon either (a) the mutual agreement between the Berry Debtors and the Berry Backstop Parties that additional Cash is required to fund the Plan, or (b) the Bankruptcy Court determines that the Plan is not feasible without additional funds in order to fund the Berry GUC Cash Distribution Pool.

46. “Berry Rights Offerings Participants” means, collectively, (a) the Holders of Allowed Berry Unsecured Notes Claims as of the Berry Rights Offerings Record Date, and (b) the Berry Backstop Parties.

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47. “Berry Rights Offerings Procedures” means those certain rights offering procedures with respect to the Berry Rights Offerings, attached to the motion seeking approval of the Berry Backstop Agreement Order.

48. “Berry Rights Offerings Record Date” means the record date set by the Berry Rights Offerings Procedures, as of which date an Entity must be a record Holder of Allowed Berry Unsecured Notes Claims in order to be eligible to be a Berry Rights Offerings Participant.

49. “Berry RSA” means that certain Amended and Restated Restructuring Support Agreement, dated as of December 20, 2016, by and between the Berry Debtors and the Consenting Berry Creditors, as may be amended, restated, or supplemented from time to time.

50. “Berry Second Tranche Rights” means the non-certificated rights to be distributed to the Berry Rights Offerings Participants that will enable the Holders thereof to purchase shares of Reorganized Berry Preferred Stock in the Berry Second Tranche Rights Offering pursuant to the terms of the Berry Rights Offerings Procedures and the Berry Backstop Agreement.

51. “Berry Second Tranche Rights Offering” means the offering of Berry Rights to the Berry Rights Offerings Participants, pursuant to which such parties are eligible to receive Reorganized Berry Preferred Stock at the Berry Second Tranche Rights Offering Amount.

52. “Berry Second Tranche Rights Offering Amount” means $240 million (or, if there is a Berry Rights Offerings Increase, $275 million) in aggregate amount of Berry Second Tranche Rights to receive Reorganized Berry Preferred Stock at a price per share set by the Berry Backstop Agreement.

53. “Berry Unsecured Notes” means, collectively, (a) the Berry 2020 Unsecured Notes, and (b) the Berry 2022 Unsecured Notes.

54. “Berry Unsecured Notes Claims” means any Claim derived from or based upon the Berry Unsecured Notes.

55. “Berry Unsecured Notes Indenture” means that certain Indenture, dated as of June 15, 2006, by and between Berry, as issuer, and Wells Fargo Bank, National Association, as indenture trustee, as may be amended, restated, or supplemented from time to time.

56. “Berry Unsecured Notes Trustee” means the Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee under the Berry Unsecured Notes, and any successor thereto.

57. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

58. “Cash” means the legal tender of the U.S. and equivalents thereof, including bank deposits, checks, and other similar items.

59. “Cash Collateral Order” means the Final Order under 11 U.S.C. §§ 105, 361, 362, 363, 507 and 552, and Bankruptcy Rules 2002, 4001 and 9014 (I) Authorizing Debtors to Use Cash Collateral and (II) Granting Adequate Protection to Prepetition Lenders [Docket No. 743], as may be amended.

60. “Cash Management Order” means the Final Order (I) Authorizing the Debtors to (A) Continue to Operate Their Cash Management System and Maintain Existing Bank Accounts and (B) Continue to Perform Intercompany Transactions, and (II) Granting Related Relief [Docket No. 731], as may be amended.

61. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or

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unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, cross claim, reduction, subordination, or recoupment and claims under contracts or for breaches of duties imposed by law or regulation; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

62. “Chapter 11 Cases” means, collectively: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

63. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

64. “Claims and Noticing Agent” means Prime Clerk LLC, retained as the Debtors’ notice and claims agent pursuant to the Order Authorizing Retention and Appointment of Prime Clerk LLC as the Claims, Noticing, and Solicitation Agent [Docket No. 79].

65. “Claims Objection Deadline” means the later of: (a) the date that is 180 days after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court, after notice and hearing, upon a motion Filed before the expiration of the deadline to object to Claims or Interests.

66. “Claims Register” means the official register of Claims maintained by the Claims and Noticing Agent.

67. “Class” means a category of Claims or Interests as set forth in Article III of the Plan.

68. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

69. “Committee” means the statutory committee of unsecured creditors of the Debtors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on May 23, 2016, the membership of which may be reconstituted from time to time.

70. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

71. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

72. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

73. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

74. “Consenting Berry Creditors” means, collectively, (a) the Consenting Berry Lenders, and (b) the Consenting Berry Noteholders.

75. “Consenting Berry Lenders” means, collectively, those certain Holders of Berry Lender Claims that are or become parties to the Berry RSA from time to time.

76. “Consenting Berry Noteholders” means, collectively, those certain Holders of Berry Unsecured Notes Claims that are or become parties to the Berry RSA from time to time (including any party having the ability to direct or control such notes).

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77. “Consummation” means the occurrence of the Effective Date.

78. “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such Executory Contract or Unexpired Lease is assumed by the Berry Debtors pursuant to section 365 of the Bankruptcy Code, other than with respect to a default that is not required to be cured under section 365(b)(2) of the Bankruptcy Code.

79. “Debtors” means, collectively: (a) Linn Energy, LLC; (b) Berry Petroleum Company, LLC; (c) LinnCo, LLC; (d) Linn Acquisition Company, LLC; (e) Linn Energy Finance Corp.; (f) Linn Energy Holdings, LLC; (g) Linn Exploration & Production Michigan LLC; (h) Linn Exploration Midcontinent, LLC; (i) Linn Midstream, LLC; (j) Linn Midwest Energy LLC; (k) Linn Operating, Inc.; (l) Mid-Continent I, LLC; (m) Mid-Continent II, LLC; (n) Mid-Continent Holdings I, LLC; and (o) Mid-Continent Holdings II, LLC.

80. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Berry Debtors (or the LINN Debtors or the Reorganized LINN Debtors, as applicable, to the extent such coverage applies to the Berry Debtors) for current or former directors’, managers’, and officers’ liability.

81. “Disclosure Statement” means the Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, dated December 20, 2016 [Docket No. 1391], as may be amended, including all exhibits and schedules thereto, as approved pursuant to the Disclosure Statement Order.

82. “Disclosure Statement Order” means the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Amended Joint Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, (III) Approving the Forms of Ballots and Notices in Connection Therewith, and (IV) Granting Related Relief [Docket No. 1399].

83. “Disputed” means with regard to any Claim or Interest, a Claim or Interest that is not yet Allowed.

84. “Distribution Record Date” means, other than with respect to any publicly-held securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the date that is five (5) Business Days after the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court; provided, however, that solely with respect to Berry General Unsecured Claims, the Distribution Record Date shall be the first date that is a Business Day at least fifteen (15) days after the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court.

85. “DTC” means the Depository Trust Company.

86. “Effective Date” means, with respect to the Plan and any such applicable Berry Debtor(s), the date that is the first Business Day upon which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX.A and Article IX.B have been satisfied or waived (in accordance with Article IX.C); and (c) the Plan is declared effective with respect to such applicable Berry Debtor(s).

87. “Effective Date Notice” has the meaning set forth in Article II.A.2(c) herein.

88. “Electing Berry Lender” has the meaning set forth in Article III.B.3 herein.

89. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

90. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

91. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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92. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors, the Reorganized LINN Debtors, and the Reorganized Berry Debtors; (b) the Consenting Berry Creditors; (c) the Committee and each of its members; (d) the Berry Backstop Parties; (e) the Berry Administrative Agent; (f) the Berry Unsecured Notes Trustee; (g) the Ad Hoc Group of Berry Unsecured Noteholders; (h) each of the Berry Lenders; and (i) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former members, equity holders (regardless of whether such interests are held directly or indirectly), subsidiaries, officers, directors, managers, predecessors, successors, assigns, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, restructuring advisors, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; provided, however, that neither Quantum Energy Partners, Sentinel Peak Resources, nor any of their officers, managers, or employees shall be “Exculpated Parties.”

93. “Executory Contract” means a contract to which one or more of the Berry Debtors is a party and that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

94. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

95. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, including with respect to a Proof of Claim or Proof of Interest, the Claims and Noticing Agent.

96. “Final Order” means (i) an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction, or (ii) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Bankruptcy Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Case (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order shall not prevent such order from being a Final Order.

97. “Form Joint Operating Agreement” means one or more joint operating agreements reasonably satisfactory in form and substance to the Required Consenting Berry Creditors that shall replace the existing agency agreements for the LINN Debtors and Berry and shall contain standard provisions governing the rights and obligations afforded an operator and non-operating working interest owner.

98. “General Administrative Claim” means any Administrative Claim, other than a Professional Fee Claim or an Adequate Protection Claim.

99. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

100. “Holder” means an Entity holding a Claim or an Interest, as applicable.

101. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

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102. “Indemnification Obligations” means each of the Berry Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, for their current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals and agents of the Berry Debtors, as applicable.

103. “Insurance Policies” means any insurance policies, insurance settlement agreements, coverage-in-place agreements, or other agreements relating to the provision of insurance entered into by or issued to or for the benefit of any of the Berry Debtors or their predecessors.

104. “Intercompany Claim” means any Claim between one Debtor and another Debtor.

105. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Berry Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Entity.

106. “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals [Docket No. 721].

107. “Interior” means the United States Department of the Interior.

108. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

109. “Investment Company Act” means the Investment Company Act of 1940, as amended.

110. “IRS” means the Internal Revenue Service.

111. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

112. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

113. “LAC” means Linn Acquisition Company, LLC, a Delaware limited liability company.

114. “LINN” means Linn Energy, LLC, a Delaware limited liability company.

115. “LINN Debtors” means, collectively, the Debtors other than the Berry Debtors.

116. “LINN Intercompany Settled Claims” means those certain Intercompany Claims held by the Berry Debtors against the LINN Debtors that shall be settled pursuant to the Berry-LINN Intercompany Settlement.

117. “New Organizational Documents” means such certificates or articles of incorporation, by-laws, limited liability company operating agreements, or other applicable formation and governance documents of each of the Reorganized Berry Debtors (including Reorganized Berry HoldCo and Reorganized Berry OpCo), as applicable, the form of which shall be included in the Plan Supplement, and which shall be reasonably satisfactory to the Berry Debtors and the Required Consenting Berry Creditors.

118. “Non-Accredited Investor” means any Person or Entity that does not meet the requirements of an “accredited investor” as set forth in Regulation D promulgated under section 4(a)(2) of the Securities Act.

119. “Non-Electing Berry Lender” has the meaning set forth in Article III.B.3 herein.

120. “NYSE” means the New York Stock Exchange.

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121. “Ordinary Course Professional Order” means the Order Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business [Docket No. 397].

122. “Original Berry RSA” means that certain Restructuring Support Agreement, dated as of May 10, 2016, by and among the Berry Lenders party thereto, the holders of certain Claims against LINN party thereto, and the Debtors.

123. “Other Berry Priority Claims” means any Claim against a Berry Debtor, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

124. “Other Berry Secured Claims” means any Secured Claim against a Berry Debtor other than the Berry Lender Claims.

125. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

126. “Petition Date” means May 11, 2016, the date on which the Debtors commenced the Chapter 11 Cases.

127. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed by the Berry Debtors no later than 14 days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents Filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement comprised of, among other documents, the following: (a) the New Organizational Documents; (b) the Assumed Executory Contract and Unexpired Lease List; (c) the Rejected Executory Contract and Unexpired Lease List; (d) the Retained Causes of Action List; (e) the Reorganized Berry Employee Incentive Plan Agreements; (f) the Reorganized Berry Registration Rights Agreement; (g) the identity of the members of the Reorganized Berry Board and management for the Reorganized Berry Debtors; (h) the Berry Exit Facility Documents; (i) the Reorganized Berry Non-Conforming Term Notes Documents; (j) the Transition Services Agreement; (k) the Form Joint Operating Agreement; and (l) the Berry-LINN Intercompany Settlement Term Sheet. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (l), as applicable. Any Plan Supplement documents shall be subject to the reasonable consent of the applicable Consenting Berry Creditors as set forth in the Berry RSA.

128. “Priority Tax Claim” means the Claims of Governmental Units of the type specified in section 507(a)(8) of the Bankruptcy Code.

129. “Pro Rata” means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that Class, or the proportion of the Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Claim or Interest under the Plan.

130. “Professional” means an Entity, excluding those Entities entitled to compensation pursuant to the Ordinary Course Professional Order: (a) retained pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code; provided, however, that professionals employed by the Berry Administrative Agent, the Berry Unsecured Notes Trustee, or the Ad Hoc Group of Berry Unsecured Noteholders shall not be “Professionals” for the purposes of the Plan.

131. “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

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132. “Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount and funded by the Debtors on the Effective Date, pursuant to Article II.A.2(b) of the Plan.

133. “Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated in accordance with Article II.A.2(c) of the Plan.

134. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

135. “Proof of Interest” means a proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

136. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired for purposes of section 1124 of the Bankruptcy Code.

137. “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors or the Reorganized Berry Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized Berry Debtors pursuant to the Plan, which list shall be included in the Plan Supplement; provided, that such list with respect to material Executory Contracts and/or material Unexpired Leases shall be reasonably acceptable to the Required Consenting Berry Creditors.

138. “Released Parties” means, collectively, and in each case only in its capacity as such: (a) each of the Debtors and the Reorganized Debtors; (b) the Consenting Berry Creditors; (c) the Berry Backstop Parties; (d) the Berry Administrative Agent; (e) the Berry Unsecured Notes Trustee; (f) the Committee and each of its members; (g) each of the Berry Lenders; (h) the Ad Hoc Group of Berry Unsecured Noteholders; and (i) with respect to each of the foregoing identified in subsections (a) through (h) herein, each of such entities’ respective shareholders, affiliates, subsidiaries, members, current and former officers, current and former directors, employees, managers, agents, attorneys, investment bankers, restructuring advisors, professionals, advisors, and representatives, each in their capacities as such; provided, however, that (x) any Holder of a Claim or Interest that opts out of the releases contained in the Plan shall not be a “Released Party,” and (y) neither Quantum Energy Partners, Sentinel Peak Resources, nor any of their officers, managers, or employees shall be “Released Parties.”

139. “Releasing Parties” means, collectively, and in each case only in its capacity as such: (a) each of the Debtors and the Reorganized Debtors; (b) the Committee and each of its members; (c) the Consenting Berry Creditors; (d) the Berry Backstop Parties; (e) the Berry Unsecured Notes Trustee; (f) the Berry Administrative Agent; (g) the Ad Hoc Group of Berry Unsecured Noteholders; (h) each of the Berry Lenders; (i) without limiting the foregoing, each holder of a Claim against or an interest in the Company, in each case other than such a holder that has voted to reject the Plan, is a member of a class that is deemed to reject the Plan, or has voted to accept the Plan or abstains from voting on the Plan and who expressly opts out of the release provided by the Plan; and (j) with respect to each of the foregoing parties under (a) through (i), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former members, directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former members, equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

140. “Reorganized” means, as to any Debtor or Debtors, such Debtor(s) as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, taxable disposition, or otherwise, on or after the Effective Date.

141. “Reorganized Berry” means Reorganized Berry HoldCo and Reorganized Berry OpCo.

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142. “Reorganized Berry Board” means the boards of directors or managers of Reorganized Berry on and after the Effective Date.

143. “Reorganized Berry Common Stock” means the new common stock or limited liability company units in Reorganized Berry HoldCo to be issued and distributed under and in accordance with the Plan.

144. “Reorganized Berry Common Stock/General Distribution” means 17.7 percent of the Reorganized Berry Common Stock, after allocation and reservation for the Reorganized Berry EIP Equity.

145. “Reorganized Berry Common Stock/Noteholder Distribution” means 82.3 percent of the Reorganized Berry Common Stock, after allocation and reservation for the Reorganized Berry EIP Equity.

146. “Reorganized Berry Debtors” means the Berry Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise. For the avoidance of doubt, the Reorganized Berry Debtors shall include Reorganized Berry and shall also specifically refer to Reorganized Berry HoldCo and Reorganized Berry OpCo, as applicable.

147. “Reorganized Berry EIP Equity” means the stock and options in Reorganized Berry HoldCo to be issued in connection with the Reorganized Berry Employee Incentive Plan and subject to the terms of the Reorganized Berry Employee Incentive Plan Agreements.

148. “Reorganized Berry Employee Incentive Plan” means the employee incentive plan to be implemented with respect to Reorganized Berry on the Effective Date, the material terms of which shall be agreed upon prior to the Effective Date and as set forth in the Reorganized Berry Employee Incentive Plan Agreements.

149. “Reorganized Berry Employee Incentive Plan Agreements” means the agreements that will govern the terms of the Reorganized Berry Employee Incentive Plan.

150. “Reorganized Berry Employment Agreements” means the employment agreements by and between certain employees of the LINN Debtors, to be agreed to by the Berry Debtors, the LINN Debtors or the Reorganized LINN Debtors (as applicable), and the Required Consenting Berry Noteholders, each of which shall be assumed and assigned to Reorganized Berry on the Effective Date.

151. “Reorganized Berry HoldCo” means New Berry Petroleum Holdings, a limited liability company or corporation, as formed on or before the Effective Date, which shall own 100 percent of the equity of Reorganized Berry OpCo, as set forth in the Plan and the New Organizational Documents.

152. “Reorganized Berry Non-Conforming Term Notes” means the non-conforming term notes on the terms set forth in the Reorganized Berry Non-Conforming Term Notes Documents, which shall not be part of the Berry Exit Facility.

153. “Reorganized Berry Non-Conforming Term Notes Documents” means the credit agreement in respect of the Reorganized Berry Non-Conforming Term Notes, collateral documents, Uniform Commercial Code statements, and other loan documents, to be dated as of the Effective Date, governing the Reorganized Berry Non-Conforming Term Notes (if any).

154. “Reorganized Berry OpCo” means New Berry Petroleum Company, a limited liability company or corporation, as formed on or before the Effective Date, which shall be the successor in interest to Berry, as set forth in the Plan and the New Organizational Documents.

155. “Reorganized Berry Preferred Stock” means the preferred stock or preferred limited liability company units in Reorganized Berry HoldCo to be purchased by the participants in the Berry Rights Offerings upon the exercise of the Berry Rights, including any shares or units of Berry Backstop Commitment Premium issued to the Berry Backstop Parties, pursuant to the terms of the New Organizational Documents, the Berry Backstop Agreement, the Berry Backstop Agreement Order, and the Berry Rights Offerings Procedures.

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156. “Reorganized Berry Registration Rights Agreement” means the registration rights agreement by and between Reorganized Berry HoldCo, the Berry Backstop Parties (including their affiliates), and certain other parties that receive Reorganized Berry Preferred Stock or 10 percent or more of the shares of Reorganized Berry Common Stock issued under the Plan and/or the Berry Rights Offerings or cannot sell their shares under Rule 144 of the Securities Act without volume or manner of sale restrictions, as of the Effective Date, pursuant to which such parties shall be entitled to customary registration rights with respect to such Reorganized Berry Preferred Stock and Reorganized Berry Common Stock, which shall be in substantially the form to be filed with the Plan Supplement and reasonably acceptable to Berry and the Required Consenting Berry Noteholders.

157. “Reorganized Debtors” means, collectively, and each in its capacity as such, the Debtors, as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date, and from and after the Effective Date, shall include (without limitation) Reorganized Berry.

158. “Reorganized LINN Debtors” means the LINN Debtors, as reorganized pursuant to and under their respective chapter 11 plan of reorganization, or any successor thereto, by merger, consolidation, or otherwise, except for those LINN Debtors that are dissolved or wound down pursuant to the terms of the Plan.

159. “Required Consenting Berry Creditors” means, collectively, (a) the Required Consenting Berry Lenders, and (b) the Required Consenting Berry Noteholders.

160. “Required Consenting Berry Lenders” means the Consenting Berry Lenders holding, controlling, or having the ability to control more than sixty-six and two-thirds (66-2/3) percent of the outstanding principal amount of Berry Lender Claims directly or indirectly held or controlled by the Consenting Berry Lenders, calculated as of such date the Consenting Berry Lenders make a determination in accordance with the Berry RSA.

161. “Required Consenting Berry Noteholders” means the Consenting Berry Noteholders holding, controlling, or having the ability to control more than sixty-six and two-thirds (66-2/3) percent of the outstanding principal amount of Berry Unsecured Notes Claims directly or indirectly held or controlled by the Consenting Berry Noteholders, calculated as of such date the Consenting Berry Noteholders make a determination in accordance with the Berry RSA.

162. “Royalty and Working Interests” means the working interests granting the right to exploit oil and gas, and certain other royalty or mineral interests, including but not limited to, landowner’s royalty interests, overriding royalty interests, net profit interests, non-participating royalty interests, and production payments.

163. “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts or Unexpired Leases, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the official bankruptcy forms, and the Bankruptcy Rules.

164. “SEC” means the Securities and Exchange Commission.

165. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan or separate order of the Bankruptcy Court as a secured claim.

166. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder.

167. “Security” or “Securities” has the meaning set forth in section 2(a)(1) of the Securities Act.

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168. “Transition Services Agreement” means the transition services and separation agreement by and between the LINN Debtors or the Reorganized LINN Debtors (as applicable) and the Berry Debtors, as provided for in the Berry RSA, which shall be reasonably satisfactory in form and substance to the Required Consenting Berry Creditors.

169. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

170. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

171. “U.S.” means the United States of America.

172. “U.S. Trustee” means the Office of the U.S. Trustee Region 7 for the Southern District of Texas.

173. “Unsecured Claim” means any Claim that is not an Administrative Claim, Priority Tax Claim, Other Berry Priority Claim, Berry Lender Claim, or Other Berry Secured Claim.

B. Rules of Interpretation.

For the purposes of the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, or similar formation document or agreement, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) any immaterial effectuating provisions may be interpreted by the Reorganized Berry Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (15) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Berry Debtors or to the Reorganized Berry Debtors shall mean the Berry Debtors and the Reorganized Berry Debtors, as applicable, to the extent the context requires.

C. Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

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D. Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Berry Debtors or the Reorganized Berry Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Berry Debtor or Reorganized Berry Debtor, as applicable.

E. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the U.S., unless otherwise expressly provided.

F. Conflicts.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests.

A. Administrative Claims.

1. General Administrative Claims.

Except as specified in this Article II, unless the Holder of an Allowed General Administrative Claim and the Berry Debtors or the Reorganized Berry Debtors, as applicable, agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim either: (a) on the Effective Date; (b) if the General Administrative Claim is not Allowed as of the Effective Date, 120 days after the date on which an order allowing such General Administrative Claim becomes a Final Order, or as soon thereafter as reasonably practicable; or (c) if the Allowed General Administrative Claim is based on a liability incurred by the Berry Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Administrative Claim, without any further action by the Holders of such Allowed General Administrative Claim, and without any further notice to or action, order, or approval of the Bankruptcy Court. Notwithstanding the foregoing, no request for payment of a General Administrative Claim need be Filed with respect to a General Administrative Claim previously Allowed by Final Order.

Except for Claims of Professionals, requests for payment of General Administrative Claims that were not accrued in the ordinary course of business must be Filed and served on the Berry Debtors or the Reorganized Berry Debtors, as applicable, no later than the Administrative Claims Bar Date applicable to the Debtor against whom the General Administrative Claim is asserted pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Claims that are required to File and serve a request for payment of such General Administrative Claims by the Administrative Claims Bar Date that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Claims against the Berry Debtors, the Reorganized Berry Debtors, or their respective property and such General Administrative Claims shall be deemed forever discharged and released as of

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the Effective Date. Any requests for payment of General Administrative Claims that are not properly Filed and served by the Administrative Claims Bar Date shall not appear on the Claims Register and shall be disallowed automatically without the need for further action by the Debtors or the Reorganized Berry Debtors or further order of the Bankruptcy Court. To the extent this Article II.A.1 conflicts with Article XII.C of the Plan with respect to fees and expenses payable under section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, Article XII.C of the Plan shall govern.

The Reorganized Berry Debtors, in their sole and absolute discretion, may settle General Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Berry Debtors may also choose to object to any Administrative Claim no later than 120 days from the Administrative Claims Bar Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Berry Debtors or the Reorganized Berry Debtors (or other party with standing) object to a timely filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Berry Debtors or the Reorganized Berry Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be allowed and, if so, in what amount.

2. Professional Compensation.

(a) Final Fee Applications.

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Effective Date, must be Filed and served on the Reorganized Berry Debtors no later than 60 days after the Effective Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, including the Interim Compensation Order, and once approved by the Bankruptcy Court, promptly paid from the Professional Fee Escrow Account up to its full Allowed amount. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be allocated among and paid directly by the Reorganized Berry Debtors in the manner prescribed by Article II.A.2(d) of the Plan.

(b) Professional Fee Escrow Account.

On the Effective Date, the Reorganized Berry Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, the funding of which shall be allocated among the Debtors in the manner prescribed by Article II.A.2(d) of the Plan. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Berry Debtors or the Reorganized Berry Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Berry Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Berry Debtors in the manner prescribed by the allocation set forth in Article II.A.2(d) of the Plan, without any further action or order of the Bankruptcy Court. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be paid by the Berry Debtors or the Reorganized Berry Debtors, as applicable.

(c) Professional Fee Reserve Amount.

The Berry Debtors shall provide Professionals with not less than seven (7) Business Days advance written notice (which may be communicated by electronic mail) of the expected timing of the Effective Date (the “Effective Date Notice”). Thereafter, Professionals shall estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred and expected to be incurred in rendering services to the Berry Debtors before and as of the Effective Date and shall deliver such estimate to the Berry Debtors no later than the later of (i) six (6) Business Days from delivery of the Effective Date Notice and (ii) one (1) Business Day before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of

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the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Berry Debtors or Reorganized Berry Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. The total amount estimated pursuant to this section shall comprise the Professional Fee Reserve Amount. The Professional Fee Reserve Amount, as well as the return of any excess funds in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid in full, shall be allocated as among the Debtors in the manner prescribed by Article II.A.2(d) of the Plan.

(d) Allocation of Professional Fee Claims.

Allowed Professional Fee Claims shall be allocated to, and paid by, the applicable Berry Debtor for whose benefit such Professional Fees Claims were incurred in a manner consistent with the terms of the Cash Collateral Order and/or Cash Management Order. For the avoidance of doubt, the Berry Debtors shall not be responsible for payment of any legal, professional, or other fees and expenses incurred by the LINN Debtors in connection with the Chapter 11 Cases and after the Effective Date, and the LINN Debtors shall not be responsible for payment of any legal, professional, or other fees and expenses incurred by the Berry Debtors in connection with the Chapter 11 Cases and after the Effective Date.

(e) Post-Confirmation Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Berry Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Berry Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Berry Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Adequate Protection Claims.

Adequate Protection Claims of the Berry Lenders will receive the treatment provided for in Article III.B.3 for Holders of Allowed Berry Lender Claims. For the avoidance of doubt, the treatment set forth in Article III.B.3 shall be in full and final satisfaction of any Adequate Protection Claims of the Berry Lenders.

B. Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

C. Statutory Fees.

All fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date with respect to the Berry Debtors shall be paid by the Berry Debtors. On and after the Effective Date, the Reorganized Berry Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Berry Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

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ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. Classification of Claims and Interests.

Claims and Interests, except for Administrative Claims and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. The Berry Debtors reserve the right to assert that the treatment provided to Holders of Claims and Interests pursuant to Article III.B of the Plan renders such Holders Unimpaired.

1. Class Identification for the Berry Debtors.

The Plan constitutes a separate chapter 11 plan of reorganization for each Berry Debtor, which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular Berry Debtors, such Class applies solely to such Berry Debtor.

The following chart represents the classification of Claims and Interests for the Berry Debtors pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class B1	Other Berry Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class B2	Other Berry Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class B3	Berry Lender Claims	Impaired	Entitled to Vote
Class B4	Berry Unsecured Notes Claims	Impaired	Entitled to Vote
Class B5	Berry General Unsecured Claims	Impaired	Entitled to Vote
Class B6	Berry Intercompany Claims	Impaired	Not Entitled to Vote (Presumed to Accept/ Deemed to Reject)
Class B7	Berry Section 510(b) Claims	Impaired	Note Entitled to Vote (Deemed to Reject)
Class B8	Interests in Berry Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)

B. Treatment of Claims and Interests.

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Berry Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1. Class B1 - Other Berry Secured Claims.

(a)	Classification: Class B1 consists of Other Berry Secured Claims.

(b)	Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Berry Secured Claims agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Berry Secured Claim, each such Holder shall receive, at the option of Berry and with the consent of the Required Consenting Berry Noteholders (which consent shall not be unreasonably withheld), either:

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(i)	payment in full in Cash;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class B1 is Unimpaired under the Plan. Holders of Claims in Class B1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2. Class B2 - Other Berry Priority Claims.

(a)	Classification: Class B2 consists of Other Berry Priority Claims.

(b)	Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Berry Priority Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Berry Priority Claim, each such Holder shall receive, at the option of Berry, either:

(i)	payment in full in Cash; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class B2 is Unimpaired under the Plan. Holders of Other Berry Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3. Class B3 - Berry Lender Claims.

(a)	Classification: Class B3 consists of Berry Lender Claims.

(b)	Allowance: Notwithstanding any other provision of this Plan to the contrary, the Berry Lender Claims are Allowed as fully Secured Claims under section 506(b) of the Bankruptcy Code, having first lien priority in the amount of approximately $898 million on account of unpaid principal, plus unpaid interest, fees, expenses, and other obligations arising under or in connection with the Berry Lender Claims, as set forth in the Berry Credit Agreement or the other Loan Documents (as defined in the Berry Credit Agreement) in each case, not subject either in whole or in part to off-set, disallowance or avoidance under chapter 5 of the Bankruptcy Code or otherwise, recharacterization, recoupment, or subordination or any equitable theory (including, without limitation, subordination, disallowance, or unjust enrichment), or otherwise, and any other claims or Causes of Action that any Person including but not limited to the Berry Debtors and their estates may be entitled to assert against the Berry Lenders or the Berry Lender Claims.

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(c)	Treatment: Notwithstanding any other provision of this Plan to the contrary, on the Effective Date, except to the extent that a Holder of an Allowed Berry Lender Claim agrees to a less favorable treatment of its Allowed Claim in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Berry Lender Claim, each such Holder shall receive:

(i)	if such Holder votes (or is deemed to have voted in accordance with the ballot for Holders of Berry Lender Claims) to accept the Plan and elects to participate in the Berry Exit Facility, or voted against the Plan and subsequently changes its vote to accept (with the approval of the Berry Debtors and the Required Consenting Berry Creditors (which approval shall not be unreasonably withheld)) and opts into the Berry Exit Facility (each, an “Electing Berry Lender”), a Pro Rata share (calculated with respect to the other Electing Berry Lenders only) of: (A) the Berry Exit Facility; and (B) the Berry Lender Paydown, which shall be distributed upon such Holder’s execution and delivery of the Berry Exit Facility Documents; or

(ii)	if such Holder votes to reject the Plan and does not subsequently opt into the Berry Exit Facility (each, a “Non-Electing Berry Lender”), a Reorganized Berry Non-Conforming Term Note in an aggregate amount equal to such Non-Electing Berry Lender’s Allowed Berry Lender Claim, in lieu of any share of (A) the Berry Exit Facility and (B) the Berry Lender Paydown, upon the execution and delivery of the Reorganized Berry Non-Conforming Notes Documents, distributed no earlier than the Effective Date (and after or substantially concurrently with the execution and delivery of such definitive documentation).

For the avoidance of doubt, the amount of the Berry Exit Facility Initial Borrowing Base and the commitments of the Electing Berry Lenders shall be reduced in an amount equal to the aggregate amount of the Reorganized Berry Non-Conforming Term Notes issued to the Non-Electing Berry Lenders. For the further avoidance of doubt, none of the Non-Electing Berry Lenders shall receive any portion of the Berry Lender Paydown and shall receive only a Reorganized Berry Non-Conforming Note in a principal amount equal to its Allowed Berry Lender Claim and each Electing Berry Lender shall receive a Berry Lender Paydown payment in the amount of (a) its Allowed Berry Lender Claim less (b) the amount of such Electing Berry Lender’s Allowed Lender Claim that is deemed to be a drawn loan pursuant to the Berry Exit Facility, plus (c) a pro rata share with respect to all Electing Berry Lenders of the amount of the Berry Lender Paydown that would otherwise be payable to a Non-Electing Berry Lender had such Non-Electing Berry Lender been an Electing Berry Lender; provided, that any amount paid to such Electing Berry Lender pursuant to clause (c) shall reduce the amount deemed to be drawn debt pursuant to clause (b).

(d)	Voting: Class B3 is Impaired under the Plan. Holders of Claims in Class B3 are entitled to vote to accept or reject the Plan.

4. Class B4 - Berry Unsecured Notes Claims.

(a)	Classification: Class B4 consists of Berry Unsecured Notes Claims.

(b)	Allowance: The Berry Unsecured Notes Claims are Allowed in the amount of $849,037,688 in unpaid principal and interest, plus fees, and other expenses, arising under or in connection with the Berry Unsecured Notes through the Petition Date.

(c)	Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Berry Unsecured Notes Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of the Berry Debtors and their Estates and in exchange for each Berry Unsecured Notes Claim, each such Holder shall receive:

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(i)	its Pro Rata share of the Reorganized Berry Common Stock/Noteholder Distribution; and

(ii)	to the extent that the aggregate amount of Allowed Berry General Unsecured Claims is less than $183,000,000, its Pro Rata share of the Reorganized Berry Common Stock/General Distribution, such that the aggregate amount of Reorganized Berry Common Stock received by each Holder of an Allowed Berry Unsecured Notes Claim per dollar amount of such Allowed Claim shall equal the aggregate amount of Reorganized Berry Common Stock received by a Holder of an Allowed Berry General Unsecured Claim that does not elect to receive its share of the Berry GUC Cash Distribution Pool, per dollar amount of such Allowed Claim.

Notwithstanding the foregoing, each Holder of an Allowed Berry Unsecured Notes Claim that is a Non-Accredited Investor may irrevocably elect on the distribution election form provided thereto to receive its Pro Rata share of the Berry GUC Cash Distribution Pool instead of any distribution of the Reorganized Berry Common Stock; provided, however, that if such Non-Accredited Investor Holder (who shall certify such status and include reasonably acceptable proof of such status, which may be contested by the Berry Debtors, the Reorganized Berry Debtors, or the Committee) irrevocably elects on the distribution election form provided thereto to receive its Pro Rata share in Cash of the Berry GUC Cash Distribution Pool on account of its Allowed Berry Unsecured Notes Claim, such electing Holder shall not receive any shares of Reorganized Berry Common Stock on account of its Allowed Berry Unsecured Notes Claim; provided, further, however, that in no event shall such electing Holder receive a recovery in Cash in excess of $0.35 for each $1.00 of its Allowed Berry Unsecured Notes Claim. To the extent that a Holder of a Berry Unsecured Notes Claim irrevocably elects to receive its Pro Rata Share of the Berry GUC Cash Distribution Pool, any Reorganized Berry Common Stock that such Holder would have received shall be retained by Reorganized Berry as treasury stock.

(d)	Voting: Class B4 is Impaired under the Plan. Holders of Claims in Class B4 are entitled to vote to accept or reject the Plan.

5. Class B5 - Berry General Unsecured Claims.

(a)	Classification: Class B5 consists of Berry General Unsecured Claims.

(b)	Treatment: On the later of (i) the Effective Date, (ii) ten (10) Business Days after the Distribution Record Date, or (iii) as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Berry General Unsecured Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of vis-à-vis the Debtors and their Estates and in exchange for each Berry General Unsecured Claim, each such Holder shall receive, up to the Allowed amount of its Berry General Unsecured Claim, its Pro Rata share of the Reorganized Berry Common Stock/General Distribution.

Notwithstanding the foregoing, each Holder of an Allowed Berry General Unsecured Claim may irrevocably elect on its ballot to receive its Pro Rata share of the Berry GUC Cash Distribution Pool instead of any distribution of the Reorganized Berry Common Stock; provided, however, that if such Holder irrevocably elects on its ballot to receive its Pro Rata share in Cash of the Berry GUC Cash Distribution Pool on account of its Allowed Berry General Unsecured Claim, such electing Holder shall not

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receive any shares of Reorganized Berry Common Stock on account of its Allowed Berry General Unsecured Claim); provided, further, however, that in no event shall such electing Holder receive a recovery in Cash in excess of $0.35 for each $1.00 of its Allowed Berry General Unsecured Claim. To the extent that a Holder of a Berry General Unsecured Claim irrevocably elects to receive its Pro Rata Share of the Berry GUC Cash Distribution Pool, any Reorganized Berry Common Stock that such Holder would have received shall be retained by Reorganized Berry as treasury stock.

(c)	Voting: Class B5 is Impaired under the Plan. Holders of Claims in Class B5 are entitled to vote to accept or reject the Plan.

6. Class B6 - Berry Intercompany Claims.

(a)	Classification: Class B6 consists of Berry Intercompany Claims.

(b)	Treatment: Each Allowed Berry Intercompany Claim shall be canceled and released without any distribution on account of such Claims; provided, however, that any Berry Intercompany Claim relating to any postpetition payments from any LINN Debtor to Berry under any postpetition Intercompany Transaction (as defined in the Cash Management Order, and including any postpetition payments from LINN to Berry) shall be, unless the applicable Debtor agrees otherwise or as otherwise provided in the Berry-LINN Intercompany Settlement, paid in full in Cash as a General Administrative Claim pursuant to Article II.A herein. For the avoidance of doubt, the Berry LINN Intercompany Settlement releases any Claims of the LINN Debtors against the Berry Debtors and pursuant to such settlement, there shall be no Allowed Berry Intercompany Claims, except for the true-up of postpetition Intercompany Transactions described in the preceding sentence, and thus there will be no other Allowed Claims in this Class. Any such true-up Claim shall be reasonably acceptable to the Berry Debtors and the Required Consenting Berry Creditors.

(c)	Voting: To the extent Allowed, Class B6 is treated as a General Administrative Claim, and such Holders of Berry Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Allowed Class B6 Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Berry Intercompany Claims are not entitled to vote to accept or reject the Plan.

7. Class B7 - Berry Section 510(b) Claims.

(a)	Classification: Class B7 consists of Berry Section 510(b) Claims.

(b)	Treatment: Each Berry Section 510(b) Claim shall be deemed canceled, discharged, released, and extinguished, and there shall be no distribution to Holders of Berry Section 510(b) Claims on account of such Claims.

(c)	Voting: Class B7 is Impaired under the Plan. Holders of Allowed Berry Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

8. Class B8 - Interests in the Berry Debtors.

(a)	Classification: Class B8 consists of any Interests in the Berry Debtors.

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(b)	Treatment: On the Effective Date, existing Interests in the Berry Debtors shall be deemed canceled, discharged, released, and extinguished, and there shall be no distribution to Holders of Interests in the Berry Debtors on account of such Interests.

(c)	Voting: Class B8 is Impaired under the Plan. Holders of Claims in Class B8 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Berry Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D. Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes pursuant to the Disclosure Statement Order shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

E. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Berry Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Berry Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such Berry Debtor.

F. Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Holders of Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

G. Presumed Acceptance and Rejection of the Plan

To the extent that Claims of any class are canceled, each Holder of a Claim in such class is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan. To the extent that Claims or Interests of any Class are Reinstated, each Holder of a Claim or Interest in such Class is presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan.

H. Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests, but rather for the purposes of administrative convenience, for the ultimate benefit of the Holders of Reorganized Berry Common Stock, the Reorganized Berry EIP Equity, and the Reorganized Berry Preferred Stock, and in exchange for the Berry Debtors’ and Reorganized Berry Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, any Interest in Non-Debtor Subsidiaries owned by a Berry Debtor shall continue to be owned by the applicable Reorganized Berry Debtor.

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I. Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

J. Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Berry Debtors or Reorganized Berry Debtors reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto. Notwithstanding anything in this Plan to the contrary, the Berry Lender Claims shall not be subordinated in any manner or for any reason.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. General Settlement of Claims and Interests.

The Plan shall be deemed a motion to approve the good-faith compromise and settlement pursuant to which the Berry Debtors, the Holders of Claims against and/or Interests in the Berry Debtors, and the Consenting Berry Creditors settle all Claims, Interests, and Causes of Action pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, including the Berry-LINN Intercompany Settlement, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Confirmation Order shall constitute the Court’s approval of the compromise, settlement, and release of all such Claims, Interests, and Causes of Action, as well as a finding by the Bankruptcy Court that all such compromises, settlements, and releases are in the best interests of the Berry Debtors, their Estates, and the Holders of Claims, Interests, and Causes of Action, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Berry Debtors may compromise and settle all Claims and Causes of Action against, and Interests in, the Berry Debtors and their Estates. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

B. Berry Restructuring Transactions.

On the Effective Date, the Berry Debtors or the Reorganized Berry Debtors will effectuate the Berry Restructuring Transactions, and will take any actions as may be necessary or advisable to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Berry Debtors, to the extent provided therein. The actions to implement the Berry Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the formation of the entity or entities that will comprise the Reorganized Berry Debtors; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or

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obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; (d) the execution and delivery of the New Organizational Documents; (e) the execution and delivery of the Berry Exit Facility Documents (including all actions to be taken, undertakings to be made, obligations to be incurred and fees, expenses, and the Berry Lender Paydown to be paid by the Berry Debtors and Reorganized Berry Debtors, as applicable) and the Reorganized Berry Non-Conforming Term Notes Documents (including all actions to be taken, undertakings to be made, obligations to be incurred and fees and expenses to be paid by the Berry Debtors and the Reorganized Berry Debtors, as applicable), subject to any post-closing execution and delivery periods provided for in the Berry Exit Facility Documents and the Reorganized Berry Non-Conforming Term Notes Documents; (f) the execution and delivery of the Transition Services Agreement (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees to be paid by the Berry Debtors or the Reorganized Berry Debtors, as applicable, in connection therewith); (g) the execution and delivery of the Form Joint Operating Agreement (including all actions to be taken, undertakings to be made, and obligations and fees to be paid by the Berry Debtors and the Reorganized Berry Debtors, as applicable); (h) the execution and delivery of the Reorganized Berry Registration Rights Agreement; (i) the issuance of the Reorganized Berry Common Stock to Holders of Allowed Unsecured Claims as set forth in the Plan; (j) pursuant to the Berry Rights Offerings Procedures and the Berry Backstop Agreement, the implementation of the Berry Rights Offerings, the distribution of the Berry Rights to the Berry Rights Offerings Participants as of the Berry Rights Offerings Record Date, and the issuance of the Reorganized Berry Preferred Stock in connection therewith; (k) execution and delivery of the Reorganized Berry Employee Incentive Plan Agreements and issuance of the Reorganized Berry EIP Equity in accordance with the terms of the Reorganized Berry Employee Incentive Plan Agreements; (l) the establishment and funding of the Berry GUC Cash Distribution Pool; and (m) after cancellation of the Interests in LAC and Berry, all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Plan.

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code and Bankruptcy Rule 9019, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Berry Restructuring Transactions.

On or before the business day before the Effective Date, a third party designated by mutual agreement of the Berry Debtors and the Required Consenting Berry Creditors shall form Reorganized Berry. Through the Effective Date, the Berry Debtors shall cooperate in good faith with the Berry Backstop Parties to prepare a prospectus to be included in a registration statement on Form S-1 to be filed by Reorganized Berry HoldCo as soon as practicable.

C. Sources of Consideration for Plan Distributions.

The Berry Debtors shall fund distributions under the Plan with respect to the Berry Debtors, as applicable, with one or more of the following, subject to appropriate definitive agreements and documentation: (1) the Berry Exit Facility; (2) the Reorganized Berry Non-Conforming Term Notes (if any); (3) encumbered and unencumbered Cash on hand, including Cash from operations of the Berry Debtors; (4) Cash proceeds of the sale of the Reorganized Berry Preferred Stock pursuant to the Berry Rights Offerings; and (5) the Reorganized Berry Common Stock. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain securities in connection with the Plan, including the Reorganized Berry Common Stock, the Berry Rights, and the Reorganized Berry Preferred Stock will be exempt from SEC registration to the fullest extent permitted by law, as described more fully in Article VI.D below.

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1. Berry Exit Facility.

On the Effective Date, the Reorganized Berry Debtors shall enter into the Berry Exit Facility, with Reorganized Berry OpCo as a borrower and Reorganized Berry HoldCo as a guarantor. Reorganized Berry HoldCo shall be a holding company directly holding all of the equity interests of Reorganized Berry OpCo and directly or indirectly holding the equity interests of any subsidiary of Berry OpCo. Each Electing Berry Lender shall receive its Pro Rata share (calculated with respect to the other Electing Berry Lenders only) of (i) the Berry Exit Facility, and (ii) the Berry Lender Paydown plus (iii) a Pro Rata share with respect to all Electing Berry Lenders of the amount of the Berry Lender Paydown that would otherwise be payable to a Non-Electing Berry Lender had such Non-Electing Berry Lender been an Electing Berry Lender, in each case, pursuant to Article III.B.3 (and, any amount paid to such Electing Berry Lender pursuant to clause (iii) shall reduce the amount deemed to be such Berry Electing Lender’s Pro Rata portion of drawn debt pursuant to clause (i)). The Berry Exit Facility shall be on terms set forth in the Berry Exit Facility Documents and substantially consistent with the terms set forth in the Berry Exit Facility Term Sheet; provided, that the Berry Exit Facility lender commitments shall be reduced dollar for dollar in the amount of the Reorganized Berry Non-Conforming Term Notes that are issued to Non-Electing Berry Lenders, such that the sum of the Berry Exit Facility lender commitments plus the original principal amount of the Reorganized Berry Non-Conforming Term Notes shall be equal to $550 million. In addition, the Berry Exit Facility Documents shall provide the administrative agent under the Berry Exit Facility the ability to assign lender commitments under the Berry Exit Facility to any hedging counterparty to the Debtors that is not also a Berry Lender.

Confirmation shall be deemed approval of the Berry Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Berry Debtors or the Reorganized Berry Debtors in connection therewith), to the extent not previously approved by the Bankruptcy Court, and the Reorganized Berry Debtors shall be authorized to execute and deliver those documents necessary or appropriate to obtain the Berry Exit Facility, including any and all documents required to enter into the Berry Exit Facility and all collateral documents related thereto, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Berry Debtors may deem to be necessary to consummate entry into the Berry Exit Facility and that are in form and substance reasonably acceptable to the Reorganized Berry Debtors and the Required Consenting Berry Creditors.

On the Effective Date, the Berry Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Berry Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Berry Exit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Berry Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Berry Exit Facility Documents, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Berry Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Berry Debtors and the lenders and agents under the Berry Exit Facility granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary or desirable by the administrative agent under the Berry Exit Facility under applicable law to give notice of such Liens and security interests to third parties. In the event that any hedging counterparty to the Debtors is not party to the Berry Exit Facility or does not otherwise receive any assignments of loan commitments on account of such Berry Exit Facility, such hedging counterparty shall receive Liens and security interests that are pari passu with those Liens and security interests received by hedging counterparties that are also lenders under the Berry Exit Facility. The Berry Administrative Agent and the administrative agent under the Berry Exit Facility shall use its reasonable good-faith efforts to work with such hedging counterparties to the Debtors that are not also lenders to the Berry Exit Facility, as applicable, to assign loan commitments under the Berry Exit Facility to any such hedging counterparty to the Debtors that is not also a Berry Lender.

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2. Reorganized Berry Non-Conforming Term Notes.

On the Effective Date, the Reorganized Berry Debtors shall issue the Reorganized Berry Non-Conforming Term Notes to any Non-Electing Berry Lenders on the terms set forth in the Reorganized Berry Non-Conforming Term Notes Documents.

On the Effective Date, the Reorganized Berry Non-Conforming Term Notes shall constitute legal, valid, binding, and authorized obligations of the Reorganized Berry Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Reorganized Berry Non-Conforming Term Notes are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Reorganized Berry Non-Conforming Term Notes (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Reorganized Berry Non-Conforming Term Notes Documents, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Reorganized Berry Non-Conforming Term Notes, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Berry Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary or desirable by the administrative agent under the Reorganized Berry Non-Conforming Term Notes Documents under applicable law to give notice of such Liens and security interests to third parties.

3. Berry Rights Offerings; Reorganized Berry Preferred Stock; Use of Proceeds.

The Berry Debtors shall distribute the Berry Rights to the Berry Rights Offerings Participants on behalf of Reorganized Berry as set forth in the Plan and the Berry Rights Offerings Procedures. Pursuant to the Berry Backstop Agreement and the Berry Rights Offerings Procedures, the Berry Rights Offerings shall be open to the applicable Berry Rights Offerings Participants, and (a) the Berry Initial Backstop Parties shall be obligated to participate in the Berry First Tranche Rights Offering up to a maximum amount of each Holder’s Pro Rata share of the Berry First Tranche Rights Offering Amount, and (b) the Berry Rights Offerings Participants that are Holders of Allowed Berry Unsecured Notes Claims shall be entitled to participate in the Berry Second Tranche Rights Offering up to a maximum amount of each Holder’s Pro Rata share of the Berry Second Tranche Rights Offering Amount. Within the applicable Berry Rights Offering, the applicable Berry Rights Offerings Participants shall have the right (or in the case of the Berry Initial Backstop Parties with respect to the Berry First Tranche Rights Offering, the obligation) to purchase their allocated shares of the Reorganized Berry Preferred Stock at the purchase price set forth in the Berry Backstop Agreement and the Berry Rights Offerings Procedures.

Upon exercise of the Berry Rights by the Berry Rights Offerings Participants pursuant to the terms of the Berry Backstop Agreement and the Berry Rights Offerings Procedures, Reorganized Berry HoldCo shall be authorized to issue the Reorganized Berry Preferred Stock.

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Each Berry Initial Backstop Party shall exercise all Berry First Tranche Rights issued to such party, and the Berry Backstop Parties shall provide an aggregate backstop commitment equal to the total of the Berry Second Tranche Rights Offering Amount. Pursuant to the Berry Backstop Agreement, (a) in the event that one of the Berry Initial Backstop Party fails to exercise its allocated Berry First Tranche Rights, the non-defaulting Berry Initial Backstop Party shall make arrangements to purchase all of the available Reorganized Berry Preferred Stock allocated for purchase in the Berry First Tranche Rights Offering at the purchase price per share set forth in the Berry Backstop Agreement, and (b) the Berry Backstop Parties shall purchase any Reorganized Berry Preferred Stock not subscribed to for purchase by the Holders of Allowed Berry Unsecured Notes Claims who are not Berry Backstop Parties as part of the Berry Second Tranche Rights Offering, up to the Berry Second Tranche Rights Offering Amount, at the purchase price per share set forth in the Berry Backstop Agreement, and in each case, together with any additional shares, at the purchase price set forth in the Berry Backstop Agreement.

The Berry Backstop Parties’ obligation to backstop the Berry Rights Offerings shall be contingent on the entry of the Berry Backstop Agreement Order, which shall, among other things, approve the payment of the Berry Backstop Commitment Premium and related expense reimbursements set forth in the Berry Backstop Agreement to the Berry Backstop Parties. Entry of the Confirmation Order shall constitute Bankruptcy Court approval of the Berry Rights Offerings (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by the Reorganized Berry Debtors in connection therewith). On the Effective Date, the rights and obligations of the Berry Debtors under the Berry Backstop Agreement shall vest in the Reorganized Berry Debtors, as applicable.

As set forth in the Berry Backstop Agreement and the Berry Backstop Order, if the Berry Debtors and the Berry Backstop Parties mutually agree after the date of entry of the Berry Backstop Agreement that additional Cash is required to fund the Berry Restructuring Transactions, or if the Bankruptcy Court determines that the Plan is not feasible without such additional funds, the Berry Rights Offerings Amount shall be increased from $300 million to $335 million through the increase of the Berry Second Tranche Rights Offering by an amount equal to $35 million.

The Cash Proceeds raised by Reorganized Berry in connection with the Berry Rights Offerings will be transferred to Berry by the Reorganized Berry Debtors on the Effective Date in exchange for a portion of the Berry Debtors’ assets that are transferred to Reorganized Berry OpCo in a taxable disposition.

4. Reorganized Berry Common Stock.

Reorganized Berry HoldCo shall be authorized to issue the Reorganized Berry Common Stock to certain Holders of Claims pursuant to Article III.B and for the Reorganized Berry EIP Equity. Such Reorganized Berry Common Stock shall be issued to Berry in exchange for a portion of the Berry Debtors’ assets in a taxable disposition and subsequently distributed by Berry to creditors. Reorganized Berry shall issue all securities, instruments, certificates, and other documents required to be issued by it with respect to all such shares of Reorganized Berry Common Stock. All of the shares of Reorganized Berry Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

D. Berry-LINN Intercompany Settlement.

The LINN Intercompany Settled Claims and the Berry Intercompany Settled Claims shall be resolved pursuant to the terms of the Berry-LINN Intercompany Settlement Term Sheet.

E. Corporate Existence.

Except as otherwise provided in the Plan, each Berry Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Berry Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law).

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On the Effective Date, and pursuant to any mergers, amalgamations, consolidations, arrangements, agreements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Berry Debtors reasonably determine are necessary to consummate the Plan, all assets of Berry will be conveyed to Reorganized Berry (or a subsidiary thereof) in a taxable disposition and will be directly or indirectly held by Reorganized Berry or another entity affiliated with Reorganized Berry; provided, however, that the allocation of assets shall be structured such that neither Reorganized Berry nor any of the Berry Debtors shall be an “investment company” under the Investment Company Act and this conclusion is based on one or more bases or exclusions other than Sections 3(c)(1) and 3(c)(7) of the Investment Company Act, including that neither the Berry Debtors nor any of its subsidiaries comes within the basic definition of “investment company” under section 3(a)(1) of the Investment Company Act. For the avoidance of doubt, the Berry Debtors shall be wound down and liquidated as part of the Berry Restructuring Transactions, and Reorganized Berry is not intended to be a successor to the Berry Debtors for U.S. federal income tax purposes.

Upon the Effective Date, Reorganized Berry shall become the representative of the Berry Debtors and their Estates and shall be authorized to take any and all actions authorized by or consistent with the terms of this Plan on behalf of the Reorganized Berry Debtors, including providing for the wind-down and corporate dissolution of the Berry Debtors.

F. Vesting of Assets in the Reorganized Berry Debtors.

Except as otherwise provided in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Berry Debtors pursuant to the Plan shall vest in each applicable Reorganized Berry Debtor, free and clear of all Liens, Claims, charges, Interests, or other encumbrances. Except as otherwise provided in the Plan, on and after the Effective Date, each of the Reorganized Berry Debtors may operate their business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, on the Effective Date, all rights and obligations of the Berry Debtors with respect to the Berry Backstop Agreement shall vest in Reorganized Berry HoldCo, and Reorganized Berry HoldCo will be deemed to assume all such obligations.

G. Cancellation of Existing Securities and Agreements.

Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Other Berry Secured Claim, Interests in Berry and LAC, Berry Lender Claims, and Berry Unsecured Notes Claims, shall be deemed canceled, surrendered, and discharged without any need for further action or approval of the Bankruptcy Court or any Holder or other person and the obligations of the Debtors or Reorganized Berry Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Berry Unsecured Notes Trustees and the Berry Administrative Agent shall be released from all duties thereunder; provided, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (1) allowing Holders to receive distributions under the Plan; (2) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to enforce their rights, claims, and interests vis-à-vis any parties other than the Berry Debtors; (3) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to make the distributions in accordance with the Plan (if any), as applicable; (4) preserving any rights of the Berry Administrative Agent or the Berry Unsecured Notes Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the Berry Unsecured Notes Indenture or the Berry Credit Agreement, including any rights to priority of payment and/or to exercise charging liens; (5) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to enforce any obligations owed to each of them under the Plan; (6) allowing the Berry Unsecured Notes Trustee and Berry Administrative Agent to exercise rights and obligations relating to the interests of the Holders under the relevant indentures and credit agreements; (7) allowing the Berry Unsecured Notes Trustee and the Berry Administrative Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court to the Holders of Allowed Unsecured Claims as set forth in Article III.B of the Plan; and (8) permitting the Berry Unsecured Notes Trustee and the Berry Administrative Agent to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that except as provided below, the preceding proviso shall not

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affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, as applicable, or result in any expense or liability to the Berry Debtors or Reorganized Berry Debtors, as applicable. Except for the foregoing, the Berry Unsecured Notes Trustee and its respective agents shall be relieved of all further duties and responsibilities related to the Berry Unsecured Notes Indenture and the Plan, except with respect to such other rights of the Berry Unsecured Notes Trustee that, pursuant to the Berry Unsecured Notes Indenture, survive the termination of such indentures. Subsequent to the performance by the Berry Unsecured Notes Trustee of its obligations pursuant to the Plan, the Berry Unsecured Notes Trustee and its agents shall be relieved of all further duties and responsibilities related to the applicable indenture.

H. Corporate Action.

On the Effective Date, all actions contemplated under the Plan with respect to the applicable Berry Debtor or Reorganized Berry Debtor, as applicable, shall be deemed authorized and approved in all respects, including: (1) implementation of the Berry Restructuring Transactions; (2) formation by the Berry Debtors or such other party as contemplated in the Plan, Plan Supplement document, or Confirmation Order, of Reorganized Berry (including Reorganized Berry HoldCo and Reorganized Berry OpCo) and the wind-down of the Berry Debtors; (3) selection of, and the election or appointment (as applicable) of, the directors and officers for Reorganized Berry; (4) as applicable, adoption of, entry into, and assumption and/or assignment of the Reorganized Berry Employment Agreements; (5) adoption of the Reorganized Berry Employee Incentive Plans, and the issuance and distribution of the Reorganized Berry Common Stock in connection therewith; (6) approval and adoption of (and, as applicable, the execution, delivery, and filing of) the New Organizational Documents; (7) the execution and delivery of the Berry Exit Facility Documents and the Reorganized Berry Non-Conforming Term Notes Documents; (8) the issuance and delivery of the Reorganized Berry Common Stock; (9) the issuance and distribution of Reorganized Berry Rights and the subsequent issuance and distribution of the Reorganized Berry Preferred Stock issuable upon the exercise of such; (10) the execution and delivery of the Reorganized Berry Registration Rights Agreement; (11) the establishment and funding of the Berry GUC Cash Distribution Pool; and (12) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for herein involving the corporate structure of the Berry Debtors or the Reorganized Berry Debtors, as applicable, and any corporate action, authorization, or approval that would otherwise be required by the Berry Debtors or the Reorganized Berry Debtors in connection with the Plan shall be deemed to have occurred or to have been obtained and shall be in effect as of the Effective Date, without any requirement of further action, authorization, or approval by the Bankruptcy Court, security holders, directors, managers, or officers of the Berry Debtors or the Reorganized Berry Debtors or any other person.

On or before the Effective Date, the appropriate officers of the Berry Debtors and the Reorganized Berry Debtors shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, securities, and instruments, and take such actions, contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Berry Debtors, as applicable, including the Berry Exit Facility Documents, the Reorganized Berry Non-Conforming Term Notes Documents, the New Organizational Documents, the Reorganized Berry Registration Rights Agreement, the Reorganized Berry Employee Incentive Plan Agreements, the Reorganized Berry EIP Equity, the Reorganized Berry Common Stock, Reorganized Berry Preferred Stock, the Berry Rights Offerings, the Berry GUC Cash Distribution, and any and all other agreements, documents, securities, and instruments relating to the foregoing, and all such documents shall be deemed ratified. The authorizations and approvals contemplated by this Article IV.H shall be effective notwithstanding any requirements under non-bankruptcy law.

On the Effective Date, and subject to the Confirmation Order and the Berry Backstop Order, Reorganized Berry shall issue (a) 40,000,000 shares of Reorganized Berry Common Stock and (b) 32,100,000 shares of Reorganized Berry Preferred Stock (or, if there is a Berry Rights Offerings Increase, 35,845,000 shares of Reorganized Berry Preferred Stock) pursuant to the terms of the Plan, the Berry Backstop Agreement, and the New Organizational Documents.

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I. New Organizational Documents.

The New Organizational Documents shall be in form and substance reasonably acceptable to the Required Consenting Berry Noteholders and the Berry Debtors. On the Effective Date, each of the Reorganized Berry Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state of incorporation or formation in accordance with the applicable laws of the respective state of incorporation or formation, to the extent required for such New Organizational Documents to become effective. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Berry Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective state of incorporation and its respective New Organizational Documents and other constituent documents of the Reorganized Berry Debtors.

J. Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the Reorganized Berry Board for Reorganized Berry HoldCo shall be constituted to meet applicable NYSE independence requirements and shall consist of to-be-determined number of directors or managers.

As of the Effective Date, the terms of the current members of the boards of directors or managers, as applicable, of each of the Berry Debtors shall expire, and the initial Reorganized Berry Board, and the boards of directors or managers of each of the other Reorganized Berry Debtors and Reorganized Berry, as applicable, will include those directors and officers set forth in the lists of directors and officers of the Reorganized Berry Debtors included in the Plan Supplement.

After the Effective Date, the officers of each of the Reorganized Berry Debtors shall be appointed in accordance with the respective New Organizational Documents. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Berry Debtors will disclose in the Plan Supplement the identity and affiliations of each person proposed to be an officer or to serve on the initial board of directors of any of the Reorganized Berry Debtors. To the extent any such director or officer of the Reorganized Berry Debtors is an “insider” under the Bankruptcy Code, the Berry Debtors also will disclose the nature of any compensation to be paid to such director or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents.

K. Section 1146 Exemption.

Pursuant to, and to the fullest extent permitted by, section 1146 of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with, the Plan, including (1) the Berry Restructuring Transactions; (2) the Berry Exit Facility; (3) the Reorganized Berry Non-Conforming Term Notes; (4) the transfer of the Berry Debtors’ assets to Reorganized Berry OpCo that is intended to be a taxable transaction for U.S. federal income tax purposes; (5) the issuance and delivery of the Reorganized Berry Common Stock; (6) the distribution and subsequent exercise of the Berry Rights; (7) the issuance and delivery of the Reorganized Berry Preferred Stock pursuant to the Berry Rights Offerings; (8) the assignment or surrender of any lease or sublease; and (9) the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer, mortgage recording tax, or other similar tax, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers or property without the payment of any such tax, recordation fee, or governmental assessment.

L. SEC Reporting Requirements.

The Berry Debtors shall cooperate in good faith with the Berry Backstop Parties to prepare a prospectus to be included in a registration statement on Form S-1 to be filed by Reorganized Berry as soon as practicable pursuant to the Berry Backstop Agreement; provided, that in any case, from and after the Effective Date, Reorganized Berry shall be required to provide to its shareholders such annual, quarterly, and current reportings as would be required if it were a reporting company under the Exchange Act, which obligation may be satisfied by posting such reports on Reorganized Berry’s website, and Reorganized Berry will include such obligation to provide to its shareholders such reports in its New Organizational Documents.

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M. Director, Officer, Manager, and Employee Liability Insurance.

On or before the Effective Date, the Berry Debtors or the LINN Debtors or the Reorganized LINN Debtors, as applicable and on behalf of the Reorganized Berry Debtors, will obtain directors’ and officers’ liability insurance policy coverage for the six-year period following the Effective Date for the benefit of the Debtors’ current and former directors, managers, officers, and employees on terms no less favorable to such persons than their existing coverage under the D&O Liability Insurance Policies with available aggregate limits of liability upon the Effective Date of no less than the aggregate limit of liability under the existing D&O Liability Insurance Policies. In furtherance of such obligation, the Reorganized Berry Debtors shall be authorized to purchase tail coverage under a directors’ and officers’ liability insurance policy with a term of six years for current and former directors, managers, officers, and employees. After the Effective Date, none of the Debtors or the Reorganized Berry Debtors shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring on or prior to the Effective Date, and all officers, directors, managers, and employees of the Berry Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full six-year term of such policy regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.

N. Reorganized Berry Employee Incentive Plan.

The Reorganized Berry Debtor Employee Incentive Plan shall be authorized and implemented on the Effective Date by the applicable Reorganized Debtors without any further action by the Reorganized Berry Board or the Bankruptcy Court.

The Reorganized Berry Employee Incentive Plan will be implemented with respect to Reorganized Berry on the Effective Date. The material terms of the Reorganized Berry Employee Incentive Plan shall be agreed upon prior to the Effective Date and set forth in the Reorganized Berry Employee Incentive Plan Agreement.

O. Employee Obligations.

Except as otherwise provided in the Plan or the Plan Supplement, the Reorganized Berry Debtors shall honor the Berry Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, indemnity, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, including in the event of a change of control, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the Berry Debtors who served in such capacity at any time (including any compensation programs approved by the Bankruptcy Court); provided, that the consummation of the transactions contemplated herein shall not constitute a “change in control” with respect to any of the foregoing arrangements. To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, each of them will be deemed assumed as of the Effective Date and assigned to the Reorganized Berry Debtors. Notwithstanding anything in this paragraph to the contrary, the Berry Debtors and the Reorganized Berry Debtors shall not assume or honor any obligations for any officer, manager, or employee of Quantum Energy Partners or Sentinel Peak Resources.

P. Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Berry Debtors, and their respective officers and the Reorganized Berry Board, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities authorized and/or issued, as applicable, pursuant to the Plan, including the Berry Rights, the Reorganized Berry Preferred Stock, and the Reorganized Berry Common Stock, in the name of and on behalf of the Reorganized Berry without the need for any approvals, authorization, or consents.

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Q. Preservation of Causes of Action.

Except as otherwise provided herein, in accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Berry Debtors shall retain (or shall receive from the Berry Debtors, as applicable) and may enforce all rights to commence and pursue any and all Causes of Action belonging to their Estates, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement and the Retained Causes of Action List (which shall include, for the avoidance of doubt, any Causes of Action held by the Berry Debtors or Reorganized Berry Debtors against either Quantum Energy Partners, Sentinel Peak Resources, and any of their respective officers, managers, or employees), and the Reorganized Berry Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Berry Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII and the Causes of Action subject to the Berry-LINN Intercompany Claims Settlement, which shall be deemed released and waived by the Berry Debtors and Reorganized Berry Debtors as of the Effective Date; provided, however, that in no event shall any Cause of Action against the Berry Lenders be preserved.

The Reorganized Berry Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Berry Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Berry Debtors or the Reorganized Berry Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled herein or in a Bankruptcy Court order, the Reorganized Berry Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation; provided, however, that in no event shall any Cause of Action against the Berry Lenders be preserved.

The Reorganized Berry Debtors reserve and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Berry Debtor may hold against any Entity shall vest in the Reorganized Berry Debtors. The Reorganized Berry Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

R. Preservation of Royalty and Working Interests

Notwithstanding any other provision in the Plan, on and after the Effective Date, all Royalty and Working Interests shall be preserved and remain in full force and effect in accordance with the terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, and no Royalty and Working Interests shall be compromised or discharged by the Plan. For the avoidance of doubt and notwithstanding anything to the contrary in the preceding sentence, any right to payment arising from a Royalty and Working Interest, if any, shall be treated as a Berry General Unsecured Claim under this Plan and shall be subject to any discharge and/or release provided hereunder.

S. Payment of Certain Fees.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Reorganized Berry Debtors, as applicable, shall pay on the Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by all of the attorneys, accountants, and other professionals, advisors, and consultants payable under (a) the Berry Exit Facility, (b) the Reorganized Berry Non-Conforming Term Notes, (c) the Berry Backstop Agreement, (d) the Cash Collateral Order (which fees and expenses shall be paid by

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Reorganized LINN Debtors or the Reorganized Berry Debtors, to the extent applicable, pursuant to the terms of the Cash Collateral Order), and (e) the Berry RSA, including any applicable transaction, success, or similar fees for which the applicable Berry Debtors have agreed to be obligated.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Reorganized Berry Debtors, as applicable, shall pay on the Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by the Berry Unsecured Notes Trustee (including the reasonable and documented fees and expenses of their counsel and agents) pursuant to the Berry Unsecured Notes Indenture.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases of the Debtors, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed to be Assumed Executory Contracts or Unexpired Leases, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) previously were assumed or rejected by the Berry Debtors; (2) are identified on the Rejected Executory Contract and Unexpired Lease List; (3) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (4) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided, that the Berry Debtors or the Reorganized Berry Debtors, as applicable, may not assume or reject any material Executory Contract or Unexpired Lease without the prior written consent of the Required Consenting Berry Creditors (which consent shall not be unreasonably withheld); provided, further, that following the request for consent by the Berry Debtors or Reorganized Berry, if the consent of the Required Consenting Berry Creditors is not obtained or declined within five (5) Business Days following written request thereof by the Berry Debtors or Reorganized Berry, such consent shall be deemed to have been granted by the Required Consenting Berry Creditors.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute a court order approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Rejected Executory Contract and Unexpired Lease List, or the Assumed Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A or by any order of the Bankruptcy Court, which has not been assigned to a third party before the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Berry Debtors in accordance with its terms, except as such terms are modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding anything this Article V.A. to the contrary, the Reorganized Berry Employment Agreements shall be deemed to be entered into or assumed and/or assigned to Reorganized Berry on the Effective Date, and Reorganized Berry shall be responsible for any cure costs arising from or related to the assumption of such Reorganized Berry Employment Agreements. Notwithstanding anything to the contrary in the Plan, the Berry Debtors or the Reorganized Berry Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List and the Assumed Executory Contract and Unexpired Lease List at any time through and including 30 days after the Effective Date, subject to any consent right of the Required Consenting Berry Creditors, as applicable, as set forth in the Plan.

B. Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed within 30 days after the later of: (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; and (2) the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable

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against the Berry Debtors, Reorganized Berry Debtors, Reorganized Berry, the Estates, or their property without the need for any objection by Reorganized Berry or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims against the applicable Debtor and shall be treated in accordance with the Plan, unless a different security or priority is otherwise asserted in such Proof of Claim and Allowed in accordance with Article VII of the Plan.

C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any monetary defaults under each Assumed Executory Contract or Unexpired Lease (calculated as of the Petition Date) shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, or as soon as reasonably practicable thereafter, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Berry Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

At least fourteen (14) days before the Confirmation Hearing, the Berry Debtors will provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served, and actually received by the Debtors at least seven (7) days before the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have consented to such assumption or proposed cure amount.

If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Berry Debtors or Reorganized Berry Debtors, as applicable, may add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as the Effective Date.

Assumption of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption. Any Proofs of Claim Filed with respect to an Assumed Executory Contract or Unexpired Lease shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D. Preexisting Obligations to the Berry Debtors under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed by the Executory Contract or Unexpired Lease counterparty or counterparties to the Berry Debtors or the Reorganized Berry Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

E. Indemnification Obligations.

The Berry Debtors and Reorganized Berry Debtors shall assume the Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the Berry Debtors, to the extent consistent with applicable law, and such Indemnification Obligations shall not be modified, reduced,

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discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose. Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Berry Debtors to modify indemnification obligations (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided, that none of the Reorganized Debtors shall amend or restate any of the New Organizational Documents before the Effective Date to terminate or adversely affect any of the Reorganized Berry Debtors’ Indemnification Obligations. For the avoidance of doubt, nothing in this paragraph shall affect the assumption of any Indemnification Obligations arising under the D&O Liability Insurance Policies. Notwithstanding anything in this paragraph to the contrary, the Berry Debtors and the Reorganized Berry Debtors shall not assume any Indemnification Obligations for any officer, manager, or employee of Quantum Energy Partners or Sentinel Peak Resources.

F. Insurance Policies.

Each of the Berry Debtors’ Insurance Policies is treated as an Executory Contract under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the Berry Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, and such Insurance Policies shall not be impaired in any way by the Plan or Confirmation Order, but rather will remain valid and enforceable in accordance with their terms.

G. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan or the Confirmation Order, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or is rejected or repudiated under the Plan.

Unless otherwise provided herein or in the applicable Executory Contract or Unexpired Lease (as may have been amended, modified, supplemented, or restated), modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Berry Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H. Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Berry Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Berry Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Berry Debtors or the Reorganized Berry Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

I. Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur with respect to a Berry Debtor, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases with respect to such Berry Debtor pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

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J. Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Berry Debtor, including any Assumed Executory Contracts or Unexpired Leases, will be performed by the applicable Berry Debtor or the applicable Reorganized Berry Debtor liable thereunder in the ordinary course of their business. Accordingly, any such contracts and leases (including any Assumed Executory Contracts or Unexpired Leases) that have not been rejected as of the date of the Confirmation Date shall survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Allowed Interest in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan.

B. Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1. Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.

2. Delivery of Distributions in General.

Except as otherwise provided herein, the Reorganized Berry Debtors shall make distributions to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date at the address for each such Holder as indicated on the Berry Debtors’ records as of the date of any such distribution; provided, however, that the Distribution Record Date shall not apply to publicly-traded Securities. The manner of such distributions shall be determined at the discretion of the Reorganized Berry Debtors, and the address for each Holder of an Allowed Claim or Allowed Interest shall be deemed to be the address set forth in any Proof of Claim or Interest Filed by that Holder.

3. Delivery of Distributions on Berry Lender Claims.

Except as otherwise provided in the Plan, all distributions on account of Allowed Berry Lender Claims shall be governed by the Berry Credit Agreement and shall be deemed completed when made to the Berry Administrative Agent, which shall be deemed the Holder of such Allowed Berry Lender Claims for purposes of distributions to be made hereunder. The Berry Administrative Agent shall hold or direct such distributions for the benefit of the Holders of Allowed Berry Lender Claims for the benefit of the Holders of Allowed Berry Lender Claims, as applicable. As soon as practicable following compliance with the requirements set forth in this Article VI, the Berry Administrative Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed Berry Lender Claims.

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4. Delivery of Distributions on Berry Unsecured Notes Claims.

Except as otherwise provided in the Plan or reasonably requested by the Berry Unsecured Notes Trustee, all distributions to Holders of Allowed Berry Unsecured Notes Claims shall be deemed completed when made to the Berry Unsecured Notes Trustee, which shall be deemed to be the Holder of all Allowed Berry Unsecured Notes Claims for purposes of distributions to be made hereunder. The Berry Unsecured Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed Berry Unsecured Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Berry Unsecured Notes Trustee shall arrange to deliver such distributions to or on behalf of such Holders.

5. Delivery of Distributions to Holders of Berry General Unsecured Claims.

Pursuant to the Plan and the Confirmation Order, the Berry Debtors and Reorganized Berry Debtors, as applicable, will, with the consent of the Required Consenting Berry Noteholders, and in consultation with (and subject to the reasonable consent of) the Committee prior to the Effective Date, and as set forth in the Confirmation Order, determine the method for a timely distribution (including, for the avoidance of doubt, the method for determining whether each Holder of an Allowed Berry Unsecured Notes Claim who irrevocably elects to receive its Pro Rata share of the Berry GUC Cash Distribution Pool instead of any distribution of Reorganized Berry Common Stock is a Non-Accredited Investor) of all distributions of the Reorganized Berry Common Stock to applicable Holders of Allowed Berry General Unsecured Claims and/or Allowed Berry Unsecured Notes Claims and Cash from the Berry GUC Cash Distribution Pool to applicable Holders of Allowed Berry General Unsecured Claims and/or applicable Allowed Berry Unsecured Notes Claims who have irrevocably elected to receive their Pro Rata share of the Berry GUC Cash Distribution Pool instead of any distribution of Reorganized Berry Common Stock.

6. No Fractional Distributions.

No fractional shares of Reorganized Berry Common Stock or Reorganized Berry Preferred Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of shares of Reorganized Berry Common Stock or Reorganized Berry Preferred Stock that is not a whole number, the actual distribution of shares of Reorganized Berry Common Stock or Reorganized Berry Preferred Stock shall be rounded as follows: (a) fractions of one-half ( 1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half ( 1⁄2) shall be rounded to the next lower whole number with no further payment therefor; provided, however, that to the extent this provision conflicts with the Berry Backstop Agreement with respect to the Reorganized Berry Preferred Stock, the Berry Backstop Agreement shall govern with respect to the treatment of fractional amounts of shares of Reorganized Berry Preferred Stock. The total number of authorized shares of Reorganized Berry Common Stock or Reorganized Berry Preferred Stock to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

7. Minimum Distribution.

No Cash payment of less than $50.00 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

8. Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized Berry Debtors have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the applicable Reorganized Berry Debtor(s) automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and any claim of any Holder to such property shall be fully discharged, released, and forever barred.

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C. Manner of Payment.

Unless as otherwise set forth herein, all distributions of Cash, the Reorganized Berry Common Stock, the Berry Rights, and the Reorganized Berry Preferred Stock, as applicable, to the Holders of Allowed Claims under the Plan shall be made by the Reorganized Berry Debtors. At the option of the Reorganized Berry Debtors, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

D. SEC Exemption.

Each of the Reorganized Berry Common Stock, the Berry Rights, and the Reorganized Berry Preferred Stock are or may be “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

All shares of the Reorganized Berry Common Stock issued under the Plan (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) will be issued in reliance upon section 1145 of the Bankruptcy Code. The Berry Rights (and any shares issuable upon the exercise thereof), shares issuable as part of the Berry Backstop Commitment Premium, the Reorganized Berry Preferred Stock and all unsubscribed shares of Reorganized Berry Preferred Stock issued to the Berry Backstop Parties pursuant to the Berry Backstop Agreement will be issued in reliance upon either (a) section 1145 of the Bankruptcy Code or (b) section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. All shares of the Reorganized Berry Common Stock and the Reorganized Berry Preferred Stock issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.

Pursuant to section 1145 of the Bankruptcy Code, the issuance of the Reorganized Berry Common Stock issued in reliance on section 1145 of the Bankruptcy Code, is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration before the offering, issuance, distribution, or sale of such securities. The Reorganized Berry Common Stock issued in reliance on section 1145 (a) is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any initial recipient thereof that (i) at the time of transfer, is not an “affiliate” of the Reorganized Berry as defined in Rule 144(a)(1) under the Securities Act and has not been such an “affiliate” within 90 days of such transfer, and (ii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

The Berry Rights (and any shares issuable upon the exercise thereof), shares issuable as part of the Berry Backstop Commitment Premium, the Reorganized Berry Preferred Stock, and all unsubscribed Reorganized Berry Preferred Stock purchased by the Berry Backstop Parties pursuant to the Berry Backstop Agreement will be issued without registration under the Securities Act in reliance upon either (a) Section 1145 of the Bankruptcy Code or (b) Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. To the extent issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

Should the Reorganized Berry Debtors or Reorganized Berry, as applicable, elect on or after the Effective Date to reflect any ownership of the Reorganized Berry Common Stock or Reorganized Berry Preferred Stock through the facilities of DTC, the Reorganized Berry Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Reorganized Berry Common Stock or Reorganized Berry Preferred Stock under applicable securities laws.

DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether any of the Reorganized Berry Common Stock or Reorganized Berry Preferred Stock (including any shares issuable upon exercise of the Berry Rights), are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

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Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Reorganized Berry Common Stock or the Reorganized Berry Preferred Stock issuable upon exercise of the Berry Rights are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

E. Compliance with Tax Requirements.

In connection with the Plan, as applicable, the Berry Debtors and the Reorganized Berry Debtor(s) shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit with respect to distributions pursuant to the Plan. Notwithstanding any provision herein to the contrary, the Berry Debtors and the Reorganized Berry Debtors shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, and establishing any other mechanisms they believe are reasonable and appropriate to comply with such requirements. The Berry Debtors and the Reorganized Berry Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

F. No Postpetition or Default Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, and notwithstanding any documents that govern the Berry Debtors’ prepetition funded indebtedness to the contrary, (a) postpetition and/or default interest shall not accrue or be paid on any Claims and (b) no Holder of a Claim shall be entitled to: (i) interest accruing on or after the Petition Date on any such Claim; or (ii) interest at the contract default rate, as applicable; provided, however, that nothing herein shall affect the payment of postpetition interest and/or adequate protection payments made to the Berry Lenders pursuant to the Cash Collateral Order.

G. Setoffs and Recoupment.

Unless otherwise provided for in the Plan or the Confirmation Order, the Berry Debtors and Reorganized Berry Debtors, as applicable, may, but shall not be required to, setoff against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the Berry Debtors or the Reorganized Berry Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Berry Debtors or the Reorganized Berry Debtors of any such claim it may have against the Holder of such Claim.

H. No Double Payment of Claims.

To the extent that a Claim is Allowed against more than one Berry Debtor’s Estate, there shall be only a single recovery on account of that Allowed Claim, but the Holder of an Allowed Claim against more than one Berry Debtor may recover distributions from all co-obligor Berry Debtors’ Estates until the Holder has received payment in full on the Allowed Claims. No Holder of an Allowed Claim shall be entitled to receive more than payment in full of its Allowed Claim, and each Claim shall be administered and treated in the manner provided by the Plan only until payment in full on that Allowed Claim.

I. Claims Paid or Payable by Third Parties.

1. Claims Paid by Third Parties.

The Berry Debtors or the Reorganized Berry Debtors, as applicable, shall reduce a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Berry Debtor or a Reorganized Berry Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives

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payment from a party that is not a Berry Debtor or a Reorganized Berry Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Berry Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Berry Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day period specified above until the amount is repaid.

2. Claims Payable by Third Parties.

Except as otherwise provided under the Plan, (i) no distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Berry Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, and (ii) to the extent that one or more of the Berry Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Berry Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein (a) constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by such insurers, or (b) establish, determine, or otherwise imply any liability or obligation, including any coverage obligation, of any insurer.

J. Allocation of Distributions Between Principal and Interest.

For distributions in respect of Allowed Berry Lender Claims, Allowed Berry Unsecured Notes Claims, and Allowed Berry General Unsecured Claims to the extent that any such Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid interest; provided, that for distributions in respect of Allowed Berry Lender Claims, to the extent that any such Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the accrued but unpaid interest first, and then to the principal amount.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A. Allowance of Claims.

Except as otherwise set forth in the Plan, after the Effective Date, each of the Reorganized Berry Debtors shall have and retain any and all rights and defenses such Berry Debtor had with respect to any Claim immediately before the Effective Date. Except as specifically provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such claim.

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B. Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the applicable Reorganized Berry Debtor(s) shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

Prior to the Confirmation Hearing, the Berry Debtors, the Consenting Berry Noteholders, and the Committee shall work together in good faith to determine (1) the funding of the costs incurred (including legal fees and expenses) in connection with the claims reconciliation process with respect to Disputed Berry General Unsecured Claims, (2) other claims administration responsibilities with respect to Disputed Berry General Unsecured Claims, and (3) the eligibility (or Non-Accredited Investor status) of Holders of Berry Unsecured Notes Claims that elect to receive a Pro Rata share of the Berry GUC Cash Distribution Pool instead of any distribution of Reorganized Berry Common Stock, the resolution of each of which shall be documented in the Confirmation Order.

C. Berry GUC Cash Distribution Pool.

On the Effective Date, the Berry Debtors shall irrevocably fund the Berry GUC Cash Distribution Pool into a separate, segregated bank account not subject to the control of the lenders or the administrative agent under the Berry Exit Facility, which accounts shall not be, at any time, subject to any liens, security interests, or other encumbrances. Except as provided herein, Cash held on account of the Berry GUC Cash Distribution Pool shall not constitute property of the Berry Debtors or the Reorganized Berry Debtors and distributions from such accounts shall be made in accordance with Article III, Article IV, and Article VII hereof. In the event there is any remaining Cash balance in the Berry GUC Cash Distribution Pool after payment to all Holders of Allowed Berry General Unsecured Claims and/or applicable Allowed Berry Unsecured Notes Claims that elect to receive such Cash distributions in lieu of any recovery in the form of shares of Reorganized Berry Common Stock, such remaining amount, if any, shall be returned to the Reorganized Berry Debtors for general corporate purposes.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Reorganized Berry Debtors (and/or any other party responsible for administration of the Berry GUC Cash Distribution Pool (if any)) of a private letter ruling if so requested, or the receipt of an adverse determination by the IRS upon audit if not contested by the Reorganized Berry Debtors), the Reorganized Berry Debtors (and/or any other party responsible for administration of the Berry GUC Cash Distribution Pool (if any)) shall (i) treat the Berry GUC Cash Distribution Pool as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Reorganized Berry Debtors and the Holders of Claims and Interests, and/or any other party responsible for administration of the Berry GUC Cash Distribution Pool (if any)) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. The Reorganized Berry Debtors (and/or any other party responsible for administration of the Berry GUC Cash Distribution Pool (if any)) shall be responsible for payment, out of the Cash assets of the Berry GUC Cash Distribution Pool of any taxes imposed on such pools or their assets.

The Reorganized Berry Debtors (and/or any other party responsible for administration of the Berry GUC Cash Distribution Pool (if any)) may request an expedited determination of taxes of the Berry GUC Cash Distribution Pool under section 505(b) of the Bankruptcy Code for all tax returns for all taxable periods through the closing of such accounts.

D. Estimation of Claims.

Before or after the Effective Date, the Berry Debtors or the Reorganized Berry Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

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Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Berry Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

E. Claims Reserve.

On or before the Effective Date, the Berry Debtors or the Reorganized Berry Debtors (and/or any other party responsible for administration of any Disputed Claims Reserve (if any)) shall be authorized, but not directed, to establish, in consultation with the Committee prior to the Effective Date, one or more Disputed Claims Reserves, which Disputed Claims Reserve shall be administered by the Reorganized Berry Debtors (and/or any other party responsible for administration of any Disputed Claims Reserve (if any)), to the extent applicable.

The Reorganized Berry Debtors (and/or any other party responsible for administration of any Disputed Claims Reserve (if any)) may, in their sole discretion, hold Cash, in the same proportions and amounts provided for in the Plan in the Berry GUC Cash Distribution Pool for applicable Holders of Allowed Berry General Unsecured Claims and/or applicable Allowed Berry Unsecured Notes Claims, and Reorganized Berry Common Stock, in the same proportions and amounts as provided for in the Plan, in the Disputed Claims Reserves in trust for the benefit of the Holders of the total estimated amount of Claims ultimately determined to be Allowed after the Effective Date; provided, however, that the Reorganized Berry Debtors may, rather than issuing Reorganized Berry Common Stock into a trust, elect to issue such stock directly to Holders of Claims ultimately determined to be Allowed as and when such Claims are Allowed. The Reorganized Berry Debtors shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under the Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserves. Any portions of the Berry GUC Cash Distribution Pool remaining after resolution of the Disputed Berry General Unsecured Claims shall be released from the applicable Disputed Claims reserves for Pro Rata distributions to each Holder of Allowed Berry General Unsecured Claims who have irrevocably elected to receive its Pro Rata share of the Berry GUC Cash Distribution Pool; provided, that in no event shall any such Holder of an Allowed Berry General Unsecured Claim receive a Cash recovery in excess of $0.35 on each $1.00 of its Allowed Berry General Unsecured Claim; provided, further, that to the extent that there are any amounts of the Berry GUC Cash Distribution Pool remaining after each applicable Holder of Allowed Berry General Unsecured Claims has received its maximum Cash recovery, such excess funds shall be returned to the Reorganized Berry Debtors for general corporate uses.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Reorganized Berry Debtors (and/or any other party responsible for administration of any Disputed Claims Reserve (if any)) of a private letter ruling if so requested, or the receipt of an adverse determination by the IRS upon audit if not contested by the Reorganized Berry Debtors), the Reorganized Berry Debtors (and/or any other party responsible for administration of any Disputed Claims Reserve (if any)) shall (i) treat any Disputed Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Reorganized Berry Debtors and the Holders of Claims and Interests) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. The Reorganized Berry Debtors (and/or any other party responsible for administration of any Disputed Claims Reserve (if any)) shall be responsible for payment, out of the Cash assets of the Berry GUC Cash Distribution Pool of any taxes imposed on such pools or their assets.

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The Reorganized Berry Debtors (and/or any other party responsible for administration of any Disputed Claims Reserve (if any)) may request an expedited determination of taxes of the Berry GUC Cash Distribution Pool under section 505(b) of the Bankruptcy Code for all tax returns for all taxable periods through the closing of such accounts.

F. Adjustment to Claims without Objection.

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Berry Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

G. Time to File Objections to Claims or Interests.

Any objections to Claims or Interests shall be Filed on or before the Claims Objection Deadline.

H. Disallowance of Claims.

Any Claims held by Entities from which the Bankruptcy Court has determined that property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that the Bankruptcy Court has determined is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and the full amount of such obligation to the Berry Debtors has been paid or turned over in full. All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. All Proofs of Claim Filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Entities elect to honor such employee benefit, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

I. Amendments to Proofs of Claim.

On or after the Effective Date, a Proof of Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Berry Debtors, and any such new or amended Proof of Claim or Interest Filed that is not so authorized before it is Filed shall be deemed disallowed in full and expunged without any further action.

J. Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim as no longer contingent.

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K. No Distributions Pending Allowance.

Except as otherwise set forth herein, if an objection to a Claim or portion thereof is Filed as set forth in Article VII.A and Article VII.B of the Plan, no payment or distribution provided under the Plan shall be made on account of such Disputed Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

L. Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date a Disputed Claim becomes Allowed, the Reorganized Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan, as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim unless required under such order or judgment of the Bankruptcy Court.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Berry Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Berry Debtors may compromise and settle Claims against, and Interests in, the Berry Debtors and their Estates and Causes of Action against other Entities.

B. Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Berry Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Berry Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Berry Debtors or the LINN Debtors and the Reorganized LINN Debtors attributable to the Berry Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

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C. Release of Liens.

Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Berry Secured Claims that the Berry Debtors elect to Reinstate in accordance with Article III.B.1 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Berry Debtors and their successors and assigns (including Reorganized Berry), in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Berry Debtors or Reorganized Berry Debtors; provided, that this Article VIII.C shall not apply to the Berry Lender Claims to the extent specifically provided for in the Berry Exit Facility Documents and the Reorganized Berry Non-Conforming Term Notes Documents.

D. Releases by the Debtors.

In addition to the releases set forth in the Berry-LINN Intercompany Settlement Agreement, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Berry Debtors, the Reorganized Berry Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Berry Debtors, that the Berry Debtors, the Reorganized Berry Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Berry Debtors (including the management, ownership or operation thereof), the Berry Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends and management fees paid), the Berry Credit Agreement, the Berry Unsecured Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or consummation of the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Backstop Agreement, the Berry Rights Offerings, or any Berry Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Berry RSA, the Original Berry RSA, the Disclosure Statement, the Plan, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Berry Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

E. Releases by Holders of Claims and Interests.

As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Berry Debtor, and each Released Party from any and all Claims and Causes of Action, including Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Berry Debtors, that such Entity would have been legally entitled to assert (whether

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individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), Reorganized Berry (including the formation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Berry Backstop Agreement, the Berry Credit Agreement, the Berry Rights Offerings, the New Organizational Documents, the Reorganized Berry Registration Rights Agreement, the Berry Unsecured Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the Cash Management Order, the Berry Unsecured Notes, the formulation, preparation, dissemination, negotiation, or Filing of the Berry RSA, the Original Berry RSA, the Berry Rights Offerings, the Berry Backstop Agreement, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, or any Berry Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Berry RSA, the Original Berry RSA, the Disclosure Statement, the Plan, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Rights Offerings, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that except as expressly provided under the Plan, the foregoing releases shall not release obligations arising under agreements among the Releasing Parties and the Released Parties other than the Berry Debtors, and shall not release claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

F. Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Berry RSA, the Original Berry RSA, and related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Plan, the Berry RSA, the Original Berry RSA, the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Berry Rights Offerings, the Berry Backstop Agreement, the formation of Reorganized Berry, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to or in connection with the Plan and the Berry Restructuring Transactions. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

G. Injunction.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to Article VIII.D or Article VIII.E of the Plan, shall be discharged

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pursuant to Article VIII.A of the Plan, or are subject to exculpation pursuant to Article VIII.F of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Berry Debtors, the Reorganized Berry Debtors, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan; provided, however, that such injunction shall not apply to claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence.

H. Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Berry Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Berry Debtors, or another Entity with whom the Reorganized Berry Debtors have been associated (including Reorganized Berry), solely because each Berry Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Berry Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I. Regulatory Activities.

Notwithstanding anything to the contrary herein, nothing in the Plan or Confirmation Order is intended to affect the police or regulatory activities of Governmental Units or other governmental agencies, except to the extent permitted by the Bankruptcy Code and other applicable law.

J. Recoupment.

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim against any claim, right, or Cause of Action of the Berry Debtors or the Reorganized Berry Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Berry Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K. Document Retention.

On and after the Effective Date, the Reorganized Berry Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Berry Debtors.

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ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

A. Conditions Precedent to Confirmation.

It shall be a condition to Confirmation with respect to the Berry Debtors that the following shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

1. the Bankruptcy Court shall have entered the Disclosure Statement Order, the Berry Backstop Agreement Order, and the Confirmation Order in a manner consistent in all material respects with the Plan, the Berry RSA, and the Berry Backstop Agreement, each in form and substance reasonably satisfactory to the Berry Debtors and the Required Consenting Berry Creditors; and

2. the Confirmation Order shall, among other things:

(a)	authorize the Berry Debtors and the Reorganized Berry Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

(b)	decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

(c)	authorize the Berry Debtors and the Reorganized Berry Debtors, as applicable/necessary, to: (i) implement the Berry Restructuring Transactions; (ii) authorize, issue, incur, and/or distribute the Berry Exit Facility, the Reorganized Berry Non-Conforming Term Notes, the Reorganized Berry Common Stock, and the Berry Rights (and any shares of Reorganized Berry Preferred Stock issuable upon the exercise thereof); (iii) make all distributions and issuances as required under the Plan, including Cash, the Reorganized Berry Common Stock, the Berry Rights (and any shares of Reorganized Berry Preferred Stock issuable upon the exercise thereof and the unsubscribed shares issued to the Berry Backstop Parties pursuant to the Berry Backstop Agreement), the Reorganized Berry Preferred Stock, shares of Reorganized Berry Preferred Stock issuable as part of the Berry Backstop Commitment Premium, the Berry Exit Facility, and the Reorganized Berry Non-Conforming Term Notes, pursuant to applicable exemptions from registration as set forth in Article VI.D; (iv) establish and fund the Berry GUC Cash Distribution Pool; and (v) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement with respect to the Berry Debtors and the Reorganized Berry Debtors, as applicable, including the Berry Exit Facility Documents and the Reorganized Berry Non-Conforming Term Notes Documents;

(d)	provide that on the Effective Date, all of the Liens and security interests to be granted in accordance with the Berry Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Berry Exit Facility Documentation, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Berry Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law; and the Reorganized Berry Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties;

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(e)	provide that on the Effective Date, all of the mortgages granted to the prepetition Berry Lenders shall be deemed to be amended and assigned by the Berry Administrative Agent and the Berry Lenders and assumed by the Reorganized Berry Debtors and (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Berry Exit Facility Documents, and (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Berry Exit Facility Documents;

(f)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order in furtherance of, or in connection with, any transfers of property pursuant to the Plan, including any deeds, deeds of trust, mortgages, security interest filings, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan shall not be subject to transfer or recording taxes or fees to the extent permissible under section 1146 of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax, recording fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment; and

(g)	contain the release, injunction, and exculpation provisions contained in Article VIII herein.

B. Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

1. the Confirmation Order shall have been duly entered and shall be in form and substance reasonably acceptable to the Berry Debtors and the Required Consenting Berry Creditors;

2. the Plan and the applicable documents included in the Plan Supplement, including any exhibits, schedules, documents, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but before the Effective Date, shall have been filed and shall be in form and substance reasonably acceptable to the Berry Debtors and the Required Consenting Berry Creditors;

3. the New Organizational Documents, the Berry Backstop Agreement, the Reorganized Berry Registration Rights Agreement, the Berry Exit Facility Documents, the Reorganized Berry Non-Conforming Term Notes Documents, the Berry Registration Rights Agreement, and the Transition Services Agreement shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived) and subject to any post-closing execution and delivery requirements provided for in the Berry Exit Facility Documents and the Reorganized Berry Non-Conforming Term Notes Documents, as applicable;

4. the Berry Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

5. all Allowed Professional Fee Claims approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court;

6. the conditions precedent to the Berry Exit Facility Documents shall have been satisfied or waived in writing by the Required Consenting Berry Lenders;

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7. the Berry RSA shall not have been terminated by the Berry Debtors or the Required Consenting Berry Creditors;

8. the Berry Debtors shall have structured the Berry Restructuring Transactions in a manner consistent in all material respects with the Plan and the Berry RSA;

9. the closings under the Berry Backstop Agreement shall have occurred or will be deemed to occur contemporaneously on the Effective Date;

10. the Berry GUC Cash Distribution Pool shall have been established and funded in accordance with the terms of the Plan; and

11. all requisite governmental authorities and third parties shall have approved or consented to the Berry Restructuring Transactions to the extent required.

C. Waiver of Conditions.

The conditions to Confirmation and Consummation set forth in this Article IX may be waived with the reasonable consent of the Required Consenting Berry Creditors and the Berry Debtors, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

D. Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), with respect to any of the Berry Debtors, shall be deemed to occur on the Effective Date with respect to such Berry Debtor.

E. Effect of Failure of Conditions.

If the Effective Date does not occur with respect to any of the Berry Debtors, the Plan shall be null and void in all respects with respect to such Berry Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in such Berry Debtors; (2) prejudice in any manner the rights of such Berry Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Berry Debtors, any Holders, or any other Entity in any respect.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification and Amendments.

Subject to the limitations contained in the Plan, the Berry Backstop Agreement, and the Berry RSA, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Berry Backstop Agreement, and the Berry RSA, the Berry Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B. Effect of Confirmation on Modifications.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

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C. Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date, consistent with the Berry Backstop Agreement and the Berry RSA. If the Berry Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Berry Debtors or any other Entity, including the Holders of Claims; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Berry Debtors or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the United States Bankruptcy Court for the Southern District of Texas shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Berry Debtor is party or with respect to which a Berry Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Berry Debtors’ amending, modifying, or supplementing, after the Effective Date, pursuant to Article V of the Plan, any Executory Contracts or Unexpired Leases to the Rejected Executory Contracts and Unexpired Lease List, or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Berry Debtor that may be pending on the Effective Date;

5. adjudicate, decide, or resolve any and all matters related to Causes of Action;

6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7. enter and implement such orders as may be necessary to execute, implement, or consummate the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including injunctions or other actions as may be necessary to restrain interference by an Entity with Consummation or enforcement of the Plan;

8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

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9. adjudicate, decide, or resolve any and all matters related to the Berry Restructuring Transactions;

10. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

11. resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Berry Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Berry Restructuring Transactions;

12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary to implement such releases, injunctions, and other provisions;

13. resolve any cases, controversies, suits, disputes, or Causes of Action relating to the distribution or the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.I.1 of the Plan;

14. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by or assess damages against any Entity with Consummation or enforcement of the Plan or the Berry Restructuring Transactions;

15. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

16. enter an order or decree concluding or closing the Chapter 11 Cases;

17. adjudicate any and all disputes arising from or relating to distributions under the Plan or any of the transactions contemplated therein;

18. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

19. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any request made under section 505 of the Bankruptcy Code for the expedited determination of any unpaid liability of a Berry Debtor for any tax incurred during the administration of the Chapter 11 Cases, including any tax liability arising from or relating to the Berry Restructuring Transactions, for tax periods ending after the Petition Date and through the closing of the Chapter 11 Cases;

21. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

22. hear and determine all disputes involving the obligations or terms of the Berry Exit Facility and the Reorganized Berry Non-Conforming Term Notes;

23. hear and determine all disputes involving the obligations or terms of the Berry Rights Offerings and the Berry Backstop Agreement;

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24. hear and determine all disputes involving the obligations or terms of the Transition Services Agreement and the Form Joint Operating Agreement;

25. hear and determine all disputes involving the election by Holders of applicable Allowed Berry Unsecured Notes Claims and Allowed Berry General Unsecured Claims to receive distributions from the Berry GUC Cash Distribution Pool instead of distributions of Reorganized Berry Common Stock;

26. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

27. except as otherwise limited herein, recover all assets of the Berry Debtors and property of the Estates, wherever located;

28. enforce all orders previously entered by the Bankruptcy Court; and

29. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect.

Subject to Article IX.B of the Plan, as applicable, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Berry Debtors, the Reorganized Berry Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Berry Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B. Additional Documents.

On or before the Effective Date, the Berry Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan, consistent with the terms of the Berry RSA. The Berry Debtors or the Reorganized Berry Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Dissolution of the Committee.

On the Effective Date, the Committee, as it relates to the Berry Debtors, shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases; provided, that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except, applications filed by the Professionals pursuant to sections 330 and 331 of the Bankruptcy Code. The Reorganized Berry Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Committee after the Effective Date.

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D. Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Berry Debtors for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Berry Debtors is converted, dismissed, or closed, whichever occurs first. All such fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the applicable Reorganized Berry Debtor shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee, until the earliest of the date on which the applicable Chapter 11 Case of the Reorganized Berry Debtors is converted, dismissed, or closed.

E. Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Berry Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Berry Debtor or any other Entity with respect to the Holders of Claims or Interests prior to the Effective Date.

F. Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G. Notices.

All notices, requests, and demands to or upon the Berry Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1. if to the Berry Debtors, to:

Linn Acquisition Company, LLC

Berry Petroleum Company, LLC

JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

Attention: Candice Wells

Email address: cwells@linnenergy.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Paul M. Basta, P.C., Stephen E. Hessler, P.C. and Brian Lennon, Esq.

E-mail addresses: paul.basta@kirkland.com, stephen.hessler@kirkland.com, brian.lennon@kirkland.com

–and–

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Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: James H.M. Sprayregen, P.C., Joseph M. Graham, Esq., and Alexandra Schwarzman, Esq.

E-mail addresses: james.sprayregen@kirkland.com, joe.graham@kirkland.com, alexandra.schwarzman@kirkland.com

–and–

Munger, Tolles & Olson LLP

Thomas B. Walper (admitted pro hac vice)

Seth Goldman (admitted pro hac vice)

355 South Grand Avenue

Los Angeles, CA 90071

E-mail addresses: thomas.walper@mto.com, seth.goldman@mto.com

2. if to the Berry Administrative Agent, to:

Wells Fargo Bank, N.A.

1000 Louisiana Street, 9th Floor

Houston, Texas 77002

Attention: Patrick Fults

E-mail address: patrick.j.fults@wellsfargo.com

with copies (which shall not constitute notice) to:

Baker & McKenzie LLP

452 Fifth Avenue

New York, NY 10018

Attention: James Donnell, Esq.

E-mail address: james.donnell@bakermckenzie.com

–and–

Baker & McKenzie LLP

300 East Randolph Street

Chicago, IL 60601

Attention: Garry Jaunal, Esq.

E-mail address: garry.jaunal@bakermckenzie.com

3. if to the Reorganized Berry Debtors, the Ad Hoc Group of Berry Unsecured Noteholders, the Berry Backstop Parties, or the Required Consenting Berry Noteholders, to:

Quinn Emanuel Urquhart & Sullivan LLP

51 Madison Avenue, 22nd Floor

New York, NY 10010

Attn: Benjamin Finestone, Esq., K. John Shaffer, Esq., Daniel Holzman, Esq.

E-mail addresses: benjaminfinestone@quinnemanuel.com, johnshaffer@quinnemanuel.com, danielholzman@quinnemanuel.com

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, TX 77010

Attn: William Greendyke, Esq., Glen Hettinger, Esq.

E-mail addresses: william.greendyke@nortonrosefulbright.com, glen.hettinger@nortonrosefulbright.com

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4. if to the Berry Unsecured Notes Trustee, to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10128

Attention: Glenn E. Siegel, Rachel Jaffe Maurceri

E-mail addresses: glenn.siegel@morganlewis.com, rachel.mauceri@morganlewis.com

5. if to the Committee, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Keith Wofford, Mark Bane, James Wright, Brian Rooder

E-mail addresses: Keith.Wofford@ropesgray.com, mark.bane@ropesgray.com, James.Wright@ropesgray.com, Brian.Rooder@ropesgray.com

After the Effective Date, the Reorganized Berry Debtors shall have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Berry Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H. Term of Injunctions or Stays.

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I. Entire Agreement.

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J. Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Berry Debtors’ counsel at the address above or by downloading such exhibits and documents from the Berry Debtors’ restructuring website at https://cases.primeclerk.com/linn/Home-Index or the Bankruptcy Court’s website at http://www.txs.uscourts.gov/bankruptcy.

K. Nonseverability of Plan Provisions.

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or

61

interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Berry Debtors’ or Reorganized Berry Debtors’ consent; provided, that any such deletion or modification must be consistent with the Berry RSA, Berry Exit Facility Documents, and Berry Backstop Agreement, as applicable; and (3) nonseverable and mutually dependent.

L. Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Berry Debtors and Reorganized Berry will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Berry Debtors, the Reorganized Berry Debtors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Berry Debtors or the Reorganized Berry Debtors will have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M. Waiver or Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Berry Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

N. Closing of Chapter 11 Cases

The Reorganized Berry Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases; provided that the Reorganized Berry Debtors may, in their discretion, close certain of the Chapter 11 Cases while allowing other Chapter 11 Cases to continue for the purposes of making distributions on account of Claims or administering to Claims as set forth in this Plan, or for any other provision set forth in this Plan.

[Remainder of page intentionally left blank.]

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Dated: January 25, 2017

Respectfully submitted,

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President, Chief Financial Officer, and Manager of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC

Prepared by:

KIRKLAND & ELLIS LLP

Paul M. Basta, P.C. (admitted pro hac vice)

Stephen E. Hessler, P.C. (admitted pro hac vice)

Brian S. Lennon (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

(212) 446-4800 (telephone)

–and–

James H.M. Sprayregen, P.C. (admitted pro hac vice)

Joseph M. Graham (admitted pro hac vice)

Alexandra Schwarzman (admitted pro hac vice)

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000 (telephone)

–and–

JACKSON WALKER L.L.P.

Patricia B. Tomasco (TX Bar No. 01797600)

Matthew D. Cavenaugh (TX Bar No. 24062656)

Jennifer F. Wertz (TX Bar No. 24072822)

1401 McKinney Street, Suite 1900

Houston, Texas 77010

(713) 752-4200 (telephone)

Co-Counsel to the Debtors and Debtors in Possession

MUNGER, TOLLES & OLSON LLP

Thomas B. Walper (admitted pro hac vice)

Seth Goldman (admitted pro hac vice)

355 South Grand Avenue

Los Angeles, CA 90071

(213) 683-9100 (telephone)

Counsel to the Berry Debtors and Berry Debtors in Possession

Exhibit C

Perfection Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

)
In re:	)	Chapter 11
)
LINN ENERGY, LLC, et al.,[23]	)	Case No. 16-60040 (DRJ)
)
Debtors.	) )	(Jointly Administered) Related to Docket No.

NOTICE OF AUTOMATIC ATTACHMENT AND PERFECTION OF LIENS

AND SECURITY INTERESTS GRANTED IN ACCORDANCE WITH THE

LINN EXIT FACILITY DOCUMENTS AND BERRY EXIT FACILITY

DOCUMENTS PURSUANT TO THE CONFIRMATION ORDER

PLEASE TAKE NOTICE that on [[•], 2017], the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered the Order Confirming (I) Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and (II) Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC [Docket No. [•]] (the “Confirmation Order”), pursuant to which the Bankruptcy Court approved and confirmed (i) the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other than LINN Acquisition Company, LLC and Berry Petroleum Company, LLC, dated January 25, 2017 [Docket No. [•]] (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Linn Plan”), and (ii) the Amended Joint Chapter 11 Plan of Reorganization of LINN Acquisition Company, LLC and Berry Petroleum Company, LLC, dated January 25, 2017 [Docket No. [•]] (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Berry Plan,” and together with the LINN Plan, the “Plans”).24

[23]	The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number are as follows: Linn Energy, LLC (7591); Berry Petroleum Company, LLC (9387); LinnCo, LLC (6623); Linn Acquisition Company, LLC (4791); Linn Energy Finance Corp. (5453); Linn Energy Holdings, LLC (6517); Linn Exploration & Production Michigan LLC (0738); Linn Exploration Midcontinent, LLC (3143); Linn Midstream, LLC (9707); Linn Midwest Energy LLC (1712); Linn Operating, Inc. (3530); Mid-Continent I, LLC (1812); Mid-Continent II, LLC (1869); Mid-Continent Holdings I, LLC (1686); Mid-Continent Holdings II, LLC (7129). The Debtors’ principal offices are located at JPMorgan Chase Tower, 600 Travis Street, Houston, Texas 77002.
[24]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Confirmation Order, the LINN Plan or the Berry Plan, as applicable.

2

PLEASE TAKE FURTHER NOTICE that the Effective Date, as defined in the Linn Plan, occurred on [•], 2017, and the Effective Date, as defined in the Berry Plan, occurred on [•], 2017.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, and in accordance with the applicable Plan, the Bankruptcy Court authorized, among other things, the Reorganized LINN Debtors’ entry into the LINN Exit Facility and the Reorganized Berry Debtors’ entry into the Berry Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred), including any and all documents required to enter into the LINN Exit Facility or Berry Exit Facility, as applicable, and all collateral documents, related thereto, including mortgages and deeds of trust, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, (i) as of the Effective Date of the LINN Plan or the Berry Plan, as applicable, the LINN Exit Facility Documents and the Berry Exit Facility Documents constitute legal, valid, binding, and authorized obligations of the Reorganized LINN Debtors or the Reorganized Berry Debtors, as applicable, enforceable in accordance with their terms, and all of the Liens and security interests granted in accordance with the LINN Exit Facility Documents and the Berry Exit Facility Documents, among other things, (a) are legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the LINN Exit Facility Documents and the Berry Exit Facility Documents, and (b) are deemed automatically attached and perfected on the applicable Effective Date, and no filings, recordings, approvals, or consents of any kind are required (including this Notice), and (ii) the existing mortgages, deeds of trust, and security instruments set forth on that supplement to this Notice, filed on the docket of the Bankruptcy Court on [•], 2017 [Docket No. [•]] (as may be amended, supplemented, or otherwise modified from time to time, the “Notice Supplement”), which constitutes part of this Notice as if set forth in full herein, are deemed to be amended and assigned by the LINN Administrative Agent or Berry Administrative Agent, as applicable, to the Exit Facility Administrative Agent (as defined below) of the LINN Exit Facility Documents or Berry Exit Facility Documents, as applicable, and duly assumed, ratified and affirmed as a continuing obligation of each of the Reorganized LINN Debtors or Reorganized Berry Debtors, as applicable, and continue to be in full force and effect as to, and are valid and subsisting Liens on, the properties covered thereby owned by the Reorganized LINN Debtors or Reorganized Berry Debtors, as applicable.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, this Notice has the effect of an order of the Court, and constitutes sufficient notice of the entry of the Confirmation Order to filing and recording officers, and is deemed a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law and may be provided in lieu of any other agreement, document or instrument including the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, the Reorganized LINN Debtors or the Reorganized Berry Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the applicable Plan and the Confirmation Order and to cooperate to make all other filings and recordings that otherwise would be necessary or desirable by Wells Fargo Bank, National Association, as administrative agent under the LINN Exit Facility Documents and the Berry Exit Facility Documents (in such capacities, the “Exit Facility Administrative Agent”).

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PLEASE TAKE FURTHER NOTICE that in accordance with the provisions of this Notice, the Exit Facility Administrative Agent may, in its discretion, file and record this Notice and other recordings in the particular federal, state and county filing agencies and recordation bureaus that the Exit Facility Administrative Agent deems appropriate together with schedules it deems appropriate including excerpts from the schedule of collateral listed on the Notice Supplement including, without limitation, recording schedules of certain valid and subsisting mortgages, deeds of trust, fixture filings, assignment of as-extracted collateral, security agreements and/or financing statements.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order and section 1146(a) of the Bankruptcy Code, and applicable law, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plans or pursuant to, including, among other things,: (a) entry into the LINN Exit Facility, other LINN Exit Facility Documents, the Berry Exit Facility, or the other Berry Exit Facility Documents; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making assignment, or recording of any lease or sublease; (d) the grant of collateral as security under the Plans, if applicable; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plans, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plans, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the LINN Plan, the Berry Plan or any other related documents are available upon request to Prime Clerk, LLC, the noticing agent retained by the Debtors in the above-captioned chapter 11 cases (the “Noticing Agent”) by: (a) accessing the Debtors’ restructuring website with the Noticing Agent at http://cases.primeclerk.com/linn; or (b) writing to the Noticing Agent at Linn Energy, LLC, c/o Prime Clerk LLC, 830 Third Avenue, 3rd Floor, New York, NY 10022. Copies of pleadings filed in the above-captioned chapter 11 cases may also be obtained for a fee via PACER at: http://www.txs.uscourts.gov.

BY ORDER OF THE COURT

Dated: ____________, 2017 Houston, Texas
DAVID R. JONES UNITED STATES BANKRUPTCY JUDGE

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